As filed with the Securities and Exchange Commission on August 25, 2015

Registration Nos. 333-

333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Ally Auto Assets LLC

(Depositor of the Issuing Entities Described Herein and Transferor of the Secured Notes to the Issuing Entities)

Ally Central Originating Lease Trust

(Issuer with respect to the Secured Notes)

(Exact name of each Registrant as Specified in its Charter)

Delaware	6189	Ally Auto Assets LLC 27-0789648

		Ally Central Originating Lease Trust 27-6526109

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ally Auto Assets LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

(313-656-5500)

(Address, including zip code, and telephone

number, including area code, of principal

executive offices of Registrant)

Ally Central Originating

Lease Trust

c/o Ally Central Originating

Lease LLC

200 Renaissance Center

Detroit, Michigan 48265

(313-656-5500)

(Address, including zip code, and telephone

number, including area code, of principal executive

offices of Registrant)

Ryan C. Farris, President

Ally Auto Assets LLC

200 Renaissance Center

Detroit, Michigan 48265

(313-656-5500)

(Name, address, including zip code, and

telephone number,

including area code, of agent for service

with respect to each Registrant)

With A Copy To:

Janette A. McMahan Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212-446-4800)	Richard V. Kent, Esq. General Counsel Ally Auto Assets LLC 200 Renaissance Center Detroit, Michigan 48265 (313-656-5500)	Elizabeth A. Raymond Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312-782-0600)

Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset Backed Securities	(2)	100%	(2)	(2)
Secured Notes(3)	(4)	(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	The Registrant previously filed a Registration Statement on Form S-3 (Registration Nos. 333-181915 and 333-181915-01) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission. Pursuant to the Prior Registration Statement, there are $4,576,166,000 of unsold amount of Asset-Backed Notes thereunder (the “Unsold Notes”). Pursuant to Rule 415(a)(6) of the Rules and Regulations, the Unsold Notes under the Prior Registration Statement are included in this Registration Statement and no additional filing fees have been paid with respect to the Unsold Notes. The Registrant previously paid filing fees of $1,146,000 in connection with the Prior Registration Statement, of which $524,428.62 of the filing fees were paid in connection with the Unsold Notes.
(3)	Each series of secured notes issued by Ally Central Originating Lease Trust to Ally Bank will be secured by lease assets of Ally Central Originating Lease Trust purchased from Ally Bank. The secured notes are not being offered to investors hereunder. Ally Bank will transfer the secured notes to Ally Auto Assets LLC, which in turn will deposit them into one of the Ally Auto Receivables Trusts, the issuer of the Asset Back Notes.
(4)	Not applicable.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated                 , 20

Prospectus Supplement to Prospectus dated                     , 20

ALLY AUTO RECEIVABLES TRUST 20    -SN

Issuing Entity

$                     Asset Backed Notes, Class A

$                     Asset Backed Notes, Class B

$                     Asset Backed Notes, Class C

ALLY AUTO ASSETS LLC

Depositor

ALLY BANK

Sponsor

ALLY FINANCIAL INC.

Servicer and Administrator

You should consider carefully the risk factors beginning on page S-11 in this prospectus supplement and on page 1 in the prospectus.

The notes represent obligations of the issuing entity only. The notes do not represent obligations of or interests in, and are not guaranteed by, Ally Auto Assets LLC, Ally Financial Inc., Ally Bank, Ally Central Originating Lease Trust, Ally Central Originating Lease LLC or any of their affiliates. Neither the notes nor the secured notes are insured or guaranteed by any governmental entity.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

Ally Auto Receivables Trust 20 -SN (the “issuing entity”) is offering the following classes of notes by this prospectus supplement and the accompanying prospectus:
	Class A Notes														Class B Notes		Class C Notes
	[A-1 Notes]		A-2[a] Notes		[A-2b Notes]		A-3[a] Notes		[A3b Notes]		A-4[a] Notes		[A-4b Notes]
Principal Amount	$		$		$		$		$		$		$		$		$

Interest Rate		%		%		One Month LIBOR plus [applicable spread] %		%		One Month LIBOR plus [applicable spread] %		%		One Month LIBOR plus [applicable spread] %		%

Initial Distribution Date

Final Scheduled Distribution Date

Distribution Frequency

Price to Public

Underwriting Discount

Proceeds to Depositor

The interest rate for [each class of notes] will be a fixed rate [or a floating rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche.] [If the Class      Notes have a floating rate tranche, the issuing entity expects that the principal balance of the floating rate tranche will not exceed $            ].

The aggregate principal amount of the securities being offered under this prospectus supplement is $            .

The issuing entity is also issuing [Class A-1 Notes and] [Class D Notes] in the principal amount[s] of $             [and $            , respectively], but these notes are not being offered under this prospectus supplement.

The primary assets of the issuing entity will consist of a series of non-recourse secured notes. The secured notes have a security interest in a pool of new [and used] automobile and light duty truck leases and the related leased vehicles.

Credit Enhancement and Liquidity

•	[The Class D Notes are subordinated to the Class A Notes, the Class B Notes and the Class C Notes. The Class D Notes are not being offered under this prospectus supplement and will instead be sold in a private placement or retained by the depositor initially.]

•	The Class C Notes are subordinated to the Class A Notes and the Class B Notes. [The Class C Notes are not being offered under this prospectus supplement and will instead be sold in a private placement or retained by the depositor initially.]

•	The Class B Notes are subordinated to the Class A Notes. [The Class B Notes are not being offered under this prospectus supplement and will instead be sold in a private placement or retained by the depositor initially.]

•	Overcollateralization in an initial amount of $ , representing the excess of the aggregate ABS Value of the lease assets as of the cutoff date over the aggregate principal amount of all notes issued by the issuing entity.

•	Reserve account, with an initial deposit of $ .

•	[The issuing entity [may][will] enter into an interest rate [swap][cap] with respect to each class or tranche of floating rate notes, with [ ] as the [swap][cap] counterparty.]

[Revolving Period

The issuing entity will not pay principal during the revolving period, which is scheduled to terminate on                     , 20    . However, if the revolving period terminates early as a result of an early amortization event, principal payments may commence prior to that date.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Underwriters for the Class A Notes:

Underwriters for the Class B Notes and the Class C Notes:

The date of this prospectus supplement is                     , 20

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the notes in two separate documents:

(a)	the prospectus, which provides general information and terms of the notes, some of which may not apply to a particular series of notes, including your series of notes; and

(b)	this prospectus supplement, which provides information regarding the secured notes held by the issuing entity and the leases and leased vehicles securing the secured notes, and specifies the terms of your series of notes.

You should rely only on the information provided in the accompanying prospectus, this prospectus supplement, and any pricing supplement hereto, including the information incorporated by reference in the accompanying prospectus and this prospectus supplement. We have not authorized anyone to provide you with other or different information. We are not offering the notes in any state where the offer is not permitted.

You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Terms to Prospectus Supplement,” which appears at the end of this prospectus supplement and in the “Glossary of Terms to Prospectus,” which appears at the end of the accompanying prospectus.

The term “Ally Bank,” when used in connection with Ally Bank’s capacity as acquirer of the lease assets, seller of the lease assets to ACOLT, seller of the secured notes to the depositor or sponsor of the notes, includes any successors or assigns of Ally Bank in such capacity permitted pursuant to the transaction documents.

The term “Ally Financial,” when used in connection with Ally Financial Inc.’s capacity as servicer of the lease assets, administrator of the secured notes or custodian of the lease asset files, includes any successors or assigns of Ally Financial Inc. in such capacity permitted pursuant to the transaction documents.

[This prospectus is to be used solely for offerings completed prior to November 23, 2015. The depositor will file a registration statement on Form SF-3 for securities to be offered on or after November 23, 2015]

Prospectus Supplement

i

ii

OVERVIEW

Under this prospectus supplement and the accompanying prospectus, we are offering a series of notes that are backed by a pool of new [and used] automobile and light duty truck leases and the related leased vehicles. We refer to this pool as the “20 -SN pool” and to each lease and the related leased vehicle in the 20 -SN pool as a “lease asset.”

Ally Bank acquired each lease asset in the 20 -SN pool by purchasing the lease and related leased vehicle from a dealer. The leases in the 20 -SN pool generally are acquired by Ally Bank under special incentive financing or residual support programs. Each leased vehicle in the 20 -SN pool is titled upon acquisition in the name of Vehicle Asset Universal Leasing Trust or V.A.U.L. Trust, which we refer to herein as “VAULT.” Ally Financial established VAULT for the purpose of holding and facilitating the transfer of legal title to the automobiles and light duty trucks subject to leases acquired by Ally Financial or Ally Bank. Ally Bank or Ally Financial, as its agent, will be noted as first lienholder on all of the certificates of title to the leased vehicles in the 20 -SN pool, and the AART indenture trustee will hold a perfected first priority security interest in the leased vehicles on behalf of the noteholders.

On or before the [initial] closing date [and on each additional closing date during the revolving period], Ally Bank will transfer lease assets, including the beneficial interest in the related leased vehicles, to Ally Central Originating Lease Trust, or “ACOLT.” ACOLT is a limited purpose trust that is wholly-owned by Ally Central Originating Lease LLC, or “ACOL LLC,” a wholly-owned special purpose subsidiary of Ally Bank. ACOLT will finance substantially all of the purchase price of the 20 -SN pool by issuing a series of non-recourse secured notes, which we refer to herein as the “secured notes” or the “20 -SN secured notes,” back to Ally Bank. Each secured note will be secured by a perfected first priority security interest in all of the lease assets in the 20 -SN pool. Two secured notes will be issued for the lease assets acquired on the “[initial] closing date.” [We refer to these lease assets as the “initial lease assets.”] Each of these “[initial] secured notes” will be in the amount of 50% of the secured note percentage of the aggregate ABS Value of the [initial] lease assets as of the cutoff date. [One secured note will be issued for the lease assets acquired on each “additional closing date.” We refer to these lease assets as the “additional lease assets.” Each of the “additional secured notes” secured by additional lease assets will be in the amount of     % of the aggregate ABS Value of the additional lease assets.] All secured notes will be paid ratably from aggregate collections on the entire 20 -SN pool.

ACOLT also holds lease assets that are not part of the 20 -SN pool, which lease assets ACOLT has financed with other non-recourse secured notes. Each pool of lease assets that secures a series of secured notes is a separate series interest under the ACOLT declaration of trust and is not an asset of, or allocated as security to, any other series of secured notes.

On the [initial] closing date, Ally Bank will transfer the 20 -SN secured notes to the depositor, which in turn will transfer them to the issuing entity. The issuing entity is issuing the offered notes described in this prospectus supplement and other securities that are not being offered under this prospectus supplement.

VAULT and ACOLT have been established to satisfy specific legal and operational requirements for the securitization of the lease assets. The 20 -SN secured notes serve the primary purpose of providing the issuing entity with the right to receive the cash flows generated by the 20 -SN pool of lease assets on a first priority perfected basis. These cash flows—along with the funds in the reserve account—will provide the primary source of payment on the notes issued by the issuing entity. Accordingly, this prospectus supplement and the accompanying prospectus will principally describe the lease assets, the cash flows on the lease assets and the terms of the offered notes.

SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of this offering of the notes, carefully read this entire document and the accompanying prospectus.

THE PARTIES

Sponsor

Ally Bank.

Issuing Entity

Ally Auto Receivables Trust 20 -SN will be the issuing entity of the notes and the certificates. In this prospectus supplement and in the accompanying prospectus, we also refer to the issuing entity as the “trust.”

Depositor

Ally Auto Assets LLC will be the depositor to the issuing entity.

Servicer, Administrator and Titling Agent

Ally Financial Inc., or “Ally Financial,” will be the servicer of the lease assets held by ACOLT, the administrator for the secured notes owned by the issuing entity, and the titling agent for the vehicles titled in the name of VAULT. We refer to Ally Financial in its role as the servicer for ACOLT as the “servicer,” in its role as the administrator for the issuing entity as the “administrator,” and in its role as the titling agent for VAULT as the “titling agent.”

Sub-servicer

Ally Servicing LLC, formerly known as Semperian LLC, will be a sub-servicer providing collection and administrative services for the servicer.

Owner Trustees

[                ] will be the owner trustee of the issuing entity and the owner trustee of ACOLT. We refer to [            ] in its role as the owner trustee for the issuing entity as the “AART owner trustee” and in its role as the owner trustee for ACOLT as the “ACOLT owner trustee.”

Indenture Trustees

[                ] will be the indenture trustee under the indenture pursuant to which the issuing entity will issue the notes and under the indenture pursuant to which ACOLT will issue the secured notes. We refer to

[            ] in its role as the indenture trustee for the notes as the “AART indenture trustee” and in its role as the indenture trustee for the secured notes as the “ACOLT indenture trustee.”

VAULT

As described under “Overview,” VAULT holds legal title to automobiles and light duty trucks subject to leases acquired by Ally Bank.

ACOLT

As described under “Overview,” ACOLT will acquire the 20__-SN_ pool from Ally Bank and will issue the secured notes.

THE NOTES

The issuing entity will offer the classes of notes listed on the cover page of this prospectus supplement. The notes will be available for purchase in minimum denominations of $1,000 and integral multiples thereof, and will be available in book-entry form only. We sometimes refer to these notes as the “offered notes.” The “record date” for any distribution date will be the close of business on the date immediately preceding the distribution date, or if definitive notes are issued, the last day of the preceding monthly period. The final scheduled distribution dates of the offered notes are listed on the cover page of this prospectus supplement.

The issuing entity will also issue [Class A-1 Notes with an initial principal balance of $         and] [Class D Notes with an initial principal balance of $        .] [The Class A-1 Notes will have a final scheduled distribution date of                      .] [The Class D Notes will have a final scheduled distribution date of                      .] The [Class A-1 Notes and] [Class D Notes are not being offered under this prospectus supplement and will be sold in one or more private placements or retained by the depositor initially.] If the [Class A-1 Notes and] [Class D Notes] are retained initially by the depositor, the depositor will retain the right to sell all or a portion of those retained notes at any time.

Interest Payments

•	The interest rate for each class of notes[, other than the Class [ ] Notes,] will be a fixed rate. [The interest rate for the Class [ ] Notes will be a fixed rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the Class [    ] Notes may be divided into a fixed rate tranche and a floating rate tranche, in which case the Class [    ]a Notes will be fixed rate notes and the Class [    ]b Notes will be floating rate notes. We refer in this prospectus supplement to notes that bear interest at a floating rate as “floating rate notes” and to notes that bear interest at a fixed rate as “fixed rate notes.”]

•	[If the issuing entity issues floating rate notes, the issuing entity may enter into a corresponding interest rate [swap][cap].]

•	Interest will accrue on the notes from and including the closing date to but excluding the first distribution date and for each monthly period thereafter, as set forth below.

•	The issuing entity will pay interest on the notes on the [twentieth] day of each calendar month, or if that day is not a business day, the next business day, beginning on , 20 . We refer to these dates as “distribution dates.”

•	The issuing entity will pay interest on the [fixed rate] notes, other than the Class A-1 Notes, on each distribution date based on a 360-day year consisting of twelve 30-day months.

•	The issuing entity will pay interest on [the floating rate notes and] the Class A-1 Notes on each distribution date based on the actual days elapsed during the period for which interest is payable and a 360 day year.

•	Interest payments on all classes of Class A Notes will have the same priority.

•	The payment of interest on the Class B Notes is subordinated to the payment of interest on, and, in limited circumstances, payments of principal of, the Class A Notes, the payment of interest on the Class C Notes is subordinated to the payment of interest on, and, in limited circumstances, payments of principal of, the Class A Notes and the Class B Notes, [and the payment of interest on the Class D Notes is subordinated to the payment of interest on, and, in limited circumstances, payments of principal of, the Class A Notes, the Class B Notes and the Class C Notes], in each case as described in “Priority of Distributions.” No interest will be paid on the Class B Notes on any distribution date until all interest due and payable on the Class A Notes has been paid in full. No interest will be paid on the Class C Notes on any distribution date until all interest due and payable on the Class A Notes and the Class B Notes has been paid in full. [No interest will be paid on the Class D Notes on any distribution date until all interest due and payable on the
Class A Notes, the Class B Notes and the Class C Notes has been paid in full.]

Principal Payments

•	[The issuing entity will not pay principal on the notes on any distribution date related to the revolving period.]

•	The issuing entity will pay principal on the notes monthly on each distribution date [related to the amortization period].

•	The issuing entity will make principal payments on the notes based on the amount of collections, which include lease payments and amounts received upon the sale of leased vehicles, and defaults on the lease assets during the prior month.

•	On each distribution date [related to the amortization period], except as described below under “Priority of Distributions—Acceleration,” the amount available to make principal payments on the notes will be applied as follows:

(1)	to the Class A-1 Notes, until the Class A-1 Notes are paid in full;

(2)	to the Class A-2 Notes, [pro rata among the Class A-2a Notes and the Class A-2b Notes,] until the Class A-2 Notes are paid in full;

(3)	to the Class A-3 Notes, [pro rata among the Class A-3a Notes and the Class A-3b Notes,] until the Class A-3 Notes are paid in full;

(4)	to the Class A-4 Notes, [pro rata among the Class A-4a Notes and the Class A-4b Notes,] until the Class A-4 Notes are paid in full;

(5)	to the Class B Notes, until the Class B Notes are paid in full;

(6)	to the Class C Notes, until the Class C Notes are paid in full; and

(7)	[to the Class D Notes, until the Class D Notes are paid in full.]

•	The failure of the issuing entity to pay any class of notes in full on or before its final scheduled distribution date will constitute an event of default under the AART indenture.

THE CERTIFICATES

On the closing date, the issuing entity will issue certificates. The certificates will be retained initially by the depositor and are not being offered under this As of the [initial] cutoff date, the lease assets had the following characteristics:

prospectus supplement. The depositor will retain the right to sell all or a portion of the certificates at any time.

ISSUING ENTITY ASSETS

The primary assets of the issuing entity will consist of the 20 -SN secured notes. The secured notes will bear interest at a rate of [    ]%. [A portion of] [t]he lease assets sold to ACOLT on the closing date [or during the revolving period] were [or will be] [generally] acquired or originated by Ally Bank under special incentive rate financing or residual support programs. Ally Bank may be required to repurchase lease assets from ACOLT in specified circumstances, as detailed in the accompanying prospectus under “Description of Auto Lease Business of Ally Bank—Acquisition and Underwriting of Motor Vehicle Leases.”

The issuing entity will grant a first priority security interest in the secured notes and the other property of the issuing entity to the AART indenture trustee on behalf of the noteholders. The primary property securing the secured notes will be:

•	the [initial] lease assets, including payments due under the leases on and after a cutoff date of , 20 ; we refer to that date as the “[initial] cutoff date”;

•	[the additional lease assets, including payments due under the leases on and after the first day of each calendar month in which additional lease assets are sold; we refer to each of these dates as a “subsequent cutoff date” and we refer to the cutoff date related to a particular lease asset as the “applicable cutoff date” for that lease asset;]

•	amounts received upon the sale of leased vehicles;

•	proceeds from insurance policies relating to the lease assets;

•	any proceeds from recourse against dealers on the lease assets; and

•	the reserve account [and the additional funding account].

The issuing entity assets will also include all rights of the issuing entity under the various transaction documents.

The aggregate principal balance of the secured notes as of the closing date will be $[                ].

The initial aggregate ABS value of the lease assets as of the [initial] cutoff date was $                .

	Average	Minimum	Maximum
ABS Value
[Discounted] Lease Residual
Seasoning (In Months)
Remaining Term (In Months)
Original Term (In Months)
Original FICO Score
[Discounted] Lease Residual as a % of Initial ABS Value
[Discounted] Lease Residual as a % of Adjusted MSRP
Percentage of New Vehicles

For an explanation of how these characteristics are calculated, see “The Lease Assets and the Secured Notes—Composition of [Initial] Lease Asset Pool” in this prospectus supplement.

As described under “Description of Auto Lease Business of Ally Bank—Waivers, Modifications and Extensions” in the accompanying prospectus, the servicer has discretion to grant waivers, extensions or other modifications on leases, subject to the limitations set forth in its customary servicing standards.

[To the extent material, insert data regarding the number of lease assets included in the [initial] lease asset pool that have been subject to a waiver, modification or extension, including a description of the type of waiver, modification and extension.]

[THE REVOLVING PERIOD

The issuing entity will not make payments of principal on the notes on distribution dates related to the revolving period.

The “revolving period” consists of the monthly periods from [            ] through [            ], and the related distribution dates. We refer to the monthly periods and the related distribution dates following the revolving period as the “amortization period.”

        If an early amortization event occurs, the revolving period will terminate early, and the amortization period will begin. See “The Transfer Agreements and Servicing Agreements—The Revolving Period” in this prospectus supplement.

On each distribution date related to the revolving period, amounts otherwise available to make principal payments on the notes will be applied to purchase additional lease assets from the sponsor for the purposes of maintaining the initial aggregate ABS Value of the lease assets and the aggregate overcollateralization amount. See “The Lease Assets and the Secured Notes—Criteria Applicable to the Selection of Additional Lease Assets During the Revolving Period” in this prospectus supplement.

The amount of additional lease assets and percentage of asset pool will be determined by the amount of cash available from payments and prepayments on existing lease assets. There are no stated limits on the amount of additional lease assets allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial asset pool. See “The Transfer Agreements and Servicing Agreements—The Revolving Period” in this prospectus supplement.

To the extent that amounts allocated for the purchase of additional lease assets are not so used on any distribution date related to the revolving period, they will be deposited into the accumulation account and applied on subsequent distribution dates related to the revolving period to purchase additional lease assets from the sponsor.]

[Insert any additional disclosure required by Item 1111(g) of Regulation AB.]

[ADDITIONAL FUNDING PERIOD

On the initial closing date, $[            ] of the proceeds from the sale of the notes by the issuing entity will be deposited in an account, which we refer to as the “additional funding account.” The amount deposited in the additional funding account on the initial closing date represents [        ]% of the initial aggregate ABS Value of the [initial] lease assets (including the expected initial aggregate ABS Value of the subsequent lease assets. During the additional funding period, if there are any amounts on deposit in the additional funding account, ACOLT will buy additional lease assets from Ally Bank, which we refer to as the “subsequent lease assets,” by issuing new secured notes to Ally Bank, which we refer to as the “subsequent secured notes,” in an amount equal to         % of the aggregate ABS Value of the subsequent lease assets being purchased by ACOLT on that date. ACOLT may purchase subsequent lease assets on any date (no more than once a week) during the additional funding period. We refer to each of these dates as a “funding date.” Simultaneously with ACOLT’s purchase of subsequent lease assets on a funding date, the depositor will use the funds on deposit in the additional funding account to purchase the related subsequent secured notes from Ally Bank. Subsequent lease assets must meet certain eligibility criteria as described in “The Lease Assets—Representations Warranties and Covenants” in the accompanying prospectus and “The Lease Assets and the Secured Notes—Criteria Applicable to the Selection of [Initial] Lease Assets” in this prospectus supplement.

The additional funding period will begin on the [initial] closing date and will end on the earliest to occur of:

•	[ ] full calendar months following the [initial] closing date;

•	the date on which the amount in the additional funding account is $[ ] or less; or

•	the occurrence of a AART event of default.

On the first distribution date following the termination of the additional funding period, the AART indenture trustee will withdraw any funds remaining on deposit on the additional funding account (excluding investment earnings) and distribute them to the noteholders. See “The Transfer Agreements and Servicing Agreements—The Additional Funding Period” in this prospectus supplement.]

[Insert any additional disclosure required by Item 1111(g) of Regulation AB.]

PRIORITY OF DISTRIBUTIONS

ACOLT Distributions

On each distribution date, the ACOLT indenture trustee will distribute available funds from the ACOLT collection account, consisting of collections on the lease assets and funds in the reserve account, in the following order of priority before the AART distributions:

•	basic servicing fee payments to the servicer;

•	to the issuing entity or any other holder of the secured notes, interest on the secured notes;

•	to the issuing entity or any other holder of the secured notes, principal on the secured notes;

•	deposits into the AART collection account of any shortfall in the amounts required to be paid from the AART collection account (other than payments to certificateholders) on that distribution date;

•	deposits into the reserve account in the amount necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount;

•	[additional servicing fee payments to the servicer;]

•	[to the ACOLT indenture trustee, for reimbursement of costs associated with replacement of the servicer and appointment of a successor servicer under the servicing agreement, which have not been previously paid in full;] and

•	the remainder to [ACOL LLC], as holder of the equity certificates of ACOLT.

AART Distributions

[Revolving Period

The issuing entity receives distributions on the secured notes from ACOLT as described in “ACOLT Distributions” above. Except as specified under “Acceleration” below, the issuing entity will distribute available funds received as holder of the secured notes in the following order of priority [during the revolving period]:

•	[administration fee payments to the administrator;

•	[the net amount payable, if any, to the swap counterparty, other than any swap termination amounts;]

•	interest on the Class A Notes [and any [senior] swap termination amounts on the interest rate swaps related to the Class A-2b Notes, Class A-3b Notes and Class A-4b Notes, pro rata; ]

•	interest on the Class B Notes;

•	interest on the Class C Notes;

•	[interest on the Class D Notes;]

•	reinvestments in additional lease assets and deposits into the accumulation account, as applicable, in the amount by which the aggregate principal balance of the notes exceeds the aggregate ABS Value of the lease assets;

•	to the reserve account in the amount necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount (after giving effect to any deposits into the reserve account on that distribution date);

•	reinvestment in additional lease assets and deposits into the accumulation account, as applicable, in the amount by which the aggregate principal balance of the notes exceeds the aggregate ABS Value of the lease assets, as increased above, plus the amounts deposited in the accumulation account above, minus the aggregate overcollateralization amount;

•	[any subordinate swap termination amounts on the interest rate swaps]; and

•	any remaining amounts, to the certificateholder.

Amortization Period

Except as specified below under “Acceleration,” the issuing entity will distribute available funds received as holder of the secured notes in the following order of priority during the amortization period:]

•	administration fee payments to the administrator;

•	[the net amount payable, if any, to the swap counterparty, other than any swap termination amounts;]

•	interest on the Class A Notes [and any [senior] swap termination amounts on the interest rate swaps related to the Class A-2b Notes, Class A-3b Notes and Class A-4b Notes, pro rata];

•	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes over the aggregate ABS Value of the lease assets;

•	interest on the Class B Notes;

•	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes and the Class B Notes, reduced by the amount of principal allocated to the notes above, over the aggregate ABS Value of the lease assets;

•	interest on the Class C Notes;

•	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes, the Class B Notes and the Class C Notes, reduced by the amount of principal allocated to the notes above, over the aggregate ABS Value of the lease assets;

•	[interest on the Class D Notes;]

•	[principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, reduced by the amount of principal allocated to the notes above, over the aggregate ABS Value of the lease assets;]

•	to the reserve account in the amount necessary to cause the amount on deposit in the reserve account to equal the reserve account required amount (after giving effect to any deposits into the reserve account on that distribution date);

•	principal on the notes in an amount equal to the lesser of either the aggregate principal balance of the notes, or the amount by which the aggregate principal balance of the notes, reduced by the amounts of principal allocated to the notes above, exceeds an amount equal to the aggregate ABS Value of the lease assets minus the aggregate overcollateralization [target] amount as of the closing date;

•	[any subordinate swap termination amounts on the interest rate swaps];

•	[to the AART indenture trustee, for reimbursement of costs associated with the replacement of the administrator and appointment of a successor administrator under the administration agreement which have not been previously paid in full;] and

•	any remaining amounts, to the certificateholder.

Acceleration

If an event of default occurs under the AART indenture and the notes are accelerated, until the time when all events of default under the AART indenture have been cured or waived as provided in the AART indenture, the issuing entity will pay the costs and expenses of collection and then interest and principal first on the Class A Notes. Interest will be paid pro rata among the classes of Class A Notes and principal will be paid sequentially by class starting with the Class A-1 Notes. No interest or principal will be paid on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, [and] no interest or principal will be paid on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full[, and no interest or principal will be paid on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full].

CREDIT ENHANCEMENT

Reserve Account

On the closing date, the depositor will cause the noteholders to deposit $[                ], which is the reserve account required amount and is equal to [        ]% of the initial aggregate ABS Value of the lease assets, in cash or eligible investments into the reserve account. Collections on the lease assets, to the extent available for this purpose, will be added to the reserve account on each distribution date to the extent required to keep the amount in the reserve account from falling below the reserve account required amount. See “The Transfer Agreements and Servicing Agreements—Credit Enhancement—Reserve Account” in this prospectus supplement for additional information.

To the extent that funds from collections on the lease assets are not sufficient to make required distributions as described under “Priority of Distributions—ACOLT Distributions” below, the amount deposited in the reserve account provides an additional source of funds for those payments.

[The reserve account is required to be funded in an amount equal to the lesser of (1) the sum of (i)[    ]% of the initial aggregate ABS Value of the lease assets and (ii)[    ]% of the aggregate ABS Value of the lease assets at the close of business on the last day of the applicable monthly period; and (2) the outstanding principal balance of the notes].

On any distribution date, if the amount in the reserve account exceeds the reserve account required amount, the servicer will pay the excess to the holder of the equity certificates of ACOLT.

Overcollateralization

The initial aggregate ABS value of the lease assets as of the cutoff date will exceed the initial aggregate principal amount of the notes on the [initial] closing date by $[                    ], which is the initial aggregate overcollateralization amount. [The application of funds as described in the [ th] priority of distributions is designed to increase over time the amount of overcollateralization as of any distribution date to a target amount, which we refer to as the “aggregate overcollateralization target amount.” The overcollateralization target amount will be [    ]% of the initial aggregate ABS value of the lease assets[for as long as the Class [    ] Notes are outstanding. After the Class [        ] Notes are paid in full, the overcollateralization target amount will be reduced to [    ]% of the initial aggregate ABS value of the lease assets].] A portion of the aggregate overcollateralization amount is represented by equity certificates issued by the issuing entity and the remainder is represented by equity certificates issued by ACOLT.

Initial ABS Value

The aggregate ABS Value of the lease assets to be sold to ACOLT on the closing date is $[                    ], as of the cutoff date. The discount rate used in the calculation of ABS Value for each lease asset is the greater of [        ]% and the implicit lease rate of the related lease.

[As of the cutoff date, the [        ]% discount rate was used in the calculation of ABS Value for lease assets with an aggregate ABS Value of $[                    ], which is approximately [        ]% of the aggregate ABS Value of all lease assets of the issuing entity.]

Amounts on deposit in the reserve account and the aggregate overcollateralization amount provide credit enhancement by absorbing reductions in collections on the lease assets because of defaults and residual value losses. [If the total amount exceeds the amount on deposit in the reserve account and the aggregate overcollateralization amount, then the Class D Notes may not be repaid in full.] [If the total amount exceeds the amount on deposit in the reserve account, the aggregate overcollateralization amount and the principal amount of the Class D Notes, then the Class C Notes may not be repaid in full.] If the total amount exceeds the amount on deposit in the reserve account, the aggregate overcollateralization amount and the principal amount of the Class C Notes [and the Class D Notes,] then the Class B Notes may not be repaid in full. If the total amount exceeds the amount on deposit in the reserve account, the aggregate overcollateralization amount and the principal amount of the Class B Notes, the Class C Notes [and the Class D Notes], then the Class A Notes may not be repaid in full. See “Priority of Distributions—AART Distributions” below in this summary and in “The Transfer Agreements and Servicing Agreements—Distributions on the Notes” in this prospectus supplement for a description of how losses not covered by credit enhancement will be allocated to the offered notes.

REDEMPTION OF THE NOTES

When the aggregate ABS Value of the lease assets declines to [        ]% or less of the initial aggregate ABS Value of the lease assets, the administrator may purchase all of the assets of the issuing entity (other than certain accounts) on any distribution date. If the administrator purchases such remaining issuing entity assets, the outstanding notes will be redeemed at a price equal to their unpaid principal balance, plus accrued and unpaid interest thereon. In addition, when the aggregate ABS Value of the lease assets declines to [    ]% or less of the initial aggregate ABS Value of the

lease assets as of the cutoff date, the servicer may purchase all of the lease assets from ACOLT on any distribution date. If the servicer purchases the remaining lease assets from ACOLT, the secured notes will be redeemed at a price equal to their unpaid principal balance, plus accrued and unpaid interest thereon. The redemption of the secured notes will in turn effect a redemption of the notes at a price equal to the unpaid principal amount of the notes plus accrued and unpaid interest.

[INTEREST RATE [SWAPS][CAPS]

The issuing entity may enter into an interest rate swap with [                    ] as the “[swap][cap] counterparty” with respect to each class of floating rate notes.

[Under each interest rate swap, on the business day prior to each distribution date, the issuing entity will be obligated to pay the swap counterparty an amount based on the notional amount of the swap and a fixed interest rate and][On the business day prior to each distribution date, the swap counterparty will be obligated to pay the issuing entity an amount based on the notional amount of the swap and a floating interest rate of One-Month LIBOR plus an applicable spread. For each swap, the notional amount will equal the outstanding principal balance of the related class or tranche of notes. See “The Transfer Agreements and Servicing Agreements—Interest Rate Swaps” in this prospectus for additional information.][Under each interest rate cap, the issuing entity will be required to pay the purchase price for each interest rate cap on or before the [effective date of such interest rate cap][[initial] closing date] and, following the payment of such purchase price, shall have no further payment obligations with respect to such cap.] [On the business day prior to each distribution date,] the cap counterparty will be obligated to pay the issuing entity an amount based on the notional amount of the cap and [the excess of the interest rate on each class or tranche of floating rate notes over an interest rate equal to One-Month LIBOR plus an applicable spread, which amount will not be less than zero. See “ The Transfer Agreements and Servicing Agreements—Interest Rate Caps” in this prospectus for additional information.]

[Insert any additional disclosure required by Item 1103(a)(3)(ix) or Item 1115 of Regulation AB.]

SERVICING AND ADMINISTRATION FEES

Ally Financial will service the lease assets. ACOLT, as owner of the leases and sole beneficial owner of the related leased vehicles, will pay monthly to Ally Financial, as servicer, a basic servicing fee equal to 1.00% per annum based on the aggregate ABS Value of the lease assets as of the first day of the related monthly period, and a supplemental servicing fee equal to any late fees, disposition fees, prepayment charges and other administrative fees and expenses collected during the related monthly period and investment earnings on the ACOLT trust accounts. [The servicer will also be entitled to an additional monthly servicing fee of up to 1.00% per annum, which will be subordinated to all payments on the notes and deposits into the reserve account.]

Ally Financial will act as the administrator for the issuing entity. The issuing entity will pay Ally Financial a monthly 0.01% per annum fee on the aggregate secured note principal balance as of the first day of the related monthly period.

TAX STATUS

Kirkland & Ellis LLP, special tax counsel, will deliver an opinion that:

•	the offered notes will be characterized as indebtedness for federal income tax purposes, and

•	the issuing entity will not be taxable as an association or publicly traded partnership taxable as a corporation.

Each noteholder, by accepting an offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes.

ERISA CONSIDERATIONS

Subject to the restrictions and considerations discussed under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the offered notes may be purchased by or for the account of (a) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Title I of ERISA, (b) a “plan” subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (c) any entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or a plan’s investment in the entity.

We suggest that any of the foregoing types of entities consult with its counsel before purchasing the offered notes. See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus for additional information.

[MONEY MARKET INVESTMENTS

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.]

RATINGS

We expect that the offered notes will receive credit ratings from at least two nationally recognized rating agencies hired by us.

The rating agencies have discretion to monitor and adjust the ratings on the offered notes. The offered notes may receive unsolicited ratings that are different from or lower than the ratings provided by the rating agencies hired to rate the offered notes. As of the date of this prospectus supplement, we are not aware of any unsolicited ratings on the offered notes. A rating, change in rating or a withdrawal of a rating by one rating agency may not correspond to a rating, change in rating or withdrawal of a rating from any other rating agency. See “Risk Factors—The Ratings for the Securities Are Limited in Scope, May Be Unsolicited, May Not Continue to Be Issued and Do Not Consider the Suitability of the Securities for You” in the accompanying prospectus for more information.

CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS

The issuing entity is not registered or required to be registered as an “investment company” under the Investment Company Act. In determining that the issuing entity is not required to be registered as an investment company, the issuing entity is relying on the exemption provided by Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions that the issuing entity could rely on as well. As of the closing date, the issuing entity will be structured so as not to constitute a “covered fund” for purposes of the regulations, commonly referred to as the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act.”

RISK FACTORS

Before making an investment decision, you should consider carefully the factors that are set forth in “Risk

Factors” beginning on page S-11 of this prospectus supplement and page 1 of the accompanying prospectus.

[RECENT DEVELOPMENTS]

[To be included as necessary]

RISK FACTORS

In addition to the risk factors beginning on page 1 of the accompanying prospectus, you should consider the following risk factors in deciding whether to purchase the offered notes.

Financial Market Disruptions and a Lack of Liquidity in the Secondary Market Could Adversely Affect the Market Value of Your Notes or Limit Your Ability to Resell Your Notes	The notes will not be listed on any securities exchange. Therefore, in order to sell your notes, you will need to find a willing buyer. The underwriters may assist in the resale of notes, but they are not required to do so. Additionally, continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused a significant reduction in liquidity in the secondary market for asset-backed securities. This period of illiquidity may continue, and even worsen, and may adversely affect both the market value of your notes and your ability to sell the notes. As a result, you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes.

Economic Developments May Adversely Affect the Performance and Market Value of Your Notes	The United States has experienced a severe economic downturn. If another economic downturn occurs or if the current economic recovery fails to gain momentum, it may adversely affect the performance and market value of your notes. Rises in unemployment, decreases in home values and the lack of available credit may lead to increased delinquency and default rates by lessees on the lease assets. If another financial crisis or economic downturn occurs, or if the current economic recovery fails to gain momentum, delinquencies and losses with respect to motor vehicle receivables, such as the lease assets, could increase, which could result in losses on your notes. In addition, decreased consumer demand for motor vehicles and an increase in the inventory of used motor vehicles, may depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the lease assets increases and the price at which the related leased vehicles may be sold declines, you may experience losses with respect to your notes.

Furthermore, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to further disruption of the financial and credit markets in the United States, which could result in losses on your notes.

The Sponsor, the Servicer, the Administrator and their Affiliates Must Comply with Governmental Laws and Regulations that are Subject to Change and Involve Significant Costs	Ally Bank, Ally Financial and their affiliates are governed by numerous foreign, federal and state laws and the supervision and examination of various regulatory agencies. In July 2010, Congress passed the Dodd-Frank Act, which has adversely affected and could further impact the financial services industry. The financial services industry has undergone and will continue to undergo further increased regulation, such as additional disclosure and other obligations, restrictions on pricing and enforcement proceedings resulting from the Dodd-Frank Act and other governmental entities.

The Dodd-Frank Act also created the Consumer Financial Protection Bureau, or “CFPB,” a federal regulator, with rulemaking and enforcement authority over consumer finance businesses. In December 2013, Ally Financial and certain of its subsidiaries entered into consent orders issued by the CFPB and the U.S. Department of Justice pertaining to allegations of disparate impact in its automotive finance business, which resulted in a $98 million charge in the fourth quarter of 2013. The consent orders require Ally Financial and certain of its subsidiaries to create a compliance plan addressing, at a minimum, the communication of their expectations of Equal Credit Opportunity Act compliance to dealers, maintenance of their existing limits on dealer finance income for contracts acquired by them, and monitoring for potential discrimination both at the dealer level and across all dealers. They must form a compliance committee consisting of Ally Financial and certain of its subsidiaries directors to oversee their execution of the consent orders’ terms. Failure to achieve certain remediation targets could result in the payment of additional amounts in the future. In addition, Ally Financial recently received document requests from the Securities and Exchange Commission and the Department of Justice in connection with their investigations related to subprime automotive finance and related securitization activities.

Compliance with applicable law and regulations may be costly because new processes, forms, controls and additional infrastructure may be required to comply with new requirements and increased scrutiny. Laws in the financial services industry are designed primarily for the protection of consumers. Any failure to comply with these laws and regulations could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to reputation, brand and valued customer relationships. Many rules under the Dodd-Frank Act have been implemented by the applicable federal regulatory agencies but in some cases, the applicable rules have not become effective or additional rulemaking required under the Dodd-Frank Act has not been completed. Therefore, the full impact of the Dodd-Frank

Act on the financial markets and its participants and on the asset backed securities market in particular will not be known for some time. No assurance can be given that the Dodd-Frank Act and its implementing regulations, or the imposition of additional regulations, including the orderly liquidation authority of the Dodd-Frank Act, will not have a significant adverse impact on ACOLT, the issuing entity, the depositor, the sponsor, the administrator or the servicer, including on the servicing of the lease assets, or the price that a subsequent purchaser would be willing to pay for your notes.

FDIC Receivership or Conservatorship of Ally Bank Could Result in Delays in Payments or Losses on Your Notes	Ally Bank is a Utah chartered bank and its deposits are insured by the Federal Deposit Insurance Corporation, or the “FDIC.” If Ally Bank becomes insolvent, is in an unsound condition, violates its bylaws or regulations or engages in similar activity, the FDIC could be appointed as conservator or receiver for Ally Bank. In a receivership or conservatorship of Ally Bank, the FDIC as receiver or conservator would have broad powers to delay or reduce payments on your notes, if the FDIC were to be successful in:

•	attempting to recharacterize the securitization of the lease assets as a loan or otherwise attempting to recapture the lease assets that have been conveyed to ACOLT; or

•	requiring the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the lease assets; or

•	requesting a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Ally Bank; or

•	arguing that a statutory injunction automatically prevents the AART indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

To limit the FDIC’s potential use of any of these powers, Ally Bank has structured this transaction to take advantage of a special regulation that the FDIC has created, entitled “Treatment of financial assets transferred in connection with a securitization or participation.” This FDIC regulation, which we refer to as the “FDIC Rule,” contains four separate safe harbors for transactions; in this prospectus supplement and the accompanying prospectus, we describe the safe harbors applicable to securitizations based on whether the securitizations do or do not qualify for sale accounting treatment. The FDIC Rule limits the rights of the FDIC, as conservator or receiver, to delay or prevent payments to noteholders in securitization transactions. For a description of the FDIC Rule’s preconditions and effects, including the uncertainty regarding its application and interpretation, see “Insolvency Aspects of the Offerings—FDIC Rule” in the accompanying prospectus.

The Class B Notes are Subject to Greater Risk Because the Class B Notes are Subordinated to the Class A Notes	The Class B Notes bear greater risk than the Class A Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to administration fees, payments of interest and principal on the Class A Notes [and any payments due and payable to the swap counterparty, including any [senior] termination payments on interest rate swaps related to the floating rate Class A Notes].

Interest payments on the Class B Notes on each distribution date will be subordinated to administration fees, interest payments on the Class A Notes, [any payments due and payable to the swap counterparty, including any [senior] termination payments on interest rate swaps related to the floating rate Class A Notes,] and principal payments on the Class A Notes to the extent the aggregate principal balance of the Class A Notes as of the preceding distribution date exceeds the Aggregate ABS Value of the lease assets as of that distribution date.

No principal will be paid on the Class B Notes until principal on all classes of the Class A Notes has been paid in full. In addition, on each distribution date after an event of default occurs under the AART indenture and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the AART indenture, no interest will be paid on the Class B Notes until all principal and interest on the Class A Notes [and any [senior] termination payments due and payable to the swap counterparty with respect to the interest rate swaps related to the floating rate Class A Notes have been paid in full].

This subordination could result in reduced or delayed payments of principal and interest on the Class B Notes.]

[The Class C Notes are Subject to Greater Risk Because the Class C Notes are Subordinated to the Class A Notes and the Class B Notes	The Class C Notes bear greater risk than the Class A Notes and the Class B Notes because payments of interest and principal on the Class C Notes are subordinated, to the extent described below, to administration fees, payments of interest and principal on the Class A Notes and the Class B Notes [and any payments due and payable to the swap counterparty, including any [senior] termination payments on interest rate swaps related to the floating rate Class A Notes].

Interest payments on the Class C Notes on each distribution date will be subordinated to administration fees, interest payments on the Class A Notes and the Class B Notes, [any payments due and payable to the swap counterparty, including any [senior] termination payments on interest rate swaps related to the floating rate Class A Notes,] and principal payments on the Class A Notes and the Class B Notes to the extent the aggregate principal balance of the Class A Notes and the Class B Notes as of the preceding distribution date exceeds the Aggregate ABS Value of the lease assets as of that distribution date.

No principal will be paid on the Class C Notes until principal on the Class B Notes has been paid in full. In addition, on each distribution date after an event of default occurs under the AART indenture and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the AART indenture, no interest will be paid on the Class C Notes until all principal and interest on the Class A Notes and the Class B Notes [and any [senior] termination payments due and payable to the swap counterparty with respect to the interest rate swaps related to the floating rate Class A Notes have been paid in full].

This subordination could result in reduced or delayed payments of principal and interest on the Class C Notes.]

[Availability of Additional Lease Assets During the Revolving Period Could Shorten the Average Life of the Notes]	[During the revolving period, the issuing entity will not make payments of principal on the notes. Instead, the issuing entity will purchase additional secured notes from the depositor. These secured notes will be secured by additional lease assets sold by Ally Bank to ACOLT. The purchase of additional lease assets by ACOLT will lengthen the average life of the notes compared to a transaction without a revolving period. However, an unexpectedly high rate of collections on the lease assets during the revolving period, a significant decline in the number of lease assets available for purchase or the inability of Ally Bank to acquire new lease assets could affect the ability of ACOLT to purchase additional lease assets as security for additional secured notes to be sold to the issuing entity. If the issuing entity is unable to reinvest available funds by the end of the revolving period, then the average life of the notes will shorten.

Amounts allocable to principal payments on the notes that are not used to purchase additional lease assets during the revolving period will be deposited into the accumulation account. Among other early amortization events, it will be an early amortization event if the amount in the accumulation account on any distribution date during the revolving period exceeds [ ]% of the initial aggregate ABS Value of the lease assets. See “The Transfer Agreements and Servicing Agreements—The Revolving Period” in this prospectus supplement. If that happens, the revolving period will terminate and the amortization period will commence, shortening the average life of the notes.

A variety of unpredictable economic, social and other factors may influence the availability of additional lease assets. You will bear all reinvestment risk resulting from a longer or shorter than anticipated average life of the notes.]

If a Vehicle Manufacturer or Ally Financial, as Pull Ahead Agent, Offers a Pull Ahead Program, You Must Rely on the Pull Ahead Agent to Deposit Pull Ahead Payments. If the Pull Ahead Agent Fails to Make Pull Ahead Payments, the Issuing Entity Would Likely Experience a Shortfall in Collections and Consequently, there Might Be Reductions or Delays in Payments on the Notes.

Under a pull ahead program, a vehicle manufacturer, or Ally Financial as the pull ahead agent for the applicable vehicle manufacturer, may elect to permit a qualified lessee that is purchasing or leasing a new vehicle to terminate an existing lease prior to its scheduled lease end date without payment by the lessee of all or a portion of its remaining monthly payments under that lease, as described in “Residual Values—Pull Ahead Programs and other Early Termination Marketing Programs.” As a condition to the modification of a lease included in the lease assets to permit its early termination in a pull ahead program, under the pull ahead funding agreement the pull ahead agent must deliver the pull ahead payment for that lease asset to the servicer, and under the servicing agreement the servicer must deposit this payment into the ACOLT collection account. However, the obligation of the pull ahead agent to pay, and the servicer’s obligation to deposit, a pull ahead payment will not arise until the monthly period after the monthly period in which the lessee returned its vehicle to the dealer. Accordingly, as a practical matter, the lessee will have returned the leased vehicle up to a month prior to the time that the pull ahead payment is due from the pull ahead agent. If the pull ahead agent fails to make the pull ahead payment, the issuing entity would likely experience a shortfall in collections and you might experience reductions or delays in payments on your notes, due to several factors:

•	it is unlikely that the servicer or the issuing entity will be able to recover the unpaid monthly lease payments from lessees who have participated in a pull ahead program;

•	the servicer may be unable to prevent further participation in pull ahead programs by lessees even if the pull ahead agent has failed to make the pull ahead payments; and

•	if Ally Financial becomes insolvent or subject to a conservatorship or receivership, the ability of the issuing entity to obtain unpaid pull ahead payments will be subject to delays and possible reduction.

Failure to Comply with Consumer Protection Laws Governing the Lease Assets Could Reduce or Delay Payments on Your Notes	Numerous federal and state consumer protection laws, including the Michigan Consumer Protection Act, the federal Consumer Leasing Act of 1976 and Regulation M, administered by the CFPB, impose requirements on lessors and servicers of retail lease contracts of the type that secure the secured notes. In addition, many states have enacted comprehensive vehicle leasing statutes that, among other things, regulate disclosures to be made at the time a vehicle is leased. Failure to comply with these requirements may give rise to liabilities on the part of the servicer or the sponsor, and enforcement of the leases by the lessor may be subject to set-off as a result of noncompliance. Further, many states have adopted “lemon laws” that provide vehicle users, including lessees like those leasing the leased vehicles securing the secured notes, rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the lease of a substandard leased vehicle or could require the refund of all or a portion of lease payments previously paid by the lessee.

Ally Bank, as seller of the lease assets to ACOLT, will make representations and warranties to ACOLT regarding the characteristics of the lease assets, including that the lease assets comply in all material respects with all requirements of law. If Ally Bank breaches the representations and warranties regarding the lease assets, it must repurchase any affected lease assets from ACOLT and the payments received from the repurchase will be used to reduce the outstanding secured note principal balance by the corresponding amount. If Ally Bank fails to repurchase lease assets, you might experience reductions or delays in payments on your notes.

Timing of Principal Payments on Your Notes is Uncertain	Events that could result in principal being paid on your notes sooner than expected include:

•	higher than expected rate of early termination of the leases, including early terminations permitted under a pull ahead program; and

•	Ally Bank or the depositor repurchasing secured notes from the issuing entity or Ally Bank repurchasing lease assets from ACOLT as a result of breaches of representations, warranties or covenants as detailed in the accompanying prospectus under “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes—Sale and Assignment of Lease Assets” and “—Sale and Assignment of Secured Notes.”

Events that could result in principal being paid on your notes later than expected include:

•	delinquencies or losses on the lease assets;

•	lower than expected rate of early termination of the leases; or

•	extensions or deferrals on leases and delays in the disposition of any returned vehicles, if not covered by an advance made by the servicer.

The servicer may in its discretion, but is not obligated to, make advances, as described in “The Transfer Agreements and Servicing Agreements—Advances by the Servicer” in the accompanying prospectus. However, if advances are made, we can make no assurance as to whether these advances will be sufficient to reduce the outstanding principal balance on the notes to zero by the expected maturity date of your notes. The rate at which payments will be made on your notes will still be affected by the payment, early termination, liquidation and extension experience of the lease assets, all of which cannot be predicted.

Early termination of the leases may occur at any time without penalty. Early termination may result from permitted early terminations under a pull ahead program or otherwise, defaults on leases or casualty losses to the leased vehicles. Ally Bank may also be required to repurchase lease assets from ACOLT in specified circumstances. [In addition, the administrator has the option to purchase all of the assets of the issuing entity (other than certain accounts) after the aggregate ABS Value of the lease assets declines to [        ]% or less of the aggregate ABS Value of the lease assets as of the cutoff date, and the servicer has the option to purchase all the remaining lease assets from ACOLT after the aggregate ABS Value of the lease assets declines to [        ]% or less of the aggregate ABS Value of the lease assets as of the cutoff date and after payment in full of all obligations on the notes.]

Each early lease termination, repurchase of lease assets or purchase of the assets of the issuing entity described in the preceding paragraph will shorten the average lives of the securities then outstanding, and you will bear all reinvestment risk resulting from it.

Sale of the Lease Assets May Not Be Available as a Remedy for all Events of Default Under the AART Indenture	Events of default under the AART indenture will not constitute events of default under the ACOLT indenture. See “The Secured Notes—The ACOLT Indenture—ACOLT Events of Default; Rights Upon ACOLT Event of Default” in the accompanying prospectus. However, because the issuing entity will receive payments from excess collections under the payment priorities for ACOLT, it is likely that if there is a shortfall in principal or interest under the AART indenture there will also be a shortfall under the ACOLT indenture.

If an event of default occurs under both the AART indenture and the ACOLT indenture, the secured notes can be declared due and payable and the lease assets can be foreclosed upon or sold, as described in “The Secured Notes—The ACOLT Indenture—ACOLT Events of Default; Rights Upon ACOLT Event of Default” in the accompanying prospectus. However, if an event of default occurs under the AART indenture that is not an event of default under the ACOLT indenture, the notes can be declared due and payable and only the secured notes can be foreclosed upon or sold, as described in “The Notes—The AART Indenture—AART Events of Default; Rights Upon AART Event of Default” in the accompanying prospectus. The market for sale of the secured notes may be more limited than the market for sale of a portfolio of lease assets. If any sale of the secured notes is delayed or the secured notes cannot be sold, you might experience reductions or delays in payments on your notes.

[Concentrations of the Leases Could Result in Losses or Payment Delays on Your Notes]	[As of the cutoff date, [ %, %, %, % and %] of the leases (in each case based on the aggregate ABS Value of the lease assets as of the cutoff date) are related to lessees with mailing addresses in [ , , , and ], respectively. As a result of this geographic concentration, adverse economic factors such as unemployment, interest rates, the rate of inflation, consumer perception of the economy and legislative changes or other factors affecting these states could have a disproportionate impact on defaults on the leases and the ability to sell or dispose of the related leased vehicles for an amount at least equal to their stated residual value.

In addition, Ally Bank believes that a portion of the lessees under the leases are employees of the manufacturers of the related leased vehicles. Adverse changes in the automotive industry could have an impact on lessees who are employees of automotive manufacturers.]

New Car Incentive Purchase Programs and Other Market Factors May Reduce the Value of the Leased Vehicles	The pricing of used cars is affected by the supply and demand for those cars, which, in turn, is affected by consumer demand and tastes, economic factors (including the price of gasoline and closure of dealerships), the introduction and pricing of new car models and other factors. Decisions by a manufacturer with respect to new vehicle production and brands, pricing and incentives may affect used car prices, particularly those for the same or similar models. An increase in the supply or a decrease in the demand for used cars may negatively impact the resale value of the leased vehicles. Decreases in the value of those leased vehicles may, in turn, decrease the proceeds realized by ACOLT from leased vehicle sales (including after termination or default of a related lease), which could result in losses on your notes.

The Class A Notes are Subject to Risk Because Payments on the Class A Notes are Subordinated to Servicing and Administration Fees [and Other Payments]	The Class A Notes are subject to risk because payments of principal and interest on the Class A Notes are subordinated, as described below, to servicing and administration fees [and other payments].
The servicing fee will be paid prior to any payments on the secured notes, which are used to pay the noteholders. As a result, principal and interest payments on the Class A Notes on each distribution date will be subordinated to the administrator fee due to the administrator[,] [and] the servicing fee due to the servicer [and all payments owing to the swap counterparty in relation to the interest rate swaps, other than termination payments]. [Senior swap termination payments, if any, owing to the swap counterparty on the interest rate swaps related to the Class A Notes will be paid ratably with interest on the Class A Notes in proportion to their respective amounts.]

In addition, as provided in the administration agreement, principal and interest payments on the Class A Notes on each distribution date will be subordinated to the administration fee due to the administrator.

This subordination could result in reduced or delayed payments of principal and interest on the Class A Notes.

[The Issuing Entity May Issue Floating Rate Notes, but the Issuing Entity Will Not Enter into any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise; and the Allocation of the Floating Rate Notes Will Not Be Known until Pricing, which will Affect the Interest Payable on the Floating Rate Notes]

[The lease assets owned by the issuing entity bear interest at a fixed rate while the floating rate notes will bear interest at a floating rate based on One-Month LIBOR plus an applicable spread, if any. Even though the issuing entity may issue floating rate notes, it will not enter into any interest rate swaps or other derivative transactions in connection with the issuance of the floating rate notes.

If the floating rate payable by the issuing entity is substantially greater than the fixed rate received on the lease assets, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to pay, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes and certificates, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all securities, not just the holders of the floating rate notes, and a decrease in interest rates would increase the amounts available to the holders of all securities.

Additionally, the principal amount of the floating rate notes may not be known until the day of pricing, which may affect the amount of interest payable to the holders of the floating rate notes. The greater the amount of floating rate notes issued, the greater the amount of exposure the issuing entity will have to increases in the floating rate payable on the floating rate notes. Furthermore, if one of the tranches of the Class [ ] Notes has a very small principal amount, the liquidity of such tranche of Class [ ] Notes may be reduced.]

[Failure by the [Swap][Cap] Counterparty to Make Payments to the Issuing Entity and the Seniority of Payments Owed to the Swap Counterparty Could Reduce or Delay Payments on the Notes]	[As described further in the “The Transfer Agreements and Servicing Agreements—Interest Rate [Swaps][Caps]” in this prospectus supplement, the issuing entity will enter into related interest rate [swap(s)][cap(s)] because the secured notes owned by the issuing entity will bear interest at a fixed rate while the floating rate notes will bear interest at a floating rate based on [One]-Month LIBOR plus an applicable spread, if any.

[If floating interest rates rise above the [fixed rate on the swap][the strike level on the cap], the [swap][cap] counteraprty will owe payments to the issuing entity, and the higher floating interest rates become, the more dependent the issuing entity will be on receiving those payments from the [swap][cap] counterparty in order to make payments on the notes. In addition, the obligations of the [swap][cap] counterparty under the interest rate [swaps][caps] are unsecured. If the [swap][cap] counterparty fails to pay the [net] amount due, you may experience delays or reductions in the interest and principal payments on your notes.]

[If the floating rate payable by the swap counterparty is less than the fixed rate payable by the issuing entity, the issuing entity will be obligated to make payments to the swap counterparty. The swap counterparty will have a claim on the assets of the issuing entity for the net amount due, if any, to the swap counterparty under the interest rate swap. Except in the case of specified termination payments, as discussed below, amounts owing to the swap counterparty will be senior to payments on the notes and the certificates. These payments to the swap counterparty could cause a shortage of funds available on any distribution date, in which case you may experience delays or reductions in interest and principal payments on your notes.]

[In addition, if the interest rate swap terminates, a termination payment may be due to the swap counterparty. If the termination is the result of a default by or other circumstance with respect to the issuing entity, the payment to the swap counterparty would, and, if the termination is the result of the bankruptcy of the swap counterparty, the payment to the swap counterparty may be required by the bankruptcy court to, be made by the issuing entity out of funds that would otherwise be available to make payments on the notes and would be paid from available funds, and senior swap termination payments on the interest rate swap would be equal in priority to payments of interest on the Class A Notes and senior to all other payments on the notes. The amount of the termination payment will be based on a measure of the market value of the interest rate swap at the time of termination in accordance with procedures set forth in the applicable primary [swap][cap]. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes and certificates. In that event, you may experience delays or reductions in interest and principal payments on your notes.]

The issuing entity will make payments to the swap counterparty out of, and will include receipts from the swap counterparty in, its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, the impact of any net amount due to the swap counterparty, if any, would be to reduce the amounts available for distribution to holders of all securities, not just holders of floating rate notes.]

[Holders of the Class B Notes and the Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur	The most senior outstanding class of notes will be the “controlling class.” Thus, while any Class A Notes are outstanding, that will be the controlling class. Thereafter, as long as any Class B Notes are outstanding, that will be the controlling class. Only thereafter will the Class C Notes be the controlling class.

The rights of the controlling class will include the following:

•	following an event of default under the AART indenture, to direct the AART indenture trustee to exercise one or more of the remedies specified in the AART indenture relating to the property of the issuing entity, including a sale of the secured notes;

•	following a administrator default, to waive the administrator default or to terminate the administrator;

•	to remove the AART indenture trustee and appoint a successor; and

•	to consent to specified types of amendments to the AART indenture and the transfer agreements and servicing agreements.

In exercising any rights or remedies, the controlling class may act solely in its own interests. Therefore, holders of Class B Notes or Class C Notes that are subordinated to the controlling class will not be able to participate in the determination of any proposed actions that are within the purview of the controlling class, and the controlling class could take actions that would adversely affect the Class B Notes or the Class C Notes.

Furthermore, the issuing entity’s failure to make a timely payment of interest will constitute an event of default under the AART indenture only if the failure relates to the controlling class.]

SUMMARY OF TRANSACTION PARTIES*

*	This chart provides only a simplified overview of the relationships between the key parties to the transaction refer to this prospectus supplement and the accompanying prospectus for a further description.
**	[The [Class A-1 Notes,] [the Class D Notes and the] certificates are not offered hereby and will instead be sold in one or more private placements or retained by the depositor initially.]

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The AART owner trustee and the ACOLT owner trustee are not affiliates of any of the depositor, the sponsor, the servicer, the administrator, the issuing entity, ACOLT, or either the ACOLT indenture trustee or the AART indenture trustee. However, the AART owner trustee and the ACOLT owner trustee and one or more of their affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the sponsor, the servicer, the administrator, the issuing entity, ACOLT, the AART indenture trustee, the ACOLT indenture trustee or affiliates of any of them, which are distinct from their roles as the AART owner trustee or the ACOLT owner trustee, including transactions both related and unrelated to the securitization of automotive leases and leased vehicles. The ACOLT owner trustee and its affiliates, during the past two years, have not engaged in any transactions that are material to this transaction with any of the depositor, the sponsor, the servicer, the administrator, the issuing entity, ACOLT or affiliates of any of them that are outside of the ordinary course of business or that are other than at arm’s length.

The AART indenture trustee and the ACOLT indenture trustee are not affiliates of any of the depositor, the sponsor, the servicer, the administrator, the issuing entity, ACOLT or either the AART owner trustee or the ACOLT owner trustee. However, the AART indenture trustee and the ACOLT indenture trustee and one or more of their affiliates may, from time to time, engage in arm’s-length transactions with the depositor, the sponsor, the servicer, the administrator, the issuing entity, ACOLT, the ACOLT owner trustee or affiliates of any of them, which are distinct from their roles as the ACOLT indenture trustee or the AART indenture trustee, including transactions both related and unrelated to the securitization of automotive leases and leased vehicles. The AART indenture trustee, the ACOLT indenture trustee and their affiliates, during the past two years, have not engaged in any transactions that are material to this transaction with any of the depositor, the sponsor, the servicer, the administrator, the issuing entity, ACOLT or affiliates of any of them that are outside of the ordinary course of business or that are other than at arm’s length.

[[                ], an underwriter for the [                ] notes, and the [swap counterparty] [[AART ] owner trustee and the ACOLT owner trustee][AART indenture trustee and the ACOLT indenture trustee] are affiliates and engage in other similar transactions with each other involving securitizations.]

The sponsor, the servicer, the administrator and the depositor are affiliates and may engage in transactions with each other involving securitizations of retail automotive instalment sales contracts and retail automotive leases, including public offerings and private placements of asset-backed securities, as well as commercial paper conduit financing of retail automotive instalment sale contracts and retail automotive leases, including those described in this prospectus supplement and others. Specifically, the depositor and Ally Bank have entered into an intercompany advance agreement through which the depositor may borrow funds from Ally Bank to fund its general operating expenses and, for some securitization transactions in which the depositor acts as the depositor, to pay for a portion of the secured notes pursuant to the sale and contribution agreement and transaction expenses. Similarly, ACOL LLC and Ally Bank may enter into an intercompany advance agreement, through which ACOL LLC may borrow funds from Ally Bank to fund its general operating expenses. Under any intercompany advance agreement, the loans will bear a market rate of interest and have documented repayment terms. [Prior to the sale of the lease assets to ACOLT, the entire pool of lease assets related to this transaction will be repurchased by Ally Bank from an indirect wholly-owned subsidiary to which Ally Bank previously sold such lease assets].

On the [initial] closing date, the issuing entity is issuing certificates not offered hereby. The depositor will initially retain the certificates, which represent the equity in the issuing entity. Therefore, the issuing entity is a direct subsidiary of the depositor and an indirect subsidiary of the sponsor. The depositor retains the right to sell all or a portion of the certificates at any time. Following any such sale to an unaffiliated third party, the issuing entity may cease to be an affiliate of either the sponsor or the depositor. The issuing entity has not engaged, and will not engage, in any material transactions with the sponsor or the depositor that are outside of the ordinary course of business or that are other than at arm’s length.

SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACOLT AND AART ACCOUNTS*

Lessees of Leased Vehicles
Payments on Leases
Servicer
Purchasers of Leased Vehicles
Proceeds of Sale of Leased Vehicles
Sponsor
Reimbursement of Liquidation Expenses
Total Servicing Fees & Servicer Advances Reimbursement
Purchase Payment
Payments on Lease Assets
Servicer Advances
Administrative Payments
Warranty Payments
Pull Ahead Payments
Certificateholder
Amounts to ACOLT Certificateholder
ACOLT Collection Account
Deposits
Withdrawals
Excess Funds
Reserve Account
Excess Payments
Applied Payments Ahead
Payments on Secured Notes
AART Collection Account Shortfall Amount
Payment Ahead Serving Account
AART Collection Account

SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACOLT AND AART ACCOUNTS*

Administrator
Sponsor
Purchase Payments
Administrative Payments
Administration Fees
Warranty Payments
AART Collection Account
AART Collection Account Shortfall Amount
ACOLT
Payments on Secured Notes
Interest and Principal
Excess Funds
Note Distribution Account
Certificateholders
Interest and Principal
Noteholder

See “The Transfer Agreements and Servicing Agreements—Distributions on the Notes—Priorities for Distributions from AART Collection Account[: Amortization Period]” for a description of the relative priorities of each class.

THE ISSUING ENTITY

The issuing entity, Ally Auto Receivables Trust 20 -SN , is a statutory trust formed under the laws of the State of Delaware with a fiscal year end of December 31. The issuing entity will be established and operated pursuant to a trust agreement dated on or before the anticipated [initial] closing date of                 , 20__, which is the date the issuing entity will initially issue the notes and certificates.

The issuing entity will engage in only the following activities:

•	acquire, hold and manage the secured notes and other assets of the issuing entity;

•	issue securities;

•	[enter into and make payments under the interest rate [swaps][caps] to the floating rate notes;]

•	make payments on the securities; and

•	take any action necessary to fulfill the role of the issuing entity in connection with the notes and the certificates.

The issuing entity’s principal offices are in [            ], in care of [            ], as AART owner trustee, at the address listed in “The AART Owner Trustee and the ACOLT Owner Trustee” below:

Capitalization of the Issuing Entity

The following table illustrates the capitalization of the issuing entity as of [                ], 20[__], the [initial] cutoff date, as if the issuance of the notes and certificates had taken place on that date:

Class A-1 Asset Backed Notes	$
Class A-2[a] Asset Backed Notes
[Class A-2b Asset Backed Notes]
Class A-3[a] Asset Backed Notes
[Class A-3b Asset Backed Notes]
Class A-4[a] Asset Backed Notes
[Class A-4b Asset Backed Notes]
Class B Asset Backed Notes
Class C Asset Backed Notes
[Class D Asset Backed Notes]
Asset Backed Certificates
AART Overcollateralization Amount
Total Issuing Entity Capitalization
ACOLT Overcollateralization Amount
Total Transaction Capitalization

The [Class A-1 Notes and] [the Class D Notes] and the certificates are not being offered by this prospectus supplement or the accompanying prospectus and instead will be sold in one or more private placements or retained by the depositor initially. The certificates represent the equity of the issuing entity and will be issued under the trust agreement. The depositor will retain initially the certificates[, the Class A-1 Notes] [and the Class D Notes]. All or a portion of the certificates[, the Class A-1 Notes] [and the Class D Notes] may be sold by the depositor at any time in one or more private placements.

The AART Owner Trustee and the ACOLT Owner Trustee

[Insert description of the AART owner trustee and the ACOLT owner trustee].

THE SPONSOR

Ally Bank is the sponsor of the transaction set forth in this prospectus supplement and in the accompanying prospectus. Ally Bank has securitized its lease assets in one registered offering in 2012, one registered offering is 2013, two registered offerings in 2014 and one registered offering in 2015. Ally Bank has securitized its retail auto receivables in five registered offerings in 2010, five registered offerings in 2011, five registered offerings in 2012, two registered offerings in 2013, three registered offerings in 2014 and one registered offering in 2015. Ally Bank completed two private placement retail auto transactions in 2009, one private placement retail auto transaction in 2012, one private placement lease transaction in 2011 and one private placement retail auto transaction in 2014. In those retail and lease securitizations, Ally Bank sponsored trusts and issuing entities have issued securities with an aggregate initial principal balance of approximately $35.2 billion. Ally Bank has securitized its wholesale receivables in one registered offering and four private placement transactions in 2010, four registered offerings and one private placement transaction in 2011, five registered offerings in 2012, two registered offerings in 2013, five registered offerings in 2014 and three registered offerings in 2015, with the publicly offered and privately placed notes having an aggregate initial principal balance of approximately $17.1 billion. As of June 30, 2015, none of the prior securitizations sponsored by Ally Bank have defaulted or experienced an early amortization or similar triggering event.

For further details with respect to Ally Bank’s prior auto lease originations and public securitizations over the prior five years, see “Appendix A—Static Pool Data” in this prospectus supplement.

REPURCHASE HISTORY

The transaction documents contain covenants requiring Ally Bank to repurchase a lease asset for the breach of representation or warranty in certain circumstances. [In the prior three years, none of Ally Bank, Ally Financial, the depositor, the ACOLT indenture trustee, the AART indenture trustee, the ACOLT owner trustee or the AART owner trustee received a demand to repurchase any lease asset securitized by Ally Bank, ACOLT or the depositor.] The depositor, as a securitizer, will disclose all demands to repurchase any lease asset securitized by it on SEC Form ABS-15G. The depositor filed its most recent Form ABS-15G on [February 12, 2015]. The depositor’s CIK number is 0001477336. For more information on obtaining a copy of the report, when filed, see “Where You Can Find More Information” in the accompanying prospectus.

[The following table provides information regarding the demand, repurchase and replacement history with respect to the lease assets securitized by Ally Bank during the period from [                ] to [                ].

Name of Issuing Entity	Check if Registered	Name of Originator	Total Lease Assets in ABS by Originator	Lease Assets That Were Subject of Demand	Lease Assets That Were Repurchased or Replaced	Lease Assets Pending Repurchase or Replacement (within cure period)	Demand in Dispute	Demand Withdrawn	Demand Rejected
Ally Auto Receivables Trust 20- CIK #				# $ %	# $ %	# $ %	# $ %	# $ %	# $ %
Ally Auto Receivables Trust 20- CIK #				# $ %	# $ %	# $ %	# $ %	# $ %	# $ %
Ally Auto Receivables Trust 20- CIK #				# $ %	# $ %	# $ %	# $ %	# $ %	# $ %

Total

THE LEASE ASSETS AND THE SECURED NOTES

Criteria Applicable to the Selection of [Initial] Lease Assets

Ally Bank acquires leases and the related leased vehicles from dealers under a supplemental dealer agreement. Each [initial] lease and the related leased vehicle included by ACOLT as collateral for the [initial] secured notes was selected by Ally Bank from Ally Bank’s portfolio of leases originated in the states in which VAULT operates based on several criteria, including that it must meet the following eligibility criteria as of the closing date (except as otherwise noted):

•	at lease inception the leased vehicle is a new [or used] automobile or light duty truck;

•	the lease has an original scheduled term of [12] to [48] months [and a remaining term of not less than [ ] months];

•	the lease was originated or acquired by Ally Bank or its affiliates in the ordinary course of business;

•	the related dealer is located in the United States and each lessee has a billing address in the United States;

•	the lease provides for level monthly payments, except that the first and last monthly payments may differ from the level payments;

•	the lease complies with applicable federal, state and local laws;

•	the lease represents a binding obligation of the lessee;

•	the lease is in force and not terminated;

•	as of the [initial] cutoff date, the lease was not considered past due, that is, the payments due on that lease in excess of $25.00 have been received within 30 days of the payment date;

•	no lease asset is a Liquidating Lease Asset;

•	the lessee is required to maintain physical damage and liability insurance policies;

•	the lease and the related leased vehicle are legally assigned to ACOLT;

•	the lease was originated in the United States; and

•	the lessee is required to pay all costs relating to taxes, insurance and maintenance for the leased vehicle.

[Additional lease assets sold by Ally Bank to ACOLT during the revolving period must meet substantially similar criteria. See “Criteria Applicable to the Selection of Additional Lease Assets During the Revolving Period” below. However, these criteria will not ensure that each subsequent pool of additional lease assets will share the exact characteristics as the initial pool of lease assets. As a result, the composition of the aggregate lease assets will change as additional lease assets are purchased by ACOLT on each additional closing date during the revolving period.]

The [initial] pool of lease assets was selected from Ally Bank’s portfolio of lease assets that meet the criteria described above and other administrative criteria utilized by Ally Bank from time to time, and no selection procedures believed by Ally Bank to be adverse to ACOLT, the ACOLT indenture trustee, the ACOLT owner trustee, the holder of the secured notes, the holder of the equity certificates of the ACOLT series and the AART indenture trustee were utilized in selecting the [initial] pool of lease assets from those lease assets of Ally Bank that meet the above criteria.

Characteristics of the [Initial] Lease Assets

Except as otherwise noted, each of the percentages and averages in the following tables is computed on the basis of the ABS Value of each lease asset as of the [initial] cutoff date. The following tables describe the [initial] lease assets as of the [initial] cutoff date. The Aggregate ABS Value in the tables may not add up to the total capitalization of the issuing entity due to rounding. In the following tables and elsewhere in this prospectus supplement, “Lease Residual” is the lesser of ALG Residual, as adjusted as set forth under “Description of Auto Lease Business of Ally Bank—Determination of Residual Value” in the accompanying prospectus, and the Stated Residual Value, in each case, set at lease inception; and “Adjusted MSRP”is the manufacturer’s suggested retail price or “MSRP” of the leased vehicle plus the value, at lease inception, of any dealer installed options minus the value of any equipment removed from the leased vehicle. With respect to the pool of lease assets, none of the ALG Residuals have been adjusted above the ALG Residual. As used in the following tables and elsewhere in this prospectus supplement, “Discounted Lease Residual” is the net present value of the Lease Residual, discounted at the Discount Rate, consistent with the definition of ABS Value. A “FICO Score” is a measurement, as of lease inception, designed by Fair, Isaac & Company and calculated by the major credit bureaus using collected information to assess credit risk. The amount in the column for “average” in the calculation of “Original FICO Score” is based on a weighting by ABS Value of each lease asset as of the cutoff date and excludes lease assets for which no FICO Score is available or for which the obligor is a business account. Of the [            ] FICO Scores excluded from the weighted average FICO Score, [            ], or [            ]%, are business accounts and the remaining [            ], or [            ]%, are for accounts for which FICO Scores are unavailable. In the table, “Distribution of the [Initial] Lease Assets by Original FICO Score,” those excluded accounts make up the “Business Accounts and Unavailable” category.

[To the extent material, insert data regarding the number of lease assets included in the [initial] lease asset pool that have been subject to a waiver, modification or extension, including a description of the type of waiver, modification and extension.]

As used in the following table, the average “Remaining Term (In Months),” average “Seasoning (In Months)” and average “Original Term (In Months)” are the weighted averages of such terms weighted by ABS Value of each lease asset as of the cutoff date. The following tables describe the pool of lease assets as of the cutoff date. [Percentages may not equal 100.00% due to rounding.]

Composition of the [Initial] Lease Asset Pool

	Average	Minimum	Maximum
ABS Value
Discounted Lease Residual
Seasoning (In Months)
Remaining Term (In Months)
Original Term (In Months)
Original FICO Score
Discounted Lease Residual as a % of Initial ABS Value
Discounted Lease Residual as a % of Adjusted MSRP
Percentage of New Vehicles

The net present value of the Lease Residual of the lease assets securing any series of secured notes will constitute less than 65% of the securitized Aggregate ABS Value of those lease assets as of the [applicable initial] cutoff date [or subsequent cutoff date].

Distribution of the [Initial] Lease Assets by Original Term

Original Term	Number of Lease Assets		Percentage of Total Number of Lease Assets		Initial ABS Value			Percentage of Initial ABS Value		Aggregate Lease Residual as a % of Aggregated Adjusted MSRP
0 to 12	[	]	[	]%	$	[0.00	]	[	]%	[	]%
13 to 24	[	]	[	]%		[0.00	]	[	]%	[	]%
25 to 36	[	]	[	]%		[0.00	]	[	]%	[	]%
37 to 39	[	]	[	]%		[0.00	]	[	]%	[	]%
40 to 48	[	]	[	]%		[0.00	]	[	]%	[	]%

Total	[	]	[	]%	$	[0.00	]	[	]%	[	]%

Distribution of the [Initial] Lease Assets by Remaining Lease Term

Scheduled Lease-End Date	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value	Lease Residual as a % of Adjusted MSRP
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
[Month, Year] [Month, Year]
Total

Distribution of the [Initial] Lease Assets by State

The pool of lease assets includes lease assets originated in [    ] states [and the District of Columbia]. The following table sets forth the number and percentage of the Initial ABS Value and total number of lease assets in the states with the largest concentration of lease assets. No other state accounts for more than [            ]% and [            ]% of the total number of lease assets and Initial ABS Value, respectively. [Management believes that there are no factors unique to any state or region in which 10% or more of the lease assets are located that may materially impact the issuing entity’s ability to pay principal and interest on the notes.] [Describe economic or other factors specific to any state or region in which obligors in respect of 10% or more of the pool of assets are located to the extent that they may materially impact pool cash flows.] The distribution of the [initial] lease assets as of the cutoff date, based on the billing address of the lessee on the lease, was as follows:

State	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value
[State]		%	$
[State]		%
[State]		%
[State]		%
[State]		%
Other		%

Total		%	$

Distribution of the [Initial] Lease Assets by Vehicle Make

Vehicle Make	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value
[Make]		%	$	%
[Make]		%		%
[Make]		%		%
[Make]		%		%
[Make]		%		%
[Make]		%		%
Total		%		%

Distribution of the [Initial] Lease Assets by Vehicle Model

Vehicle Model	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value
[Model]		%	$	%
[Model]		%		%
[Model]		%		%
[Model]		%		%
[Model]		%		%
[Model]		%		%
Total		%		%

Distribution of the the [Initial] Lease Assets by Original FICO Score

FICO Band	Number of Lease Assets	Initial ABS Value at [Initial] Cutoff Date	Percentage of Initial ABS Value
Business and Unavailable		$	%
[ ] to [ ]		$	%
[ ] to [ ]		$	%
[ ] to [ ]		$	%
[ ] to [ ]		$	%
[ ] to [ ]		$	%
[ ] to [ ]		$	%
[ ] to [ ]		$	%

Total		$	%

[Criteria Applicable to the Selection of Additional Lease Assets During the Revolving Period

The additional lease assets acquired by Ally Bank and included by ACOLT as collateral for additional secured notes will be selected by Ally Bank from Ally Bank’s portfolio based on several criteria, including that they must meet the following eligibility criteria:

•	at lease inception the leased vehicle is a new [or used] automobile or light duty truck;

•	the lease has an original scheduled term of [12] to [48] months [and a remaining term not less than [ ] months];

•	the lease was originated or acquired by Ally Bank or its subsidiaries in the ordinary course of business;

•	the related dealer is located in the United States and each lessee has a billing address in the United States;

•	the lease provides for level monthly payments, except that the first and last monthly payments may differ from the level payments;

•	the lease complies with applicable federal, state and local laws;

•	the lease represents a binding obligation of the lessee;

•	the lease is in force and not terminated;

•	as of the applicable additional cutoff date, the lease was not considered past due, that is, the payments due on that lease in excess of $25.00 had been received within 30 days of the payment date;

•	no lease asset is a Liquidating Lease Asset;

•	the lessee is required to maintain physical damage and liability insurance policies;

•	the lease and the related leased vehicle are legally assigned to ACOLT;

•	the lease was originated in the United States; and

•	the related lessee is required to pay all costs relating to taxes, insurance and maintenance for the leased vehicle.

The additional lease assets will be selected from Ally Bank’s portfolio of lease assets that meet the criteria described above and other administrative criteria utilized by Ally Bank from time to time, and no selection procedures believed by Ally Bank to be adverse to the noteholders were utilized in selecting the additional lease assets from those leases of Ally Bank that meet the above criteria.]

[Depositor Review of the Additional Lease Assets Pools

The depositor will perform a pool review of the [potential] pools of lease assets in order to provide reasonable assurance that the information contained in the Form 10-D related to the end of the revolving period and the Form 10-D related to the last monthly period of the issuing entity’s fiscal year regarding the pools of additional lease assets is accurate in all material respects. The pool review will include a process review and a data and disclosure review. For certain aspects of the pool review for the additional lease assets, the depositor will engage a third party to assist. The depositor will use procedures similar to the procedures used in the pool review for the initial lease assets. The depositor will disclose the results of the pool review related to the additional lease assets in the Form 10-D related to the end of the revolving period and the Form 10-D related to the last monthly period of the issuing entity’s fiscal year.]

Terms of the Secured Notes

The secured notes to be sold by Ally Bank to the depositor and by the depositor to the issuing entity will be issued by ACOLT on the closing date. Each secured note:

•	has the benefit of a first priority security interest in the lease assets;

•	contains enforceable provisions to render the rights and remedies of secured noteholders adequate for realization against the collateral of the benefits of security;

•	has a final scheduled distribution date of [ ], 20[ ]; and

•	will bear interest at a rate, which we refer to as the “Secured Note Rate,” of [ ]% per annum.

Ally Bank, as seller of the secured notes, will make representations and warranties to the depositor regarding the terms of the secured notes described above. The representations and warranties regarding the secured notes will then be assigned by the depositor to the issuing entity. If Ally Bank breaches the representations and warranties regarding the secured notes, it must repurchase any affected secured notes from the issuing entity.

Depositor Review of the [Initial] Lease Asset Pool

The depositor is required to perform a review (the “pool review”) of the pool of [initial] lease assets in order to provide reasonable assurance that the information contained in this prospectus supplement and the accompanying prospectus regarding the pool of [initial] lease assets is accurate in all material respects. The pool review entailed consideration of ongoing processes and procedures used by Ally Financial and Ally Bank (the “process review”), as well as the performance of specified actions with respect to disclosure about the pool of [initial] lease assets and the underlying data on which that disclosure was based (the “data and disclosure review”). For certain aspects of the pool review, the depositor engaged a third party to assist. The depositor designed the procedures used in the pool review, assumes the responsibility for the sufficiency of those procedures, and attributes to itself all findings and conclusions of the pool review.

For the process review, the depositor monitored internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated or acquired lease assets and the accuracy, efficiency and reliability of leasing systems and operations. Ally Financial and Ally Bank have internal functions that carry out these processes and procedures, such as:

•	[Quality assurance, which tests previously originated or acquired lease assets to check for compliance with applicable underwriting criteria and documentation requirements and accurate entry of data into the principal databases and other management information systems of the sponsor and the servicer (the “information databases”),]

•	[Lease review, which tests, among other things, the quality of originated portfolios and the adherence of originations to established policies,]

•	Risk reporting, which monitors losses, delinquencies, credit quality and exceptions to servicing policies, and

•	Internal audit, which independently performs periodic internal control reviews of various processes including the auto lease origination and reporting system processes.

The first part of the data and disclosure review tested the accuracy of the individual lease data contained in the information databases. The depositor uses the information databases to assemble an electronic data tape containing relevant data on the lease asset pool. From this tape, the depositor constructs the pool composition and stratification tables in “The Lease Assets and the Secured Notes” in this prospectus supplement and verifies the eligibility criteria in “The Lease Assets and the Secured Notes—Criteria Applicable to the Selection of [Initial] Lease Assets” in this prospectus supplement and the representations and warranties in “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes” in the accompanying prospectus.

Through random processes, [            ] lease assets (the “reviewed lease assets”) in the pool were selected. The servicer and the sponsor made available an electronic copy of the pertinent underlying documentation and data records for each reviewed lease asset (collectively, the “lease asset document file”).

First, approximately [    ] different aspects, or data points, of each lease asset document file, values such as [FICO score, original term and residual value, along with elements such as a certificate of title], were noted. These data points were either compared to the corresponding information in the electronic data tape or evaluated for compliance with an eligibility criterion or a representation and warranty, to determine whether any inaccuracies existed. In some cases, the depositor specified permissible tolerances for variances. Of the approximately [            ] aggregate data points checked, a total of [    ] appeared to be erroneous. [Insert description of errors found.]

In addition, selected values associated with the reviewed lease assets were recomputed to assess their accuracy. The servicer provided records regarding payments made by the related lessees prior to the cutoff date so that the ABS Value and remaining term for each reviewed lease asset could be recomputed. Based on information in the lease asset document file, the residual value for the related financed vehicle was also recomputed. [These recomputations did not indicate any errors.]

A second aspect of the data and disclosure review consisted of a comparison of the statistics contained in “The Lease Assets and the Secured Notes” in this prospectus supplement to data in, or derived from, the information databases. The review consisted of a recalculation from the data in the information databases of the number of leases, monetary amounts, amounts and percentages displayed in “The Lease Assets and the Secured Notes” in this prospectus supplement. Matters not exceeding plus or minus 0.5 percent of the number of contracts, monetary amounts, amounts or percentages were not considered exceptions. This comparison found no exceptions within the specified parameters.

The third aspect of the data and disclosure review evaluated the information contained in the accompanying prospectus regarding the pool of lease assets under “Description of Auto Lease Business of Ally Bank—Acquisition and Underwriting of Motor Vehicle Leases,” “Description of Auto Lease Business of Ally Bank—Determination of Residual Value,” “The Lease Assets,” “The Servicer—Servicing Procedures,” “The Servicer—Vehicle Disposition Process,” “The Servicer—Vehicle Disposition Process,” “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes,” “The Transfer Agreements and Servicing Agreements—Additional Sales of Lease Assets” and “Legal Aspects of the Secured Notes and the Lease Assets” in the accompanying prospectus. The depositor confirmed with the responsible personnel of the sponsor and the servicer that the description of the business practices, contract terms and legal and regulatory considerations, and the other information with respect to the pool of lease assets, contained in those sections is accurate. The depositor also reviewed internal management reports periodically generated by these personnel that bear on the matters discussed in those sections of the accompanying prospectus.

The depositor has concluded that the findings of the pool review provide it with reasonable assurance that:

•	the error[s] identified in the first aspect of the data and disclosure review [are] not indicative of any systemic problems with the processes within the sponsor and the servicer that generate information regarding lease assets for use in this prospectus supplement and the accompanying prospectus;

•	the pool composition and stratification tables contained in “The Lease Assets and the Secured Notes” in this prospectus supplement are accurate in all material respects;

•	the pool of [Initial] lease assets satisfies the selection criteria and the representations and warranties in all material respects; and

•	the disclosure regarding the pool of lease assets contained in the sections of the accompanying prospectus cited in the preceding paragraph is accurate in all material respects.

Exceptions to Underwriting Guidelines

A [small] number of receivables in the pool of lease assets constitute exceptions to the underwriting criteria of Ally Bank, as described in “Acquisition and Underwriting—Underwriting Exceptions” in the accompanying prospectus. Ally Bank monitors exceptions to the underwriting criteria, with the goals of limiting exceptions to a small portion of approved applications and rarely permitting more than a single exception for any lease asset. The depositor elected to include these lease assets in the pool of 20    -SN pool for the offering. These lease assets were included in the pool on the basis that the depositor has historically securitized lease assets with these characteristics and these exceptions are immaterial. [For lease assets sold to the issuing entity during the revolving period, the issuing entity will disclose on the Form 10-D related to the end of the revolving period and the Form 10-D related to the last monthly period of the issuing entity’s fiscal year any additional lease assets sold to the issuing entity after the initial closing date that constitute exceptions to the underwriting criteria of Ally Bank.]

The following table explains the nature of the exceptions. All but [    ] of these lease assets exceeded only a single underwriting criterion: [    ] lease asset has two “layered” exceptions and [    ] have more than two “layered”

exceptions. As used in the table below, a “collateral characteristic” is an underwriting criteria primarily related to the leased vehicle, such as advances, and a “credit characteristic” is an underwriting criteria primarily related to the creditworthiness of the lessee, such as the payment-to-income ratio or debt-to-income ratio. The initial ABS Value of these exception lease assets is $[            ].

Nature of Exception	Number of Lease Assets		Percentage of Initial ABS Value
Collateral characteristic exceeding guideline	[	]	[	]%
Credit characteristic exceeding guideline	[	]	[	]%

Total	[	]	[	]%

THE SPONSOR’S PORTFOLIO DATA

Delinquency, Repossession and Credit and Residual Loss Data on Ally Bank Lease Assets

For Ally Bank’s entire U.S. portfolio of new and used retail automobile and light duty truck lease assets, the tables on the following pages show Ally Bank’s experience for:

•	delinquencies;

•	repossessions; and

•	credit and residual losses.

Fluctuations in delinquencies, repossessions and credit and residual losses generally follow trends in the overall economic environment and may be affected by such factors as:

•	competition for lessees;

•	the supply and demand for cars and light duty trucks;

•	consumer debt burden per household;

•	personal bankruptcies; and

•	values at which the residual values are booked.

There can be no assurance that the delinquency, repossession and credit and residual loss experience on the lease assets will be comparable to that set forth below or that the factors or beliefs described above will remain applicable.

Vehicle Lease Delinquency Information

“Average Number of Lease Contracts Outstanding” is computed by taking the simple average of the month-end outstanding amount for each period presented. The period of delinquency in this table is based on the number of days that the scheduled monthly payments in excess of $25 are contractually past due (excluding bankruptcies). For the purposes of this portfolio delinquency table, the sponsor uses the “OTS Method,” which treats a loan as delinquent if a payment is due and payable and no payment is received by the close of business on the scheduled payment date in the following month. The sponsor uses this method in preparing the periodic reports that are filed with its banking regulators. For the purposes of the transaction specific delinquency calculations and eligibility criteria in this prospectus supplement and the monthly servicer reports, the servicer will calculate delinquencies using the mortgage bankers association method, which treats a loan as delinquent if a payment is due and payable and no payment is received by the close of business 30 days after the original payment due date. “Month-End Delinquency Dollars” represent the remaining book value of the assets as of the ledger closing date for the month.

At or for the Year Ended December 31,
Leases	20		20		20		20		20
Average Number of Lease Contracts Outstanding
Month-End Delinquency Dollars(1)
31-60 Days	[	]%	[	]%	[	]%	[	]%	[	]%
61-90 Days	[	]%	[	]%	[	]%	[	]%	[	]%
Days or more	[	]%	[	]%	[	]%	[	]%	[	]%

Our current practice is generally to write off leases, other than those with respect to which the related lessee is in bankruptcy, at the point amounts are deemed to be uncollectible, which usually is at the point of repossession. We will normally begin repossession activity once the lease becomes 60 days past due.

Default and Loss Experience

Averages are computed by taking the simple average of the month-end outstanding amount for each period presented. “Number of Repossessions Sold” means the number of repossessed leased vehicles that have been sold by Ally Bank in a given period. “Number of Repossessions Sold” and “Losses on Repossessions” (in each row where they are used) include losses on “skips,” a circumstance in which the leased vehicle can no longer be found. The number of skips were [[            ] in 2010, [            ] in 2011, [            ] in 2012, [            ] in 2013 and [    ] in 2014]. “Lease Balance Outstanding” means the net book value of Ally Bank’s outstanding leases. “Losses on Repossessions” represents the difference between the net principal balance, which is the principal portion of the remaining monthly payments plus the Stated Residual Value, of lease contracts determined to be uncollectible in the period and the net proceeds from disposition of the related leased vehicles, and does not include any post-disposition recoveries. “Manufacturer’s Support Payments” includes both interest rate support, where the implied lease rate under the lease, upon lease origination, is lower than current market rates, and residual value support, where the Stated Residual Value is higher than the ALG Residual upon lease origination.

At or For the Year Ended December 31,
	20		20		20		20		20
Ending Number of Lease Contracts Outstanding
Average Number of Lease Contracts Outstanding
Number of Repossessions Sold
Number of Repossessions Sold as a Percentage of Ending Number of Lease Contracts Outstanding										%
Number of Repossessions Sold as a Percentage of Average Number of Lease Contracts Outstanding										%
Losses on Repossessions (Without Giving Effect to Manufacturer’s Support Payments) as a Percentage of Ending Dollar Amount of Lease Balance Outstanding		%		%		%		%		%
Losses on Repossessions (Without Giving Effect to Manufacturer’s Support Payments) as a Percentage of Average Dollar Amount of Lease Balance Outstanding		%		%		%		%		%

Vehicle Return Experience

The information in the following table includes only returned vehicles sold by Ally Bank and excludes vehicles sold to consumers and repossessed vehicles. Ally Bank believes that substantially all of the leased vehicles in its U.S. lease portfolio are returned to Ally Bank upon scheduled or early termination of the leases. “Scheduled Terminations” does not include lease terminations under Pull Ahead Programs, but “Early Terminations” and “All Terminations” include those terminations. “Full Termination Ratio” is the ratio, expressed as a percentage, of the number of scheduled termination returned vehicles sold during the stated period by Ally Bank over the number of leases scheduled to terminate during the stated period. “Loss/(Gain) versus ALG Residual” equals the net principal balance of leases at termination less the sum of (1) the portion of the Stated Residual Value in excess of ALG Residual, (2) sales proceeds, (3) other proceeds paid by the lessee before account system termination and (4) any amounts waived pursuant to any Pull Ahead Programs, which does not include recoveries from the lessee after account system termination relating to the principal portion of lease payments due and excess mileage and wear charges, if any. For a discussion of recent trends in residual value gains and losses, see “Residual Values—Determination of Residual Value” in this prospectus supplement. We can make no assurances that per unit losses on the leased vehicles in the 20    -SN pool will be similar to Ally Bank’s historical experience for its entire lease portfolio, nor can we ascertain whether losses will increase or decrease.

At or for the Months Ended ,
	20		20		20		20		20
Total Number of Leases Scheduled to Terminate
Scheduled Terminations
Number of Returned Vehicles
Total ALG Residual of Returned Vehicles (in thousands)	$		$		$		$		$
Total ALG Residual of Returned Vehicles as % of Adjusted MSRP		%		%		%		%		%
Full Termination Ratio		%		%		%		%		%
Loss/(Gain) versus ALG Residual (in thousands)	$		$		$		$		$
Average Loss/(Gain) versus ALG Residual	$		$		$		$		$
Loss/(Gain) versus ALG as a Percentage of Total ALG Residual of Returned Vehicles		%		%		%		%		%
Early Terminations
Number of Returned Vehicles
Total ALG Residual of Returned Vehicles (in thousands)	$		$		$		$		$
Total ALG Residual of Returned Vehicles as % of Adjusted MSRP		%		%		%		%		%
Loss/(Gain) versus ALG Residual (in thousands)	$		$		$		$		$
Average Loss/(Gain) versus ALG Residual	$		$		$		$		$
Loss/(Gain) versus ALG as a Percentage of Total ALG Residual of Returned Vehicles				%		%		%		%
All Terminations
Average Loss/(Gain) versus ALG Residual	$		$		$		$		$
Loss/(Gain) versus ALG as a Percentage of Total ALG Residual of Returned Vehicles				%		%		%		%

RESIDUAL VALUES

Determination of Residual Value

Among other factors, Ally Bank considers residual values set by Automotive Lease Guide Co. (“ALG”) for the vehicles that it leases for itself. See “Description of Auto Lease Business of Ally Bank—Determination of Residual Value” in the accompanying prospectus.

[In 2008, due to the economic downturn, Ally Financial experienced residual value losses as used car values declined, which continued into the early part of 2009. As the used car market recovered in the second half of 2009, Ally Financial once again experienced marginal residual gains. This favorable trend continued in 2010 through 2014 as Ally Bank reported residual gains in both scheduled and early terminations. We cannot assure you that this trend towards declining residual value losses and increasing residual value gains will continue or that residual value losses experienced in future periods will be greater or less than residual value losses experienced in previous periods.]

Pull Ahead Programs and other Early Termination Marketing Programs

Pull Ahead Programs are employed to promote customer loyalty by offering attractive early termination options for leases and to provide lessees with an incentive to purchase or lease new vehicles. These programs are also employed in an attempt to shift vehicles out of peak termination months and to increase the number of off-lease vehicles that are sold or auctioned during those months in which the purchase price for off-lease vehicles tends to be higher. Ally Financial acts as pull ahead agent for the vehicle manufacturers (in such capacity, the “Pull Ahead Agent”) in administering a Pull Ahead Program. Although the vehicle manufacturer or the Pull Ahead Agent, on behalf of the vehicle manufacturers, may commence a Pull Ahead Program, under the servicing agreement only Ally Financial as servicer (or any successor servicer) is permitted to waive, extend or modify the leases subject to the Pull Ahead Program. The terms of the leases do not give any lessee the right to instigate or participate in a Pull Ahead Program.

Under a Pull Ahead Program, the Pull Ahead Agent may elect to permit qualified lessees to terminate their leases prior to their respective scheduled lease end dates without having to make all or a portion of their remaining Monthly Lease Payments. In order to qualify for this program, the lessee must return its leased vehicle to a dealer or the applicable manufacturer’s dealer and purchase or lease a new vehicle from the same manufacturer. The lessee remains obligated to pay all accrued and unpaid monthly lease payments (other than Monthly Lease Payments waived in connection with the Pull Ahead Program) and any applicable excess mileage and excess wear charges based on the original lease terms. Under the pull ahead funding agreement, a lease becomes a Pull Ahead Lease Asset as of the end of the monthly period during which the servicer has received actual notice that the lessee elected to terminate the lease prior to its scheduled lease end date by delivery of the leased vehicle to a dealer in connection with the Pull Ahead Program and the related lessee has made payment of all required Monthly Lease Payments and any other required amount pursuant to the Pull Ahead Program. Under the servicing agreement, the servicer permits a lessee to participate in a Pull Ahead Program and accepts the Pull Ahead Payment from the Pull Ahead Agent in lieu of receiving all or a portion of the remaining monthly payments from the lessee as described below. On the first business day of each monthly period, the servicer (if the servicer is not Ally Financial) will notify the Pull Ahead Agent of the identity of all lease assets that have become Pull Ahead Lease Assets during the immediately preceding monthly period and the aggregate amount of Pull Ahead Payments paid and remaining to be paid for the preceding monthly period.

The pull ahead funding agreement will require the Pull Ahead Agent to pay an amount equal to the aggregate amount of the Pull Ahead Payments to the servicer (whether Ally Financial or any successor servicer) for deposit into the ACOLT collection account. Pull Ahead Payments will be due on the second business day of the monthly period following any monthly period in which a lease asset is deemed to have become a Pull Ahead Lease Asset or, if the Monthly Remittance Condition is satisfied, on the third business day preceding the related distribution date. The servicer, whether Ally Financial or any successor servicer, will be required to deposit the Pull Ahead Payments into the ACOLT collection account on the same day that it is received. The servicer may also direct the Pull Ahead Agent to deposit Pull Ahead Payments directly into the ACOLT collection account. Any failure by Ally Financial, as servicer, to obtain and deposit the Pull Ahead Payments would be a servicer default under the servicing agreement. For a successor servicer, the failure to obtain a Pull Ahead Payment from the Pull Ahead Agent will not be a servicer default, but the failure to deposit any Pull Ahead Payment it receives will be a servicer default. If a servicer default has occurred and remains unremedied, the ACOLT indenture trustee may terminate the servicer. See “The Transfer Agreements and Servicing Agreements—Servicer Default” in the accompanying prospectus. No lessee under a lease asset will be permitted to participate in any Pull Ahead Program unless: (1) the lessee has paid all amounts due and payable by the lessee under the lease on or before the date of the lessee’s election to terminate the lease (other than (A) excess wear and excess mileage charges, which will be charged to the lessee to the extent applicable in accordance with the lease and customary servicing practices, and (B) any remaining Monthly Lease Payments that have been waived pursuant to the Pull Ahead Program); and (2) the Pull Ahead Agent has made all Pull Ahead Payments that were due and payable as described above for all previous Pull Ahead Lease Assets on or prior to the date that is five business days before the date that the lease asset is deemed to have become a Pull Ahead Lease Asset. If the Pull Ahead Agent does not pay all Pull Ahead Payments to or at the direction of the servicer in a timely manner for deposit into the ACOLT collection account, the servicer, whether Ally Financial or any successor servicer, will be required to use commercially reasonable efforts to collect any such unpaid Pull Ahead Payments and deposit them into the ACOLT collection account.

In addition to Pull Ahead Programs, other early termination marketing programs are utilized by vehicle manufacturers to encourage voluntarily early terminations by lessees, including offering incentives in connection with the purchase or lease of a new vehicle to lessees where the manufacturer believes that a vehicle’s sales price is likely to exceed the Stated Residual Value of such vehicle. In connection with early termination marketing programs that are not Pull Ahead Programs, lessees remain obligated to pay all accrued and unpaid monthly lease payments less unearned lease charges, plus any unpaid fees and taxes and any applicable excess mileage and excess wear charges based on the original lease terms to the extent not offset by the excess of the vehicle’s sales price over the Stated Residual Value of the vehicle, as described in the accompanying prospectus under “Description of Auto Lease Business of Ally Bank—Terms of Motor Vehicle Leases.”

Pull Ahead Experience

The average amount of monthly payments waived under the Pull Ahead Program and number of leases with waived payments by the Pull Ahead Agent for the fiscal quarters set forth below are as follows:

Period	Average Amount Per Vehicle Waived			Number of Pull Ahead Lease Contracts Waived
Quarter 20	$	[0.00	]	[0	]
Quarter 20	$	[0.00	]	[0	]
Quarter 20	$	[0.00	]	[0	]
Quarter 20	$	[0.00	]	[0	]
Quarter 20	$	[0.00	]	[0	]
Quarter 20	$	[0.00	]	[0	]
Quarter 20	$	[0.00	]	[0	]
Quarter 20	$	[0.00	]	[0	]
Quarter 20	$	[0.00	]	[0	]
Quarter 20	$	[0.00	]	[0	]
Quarter 20	$	[0.00	]	[0	]

Experience under each Pull Ahead Program varies based on the length of the program to take delivery of a new vehicle, the scheduled lease end date and the number of Monthly Lease Payments to be waived.

[In the most recent Pull Ahead Program, which was effective during the third quarter of 2014, General Motors covered up to six payments, net of any amount that the vehicle’s sales price exceeded the Stated Residual Value of such vehicle.] The amount collected per vehicle also varies based on the current mix of vehicles returned during a given Pull Ahead Program but generally in the most recent Pull Ahead Program, no additional payments were due.

THE SERVICER AND THE ADMINISTRATOR

Ally Financial, directly and through its subsidiaries, most notably Ally Servicing LLC, formerly known as Semperian LLC, services non-prime and prime automobile retail instalment sale contracts and leases acquired or originated by it and others on behalf of banks, credit unions, finance companies and securitized trusts. As of June 30, 2015, Ally Financial has originated over 75 securitizations of retail vehicle instalment sale contracts and leases through a combination of registered offerings and privately placed transactions. In those securitizations, Ally Financial has issued securities with an aggregate initial principal balance of over $130 billion. For more information regarding the servicer, see “The Servicer” in the prospectus.

STATIC POOL INFORMATION

Information regarding publicly offered lease securitized pools acquired by the sponsor and cumulative net losses with respect to and information regarding historical automotive lease acquisitions and originations by vintage origination year for purchases by the sponsor of automotive leases similar to the lease assets within the preceding five years is included in Appendix A of this prospectus supplement.

WEIGHTED AVERAGE LIFE OF THE OFFERED NOTES

The rate of payment of principal on the offered notes is uncertain. Events that could affect the timing of the repayment of principal include (1) Ally Bank’s or the servicer’s repurchase of the lease assets in specified circumstances, such as in the case of breaches of Ally Bank’s representations with respect to the leased assets, (2) early termination of leases, including defaults on the lease assets and casualty losses on the lease vehicles, (3) extensions or deferrals on leases, and delays in the disposition of any returned vehicles, if payments are not advanced by the servicer, (4) early termination of leases under a Pull Ahead Program, (5) the administrator’s optional purchase of all remaining issuing entity assets (other than certain accounts) after the Aggregate ABS Value of the lease assets declines to [    ]% or less of the Initial ABS Value of the lease assets, and (6) the servicer’s optional purchase of the remaining lease assets after the Aggregate ABS Value of the lease assets declines to [    ]% or less of the Initial ABS Value of the lease assets. None of these events can be predicted with certainty. The proceeds of early terminations (including payment in respect of the Stated Residual Value of the lease asset) may be in the form of proceeds resulting from early lease terminations, Insurance Proceeds, liquidation proceeds, Pull Ahead Payments or repurchase payments made by Ally Bank or the servicer.

The following information is provided solely to illustrate the effect of early terminations of the leases on the unpaid principal amounts of the notes and the weighted average lives of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the lease assets.

Prepayments on motor vehicle leases can be measured by a prepayment standard or model. The prepayment model used in this prospectus supplement is expressed in terms of percentages of the Absolute Prepayment Model, or “ABS,” a prepayment model that assumes a constant percentage of the original number of leases in the pool prepays each month. The base prepayment assumption, which we refer to in this prospectus supplement as the “100% Prepayment Assumption,” assumes that the original principal balance of the lease assets will prepay as follows:

(1) In month one, prepayments will occur at [        ]% ABS and increase by approximately [            ] ABS each month until reaching [        ]% ABS in the [    ]th month of the lease term;

(2) Prepayments will then increase by approximately [            ] ABS each month until reaching [        ]% ABS in the [    ]th month of the lease term; and

(3) Prepayments will remain at [        ]% ABS in months [ ] through [ ] of the lease term and decrease to [        ]% ABS in the [    ]th month of the lease term and remain at that level until the lease has been paid in full.

Neither any ABS nor the 100% Prepayment Assumption purports to be a historical description of the prepayment or a prediction of the anticipated rate of prepayment of the lease assets. We cannot assure you that the leases will prepay at the levels of the 100% Prepayment Assumption or at any other rate.

The tables below under the heading “Percentage of Initial Note Principal Balance Outstanding at Various ABS Percentages” have been prepared on the basis of the indicated percentage of the 100% Prepayment Assumption. The indicated percentages have been applied to an initial hypothetical pool of lease assets [and to each subsequent hypothetical pool of lease assets acquired during the revolving period].

The “[initial] hypothetical pool of lease assets” is a pool of uniform lease assets with aggregate remaining Monthly Lease Payments in each month, measured as of the [initial] cutoff date, equal to those of the lease assets owned by the issuing entity on the closing date. The table below under the heading “Schedule of Remaining Monthly Lease Payments and Lease Residuals” sets forth the remaining Monthly Lease Payments and projected Lease Residual values and outstanding aggregate ABS Values in each month, measured as of the [initial] cutoff date, on the lease assets owned by ACOLT on the [initial] closing date.

[Each “subsequent hypothetical pool of lease assets” is a pool of lease assets, consisting of hypothetical pools of lease assets in the same ratio and with the same characteristics in terms of implied lease rate, original term and remaining term as were purchased on the initial closing date, that will be acquired on a closing date during the revolving period.

The purchase price of each subsequent hypothetical pool of lease assets will be equal to the discounted present value of all lease assets in each of those pools—using a [        ]% per annum discount rate. Each subsequent hypothetical pool of lease assets, as of the applicable cutoff date, will have assumed aggregate remaining Monthly Lease Payments in each month that are proportionate to the aggregate remaining Monthly Lease Payments on the initial hypothetical pool of lease assets as of the initial cutoff date.]

In addition, the tables below were prepared on the basis of certain assumptions, including that:

(1) as of the cutoff date, [    ] months have elapsed since the inception of each lease;

(2) all Monthly Lease Payments are timely received and no lease is ever delinquent;

(3) no purchase payment is required to be made by the servicer in respect of any lease asset except as set forth below;

(4) no purchase payment is required to be made by the administrator in respect of any secured note except as set forth below;

(5) each payment on the leases is made on the last day of each month, whether or not that day is a business day and each month has 30 days;

[(6) there are no credit losses in respect of the lease assets;]

(7) all terminated leases are payments in full of all outstanding Monthly Lease Payments and realization in full of all Lease Residuals;

(8) payments on the notes are made on each distribution date, and each distribution date is assumed to be the [twentieth] day of each applicable month whether or not that day is a business day, commencing [                ], 20[    ];

(9) interest accrues on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes [and the Class D Notes] at a fixed interest rate of [        ]%, [        ]%, [        ]%, [        ]%, [        ]%, [        ]% and [        ]%, respectively, per annum and none of the notes accrue interest at a floating rate;

(10) [the principal amount of the Class [    ] Notes is allocated to the Class [    ]a Notes in the amount of $             and to the Class [    ]b Notes in the amount of $             ;]

(11) interest accrues on all notes (other than the Class A-1 Notes[ and the Class [    ] Notes]) based on a 360-day year consisting of twelve 30-day months and interest accrues on the Class A-1 Notes[ and the Class [    ] Notes] based on actual days elapsed during the period for which interest is payable and a 360-day year;

(12) except as indicated in the following tables, the servicer does not exercise its option to purchase the lease assets after the Aggregate ABS Value of the lease assets has declined to [        ]% or less of the Initial ABS Value of the lease assets and the administrator does not exercise its [        ]% purchase option with respect to the secured notes;

(13) the closing date occurs on [                ], 20[    ];

(14) no [early amortization event or] event of default occurs under the AART indenture or the ACOLT indenture;

(15) [during the revolving period, the issuing entity invests all amounts available in additional secured notes secured by additional lease assets;]

(16) [there are no funds in the accumulation account at any time;]

(17) the Initial ABS Value as of the cutoff date is $[            ], based on the Discount Rate;

(18) the basic servicing fee is equal to 1.00% per annum, based on twelve 30 day months. All other fees and expenses are equal to zero; and

(19) the Mandatory Prepayment Amount is paid.

The actual characteristics and performance of the lease assets will differ from the assumptions used in constructing the following tables. Because payments on the leases and sale proceeds of the related leased vehicles will differ from those used in preparing the following tables, distributions of principal on the notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

Additional information on the effect of prepayment on the notes can be found under “Weighted Average Life of the Securities” in the accompanying prospectus.

Percentage of Initial Note Principal Balance Outstanding at Various ABS Percentages

The following tables set forth the percentages of the unpaid principal balance of each class of notes that would be outstanding after each of the dates shown, based on the rates equal to [0%, 50%, 75%, 100%, 125%, 150%, 175% and 200%] of the 100% Prepayment Assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a lease, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the 100% Prepayment Assumption and so forth.

The weighted average life of a class of offered notes as set forth in each of the tables below is determined by (a) multiplying the amount of each principal payment on a note of that class by the number of years from the date of the issuance of the related note to the related distribution date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of each class of offered notes. The calculation in the row in each of the tables below labeled “Weighted Average Life To Call (Years)” assumes that the servicer exercises its option to purchase the lease assets on the earliest permissible date. The calculation in the row in each of the tables listed below labeled “Weighted Average Life To Maturity (Years)” assumes that the servicer does not exercise its option to purchase the lease assets and the administrator does not exercise its [        ]% purchase option to purchase the assets of the issuing entity (other than certain accounts). If the servicer were to exercise its [        ]% clean-up call option or if the administrator were to exercise its purchase option, noteholders would receive all unpaid principal on their offered notes at the time of the call and each class of offered notes would cease to be outstanding.

Percentage of the Initial Principal Balance Outstanding—Class A-1 Notes

Distribution Date	Prepayment Assumption
	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date
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Weighted Average Life to Maturity (Years)

Percentage of the Initial Principal Balance Outstanding—Class A-2 Notes

Distribution Date	Prepayment Assumption
	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date
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Weighted Average Life to Maturity (Years)

Percentage of the Initial Principal Balance Outstanding—Class A-3 Notes

Distribution Date	Prepayment Assumption
	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date
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Weighted Average Life to Maturity (Years)

Percentage of the Initial Principal Balance Outstanding—Class A-4 Notes

Distribution Date	Prepayment Assumption
	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date
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Weighted Average Life to Maturity (Years)

Percentage of the Initial Principal Balance Outstanding—Class B Notes

Distribution Date	Prepayment Assumption
	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date
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Weighted Average Life to Maturity (Years)

Percentage of the Initial Principal Balance Outstanding—Class C Notes

Distribution Date	Prepayment Assumption
	0%	50%	75%	100%	125%	150%	175%	200%
Closing Date
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Weighted Average Life to Call (Years)
Weighted Average Life to Maturity (Years)

Schedule of Remaining Monthly Lease Payments and Lease Residuals

Monthly Period	Monthly Lease Payments	Residual Values
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THE NOTES

The notes will be issued pursuant to the terms of the AART indenture, which may be amended and supplemented from time to time, to be dated as of the closing date between the issuing entity and the AART indenture trustee. A form of AART indenture was filed as an exhibit to the registration statement of which this prospectus supplement forms a part, but the form of AART indenture does not describe the specific terms of the notes. A copy of the final AART indenture under which the notes are issued will be available to noteholders from the depositor upon request and will be filed with the SEC simultaneously with or prior to the filing of the final prospectus for the notes. The following summary, when read in conjunction with the section titled “The Notes” in the accompanying prospectus, describes the material terms of the notes and the AART indenture. Where particular provisions or terms used in the AART indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

The AART indenture trustee is [            ]. [            ] is a [            ]. [            ] has been, and currently is, acting as indenture trustee and trustee for numerous transactions and programs involving pools of auto lease assets. [Add information with respect to the AART indenture trustee.]

All payments required to be made on the notes will be made monthly on each distribution date.

The principal amount, interest rate and the final scheduled distribution date for the offered notes are as set forth on the cover page of this prospectus supplement. The corresponding information for [the Class A-1 Notes] [and Class D Notes,] which are not offered hereby, is set forth in the following table:

	[Class A-1 Notes]		[Class D Notes]
Principal amount	$		$
Interest rate		%		%
Final scheduled distribution date		, 20		, 20

[LIBOR]

[The interest rates for the floating rate notes [and the floating rate payments received by the issuing entity on the related interest rate [swap][cap] will be based on “[One]-Month LIBOR” plus an applicable spread. [One]-Month LIBOR will be the rate for deposits in U.S. Dollars for a period of one month which appears on the Reuters Screen LIBOR 01 Page as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the preceding distribution date or, in the case of the initial distribution date, on the day that is two LIBOR Business Days prior to the closing date. If that rate does not appear on the Reuters Screen LIBOR 01 Page—or any other page as may replace that page on that service—or if that service is no longer offered, any other service for displaying [One]-Month LIBOR or comparable rates as may be selected by the AART indenture trustee after consultation with the depositor, then [One]-Month LIBOR will be the Reference Bank Rate.]

Payments of Interest

Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate and will be paid monthly on each distribution date.

For the first distribution date, interest will accrue on the notes from and including the closing date to but excluding the first distribution date. For each subsequent distribution date, interest will accrue on the notes from and including the immediately preceding distribution date to but excluding the next distribution date. The interest rate for each class of notes [other than the Class [    ] Notes] will be a fixed rate. The interest rate for the Class [    ] Notes will be a fixed rate, a floating rate or a combination of a fixed rate and a floating rate if that class has both a fixed rate tranche and a floating rate tranche.] [For example, the Class A-2 Notes may be divided into fixed and floating rate tranches, in which case the Class A-2a Notes will be the fixed rate notes and the Class A-2b Notes will be the floating rate notes.] For each class of notes, interest will be payable on each distribution date in an amount equal to the Note Class Interest Distributable Amount for that distribution date. Interest on [the floating rate notes and] the Class A-1 Notes will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year. Interest on the fixed rate notes (other than the Class A-1 Notes) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The payment of interest on the Class B Notes is also subordinated in limited circumstances to payments of principal on the Class A Notes, the payment of interest on the Class C Notes is subordinated in limited circumstances to payments of principal on the Class A Notes and the Class B Notes [and the payment of interest on the Class D Notes is subordinated in limited circumstances to payments of principal on the Class A Notes, the Class B Notes and the Class C Notes]. These limited circumstances arise only if a payment of First Priority Principal Distributable Amount, Second Priority Principal Distributable Amount [and Third Priority Principal Distributable Amount] must, respectively, be made as described in “The Transfer Agreements and Servicing Agreements—Distributions—Distribution from AART Collection Account[: Amortization Period]” to the extent payment reduces available funds before the respective interest distributable amount.

Interest payments on all classes of notes sharing an alphabetical designation will have the same priority. Under some circumstances, the amount available to make these payments could be less than the amount of interest payable on the Class A Notes, the Class B Notes, the Class C Notes or [the Class D Notes], as applicable, on any distribution date. In that case, each class of noteholders will receive its ratable share of the aggregate amount available to be distributed in respect of interest on this class of notes. Each class’s ratable share of the aggregate amount available will be based upon the aggregate amount of interest due to that class of noteholders on that distribution date. See “The Transfer Agreements and Servicing Agreements—Distributions on the Notes” in this prospectus supplement. No interest will be paid on the Class B Notes on any distribution date until all interest due and payable on the Class A Notes has been paid in full, no interest will be paid on the Class C Notes on any distribution date until all interest due and payable on the Class A Notes and the Class B Notes has been paid in full and [no interest will be paid on the Class D Notes on any distribution date until all interest due and payable on the Class A Notes, the Class B Notes and the Class A Notes has been paid in full].

Failure to pay the full Note Class Interest Distributable Amount for the Controlling Class on any distribution date will constitute an event of default under the AART indenture after a five-day grace period. While any of the Class A Notes remain outstanding, failure to pay interest due on the Class B Notes[,] [and] the Class C Notes [and the Class D Notes] and while any of the Class B Notes remain outstanding, failure to pay interest due on the Class C Notes [and the Class D Notes and while any of the Class C Notes remain outstanding, failure to pay interest due on the Class D Notes], in each case, after a five-day grace period, will not be an event of default under the AART indenture. See “The Notes—The AART Indenture—AART Events of Default; Rights Upon AART Event of Default” in the accompanying prospectus.

If an event of default occurs under the AART indenture and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the AART indenture or following the deposit into the AART collection account of the proceeds of the sale or other disposition of the issuing entity assets after an event of default occurs under the AART indenture, the issuing entity will pay interest first on the Class A Notes, pro rata among the classes of the Class A Notes based on their respective unpaid principal balances, and second pay principal on the Class A Notes sequentially by class starting with the Class A-1 Notes until paid in full. No interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full. No interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full. [No interest will be payable on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full.] See “The Transfer Agreements and Servicing Agreements—Distributions on the Notes—Priorities for Distributions from AART Collection Account[: Amortization Period]” below.

Payments of Principal

[Revolving Period. Principal payments will not be made on the notes during the revolving period. If an Early Amortization Event occurs, the revolving period will end and noteholders will receive payments of principal earlier than expected. See “The Transfer Agreements and Servicing Agreements—The Revolving Period” in this prospectus supplement.]

[Amortization Period.] On each distribution date [related to the amortization period], the Aggregate Noteholders’ Principal Distributable Amount will be applied to make principal payments on the notes. Principal payments will be applied to the notes in sequential priority, which means that no principal payments will be made on any class of notes until all notes with a lower numerical and alphabetical designation have been paid in full. Thus, on each distribution date [related to the amortization period], the Aggregate Noteholders’ Principal Distributable Amount will be applied to the notes as follows:

•	First, to the Class A-1 Notes, until the Class A-1 Notes are paid in full;

•	Second, to the Class A-2 Notes, [pro rata among the Class A-2a Notes and the Class A-2b Notes,] until the Class A-2 Notes are paid in full;

•	Third, to the Class A-3 Notes, [pro rata among the Class A-3a Notes and the Class A-3b Notes,] until the Class A-3 Notes are paid in full;

•	Fourth, to the Class A-4 Notes, [pro rata among the Class A-4a Notes and the Class A-4b Notes,] until the Class A-4 Notes are paid in full;

•	Fifth, to the Class B Notes, until the Class B Notes are paid in full; [and]

•	Sixth, to the Class C Notes, until the Class C Notes are paid in full[; and

•	Seventh, to the Class D Notes, until the Class D Notes are paid in full].

At any time that the principal balances of the notes have been declared due and payable following the occurrence of an event of default under the AART indenture or following the deposit into the AART collection account of the proceeds of the sale or other disposition of the issuing entity assets, principal payments on each class of notes will be made sequentially by class, first on the Class A Notes, starting with the Class A-1 Notes, until the Class A Notes have been paid in full, and then in the order set forth above for the Class B Notes[,][and] the Class C Notes [and the Class D Notes], until all events of default have been cured or waived as provided in the AART indenture.

The remaining outstanding principal balance of each class of notes will be due on the applicable final scheduled distribution date. Failure to pay the full principal amount of a class of notes on or before the applicable final scheduled distribution date will constitute an event of default under the AART indenture.

Servicer Purchase Option

If the servicer exercises its option to purchase the lease assets on a distribution date after the Aggregate ABS Value of the lease assets on the last day of the related monthly period has declined to [        ]% or less of the Initial ABS Value of the lease assets, then the outstanding notes, if any, will be redeemed in whole, but not in part, on the same distribution date. The servicer’s option is described in the accompanying prospectus under “The Transfer Agreements and Servicing Agreements—Termination—Servicer Purchase Option.” The redemption price for the notes will be equal to the unpaid principal amount of the notes plus accrued and unpaid interest thereon.

Delivery of Notes

The notes will be issued on or about the closing date in book entry form through the facilities of The Depository Trust Company (“DTC”), Clearstream and Euroclear against payment in immediately available funds. The registered holders of the notes are sometimes referred to herein as “noteholders.” For additional information with respect to the global notes, Clearstream, Euroclear and book-entry registration, see “Book Entry Registration; Reports to Securityholders—Book-Entry Registration” in the accompanying prospectus.

Controlling Class

For purposes of the Transfer Agreements and the Servicing Agreements, the “Controlling Class” will be (a) so long as the Class A Notes are outstanding, the Class A Notes, (b) if the Class A Notes are no longer outstanding but the Class B Notes are outstanding, the Class B Notes, [and] (c) if the Class A Notes and the Class B Notes are no longer outstanding but the Class C Notes are outstanding, the Class C Notes [and (d) if the Class A Notes, the Class

B Notes and the Class C Notes are no longer outstanding but the Class D Notes are outstanding, the Class D Notes]. During an event of default under the AART indenture, the holders of a majority of the principal amount of the Controlling Class have the right to direct the AART indenture trustee to exercise one or more of the available remedies as specified in the AART indenture relating to the property of the issuing entity, including selling the secured notes. See “The Notes—The AART Indenture—AART Events of Default; Rights Upon AART Event of Default” in the accompanying prospectus. Furthermore, the holders of a majority of the principal amount of the Controlling Class, under specified circumstances, also have the right to waive administrator defaults, as described in “The Transfer Agreements and Servicing Agreements—Administrator Default” in the accompanying prospectus or to terminate the administrator. See “The Transfer Agreements and Servicing Agreements—Rights Upon Administrator Default” and “—Waiver of Past Defaults of Administrator” in the accompanying prospectus. The Controlling Class has other rights, as specified in the accompanying prospectus.

THE TRANSFER AGREEMENTS AND SERVICING AGREEMENTS

The parties will enter into the Transfer Agreements and Servicing Agreements. See “The Transfer Agreements and Servicing Agreements” in the accompanying prospectus. The depositor has filed forms of the Transfer Agreements and Servicing Agreements as exhibits to the registration statement of which this prospectus supplement forms a part, but the forms of agreements do not describe the specific terms of the notes. Copies of the final Transfer Agreements and Servicing Agreements for the notes will be available to noteholders from the depositor upon request and will be filed with the SEC simultaneously with or prior to the filing of the final prospectus for the notes. The following summary, when read in conjunction with the section titled “The Transfer Agreements and Servicing Agreements” in the accompanying prospectus, describes the material terms of the Transfer Agreements and Servicing Agreements. Where particular provisions or terms used in the Transfer Agreements and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Servicing and Administration Compensation and Payment of Expenses

Compensation for Servicing the Lease Assets. Ally Financial will act as the servicer of the lease assets. In that capacity, to the extent of available funds, Ally Financial will be entitled to receive the basic servicing fee [and the additional servicing fee].

As the servicer, Ally Financial also receives supplemental servicing fees, which includes investment earnings on ACOLT trust accounts [other than the accumulation account] and any late fees, disposition fees, prepayment charges and other administrative fees and expenses or similar charges, and certain other proceeds from lease assets that have terminated. See “The Transfer Agreements and Servicing Agreements—Servicing and Administration Compensation and Payment of Expenses—Servicing of Underlying Leases and Leased Vehicles” in the accompanying prospectus.

Servicing of Liquidating Lease Assets. The servicing agreement provides that Ally Financial, as the servicer, can exercise discretion, consistent with its customary servicing practices and the terms of the servicing agreement, in servicing Liquidating Lease Assets so as to maximize the collection of these Liquidating Lease Assets. In addition, the servicing agreement also provides Ally Financial, as the servicer, with broad discretion to choose to sell, or not to sell, any of the Liquidating Lease Assets. See “Description of Auto Lease Business of Ally Bank” in the accompanying prospectus for a discussion of the servicer’s customary servicing practices. The servicer is entitled to reimbursement of certain expenses it has incurred in connection with the servicing of Liquidating Lease Assets. See “The Transfer Agreements and Servicing Agreements—Servicing and Administration Procedures—Servicer” in the accompanying prospectus.

Compensation for Administering the Secured Notes. Ally Financial will act as the administrator for the issuing entity. In that capacity, Ally Financial will handle all payments, administer defaults and delinquencies and perform other duties relating to the issuing entity. On each distribution date, the issuing entity will pay Ally Financial, as the administrator, the administration fee for providing the services. The amount payable on a distribution date with respect to administration fees consists of the administration fee for the previous monthly period and unpaid administration fees from prior distribution dates. The monthly “administration fee” is equal to one-twelfth of [0.01]% of the aggregate Secured Note Principal Balance at the opening of business on the first day of the monthly period. See “The Transfer Agreements and Servicing Agreements—Servicing and Administration Compensation and Payment of Expenses—Administering the Secured Notes” in the accompanying prospectus.

[The Revolving Period

During the revolving period, noteholders will not receive principal payments. Instead, on each distribution date during the revolving period, the issuing entity will seek to reinvest amounts that would otherwise be distributed as principal in additional secured notes to be purchased from the depositor. These additional secured notes will be secured by additional lease assets sold by Ally Bank to ACOLT.

Ally Bank will sell and ACOLT will purchase additional lease assets meeting the eligibility requirements described in “The Lease Assets and the Secured Notes—Criteria Applicable to the Selection of Additional Lease

Assets During the Revolving Period.” The purchase price for each additional lease asset will be the Secured Note Percentage of the initial Aggregate ABS Value of those additional lease assets and ACOLT will issue additional secured notes in the same amount. ACOLT will seek to purchase additional lease assets from Ally Bank, with a purchase price equal to the reinvestment amount, to the extent of available funds. Ally Bank will seek to make lease assets available to ACOLT as additional lease assets in an amount approximately equal to the amount of the available funds, but it is possible that Ally Bank will not have sufficient additional lease assets for this purpose. Any portion of available funds that is not used to purchase additional lease assets on a distribution date during the revolving period will be deposited into the accumulation account and applied on subsequent distribution dates in the revolving period to purchase additional lease assets. Noteholders will be notified of the purchase of additional lease assets on Form 10-D.

The amount of additional lease assets and percentage of lease asset pool will be determined by the amount of cash available from payments and prepayments on existing lease assets. There are no stated limits on the amount of additional lease assets allowed to be purchased during the revolving period in terms of either dollars or percentage of the initial lease asset pool. Further, there are no requirements regarding minimum amounts of additional lease assets that can be purchased during the revolving period.

The revolving period consists of the monthly periods beginning with the [            ] monthly period and ending with the [            ] monthly period and the related distribution dates. Reinvestments in additional lease assets will be made on each distribution date related to those monthly periods. The revolving period will terminate sooner if an early amortization event occurs in one of those monthly periods, in which case the amortization period will begin and no reinvestment in additional lease assets will be made on the related distribution date. During the amortization period, noteholders will be entitled to receive principal payments in accordance with the priorities set forth below in “—Distributions on the Notes.”

An “early amortization event” will occur if:

•	[the amount on deposit in the reserve account is less than the Reserve Account Required Amount for two consecutive months;]

•	[after payment of the Aggregate ABS Value of additional lease assets on any distribution date, the amount on deposit in the accumulation account exceeds 1.00% of the Aggregate ABS Value of the initial lease assets;]

•	an AART event of default occurs as described under “The Notes—The AART Indenture—AART Events of Default; Rights upon AART Event of Default” in the accompanying prospectus; or

•	a administrator default occurs as described under “The Transfer Agreements and Servicing Agreements—Administrator Default” in the accompanying prospectus.

[The occurrence of an early amortization event is not necessarily a AART event of default.] [Insert any additional disclosure required by Item 1111(g) of Regulation AB.]]

[The Additional Funding Period

[On the [initial] closing date, $[            ] will be deposited from the proceeds of the sale of the notes into the additional funding account which will be included in the issuing entity assets. The amount deposited from the proceeds of the sale of the notes into the additional funding account is not more than [50]% of the proceeds of the offering and represents [        ]% of the initial aggregate ABS Value of the [initial] lease assets (including the expected initial aggregate ABS Value of the subsequent lease assets. During the additional funding period, Ally Bank will sell subsequent lease assets to ACOLT in exchange for the related subsequent secured notes, the depositor will sell subsequent secured notes to the issuing entity and the issuing entity will acquire subsequent secured notes on a funding date, so long as certain conditions precedent are satisfied and the subsequent lease assets satisfy the same eligibility criteria as the lease assets transferred to ACOLT on the [initial] closing date. See “The Lease Assets and the Secured Notes—Criteria Applicable to the Selection of [Initial] Lease Assets” in this prospectus supplement. Funding dates may occur no more than once per calendar week during the additional funding period. Noteholders will be notified of the purchase of subsequent lease assets on Form 10-D.

The amount of funds withdrawn from the additional funding account for the acquisition of subsequent secured notes on a funding date will be equal to [        ]% of the aggregate ABS Value of the subsequent lease assets being purchased by ACOLT from Ally Bank on that funding date. The underwriting criteria for subsequent lease assets are expected to be substantially the same as those for the [initial] lease assets purchased by ACOLT on the [initial] closing date and thus it is expected that the characteristics of the subsequent lease assets acquired during the additional funding period will not vary materially from the characteristics of the [initial] lease assets on the [initial] closing date.

The additional funding period will begin on the [initial] closing date and will end on the earliest to occur of:

•	[ ] full calendar months following the [initial] closing date;

•	the date on which the amount in the additional funding account is $[ ] or less; or

•	the occurrence of a AART event of default.

On the first distribution date following the termination of the additional funding period, the AART indenture trustee will withdraw any remaining funds on deposit in the additional funding account (excluding investment earnings or income) and pay those remaining funds to the noteholders in sequential order of priority beginning with the Class A notes, if the aggregate of those amounts is $100,000 or less. If the remaining funds in the additional funding account exceed $100,000, the funds will be paid ratably to the Class B noteholders, until the Class B notes are paid in full, then to the Class C noteholders, until the Class C notes are paid in full [and then to the Class D noteholders, until the Class D notes are paid in full].

Amounts on deposit in the additional funding account will be invested by the AART indenture trustee at the direction of the administrator in specified eligible investments and investment earnings therefrom will be deposited into the AART collection account as part of the Total Available Amount on each distribution date. See “The Transfer Agreements and Servicing Agreements—Investment of Funds” in this prospectus supplement.

In connection with each purchase of subsequent lease assets, officers on behalf of the servicer, the depositor, the administrator and the issuing entity will certify that the requirements summarized above are met with regard to that additional funding. Neither the rating agencies hired to rate the notes nor any other person (other than the servicer, the depositor, the administrator and the issuing entity) will provide independent verification of that certification.] [Insert any additional disclosure required by Item 1111(g) of Regulation AB.]

Removal of Lease Assets

Following the occurrence of specified uncured breaches of covenants by the servicer, or specified uncured breaches of representations and warranties by Ally Bank, as seller of the lease assets under the sale and contribution agreement, Ally Bank or the servicer, as applicable, will be obligated to repurchase one or more lease assets from ACOLT at a price equal to the Warranty Payment or the Administrative Purchase Payment, as applicable. For a description of when repurchases may be required, see “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes” in the accompanying prospectus. See also “Risk Factors—Timing of Principal Payments on Your Notes is Uncertain” in this prospectus supplement. Noteholders will be notified of any repurchase of lease assets by Ally Bank or the servicer from ACOLT on Form 10-D.

Distributions on the Secured Notes

On or before each distribution date, the servicer will transfer all collections on the lease assets for the related monthly period to the ACOLT collection account. The secured notes will be paid ratably from aggregate collections on the entire pool of lease assets and withdrawals from the reserve account.

The ACOLT indenture trustee, based solely upon a certificate provided by the servicer, will make distributions to the AART collection account out of the amounts on deposit in the ACOLT collection account. The amounts to be distributed to the AART collection account will be determined in the manner described below.

The charts titled “Summary of Monthly Deposits to and Withdrawals from ACOLT and AART Accounts” which appear on pages S-25 and S-26 of this prospectus supplement, provide a summary of the monthly distributions from collections on the lease assets. These summary charts provide only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement and the accompanying prospectus to understand the monthly flow of funds.

Determination of ACOLT Collections. The “ACOLT Collections” for a distribution date will be the sum of:

(1)	the Monthly Lease Payments received by the servicer during the related monthly period with respect to the lease assets (including Applied Payments Ahead but excluding Excess Payments made during the related monthly period that are treated as Payments Ahead);

(2)	all Pull Ahead Payments received or deposited by the servicer during the related monthly period with respect to any lease assets that became Pull Ahead Lease Assets during or prior to the related monthly period;

(3)	all Warranty Payments received or deposited by the servicer in respect of the lease assets during the related monthly period;

(4)	all Administrative Purchase Payments received or deposited by the servicer in respect of the lease assets during the related monthly period;

(5)	all Sale Proceeds received or deposited by the servicer in respect of the lease assets during the related monthly period;

(6)	any Monthly Payment Advances and Residual Advances with respect to that distribution date;

(7)	all Extended Lease Payments received or deposited by the servicer with respect to Extended Leases during the related monthly period;

(8)	if the servicer has exercised its right to purchase the lease assets as described in “The Transfer Agreements and Servicing Agreements—Termination—Servicer Purchase Option” in the accompanying prospectus, the purchase price for the lease assets that was deposited into the ACOLT collection account by the servicer on that distribution date;

(9)	all Insurance Proceeds received with respect to the lease assets during the related monthly period;

(10)	without double counting any amounts set forth above, the portion of any security deposits with respect to the lease assets deemed to be included as part of ACOLT Collections for the related monthly period under the servicing agreement;

(11)	all recoveries and early termination payments in respect of such lease assets; and

(12)	any other amounts received by the servicer during the related monthly period with respect to the lease assets, other than Excluded Amounts, supplemental servicing fees, Excess Payments and Sales and Use Tax Amounts.

Determination of Available Distribution Amount. The “Available Distribution Amount” for a distribution date will be the sum of:

(1)	the excess of (A) the sum of (i) all ACOLT Collections received by the servicer on the lease assets during the related monthly period and (ii) the Applied Extended Lease Payment Amount for that distribution date, over (B) the Unapplied Extended Lease Payment Amount for that distribution date; plus

(2)	the amounts transferred from the reserve account to the ACOLT collection account on that distribution date as described under “—Monthly Withdrawals from and Deposits to the ACOLT Collection Account” below; minus

(3)	any Outstanding Advances and liquidation expenses for which the servicer is entitled to reimbursement under the servicing agreement.

Determination of Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a business day, the next business day, the servicer will calculate the Available Distribution Amount and the Reserve Account Required Amount. On that day, the servicer will also calculate the following amounts, among others, based on activity during the related monthly period:

(1)	the basic servicing fee [and the additional servicing fee] for the servicer;

(2)	the Aggregate Noteholders’ Principal Distributable Amount;

(3)	the Reserve Account Available Amount;

(4)	the Secured Note Principal Balance for each secured note;

(5)	the aggregate Secured Note Principal Balance;

(6)	the Secured Note Monthly Accrued Interest;

(7)	the Secured Note Interest Distributable Amount;

(8)	the Secured Note Principal Distributable Amount;

(9)	the AART Collection Account Shortfall Amount, if any;

(10)	the aggregate Outstanding Advances made by the servicer; and

(11)	all other amounts required to determine the amounts, if any, to be deposited into or paid from each of the ACOLT collection account, the reserve account and the Payment Ahead Servicing Account.

Based on those calculations, the servicer will deliver to the ACOLT indenture trustee a certificate specifying these amounts.

Monthly Withdrawals from and Deposits to the ACOLT Collection Account. On or before each distribution date, the ACOLT indenture trustee, based solely upon a certificate provided by the servicer, will:

•	withdraw Excess Payments made during the preceding month from the ACOLT collection account and pay these amounts to the servicer or, if required under the servicing agreement, to the Payment Ahead Servicing Account;

•	transfer from the Payment Ahead Servicing Account (or, if the servicer is not required to make deposits to the Payment Ahead Servicing Account within two business days under the servicing agreement, the servicer will deposit) to the ACOLT collection account the aggregate Applied Payments Ahead for that distribution date;

•	withdraw from the ACOLT collection account and pay to the servicer any Outstanding Advances and liquidation expenses for which the servicer is entitled to reimbursement under the servicing agreement; and

•	withdraw from the reserve account and deposit into the ACOLT collection account an amount equal to the lesser of:

(I)	the Reserve Account Available Amount on that distribution date; and

(II)	the excess, if any, of

(A) the sum, for that distribution date, of the basic servicing fee for the servicer for that distribution date and any unpaid basic servicing fees from prior distribution dates, the Aggregate Secured Note Interest Distributable Amount, the Secured Note Principal Distributable Amount and the AART Collection Account Shortfall Amount on that distribution date, over

(B) the excess of (i) the sum of (x) the ACOLT Collections with respect to the lease assets for that distribution date, plus (y) the Applied Extended Lease Payment Amount for that distribution date, over (ii) the sum of (x) the amount of any Outstanding Advances and liquidation expenses for which the servicer is entitled to reimbursement under the servicing agreement which have been withdrawn and paid to the servicer on that distribution date, plus (y) the Unapplied Extended Lease Payment Amount for that distribution date.

Priorities for Distributions from the ACOLT Collection Account. On each distribution date, after the withdrawals, deposits and transfers described in “—Monthly Withdrawals from and Deposits to the ACOLT Collection Account” in this prospectus supplement have been made, to the extent of the Available Distribution Amount for that distribution date, the ACOLT indenture trustee, based solely upon a certificate provided by the servicer, will make the following distributions from amounts deposited into the ACOLT collection account in the following order of priority:

(1)	to the servicer, the basic servicing fee and any unpaid basic servicing fees from any preceding distribution date;

(2)	to the issuing entity, as holder of the secured notes, pro rata based on the Secured Note Interest Distributable Amount due on each secured note, the Aggregate Secured Note Interest Distributable Amount;

(3)	to the issuing entity, as holder of the secured notes, pro rata based on the Secured Note Principal Balance of each secured note [(other than any additional secured note issued on that distribution date)], the Secured Note Principal Distributable Amount;

(4)	to the AART collection account, the AART Collection Account Shortfall Amount, if any;

(5)	to the reserve account, an amount necessary to cause the Reserve Account Available Amount (after giving effect to any withdrawal from the reserve account on that distribution date) to equal the Reserve Account Required Amount for that distribution date; and

[(6)	to the servicer, the additional servicing fee, if any; and]

[(7)	to the ACOLT indenture trustee, for reimbursement of costs associated with replacement of the servicer and appointment of a successor servicer under the servicing agreement, which have not been previously paid in full; and]

(8)	the remainder to the holder of the ACOLT certificates.

Distributions on the Notes

On each distribution date, the administrator will transfer all payments on the secured notes for that distribution date to the AART collection account. [On each distribution date during the revolving period and on the first distribution date related to the amortization period, the AART indenture trustee will transfer all amounts in the accumulation account to the AART collection account.]

The AART indenture trustee, based solely upon a certificate provided by the administrator, will make distributions to [the accumulation account and] the note distribution account from the amounts on deposit in the AART collection account. The amounts to be distributed to [the accumulation account and] the note distribution account will be determined in the manner described below.

The charts titled “Summary of Monthly Deposits to and Withdrawals from ACOLT and AART Accounts,” which appear on pages S-25 and S-26 of this prospectus supplement provide a summary of the monthly distributions. These summary charts provide only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus supplement and the accompanying prospectus to understand the monthly flow of funds.

Determination of Available Amounts. The “Total Available Amount” for a distribution date will be the sum of:

(1)	amounts deposited in the AART collection account with respect to the AART Collection Account Shortfall Amount on or before that distribution date;

(2)	all payments on the secured notes held by the issuing entity during the period from and including the last distribution date to but excluding the current distribution date;

[(3)	the amount, if any, paid by the [swap][cap] counterparty to the issuing entity under any interest rate [swap][cap]]; and

(4)	amounts paid for any secured notes purchased by the administrator or the depositor.

Determination of Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a business day, the next business day, the administrator will calculate the Total Available Amount based on activity during the related monthly period. On that day, the administrator will also calculate the following amounts, among others:

(1)	the administration fee for the administrator;

(2)	the Aggregate Noteholders’ Interest Distributable Amount, including the Aggregate Class A Interest Distributable Amount, the Aggregate Class B Interest Distributable Amount[,] [and] the Aggregate Class C Interest Distributable Amount [and the Aggregate Class D Interest Distributable Amount];

(3)	[for any distribution date related to the amortization period, the First Priority Principal Distributable Amount, the Second Priority Principal Distributable Amount[,] [and] the Third Priority Principal Distributable Amount [and the Fourth Priority Principal Distributable Amount];]

(4)	[for any distribution date related to the amortization period, the Noteholders’ Regular Principal Distributable Amount;]

[(5)	the net amount, if any, payable by the issuing entity under any interest rate swaps and swap termination amounts, if any, required to be paid on that distribution date;]

(6)	the amounts to be paid to the reserve account and to the certificateholders; and

(7)	all other amounts required to determine the amounts, if any, to be deposited into or paid from each of the AART collection account and the note distribution account.

[In addition, during the revolving period, the administrator will calculate the amounts required for reinvestment in additional secured notes.]

Based on those calculations, the administrator will deliver to the AART indenture trustee a certificate specifying those amounts and instructing the AART indenture trustee to make withdrawals, deposits and payments of the amounts specified below under [“—Priorities for Distributions from AART Collection Account: Revolving Period]” and] “Priorities for Distribution from AART Collection Account[: Amortization Period].”

On each distribution date, all amounts on deposit in the note distribution account will be distributed to the noteholders as described in this prospectus supplement and in the accompanying prospectus.

[Priorities for Distributions from AART Collection Account: Revolving Period: On each distribution date during the revolving period, except as provided below, the AART indenture trustee, based solely upon a certificate provided by the administrator, will make the distributions and payments in the following priority, to the extent that funds are available therefor after all prior applications, from the Total Available Amount:

(1) to the administrator, the administration fee for that distribution date and any unpaid administration fees from any preceding distribution date;

[(2) to the swap counterparty, the net amount, if any, due under the interest rate swaps, other than any swap termination amounts;]

(3) to the note distribution account for payment to the Class A Noteholders, the Aggregate Class A Interest Distributable Amount [and any [senior] swap termination amounts due to the swap counterparty on the interest rate swaps related to the Class A Notes allocated ratably between the Aggregate Class A Interest Distributable Amount and these [senior] swap termination amounts in proportion to their respective amounts];

(4) to the note distribution account for payment to the Class B Noteholders, the Aggregate Class B Interest Distributable Amount;

(5) to the note distribution account for payment to the Class C Noteholders, the Aggregate Class C Interest Distributable Amount;

[(6) to the note distribution account for payment to the Class D Noteholders, the Aggregate Class D Interest Distributable Amount;]

(7) to deposit into the accumulation account, the amount available for reinvestment in additional secured notes,

(8) to the reserve account, the amount necessary to cause the Reserve Account Available Amount to equal the Reserve Account Required Amount (after giving effect to any distributions from the ACOLT collection account to the reserve account, if any, on that distribution date pursuant to clause (5) under “The Transfer Agreement and Servicing Agreements—Distributions on the Secured Notes—Priorities for Distributions from the ACOLT Collection Account” above);

(9) to deposit into the accumulation account, an amount equal to the excess, if any, of the reinvestment amount over the amount deposited into the accumulation account pursuant to clause (7) above, which amount will be available for reinvestment in additional secured notes;

[(10) to the swap counterparty, any subordinate swap termination payments due under the interest rate swaps;] and

(11) to the certificateholders, all remaining amounts.]

Priorities for Distributions from AART Collection Account [: Amortization Period]. On each distribution date during the amortization period,] except as provided below, the AART indenture trustee, based solely upon a certificate provided by the administrator, will make the distributions and payments in the following priority, to the extent that funds are available therefor after all prior applications, from the Total Available Amount:

(1) to the administrator, the administration fee for that distribution date and any unpaid administration fees from any preceding distribution date;

[(2) to the swap counterparty, the net amount, if any, due under the interest rate swaps, other than any swap termination amounts;]

(3) to the note distribution account for payment to the Class A Noteholders, the Aggregate Class A Interest Distributable Amount [and any [senior] swap termination amounts due to the swap counterparty on the interest rate swaps related to the Class A Notes allocated ratably between the Aggregate Class A Interest Distributable Amount and these [senior] swap termination amounts in proportion to their respective amounts];

(4) to the note distribution account for payment to the noteholders, the First Priority Principal Distributable Amount;

(5) to the note distribution account for payment to the Class B Noteholders, the Aggregate Class B Interest Distributable Amount;

(6) to the note distribution account for payment to the noteholders, the Second Priority Principal Distributable Amount;

(7) to the note distribution account for payment to the Class C Noteholders, the Aggregate Class C Interest Distributable Amount;

(8) to the note distribution account for payment to the noteholders, the Third Priority Principal Distributable Amount;

[(9) to the note distribution account for payment to the Class D Noteholders, the Aggregate Class D Interest Distributable Amount;

(10) to the note distribution account for payment to the noteholders, the Fourth Priority Principal Distributable Amount;]

(11) to the reserve account, the amount necessary to cause the Reserve Account Available Amount to equal the Reserve Account Required Amount (after giving effect to any distributions from the ACOLT collection account to the reserve account, if any, on that distribution date pursuant to clause (5) under “The Transfer Agreements and Servicing Agreements—Distributions on the Secured Notes—Priorities for Distributions from the ACOLT Collection Account” above);

(12) to the note distribution account for payment to the noteholders, the Noteholders’ Regular Principal Distributable Amount;

[(13) to the swap counterparty, any subordinate swap termination payments due under the interest rate swaps;]

[(14) to the AART indenture trustee, for reimbursement of costs associated with replacement of the administrator and appointment of a successor administrator under the administration agreement, which have not been previously paid in full;] and

(15) to the certificateholders, all remaining amounts.

Amounts deposited in the note distribution account for the payment of principal on the notes will be paid to the noteholders in the order specified above in “The Notes—Payments of Principal[—Amortization Period].”

Notwithstanding the foregoing, if an event of default occurs under the AART indenture and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the AART indenture, or following the deposit into the AART collection account of the proceeds of the sale or other disposition of the issuing entity assets following the occurrence of an event of default under the AART indenture, after payment of the administration fee [and the net amount payable, if any, to the swap counterparty, other than any swap termination amounts,] the issuing entity will pay interest first on the Class A Notes, pro rata among the Class A Notes, and second pay principal on the Class A Notes, sequentially, starting with the Class A-1 Notes, until the Class A Notes are paid in full. No interest or principal will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, [and] no interest or principal will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full[ and no interest or principal will be payable on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full].

Credit Enhancement

Noteholders will have the benefit of credit enhancement from overcollateralization, a reserve account and, subordination of junior classes of notes. See “Summary—Priority of Distributions—AART Distributions” in this prospectus supplement and “—Distributions on the Notes” below for a description of how losses not covered by credit enhancement or support will be allocated to the offered notes.

Overcollateralization. The “Aggregate Overcollateralization Amount” will be $                        , which is the excess of the Initial ABS Value on the cutoff date over the initial outstanding principal balance of the notes. [The application of funds as described in the [    ] priority of distributions is designed to increase over time the amount of overcollateralization as of any distribution date to an aggregate overcollateralization target amount of $            . The overcollateralization target amount will be [    ]% of the initial aggregate ABS Value of the lease assets [for as long as the Class [    ] Notes are outstanding. After the Class [    ] Notes are paid in full, the overcollateralization target amount will be reduced to [    ]% of the initial aggregate ABS Value of the lease assets. After the Class [    ] Notes are paid in full, the aggregate overcollateralization target amount will be $            .] The Aggregate Overcollateralization Amount consists of both the AART Overcollateralization Amount and the ACOLT Overcollateralization Amount.

The “AART Overcollateralization Amount” is $[                        ], which equals the excess of the initial aggregate principal amount of secured notes over the initial principal balance of the notes. The “ACOLT Overcollateralization Amount” is $[                        ], which equals the excess of the Aggregate Initial ABS Value of the lease assets on the cutoff date over the initial aggregate principal amount of the secured notes. The AART Overcollateralization Amount is represented by the issuing entity certificates and the ACOLT Overcollateralization Amount is represented by the ACOLT certificates.

Reserve Account. Pursuant to the servicing agreement, the servicer will establish the reserve account with the ACOLT indenture trustee. The reserve account will be funded by an initial deposit on the closing date of $[                        ], which equals [            ]% of the Initial ABS Value of the lease assets. On each distribution date the amount withdrawn from the reserve account as described under “—Distributions on the Secured Notes—Monthly Withdrawals from and Deposits to the ACOLT Collection Account” above will constitute part of the amounts available to make payments on the secured notes under the servicing agreement.

The “Reserve Account Required Amount” for any distribution date is an amount equal to the lesser of[: (1) [$                ][the sum of (i) [    ]% of the initial Aggregate ABS Value of the lease assets and (ii) [    ]% of the Aggregate ABS Value at the close of business on the last day of the related monthly period; and (2)] the outstanding principal balance of the notes.

If the amount on deposit in the reserve account on any distribution date, after giving effect to all other deposits or withdrawals from the reserve account on that distribution date, is greater than the Reserve Account Required Amount for that distribution date, the servicer will pay the amount of the excess to the holder of the equity certificates of ACOLT. Upon this distribution, none of the issuing entity or the noteholders will have any rights in, or claims to, those amounts.

Subordination of Junior Note Classes. Payments of principal and interest on the Class B Notes are subordinated to payments of principal and interest on the Class A Notes, and payments of principal and interest on the Class C Notes are subordinated to payments of principal and interest on the Class A Notes and the Class B Notes, in each case to the extent described below in [“—Distributions on the Notes—Priorities for Distributions from AART Collection Account: Revolving Period” and] “—Distributions on the Notes—Priorities for Distributions from AART Collection Account[: Amortization Period].”

Investment of Funds

Collections on the lease assets [and any money in the accumulation account] are held in accounts with eligible depositary institutions, which accounts are subject to the security interest of the AART indenture trustee for the benefit of the noteholders. Such accounts will be established with the AART indenture trustee. All amounts held in the transaction accounts will be invested at the written direction of the administrator.

The administrator will invest and reinvest collections in specified eligible investments. Eligible investments include obligations of the United States of America, specified demand deposits, time deposits or certificates of deposit of (subject to specified eligibility requirements) any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the hired rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; investments in money market or common trust funds having a rating from each of the hired rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; certain bankers’ acceptances issued by any depository institution or trust company and repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America; commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the hired rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations; and in any other investment permitted by each of the rating agencies hired to rate the notes. If a rating agency hired to rate the notes fails to provide a rating for a specified investment, then an equivalent required deposit rating may be obtained from another nationally recognized statistical rating organization.

Unless otherwise permitted by the rating agencies hired to rate the notes, any such eligible investments must mature or if such eligible investment does not mature, be liquidated (A) not later than the business day immediately preceding the next distribution date, or (B) on such next distribution date if either (x) such investment is issued by the institution with which the note distribution account is then maintained or (y) the AART indenture trustee (so long as the short-term unsecured debt obligations of the AART indenture trustee are higher than or equal to a specified level by each rating agency hired to rate the notes (such specified ratings being “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s and “A-1+” by Standard & Poor’s, as applicable) on the date such investment is made) advances funds on such distribution date to the note distribution account in the amount payable on such investment on such distribution date pending receipt thereof to the extent necessary to make distributions on the notes on such distribution date. Unless the AART indenture trustee objects prior to the time an investment is made, the AART indenture trustee will be deemed to have agreed to make such advance with respect to such investment.

The administrator is entitled to receive all investment earnings (net of losses and investment expenses) [except for investment earnings on funds in the accumulation account].

The activity in the transaction accounts will be verified by the administrator and the AART indenture trustee.

[Interest Rate Swaps

General. On the closing date, the issuing entity will enter into an interest rate [swap][cap] with the [swap][cap] counterparty with respect to each floating rate class or tranche of notes, if any. [The issuing entity may, from time to time, enter into additional interest rate [swaps][caps] with respect to additional classes of floating rate notes, including those notes initially retained by the depositor or an affiliate of the depositor.] We refer to each of these [swaps as a “primary swap.”] [caps as a “primary cap.”] The primary [swaps][caps] are designed to provide the issuing entity protection against adverse movements in interest rates associated with interest paid on each class or tranche of floating rate notes.

[Primary Swaps. Under each primary swap, on [one business day prior to the] distribution date, the issuing entity will be obligated to pay the swap counterparty an amount based on fixed interest rate and the swap counterparty will be obligated to pay the issuing entity an amount based on floating interest rate of [One]-Month LIBOR plus an applicable spread, if any, in each case based upon a notional amount equal to the outstanding principal balance on the related class or tranches of floating rate notes. The amount the issuing entity is obligated to pay will be netted against the amount the swap counterparty is obligated to pay under each primary swap. Only the net amount will be due from the issuing entity or the swap counterparty, as applicable. The obligations of the issuing entity and the swap counterparty under each primary swap are unsecured.]

[Primary Caps. Under each primary cap, on the business day prior to the distribution date, the cap counterparty will be obligated to pay the issuing entity an amount equal to the excess of the interest rate on each class or tranche of floating rate notes over an interest rate equal to One-Month LIBOR plus an applicable spread, which amount will not be less than zero. The obligations of the cap counterparty under the primary caps are unsecured.]

Events of Default/Termination Events. Each primary [swap][cap] will provide for specified events of default and termination events. Events of default applicable to the issuing entity include:

•	the issuing entity’s failure to make payments due under the applicable primary swap;

•	a merger by the issuing entity without an assumption of its obligations under the applicable primary swap;

•	the occurrence of an event of default (other than a bankruptcy related event of default) by the issuing entity under the AART indenture after which the notes are declared due and payable or the AART indenture trustee sells the assets of the issuing entity or the occurrence of a bankruptcy related event of default with respect to the issuing entity under the AART indenture, as described in the accompanying prospectus under “The Notes—The AART Indenture—AART Events of Default; Rights Upon AART Event of Default”; and

•	an amendment to the transaction documents that is adverse to the swap counterparty is made without the approval of the swap counterparty where such approval is required.

Events of default applicable to the swap counterparty include, among others:

•	the failure by the [swap][cap] counterparty to make payments due under the applicable primary [swap][cap];

•	the breach by the [swap][cap] counterparty of the agreement evidencing the applicable primary [swap][cap];

•	the existence of a misrepresentation by the swap counterparty in the agreement evidencing the applicable primary [swap][cap];

•	the occurrence of bankruptcy and insolvency events with respect to the [swap][cap] counterparty; and

•	a merger by the [swap][cap] counterparty without an assumption of its obligations under the applicable primary [swap][cap].

Termination events applicable to the [swap][cap] counterparty include:

•	failure of the [swap][cap] counterparty (or its credit support provider, if any) to maintain its credit rating at certain levels required by the interest rate [swap][cap] agreement, if so required, which failure may not constitute a termination event if the[swap][cap] counterparty maintains certain minimum credit ratings and, among other things:

•	at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating;

•	posts collateral; or

•	assigns its rights and obligations under the interest rate [swap][cap] agreement to a substitute [swap][cap] counterparty that satisfies the eligibility criteria set forth in the interest rate [swap][cap] agreement.

Certain termination events, including illegality and specified tax events, will also apply to both the issuing entity and the [swap][cap] counterparty.

[In the event of the termination of a primary swap, a termination payment may be due, either to the swap counterparty by the issuing entity out of funds that would otherwise be available to make payments on the notes or to the issuing entity by the swap counterparty.] [In the event of the termination of a primary cap, a termination payment will be due to the issuing entity by the cap counterparty.] The amount of the termination payment will be based on a measure of the market value of the [swap][cap] transaction at the time of termination in accordance with procedures set forth in the applicable primary [swap][cap]. The termination payment could be substantial if market interest rates and other conditions have changed materially since the issuance of the notes and certificates.

Replacement of the [Swap][Cap] Counterparty. If an event of default occurs under a primary [swap][cap], the non-defaulting party may elect to terminate that primary [swap][cap]. If certain termination events occur under a primary [swap][cap] as to which the [swap][cap] counterparty is the affected party, the [swap][cap] counterparty must, upon becoming aware of the occurrence of such event, commence using its best efforts, not involving any material expenditure, to arrange for the substitution of another party as [swap][cap] counterparty that is satisfactory to the issuing entity so that the termination event ceases to exist. If certain termination events occur under a primary [swap][cap] as to which the issuing entity is the affected party, the [swap][cap] counterparty must, upon request of the issuing entity, commence using its best efforts, not involving any material expenditure, to arrange for the substitution of another party as [swap][cap] counterparty that is satisfactory to the issuing entity so that the termination event ceases to exist. If, in either such case, the [swap][cap] counterparty fails to effect such a substitution within 20 days of the required date for commencement of such best efforts, the primary [swap][cap] will terminate on the fifth business day following the expiration of such 20 day period unless the [swap][cap] counterparty and the issuing entity agree otherwise.

Amendments to Transaction Documents. The [swap][cap] counterparty will have the right to consent to amendments under the transaction documents that would materially and adversely affect the interests of the [swap][cap] counterparty.

Back-to-Back [Swaps][Caps]. On the closing date, [Ally Investment Management LLC] will enter into an interest rate [swap][cap] with the [swap][cap] counterparty with respect to each primary [swap][cap]. We refer to each of these [swaps][caps] as a “back-to-back [swap][cap].” Under each back-to-back [swap][cap], [Ally Investment Management LLC] assumes the risk that the receivables will prepay at a speed faster or slower than expected, thereby causing the notional principal amount of the [swap][cap] to be less than or greater than expected and the risk that the related primary [swap][cap][and the risk that the issuing entity fails to pay some or all of the amount, if any, owing by the issuing entity to the swap counterparty upon an early termination of the related primary swap], which reduces the cost to the issuing entity of entering into the related primary [swap][cap] with the [swap][cap] counterparty.

The back-to-back [swaps][caps] entered into by [Ally Investment Management LLC] will be separate and independent from the primary [swaps][caps]. Accordingly, an event of default or termination event under a back-to-back [swap][cap] resulting in early termination of the back-to-back [swap][cap] will not cause an early termination of the related primary [swap][cap].

The information under “—[Swap][Cap] Counterparty” has been provided by the [swap][cap] counterparty for use in this prospectus. Except for that section, the [swap][cap] counterparty and its affiliates have not prepared and do not accept responsibility for this prospectus. The information regarding the [swap][cap] counterparty in those sections has been furnished solely to provide limited introductory information regarding the [swap][cap] counterparty and does not purport to be comprehensive.

[Swap][Cap] Counterparty. The [swap][cap] counterparty will be                     .                      is a                      and is an [indirect wholly owned subsidiary] of                     , a                      in                     . [Information with respect to the general charater and business of the [swap][cap] counterparty to be included.]

[Swap][Cap] Agreement Significance Percentage. Based on a reasonable good faith estimate of maximum probable exposure calculated in accordance with Ally Bank’s general risk management procedures, the significance percentage of the interest rate [swap][cap] agreement is less than 10%. [To be inserted if applicable—financial information required by Item 1115 of Regulation AB to the extent any providers of derivative instruments is liable or contingently liable to provide payments representing 10% or more of the cash flow.]

Administrator Purchase Option

The administrator has an option to purchase the secured notes. The option may be exercised on any distribution date on which, and for both of (but not less than both of) the secured notes at such time as, the Aggregate ABS Value of the lease assets is equal to or less than [    ]% of the Initial ABS Value of the lease assets. The purchase price will be at least equal to the unpaid principal balance of the secured notes, plus accrued and unpaid interest on the secured notes through the end of the calendar month in which the purchase occurs, plus any unpaid administration fee after giving effect to a redemption of the secured notes. The amount paid by the administrator for the purchase will constitute collections on the secured notes, and will be applied in the same manner as other collections.

Distribution of Assets Following Payment in Full of the Notes

Following payment in full of the notes and payment of all liabilities of the issuing entity in accordance with applicable law, any remaining assets of the issuing entity will be distributed to the certificateholders.

CERTAIN FEES AND EXPENSES

Basic Servicing Fee Rate

The Basic Servicing Fee Rate will be 1.00% per annum.

[Additional Servicing Fee Rate]

[The Additional Servicing Fee Rate will be [1.00]% per annum.]

Administration Fee Rate

The Administration Fee Rate will be 0.01% per annum.

The basic servicing fee[, the additional servicing fee] and the administration fee will be paid out of collections from the lease assets. The servicer will also be entitled to a supplemental servicing fee, which will not be paid out of collections, and will include late fees, disposition fees, prepayment charges, other administrative fees and expenses collected during the month and investment earnings on the ACOLT trust accounts. The servicer is entitled to be reimbursed out of cash flows on the lease assets for liquidation expenses and other out-of-pocket costs related to liquidation, in the amount that the servicer determines necessary in accordance with its customary servicing practices to refurbish and dispose of a repossessed financed vehicle. See “The Transfer Agreements and Servicing Agreements—Servicing and Administration Compensation and Payment of Expenses” in this prospectus supplement and “The Transfer Agreements and Servicing Agreements—Servicing and Administration Compensation and Payment of Expenses” in the accompanying prospectus.

Other Fees and Expenses

The following table describes the compensation payable to the rating agencies hired to rate the notes for the period beginning with their retention and ending five years after the closing date. The sponsor will pay the rating agency fees, which include initial fees and surveillance fees. None of these fees will be paid out of the collections on the lease assets. Although we do not anticipate that these fees will change while the notes are outstanding, any changes after the closing will be disclosed to investors on the issuing entity’s monthly statement to noteholders. None of the hired rating agencies retain any risk of loss with respect to the lease assets.

Rating Agency Fees [            ]

The sponsor and the servicer also do not retain any risk of loss with respect to the lease assets other than any purchase or repurchase obligations resulting from certain breaches of representations and warranties. The depositor will initially retain the certificates, which represent the residual equity interest in the issuing entity. See “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes” in the accompanying prospectus. The sponsor intends to satisfy the FDIC’s risk retention requirement by selecting a separate pool of lease assets in an amount equal to [at least] five percent of the sum of the pool of lease assets sold to ACOLT and the separate pool of lease assets. This retained pool will be selected randomly on the basis of the same criteria used to select the securitized pool. For more information, see “Insolvency Aspects of the Offerings—FDIC Rule” in the accompanying prospectus.

[ MONEY MARKET INVESTMENTS]

[The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.]

ERISA CONSIDERATIONS

The accompanying prospectus describes the general rules that apply to the purchase of offered notes by pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts, specified types of Keogh Plans and entities deemed to hold plan assets of any type of the foregoing. We refer to these investors as “benefit plans,” and each benefit plan that is considering an investment in the offered notes should review “ERISA Considerations” in the accompanying prospectus. We use terms in this section of the accompanying prospectus supplement that have been defined in that section of the accompanying prospectus.

Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the offered notes should not be treated as an equity interest in the issuing entity for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuing entity incurred losses. The more subordinated a class of offered notes is the greater the risk of recharacterization is with respect to the class of notes.

By acquiring an offered note, each purchaser and transferee will be deemed to represent and warrant that either (1) it is not acquiring the offered note with the plan assets of a benefit plan or other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code or (2) the acquisition and holding of the offered note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, such plans may be subject to comparable federal, state or local law restrictions.

[The issuing entity and the underwriters are not relying on the underwriter’s exemption with respect to the purchase of the notes by a benefit plan.]

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the best knowledge of management of that entity, threatened, against the issuing entity, the sponsor, VAULT, the servicer, the administrator, ACOLT or the depositor that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the notes.

Each of the ACOLT owner trustee, the AART owner trustee, ACOLT indenture trustee, the AART indenture trustee and [the swap counterparty] has represented to the issuing entity that there were no material pending legal or other current proceedings [that are not already disclosed in this prospectus supplement], nor is its management aware of any legal proceedings threatened, involving that entity, which, for that entity, individually or in the aggregate, would have a material adverse impact on investors in the notes.

F EDERAL INCOME TAX CONSEQUENCES

On the closing date, Kirkland & Ellis LLP, special tax counsel to the depositor, will deliver its opinion that for U.S. federal income tax purposes the offered notes will constitute indebtedness. Each noteholder, by the acceptance of an offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes.

The offered notes [that are fixed rate notes] may be issued with original issue discount, or “OID,” for federal income tax purposes. [The floating rate notes will not be issued with any OID.] The rules discussed in the accompanying prospectus requiring a holder to include OID in income under a “constant yield method” are inapplicable to OID which is de minimis. However, a holder of an offered note with a de minimis amount of OID must include such OID in income proportionately as principal payments are made on such offered note. See “Federal Income Tax Consequences—The Notes—Original Issue Discount” in the accompanying prospectus for a general discussion of the federal income tax treatment of OID and its general application to holders of debt instruments. [The Class A-1 Notes may be Short-Term Notes for federal income tax purposes. See “Federal Income Tax Consequences—The Notes—Original Issue Discount” in the prospectus for a general discussion of the federal income tax treatment of Short-Term Notes.]

Kirkland & Ellis LLP will deliver its opinion that the issuing entity will not, for federal income tax purposes, be taxable as an association or publicly traded partnership taxable as a corporation. See “Federal Income Tax Consequences” in the accompanying prospectus.

UNDERWRITING

The depositor, the sponsor and the underwriters named below will enter into an underwriting agreement for the notes offered by this prospectus supplement. Subject to the terms and conditions set forth in the underwriting agreement, the depositor will agree to sell to each of the underwriters named below, and each of the underwriters will severally agree to purchase from the depositor, the principal amount of the offered notes set forth opposite its name below:

Aggregate Principal Amount to be Purchased

	[Class A-1 Notes]	Class A-2[a] Notes	[Class A-2b Notes]	Class A-3[a] Notes	[Class A-3b Notes]	Class A-4[a] Notes	[Class A-4b Notes]	Class B Notes	Class C Notes
Total	$	$	$	$	$	$	$	$	$

None of the sponsor, the depositor, the servicer, the issuing entity or the underwriters make any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament of the Council of June 26, 2013, known as the Capital Requirements Regulation (“CRR”). Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the offered notes for investment compliance with the CRR.

The underwriters are responsible for jointly leading and managing the offering of the offered notes. [If applicable, add descriptions of non-U.S. underwriters who are not U.S. registered broker-dealers if material to investors in the notes.]

The depositor has been advised by the underwriters that the several underwriters propose initially to offer the [Class A-1 Notes,] the Class A-2[a] Notes, [the Class A-2b Notes,] the Class A-3[a] Notes, [the Class A-3b Notes,] the Class A-4[a] Notes, [the Class A-4b Notes,] the Class B Notes and the Class C Notes to the public at the prices set forth on the cover page of this prospectus supplement, and to dealers at those prices less a selling concession not in excess of the percentage set forth below for each class of offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of offered notes. After the initial public offering, the public offering price and these concessions may be changed.

	Selling Concession(1)	Reallowance
[Class A-1 Notes]	%	%
Class A-2[a] Notes	%	%
[Class A-2b Notes]	%	%
Class A-3[a] Notes	%	%
[Class A-3b Notes]	%	%
Class A-4[a] Notes	%	%
[Class A-4b Notes]	%	%
Class B Notes	%	%
Class C Notes	%	%

(1) Due to sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the offered notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

Over-allotment transactions involve short sales by the underwriters of the offered notes. Short sales involve the sale by the underwriters of a greater number of offered notes than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.

Covered short sales are sales made in an amount not greater than the underwriters over-allotment option to purchase additional offered notes in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the offered notes in the open market. In determining the source of the offered notes to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes available for purchase in the open market as compared to the price at which they may purchase the offered notes through the over-allotment option.

Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing the offered notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions permit the underwriters to make bids on or purchase the offered notes so long as the stabilizing bids or purchase prices do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes. Neither the depositor nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

[Each underwriter will provide representations regarding the sale of the offered notes in Europe. See “Plan of Distribution—Matters Relating to the Offering of the Notes in Europe” in the prospectus.]

The depositor and Ally Bank will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

In the ordinary course of its business, one or more of the underwriters and affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the issuing entity and their affiliates.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the offered notes.

	Aggregate Amount	As a percent of initial aggregate principal amount of the offered notes
Sale of the Offered Notes Proceeds	$	%
Underwriting Discount on the Offered Notes	$	%
Additional Offering Expenses	$	%
Net Proceeds to Depositor	$	%

LEGAL OPINIONS

Specified matters relating to the offered notes will be passed upon for the issuing entity, the depositor, the sponsor and Ally Financial by Richard V. Kent, Esq., General Counsel to the depositor, and Assistant General Counsel of Ally Financial, by Jonathan P. Andrews, Chief Counsel to Ally Bank, by Kirkland & Ellis LLP, counsel to the depositor, the issuing entity, Ally Bank and Ally Financial and by [                                        ], Utah counsel for Ally Bank. Mr. Kent and Mr. Andrews may each from time to time own common stock of Ally Financial. Certain federal income tax matters and certain bank insolvency matters will be passed upon for Ally Bank, the issuing entity and the depositor by Kirkland & Ellis LLP. Specified matters relating to the offered notes will be passed upon for the underwriters by Mayer Brown LLP. Mayer Brown LLP has represented, and is currently representing Ally Bank and its affiliates in matters unrelated to the offering of the notes described in this prospectus supplement and the accompanying prospectus.

REPORTS AND ADDITIONAL INFORMATION

For a summary of reports to be provided to securityholders, see “Book-Entry Registration; Reports to Securityholders—Reports to Securityholders”in the accompanying prospectus.

The administrator will file with the SEC all required annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports relating to the issuing entity under Ally Auto Receivables Trust 20    -SN , SEC file number 333-[            ]. These reports will be made available on the world wide web at http://www.ally.com/about/investor/auto-securitization/us/index.html. For further information on how to obtain these reports, see “Where You Can Find More Information” in the accompanying prospectus.

GLOSSARY OF TERMS TO PROSPECTUS SUPPLEMENT

The following are definitions of terms used in this prospectus supplement. References to the singular form of defined terms in this prospectus supplement include references to the plural and vice versa. Capitalized terms not defined in this prospectus supplement are defined in the accompanying prospectus.

“100% Prepayment Assumption” is defined on page S-42.

“20    -SN pool” is defined on page S-1.

“20    -SN secured notes” is defined on page S-1.

“AART Collection Account Shortfall Amount” means, with respect to any distribution date, the excess of (x) the amounts payable from the AART collection account on that distribution date as described under “The Transfer Agreements and Servicing Agreements—Distributions on the Notes—Priorities for Distributions from AART Collection Account” in this prospectus supplement or, following the occurrence of an event of default under the AART indenture, and a declaration that the notes have become immediately due and payable, in each case other than deposits to the reserve account and payments to the certificateholders, over (y) the Total Available Amount for that distribution date, other than any amounts deposited in the AART collection account with respect to the AART Collection Account Shortfall Amount for that prior distribution date.

“AART indenture” means the AART 20    -SN indenture, dated as of the closing date, between the issuing entity and the AART indenture trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“AART indenture trustee” is defined on page S-2.

“AART Overcollateralization Amount” is defined on page S-65.

“AART owner trustee” is defined on page S-2.

“ABS” is defined on page S-42.

“ABS Value” means, with respect to a lease asset on any distribution date and the last day of the related monthly period:

(a) for each Administrative Lease Asset with respect to which the servicer has paid the Administrative Purchase Payment as of the close of business on the last day of the related monthly period under the Servicing Agreement, zero;

(b) for each Warranty Lease Asset with respect to which Ally Bank has paid the Warranty Payment as of the close of business on the last day of the related monthly period under the sale and contribution agreement, zero;

(c) for each lease asset that (i) terminated during or prior to the related monthly period or reached its scheduled lease end date during or prior to the related monthly period, (ii) became a Pull Ahead Lease Asset during or prior to the related monthly period, or (iii) became an Extended Lease during or prior to the related monthly period but, in each case, that did not become a Liquidating Lease Asset (and neither of the actions described in clauses (a) or (b) above have occurred with respect to that lease asset) during or prior to the related monthly period, the Lease Residual;

(d) for each lease asset that became a Liquidating Lease Asset during or prior to the related monthly period, zero; and

(e) for each other lease asset not described in clauses (a) through (d) above, the sum of (i) the present value, as of the close of business on the last day of the related monthly period (discounted at a rate equal to the Discount Rate for that lease asset and computed on the basis of a 360-day year comprised of twelve 30-day months), of each Monthly Lease Payment (if any) for that lease asset due after the last day of the related monthly period, discounted from the first day of the monthly period in which the Monthly Lease Payment is due to the last day of the related monthly period, (ii) the aggregate amount of past due and unpaid Monthly Lease Payments, if any, for which no Advances have been made for that lease asset and (iii) the present value, as of the close of business on the last day of the related monthly period (discounted at a rate equal to the Discount Rate for that lease asset and computed on the basis of a 360-day year comprised of twelve 30-day months), of the Lease Residual for that lease asset, discounted from the first day of the monthly period in which the scheduled lease end date for that lease asset occurs to the last day of the related monthly period.

“ACOL LLC” is defined on page S-1.

“ACOLT” is defined on page S-1.

“ACOLT Collections” is defined on page S-59.

“ACOLT indenture” means the ACOLT 20    -SN indenture, dated as of the closing date, between ACOLT and the ACOLT indenture trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“ACOLT indenture trustee” is defined on page S-2.

“ACOLT Overcollateralization Amount” is defined on page S-65.

“ACOLT owner trustee” is defined on page S-2.

“Actual Payment” means, with respect to any distribution date and a lease, all payments received by the servicer from or for the account of the lessee during the related monthly period, except for any Overdue Payments, supplemental servicing fees, Excluded Amounts or payments with respect to Sales and Use Tax Amounts. Actual Payments do not include Applied Payments Ahead.

[“additional closing date” is defined on page S-1.]

[“additional funding account” is defined on page S-5.]

[“additional lease assets” is defined on page S-1.]

[“additional secured notes” is defined on page S-1.]

[“additional servicing fee,” with respect to any distribution date, is the additional fee payable to the servicer for services rendered during the related monthly period, which will be equal to the sum of (1) 1/12th of the Additional Servicing Fee Rate multiplied by the Aggregate ABS Value of the lease assets at the opening of business on the first day of the related monthly period (or, for the first distribution date, the Additional Servicing Fee Rate multiplied by a fraction, the numerator of which is [    ] and the denominator of which is 360, multiplied by the initial Aggregate ABS Value of the lease assets) and (2) any unpaid additional servicing fee from any prior distribution date.]

[“Additional Servicing Fee Rate” means [1.00] % per annum.]

“Adjusted MSRP” is defined on page S-30.

“administration fee” is defined on page S-56.

“Administration Fee Rate” means [0.01]% per annum.

“Administrative Lease Asset” means a lease asset that the servicer is required to purchase pursuant to the servicing agreement.

“Administrative Purchase Payment” means, with respect to (a) an Administrative Secured Note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the Secured Note Rate, determined as of the close of business on the day which the administrator is required to, or, if earlier, elects to, purchase the Administrative Secured Note and (b) an Administrative Lease Asset, the ABS Value of that Administrative Lease Asset as of the close of business on the last day of the monthly period prior to the monthly period as of which the servicer is required, or, if earlier, elects, to purchase the Administrative Lease Asset.

“Administrative Secured Note” means a Secured Note that the administrator is required to purchase under the Administration Agreement or that the administrator has elected to purchase under the Administration Agreement.

“administrator” is defined on page S-2.

“Advance” means, with respect to the lease assets and any distribution date, the amount that the servicer has advanced under the servicing agreement.

“Aggregate ABS Value” means, with respect to any group of lease assets, as of any date of determination, an amount equal to the sum of the ABS Values of all lease assets on that date.

“Aggregate Class Interest Distributable Amounts” means the Aggregate Class A Interest Distributable Amount, the Aggregate Class B Interest Distributable Amount, the Aggregate Class C Interest Distributable Amount and [the Aggregate Class D Interest Distributable Amount], as the context requires.

“Aggregate Class A Interest Distributable Amount” means with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for each class of the Class A Notes as of that distribution date and (2) the Class A Interest Carryover Shortfall as of the preceding distribution date.

“Aggregate Class B Interest Distributable Amount” means with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for the Class B Notes as of that distribution date and (2) the Class B Interest Carryover Shortfall as of the preceding distribution date.

“Aggregate Class C Interest Distributable Amount” means with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for the Class C Notes as of that distribution date and (2) the Class C Interest Carryover Shortfall as of the preceding distribution date.

[“Aggregate Class D Interest Distributable Amount” means with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for the Class D Notes as of that distribution date and (2) the Class D Interest Carryover Shortfall as of the preceding distribution date.]

“Aggregate Initial ABS Value” means an amount equal to the sum of the Initial ABS Values of all lease assets.

“Aggregate Noteholders’ Interest Distributable Amount” means for any distribution date, the sum of (1) the Aggregate Class A Interest Distributable Amount as of that distribution date, (2) the Aggregate Class B Interest Distributable Amount as of that distribution date, (3) the Aggregate Class C Interest Distributable Amount as of that distribution date and [(4) the Aggregate Class D Interest Distributable Amount as of that distribution date].

“Aggregate Noteholders’ Principal Distributable Amount” means for any distribution date, the sum of (1) the Noteholders’ Regular Principal Distributable Amount as of that distribution date and (2) the Aggregate Noteholders’ Priority Principal Distributable Amount as of that distribution date. [During the revolving period and for the related distribution dates, the Aggregate Noteholders’ Principal Distributable Amount is zero.]

“Aggregate Noteholders’ Priority Principal Distributable Amount” means with respect to any distribution date, the sum of (1) the First Priority Principal Distributable Amount, (2) the Second Priority Principal Distributable Amount, (3) the Third Priority Principal Distributable Amount and (4) the Fourth Priority Principal Distributable Amount.

“Aggregate Overcollateralization Amount” is defined on page S-65.

[“aggregate overcollateralization target amount” is defined on page [S-7] [and S-65].]

“Aggregate Secured Note Interest Distributable Amount” means, for any distribution date, an amount equal to the sum of the Secured Note Interest Distributable Amounts for all secured notes on that distribution date.

“ALG” is defined on page S-39.

“ALG Residual” means the expected value of a vehicle at the scheduled lease end date of the related lease at lease inception as determined by the Automotive Lease Guide.

“Ally Financial” is defined on page S-2.

[“amortization period” is defined on page S-4.]

[“applicable cutoff date” is defined on page S-4.]

“Applied Extended Lease Payment Amount” means, with respect to each distribution date, the amount of any Extended Lease Payments received or deposited by the servicer into the ACOLT collection account during or prior to the related monthly period in respect of Applied Extended Leases for that distribution date.

“Applied Extended Leases” means, with respect to each distribution date, any Extended Lease that became a Liquidating Lease Asset during the related monthly period.

“Applied Payments Ahead” means, with respect to a distribution date and a lease on which the Actual Payment made by the lessee during the related monthly period was less than the Monthly Lease Payment, an amount equal to the lesser of (i) the Payments Ahead with respect to that lease and (ii) the amount by which the Monthly Lease Payment exceeds that Actual Payment.

“Available Distribution Amount” is defined on page S-60.

[“back-to-back swap” is defined on page S-68.]

“basic servicing fee,” with respect to any distribution date, is the product of (1) the Aggregate ABS Value of the lease assets at the opening of business on the first day of the related monthly period, (2) 1/12 (or with respect to the first distribution date, a fraction, the numerator of which is [    ] and the denominator of which is 360), and (3) the Basic Servicing Fee Rate.

“Basic Servicing Fee Rate” means 1.00% per annum.

“benefit plans” is defined on page S-70.

“Class A Interest Carryover Shortfall” means as of the close of any distribution date, the excess of the Aggregate Class A Interest Distributable Amount for that distribution date, over the amount that was actually deposited in the note distribution account on that distribution date available for interest payments for the Class A Notes.

“Class A Notes” means collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the     % Asset Backed Notes issued by the issuing entity.

[“Class A-2 Notes” means [collectively,] the Class A-2[a] Notes[and the Class A-2b Notes].]

“Class A-2[a] Notes” means the     % Asset Backed Notes, Class A-2[a] issued by the issuing entity.

[“Class A-2b Notes” means the Floating Rate Asset Backed Notes, Class A-2b issued by the issuing entity.]

[“Class A-3 Notes” means [collectively,] the Class A-3[a] Notes[and the Class A-3b Notes].]

“Class A-3[a] Notes” means the % Asset Backed Notes, Class A-3[a] issued by the issuing entity.

[“Class A-3b Notes” means the Floating Rate Asset Backed Notes, Class A-3b issued by the issuing entity.]

[“Class A-4 Notes” means [collectively,] the Class A-4[a] Notes[and the Class A-4b Notes].]

“Class A-4[a] Notes” means the % Asset Backed Notes, Class A-4[a] issued by the issuing entity.

[“Class A-4b Notes” means the Floating Rate Asset Backed Notes, Class A-4b issued by the issuing entity.]

“Class B Interest Carryover Shortfall” means as of the close of any distribution date, the excess of the Aggregate Class B Interest Distributable Amount for that distribution date, over the amount that was actually deposited in the note distribution account on that distribution date available for interest payments for the Class B Notes.

“Class B Notes” means the     % Asset Backed Notes issued by the issuing entity.

“Class C Interest Carryover Shortfall” means as of the close of any distribution date, the excess of the Aggregate Class C Interest Distributable Amount for that distribution date, over the amount that was actually deposited in the note distribution account on that distribution date available for interest payments for the Class C Notes.

“Class C Notes” means the % Asset Backed Notes issued by the issuing entity.

[“Class D Interest Carryover Shortfall” means as of the close of any distribution date, the excess of the Aggregate Class D Interest Distributable Amount for that distribution date, over the amount that was actually deposited in the note distribution account on that distribution date available for interest payments for the Class D Notes.

“Class D Notes” means the [Floating Rate][    %] Asset Backed Notes, Class D issued by the issuing entity.]

“Controlling Class” is defined on page S-54.

“CRR” is defined on page S-72.

“cutoff date” means [            ], 20[    ].

“data and disclosure review” is defined on page S-34.

“DBRS” means DBRS Ltd.

“Discount Rate” means, with respect to any lease, [the greater of (i) the implicit lease rate and (ii)] [    ]% per annum.

“distribution dates” is defined on page S-3.

“Dodd-Frank Act” is defined on page S-9.

“DTC” is defined on page S-54.

[“early amortization event” has the meaning set forth above in “The Transfer Agreements and Servicing Agreements—The Revolving Period.” ]

“ERISA” is defined on page S-9.

“Excess Payment” means, with respect to any lease asset and any monthly period, the excess, if any, of (x) the amount of the payments by or on behalf of the related lessee and received during that monthly period (other than prepayments in full in connection with any early termination of a lease) that are not supplemental servicing fees, Excluded Amounts, Sales and Use Tax Amounts or Applied Payments Ahead, over (y) the amounts applied towards any Outstanding Advances and the Monthly Lease Payment for that lease asset in accordance with the servicing agreement.

“Excluded Amounts” means, with respect to any distribution date and any lease asset, the sum of (i) any amounts received by the servicer during the related monthly period with respect to any administrative fees and parking tickets and fines on the related leased vehicle, (ii) premiums paid by the servicer or due to the related insurer during the related monthly period in connection with the maintenance of insurance with respect to that lease asset, and (iii) any amounts required under applicable law to be paid or refunded to the lessee during the related monthly period (including any rebates of premiums with respect to cancellation of any insurance policy or service contract entered into by the lessee).

“Extended Lease” means any lease included in a lease asset that has reached its scheduled lease end date, with respect to which the lessee (x) has paid all Monthly Lease Payments required under the terms of the lease and (y) has agreed with the servicer to extend the term of the lease and to continue making Monthly Lease Payments under that lease in an amount as agreed between the lessee and the servicer in accordance with its customary servicing practices.

“Extended Lease Payments” means, with respect to any Extended Lease and any monthly period prior to the monthly period in which the related leased vehicle was sold or otherwise disposed of by the servicer, any Monthly Lease Payments due under that Extended Lease after its scheduled lease end date and received by the servicer during the related monthly period, minus any payments in respect of Sales and Use Tax Amounts required to be paid with respect to that Extended Lease during that monthly period.

“FDIC” is defined on page S-13.

“FDIC Rule” is defined on page S-13.

“FICO Score” is defined on page S-30.

“Final Scheduled Distribution Date” means the Final Scheduled Distribution Date (1) for [the Class A-1 Notes,] the Class A-2[a] Notes, [the Class A-2b Notes,] the Class A-3[a] Notes, [the Class A-3b Notes,] the Class A-4[a] Notes, [the Class A-4b Notes,] the Class B Notes and the Class C Notes as set forth on the front cover page of this prospectus supplement, and (2) for [the Class A-1 Notes and] [the Class D Notes] as set forth on page S-2.

“First Priority Principal Distributable Amount” means with respect to any distribution date, an amount equal to the excess, if any, of (i) the aggregate outstanding principal balance of the Class A Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes on that date) (or with respect to the first distribution date, on the closing date), over (ii) the Aggregate ABS Value of the lease assets at the close of business on the last day of the related monthly period.

“Fitch” means Fitch Ratings, Inc.

[“fixed rate notes” is defined on page S-3.]

[“floating rate notes” is defined on page S-3.]

[“Fourth Priority Principal Distributable Amount” means, with respect to any distribution date, an amount, not less than zero, equal to the difference between (1) the excess, if any, of (a) the aggregate outstanding principal balance of all the notes as of the preceding distribution date (after giving effect to any principal payments made on the notes on such preceding distribution date) over (b) the Aggregate ABS Value of the lease assets as of the close of business on the last day of the immediately preceding monthly period, and (2) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such distribution date, (b) the Second Priority Principal Distributable Amount, if any, with respect to such distribution date, and (c) the Third Priority Principal Distributable Amount, if any, with respect to such distribution date.]

“information databases” is defined on page S-34.

“Initial ABS Value” means the Aggregate ABS Value of the lease assets on the Cutoff Date, which is $[            ].

[“initial closing date” means                     , 20    .]

[“initial cutoff date” means                     , 20    . ]

“[initial] hypothetical pool of lease assets” is defined on page S-42.

“Initial ABS Value” means the Aggregate ABS Value of all lease assets as of the cutoff date, which is $[                ] and, with respect to each lease asset, the sum of (i) the present value, as of the cutoff date (discounted at a rate equal to the Discount Rate for that lease asset and computed on the basis of a 360-day year comprised of twelve 30-day months), of each Monthly Lease Payment (if any) due after the cutoff date, discounted from the first day of the monthly period in which that Monthly Lease Payment is due to the cutoff date, (ii) the aggregate amount of past due and unpaid Monthly Lease Payments (if any) for which no Advances have been made, and (iii) the present value, as of the close of business on the cutoff date (discounted at a rate equal to the Discount Rate and computed on the basis of a 360-day year comprised of twelve 30-day months), of the Lease Residual, discounted from the first day of the monthly period in which the scheduled lease end date for that lease asset occurs to the cutoff date.

“Insurance Proceeds” means, with respect to a distribution date and a lease asset, all amounts received by the servicer during the related monthly period with respect to any insurance policies maintained with respect to that lease asset pursuant to the servicing agreement.

“lease” means any automobile or light duty truck lease sold, assigned, transferred or conveyed to ACOLT, including all other agreements related thereto and all rights and obligations thereunder.

“lease asset” is defined on page S-1.

“lease asset document file” is defined on page S-34.

“Lease Residual” is defined on page S-30.

[“LIBOR Business Day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.]

“Liquidating Lease Asset” means a lease asset with respect to which any of the following has first occurred during a monthly period:

(a) the related leased vehicle was sold or otherwise disposed of by the servicer following repossession thereof or the scheduled or early termination of the related lease;

(b) the related lease reached its scheduled lease end date more than 120 days prior to the end of that monthly period and as of the end of that monthly period, the related leased vehicle remained unsold;

(c) the related lease became an Extended Lease on its scheduled lease end date, which scheduled lease end date shall have occurred more than 120 days prior to the end of that monthly period and as of the end of that monthly period, the related leased vehicle remained unsold; or

(d) the servicer’s records, in accordance with its customary servicing practices, disclose that all Insurance Proceeds expected to be received have been received by the servicer following a casualty or other loss with respect to the related leased vehicle.

“Monthly Lease Payment” means, with respect to any lease asset, the amount required to be paid by the lessee under the related lease on or prior to each monthly lease payment date (as that amount may be modified in connection with any permitted modification or extension), minus any payments with respect to Sales and Use Tax Amounts required to be paid pursuant to that lease on or prior to the monthly lease payment date.

“Monthly Payment Advance” means, with respect to each monthly period and each lease asset (other than an Administrative Lease Asset, a Warranty Lease Asset or an Extended Lease), an amount advanced by the servicer equal to any shortfall in the Monthly Lease Payment for that lease asset remaining after application of the Applied Payments Ahead under the servicing agreement.

“monthly period” means a calendar month (or, in the case of the first monthly period, the period from and including the cutoff date to and including [                ]. The “related monthly period” for a distribution date is the monthly period preceding the calendar month in which that distribution date occurs.

“Monthly Remittance Condition” means a condition that will be satisfied if (A) Ally Financial is the servicer, (B) no servicer default has occurred and is continuing, and (C) either (i) the short-term unsecured debt of the servicer is rated equal to or higher than a specified level by each rating agency hired to rate the notes (such specified ratings being “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s or “A-1” by Standard & Poor’s, as applicable) or (ii) the servicer has made any other arrangements satisfactory to the rating agencies hired to rate the secured notes or the notes secured by the secured notes.

“Moody’s” means Moody’s Investors Service, Inc.

“MSRP”is defined on page S-30.

“Note Class Interest Distributable Amount” means for any class [or tranche] of notes and any distribution date, the product of (1) the outstanding principal balance of that class [or tranche] as of the close of the preceding distribution date, or, in the case of the first distribution date, the outstanding principal balance of that class [or tranche] on the closing date, and (2) in the case of (A) the fixed rate notes other than the Class A-1 Notes, 1/12 of the interest rate for that class [or tranche], or, in the case of the first distribution date, the interest rate for that class [or tranche] multiplied by a fraction, the numerator of which is [    ] and the denominator of which is 360 and (B) in the case of the floating rate notes and the Class A-1 Notes, the product of the interest rate for that class [or tranche] for that distribution date and a fraction, the numerator of which is the number of days elapsed from and including the prior distribution date, or, in the case of the first distribution date, from and including the closing date, to but excluding that distribution date and the denominator of which is 360.

“Noteholders’ Regular Principal Distributable Amount” means for any distribution date, the lesser of:

(A) the aggregate outstanding principal balance of the notes as of the close of the immediately preceding distribution date or in the case of the first distribution date, the outstanding principal balance of the notes on the closing date; and

(B) the excess, if any, of:

(1) the outstanding principal balance of the notes on that distribution date (after giving effect to any Aggregate Noteholders’ Priority Principal Distributable Amount for that date), over (2) the result of the Aggregate ABS Value as of the close of business on the last day of the related monthly period, minus the aggregate overcollateralization target amount.

[For any distribution date related to the revolving period, the Noteholders’ Regular Principal Distributable Amount is zero.]

Notwithstanding the foregoing, on or after the Final Scheduled Distribution Date for the Class [D] Notes, the Noteholders’ Regular Principal Distributable Amount shall equal the greater of (1) the amount specified above and (2) the excess of (x) the outstanding principal balance of that class of notes as of the preceding distribution date, over (y) the Aggregate Noteholders’ Priority Principal Distributable Amount with respect to the current distribution date.

“offered notes” is defined on page S-2.

“OID” is defined on page S-71.

[“[One]-Month LIBOR” is defined on page S-52.]

“Original FICO Score” is defined on page S-30.

“Outstanding Advance” means as of the last day of a monthly period and with respect to a lease asset, the sum of all Monthly Payment Advances and Residual Advances made on or prior to that date, minus all payments made or collections received on or prior to that date that are specified in the servicing agreement as reducing Outstanding Advances with respect to that lease asset.

“Overdue Payment” means, with respect to each distribution date and a lease asset, all payments, other than supplemental servicing fees, Excluded Amounts and Sales and Use Tax Amounts, received by the servicer from or for the account of the related lessee during the related monthly period, to the extent of the portion of any Outstanding Advances made with respect to that lease asset.

“Payment Ahead Servicing Account” means the account established and maintained by the servicer, for the benefit of the lessees, in the name of the ACOLT indenture trustee, into which the servicer or the ACOLT indenture trustee will deposit Excess Payments to the extent required by the servicing agreement. The Payment Ahead Servicing Account will not be property of ACOLT.

“Payments Ahead” means, with respect to each distribution date and a lease, the aggregate of all Excess Payments on that lease received during or prior to the related monthly period minus the aggregate of all Applied Payments Ahead on that lease that were applied on any prior distribution date.

“pool review” is defined on page S-34.

[“primary swap” is defined on page S-67.]

“process review” is defined on page S-34.

“Pull Ahead Agent” is defined on page S-39.

“pull ahead funding agreement” means the pull ahead funding agreement, dated as of the closing date, between ACOLT, the Pull Ahead Agent and the ACOLT indenture trustee.

“Pull Ahead Lease Asset” means a lease asset for which the related lessee has elected to terminate the related lease prior to its scheduled lease end date by delivering the related leased vehicle to a dealer pursuant to the terms of an applicable Pull Ahead Program and that lease.

“Pull Ahead Payment” means, with respect to any Pull Ahead Lease Asset and any distribution date, the sum of (1) all remaining Monthly Lease Payments due in accordance with the terms of the related lease, (2) all due and unpaid Monthly Lease Payments, and (3) any Pull Ahead Payment that was due but not paid in full on any prior distribution date.

“Pull Ahead Program” means any program instituted by the Pull Ahead Agent or a vehicle manufacturer pursuant to which the lessee is permitted to terminate a lease prior to its scheduled lease end date without payment by the lessee of all or a portion of the remaining Monthly Lease Payments due in accordance with the terms of the related lease.

[“Reference Bank Rate” means, for any distribution date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by reference banks as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding distribution date (or, in the case of the initial distribution date, the day that is two LIBOR Business Days prior to the [initial] closing date) to prime banks in the London interbank market for a period of one month, in amounts approximately equal to the then outstanding principal balance of the applicable class [or tranche] of floating rate notes. The reference banks will be four major banks that are engaged in transactions in the London interbank market, selected by the AART indenture trustee after consultation with the depositor. The AART indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the AART indenture trustee after consultation with the depositor, as of 11:00 a.m., New York City time, on that date to leading European banks for U.S. dollar deposits for a period of one month in amounts approximately equal to the then outstanding principal balance of the applicable class or tranche of floating rate notes. If no quotation can be obtained, then the Reference Bank Rate will be the rate from the prior distribution date.]

“Reserve Account Available Amount” means as of any date of determination, the cash and other eligible investments on deposit in the reserve account on that date of determination.

“Reserve Account Required Amount” is defined on page S-65.

“Residual Advance” means on the related distribution date, with respect to any monthly period and any lease (1) which terminated by reason of having reached its scheduled lease end date 120 days or more prior to the last day of that monthly period, and (2) for which the related leased vehicle has not been sold during or prior to that monthly period, an amount advanced by the servicer equal to the lesser of (x) the Lease Residual for the related leased vehicle, reduced, in the case of any Extended Lease, by the aggregate amount of any Extended Lease Payments with respect to that lease asset received by the servicer since the scheduled lease end date of that lease asset and (y) the amount the servicer, in its sole discretion, has estimated will be recoverable from the sale or other disposition of the leased vehicle related to that lease.

“reviewed lease assets” is defined on page S-34.

[“revolving period” is defined on page S-4.]

“sale and contribution agreement” means the sale and contribution agreement, dated as of the closing date, between ACOLT and Ally Bank, as the same may be amended, supplemented or otherwise modified from time to time.

“Sale Proceeds” means, with respect to any lease asset and the distribution date following the monthly period in which the related vehicle was sold or otherwise disposed of by the servicer, an amount equal to the sum of the following:

(1) all proceeds from the sale of the related leased vehicle following the termination of the lease, net of amounts withheld by auctions as fees and reimbursable expenses, including any amounts realized from sales to dealers, during the related monthly period, plus

(2) if the lease terminated prior to its scheduled lease end date (other than by reason of being a Pull Ahead Lease Asset), all amounts paid by the lessee in connection with the early termination under the lease, plus

(3) without duplication of any amounts described in clause (1) or (2), any other amounts (other than Excluded Amounts, supplemental servicing fees, Excess Payments and any Extended Lease Payments on that lease asset) received by the servicer during the related monthly period with respect to the lease after its scheduled lease end date, including all amounts collected by the servicer in respect of excess wear and excess mileage charges for the related leased vehicle, minus

(4) the sum of (a) any liquidation expenses with respect to that lease asset, (b) any amounts that are required to be paid or refunded to the lessee or any other person or entity under applicable law and (c) any Sales and Use Tax Amounts payable under the lease.

“Sales and Use Tax Amount” means the portion of each payment under a lease asset that is allocable to fees and sales, use or other taxes or similar payments due under the lease.

“Second Priority Principal Distributable Amount” means with respect to any distribution date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes and the Class B Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on that date) (or with respect to the first distribution date, on the closing date), over (b) the Aggregate ABS Value of the lease assets at the close of business of the related monthly period, and (ii) the First Priority Principal Distributable Amount, if any, with respect to that distribution date.

“Secured Note Interest Distributable Amount” means, with respect to each secured note and any distribution date, the sum of:

(a) the Secured Note Monthly Accrued Interest for that secured note on that distribution date;

(b) any Secured Note Interest Distributable Amount due but not paid with respect to that secured note on the preceding distribution date; and

(c) interest on any unpaid Secured Note Interest Distributable Amount specified in clause (b) determined by multiplying

(1) the Secured Note Rate, by

(2) the amount of the unpaid Secured Note Interest Distributable Amount, and by

(3) 1/12.

“Secured Note Monthly Accrued Interest” means, with respect to any distribution date and each secured note, the product of (1) the Secured Note Principal Balance of the secured note at the close of business on the immediately preceding distribution date (after giving effect to the distribution of the Secured Note Principal Distributable Amount on that date in accordance with the servicing agreement or, with respect to the first distribution date, the initial Secured Note Principal Balance of that secured note), (2) 1/12 (or, with respect to the first distribution date, [__] divided by 360), and (3) the Secured Note Rate.

“Secured Note Percentage” means approximately [    ]%.

“Secured Note Principal Balance” means, with respect to each secured note on any date of determination, an amount equal to (a) 50% of the Secured Note Percentage of the Aggregate Initial ABS Value reduced by (b) all payments prior to that date of determination in respect of principal made to the holder of that secured note.

“Secured Note Principal Distributable Amount” means for any distribution date, the lesser of:

(a) the aggregate Secured Note Principal Balance at the close of business on the immediately preceding distribution date (after giving effect to any principal payments made on the secured notes on that proceeding distribution date) (or with respect to the first distribution date, on the closing date); and

(b) an amount equal to the excess, if any, of (i) the aggregate Secured Note Principal Balance as of the close of business on the immediately preceding distribution date (after giving effect to any principal payments made on the secured notes on that proceeding distribution date) (or with respect to the first distribution date, on the closing date), over (ii) the result of the Aggregate ABS Value as of the close of business on the last day of the related monthly period minus the ACOLT Overcollateralization Amount for that distribution date.

Notwithstanding the foregoing, on the final scheduled distribution date for the secured notes, the Secured Note Principal Distributable Amount will also include the amount that is necessary, after giving effect to other amounts withdrawn on the distribution date and allocable to payments of principal, to reduce the outstanding principal balance of the secured notes to zero.

“Secured Note Rate” is defined on page S-33.

“secured notes” is defined on page S-1.

“Securities Act” has the meaning specified in the accompanying prospectus.

“servicer” is defined on page S-2.

“servicing agreement” means the servicing agreement, dated as of the closing date, between Ally Financial, as the servicer and custodian and ACOLT, as the same may be amended, supplemented or otherwise modified from time to time.

“Standard & Poor’s” means Standard & Poor’s Ratings Services.

“Stated Residual Value” means, with respect to a lease asset, the residual value of the related leased vehicle as set forth in the related lease and established at the time of lease origination.

“Statutory Trust Statute” is the Delaware Statutory Trust Act, 12 Del. C. §§ 3801, et seq.

[“subsequent cutoff date” is defined on page S-4.]

[“subsequent hypothetical pool of lease assets” is defined on page S-42.]

[“subsequent lease assets” is defined on page S-5.]

[“subsequent secured notes” is defined on page S-5.]

“supplemental servicing fee” means, with respect to a distribution date, all investment earnings on the ACOLT collection account, the note distribution account, the reserve account, the AART collection account and the Payment Ahead Servicing Account during the monthly period related to that distribution date and any late fees, extension fees, check charges, disposition fees, purchase option fees, prepayment charges, early termination fees and other administrative fees and expenses or similar charges with respect to the lease assets, collected (from whatever source) on the lease assets serviced by the servicer during the related monthly period.

[“swap counterparty” is defined on page S-8.]

“titling agent” is defined on page S-2.

“Third Priority Principal Distributable Amount” means with respect to any distribution date, an amount, not less than zero, equal to the difference between (i) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on that date) (or with respect to the first distribution date, on the closing date), over (b) the Aggregate ABS Value of the lease assets at the close of business of the related monthly period, and (ii) the sum of (a) the First Priority Principal Distributable Amount and (b) the Second Priority Principal Distributable Amount, if any, with respect to that distribution date.

“Total Available Amount” is defined on page S-62.

“Transfer Agreements and Servicing Agreements” has the meaning specified in the accompanying prospectus.

“trust” is defined on page S-2.

“Unapplied Extended Lease Payment Amount” means, with respect to each distribution date, the amount of any Extended Lease Payments deposited into the ACOLT collection account by the servicer during the related monthly period in respect of Unapplied Extended Leases.

“Unapplied Extended Leases” means, with respect to each distribution date, any Extended Lease that has not become a Liquidating Lease Asset during or prior to the related monthly period.

“VAULT” means Vehicle Asset Universal Leasing Trust, a Delaware statutory trust created under the Statutory Trust Statute under the VAULT Trust Agreement.

“VAULT trust agreement” means the Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004, between Ally Financial, as the servicer and initial beneficiary, and the VAULT Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“VAULT Trustee” means BNY Mellon Trust of Delaware (formerly known as BNYM (Delaware)) and The Bank of New York (Delaware), as successor to Chase Bank USA, National Association, as trustee of VAULT under the VAULT trust agreement.

“Warranty Lease Asset” means a lease asset that Ally Bank has become obligated to repurchase pursuant to the sale and contribution agreement.

“Warranty Payment” means, with respect to (a) each Warranty Lease Asset, an amount equal to the sum of (1) the ABS Value of that Warranty Lease Asset determined as of the close of business on the last day of the monthly period prior to the monthly period as of which Ally Bank is required (or, if earlier, elects) to repurchase that lease asset, and (2) all Outstanding Advances made with respect to past due and unpaid Monthly Lease Payments due under that lease asset that remain outstanding on the date of repurchase and (b) each Warranty Secured Note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the Secured Note Rate, determined as of the close of business on the last day of the monthly period prior to the monthly period as of which the depositor is required to (or, if earlier, elects to) repurchase such Warranty Secured Note.

“Warranty Secured Note” means a Secured Note that the depositor has become obligated to repurchase (or to use reasonable efforts to enforce the obligation of the servicer to purchase) pursuant to the Transfer Agreements and Servicing Agreements.

APPENDIX A: STATIC POOL DATA

The following information represents static pool data [(1)] by vintage years for purchases by the sponsor of automotive leases similar to the lease assets for [YEARS]] and (2) from sponsor’s public securitization[s] in [YEAR[S]]]. The following information is incorporated by reference into the prospectus supplement. Information omitted from the following tables is either unavailable or would only be available with unreasonable effort or expense.

Actual prepayments on a lease are any monthly lease payments related to that lease in excess of the monthly lease payment for that lease for the applicable period. These include voluntary prepayments, voluntary early terminations, payments from third parties, repurchases, repossession proceeds, funds not recovered due to charge-offs and servicer advances. However, the “Prepayment Speeds” shown in the following table are the percentage of the actual aggregate ABS value of the pool represented by the difference between the actual month-end aggregate ABS value of the pool and the scheduled month-end aggregate ABS value of the pool. The amount by which the actual aggregate ABS value is lower than the scheduled aggregate ABS value is the “prepayment amount.” The “prepayment amount” is divided by the scheduled aggregate ABS value at month-end and then by the number of months elapsed since the cutoff date to determine the average prepayment rate. The prepayment rate for the most recent month is determined from the cumulative average prepayment rates for the current and immediately prior months. ABS prepayment speeds, on the other hand, are measured as a percentage of the cutoff date aggregate ABS value. The “Cumulative Net Losses (Gains) on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by Ally Bank” shown in the following tables represent actual charge-offs, net of recoveries, on the vintage years of lease assets. With respect to “Cumulative Net Losses (Gains) on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by Ally Bank,” the percentage presented represents the “Cumulative Net Losses (Gains) on Early Term Defaults” and “Cumulative Net Losses (Gains) on Returned Vehicles Sold by Ally Bank” for the reporting period as a percentage of the initial aggregate ABS values.

As used in the following tables, the “Original Term (Months)” is the weighted average of such terms weighted by adjusted principal balance as of the date of origination of each lease asset. The calculations with respect to “Initial ABS Value,” “Lease Residual,” “Original Term (In Months),” “Remaining Term (In Months),” “Seasoning (In Months),” “Lease Residual as a % of Initial ABS Value” and “Lease Residual as a % of Adjusted MSRP” exclude lease assets with a Lease Residual of $0. Percentages may not add to 100.00% due to rounding.

The distribution of lease assets by scheduled lease end date for the vintage acquisition data are presented as of [_______, 20__]. The “Distribution of Lease Assets by State” for each vintage acquisition year represents the initial distribution of lease assets, reallocated by the state in which the lessee’s current billing address or billing address as of lease termination, as applicable, is located as of [_______, 20__].

[The initial characteristics of the lease assets for the sponsor’s [YEAR[S]] publicly offered securitized pools are presented as of the applicable cutoff date.]

[For purposes of the securitization delinquency statistics, leases are treated as delinquent if a payment is due and payable and no payment is received by the close of business 30 days after the original payment due date.]

We have not included delinquency statistics with respect to each vintage origination year because the information is not available without unreasonable effort or expense. For the sponsor’s U.S. average daily delinquency data as of the years ended 20__, 20__, 20__, 20__ and 20__[, and the [_____] months ended [_____ __, 20__ and 20__], see “The Sponsor’s Portfolio Data—Vehicle Lease Delinquency Information” in the prospectus supplement. [We have not included the sponsor’s prepayment speeds for the vintage acquisition data as they are not available without unreasonable effort or expense.]

[YEAR] VINTAGE ACQUISITION DATA

	Cumulative Net Losses (Gains) on Early Term Defaults		Cumulative Net Losses (Gains) on Returned Vehicles Sold by Ally Bank
Quarter	$	%	$	%
2014 Q1
2014 Q2
2014 Q3
2014 Q4
[2015 Q1]
[2015 Q2]

[YEAR] Vintage Acquisitions: Initial Characteristics of Lease Assets

Aggregate Initial ABS Value	$
Percentage of New Vehicles	%
Weighted Average Original FICO Score

	Average	Minimum	Maximum
Initial ABS Value	$	$	$
Lease Residual	$	$	$
Original Term (Months)
Lease Residual as a % of Initial ABS Value	%
Lease Residual as a % of Adjusted MSRP	%

[YEAR] Vintage Acquisitions: Initial Distribution of Lease Assets by Original Lease Term

Original Term	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value	Aggregate Lease Residual as a % of Aggregate Adjusted MSRP
0 to 24		%	$	%	%
25 to 36		%	$	%	%
37 to 39		%	$	%	%
40 to 48		%	$	%	%

Total		%	$	%

[YEAR] Vintage Acquisitions: Initial Distribution of Lease Assets by Scheduled Lease End Date

Scheduled Lease End Date	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value	Aggregate Lease Residual as a % of Aggregate Adjusted MSRP
[____________]		%	$	%	%
[____________]		%	$	%	%
[____________]		%	$	%	%
[____________]		%	$	%	%
[____________]		%	$	%	%
[____________]		%	$	%	%
[____________]		%	$	%	%
[____________]		%	$	%	%
[____________]		%	$	%	%
[____________]		%	$	%	%

Total		%	$	%

[YEAR] Vintage Acquisitions: Initial Distribution of Lease Assets by State

Customer State	Initial Number of Lease Assets	Percentage of Total Initial Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value
[State]		%	$	%
[State]		%	$	%
[State]		%	$	%
[State]		%	$	%
[State]		%	$	%
Other		%	$	%

Total		%	$	%

[YEAR] Vintage Acquisitions: Initial Distribution of Lease Assets by Vehicle Make

Vehicle Make	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value
[Make]		%	$	%
[Make]		%	$	%
[Make]		%	$	%
[Make]		%	$	%
[Make]		%	$	%
[Make]		%	$	%
[Make]		%	$	%
[Make]		%	$	%

Total		%	$	%

[YEAR] Vintage Acquisitions: Initial Distribution of Lease Assets by Model

Model	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value
[Model]		%	$	%
[Model]		%	$	%
[Model]		%	$	%
[Model]		%	$	%
[Model]		%	$	%
[Model]		%	$	%
[Model]		%	$	%
[Model]		%	$	%
Other		%	$	%

Total		%	$	%

[YEAR] Vintage Acquisitions: Pull Ahead Data

Terminating Quarter	Number of Lease Assets	Average Waived Payments	Total Waived Payments
2010 Q1		$	$
2010 Q2		$	$
2010 Q3		$	$
2010 Q4		$	$
2011 Q1		$	$
2011 Q2		$	$
2011 Q3		$	$
2011 Q4		$	$
2012 Q1		$	$
2012 Q2		$	$
2012 Q3		$	$
2012 Q4		$	$
2013 Q1		$	$
2013 Q2		$	$
2013 Q3		$	$
2013 Q4		$	$
2014 Q1		$	$
2014 Q2		$	$
2014 Q3		$	$
2014 Q4		$	$
[2015 Q1]		$	$

[2015 Q2]		$	$

Total		$	$

ALLY AUTO RECEIVABLES TRUST 20[__]-SN[_]

Initial Aggregate Principal Balance of AART 20[_]-SN[_] Secured Notes of $[            ].

Delinquency
			31-60 Days		61-90 Days		Over 90 Days		ABS Value of the Series 20[__]-SN[__] Lease Assets of $ [_________]
									Monthly Net Losses (Gains) on Early Term Defaults		Monthly Net Losses (Gains) on Returned Vehicles Sold by Ally
Month	Prepayment Speeds	Total Contracts	Number of Contracts	%	Number of Contracts	%	Number of Contracts	%	$	%	$	%
Opening Balance
[Month]
[Month]
[Month]
[Month]
[Month]

AART 20[__]-SN[__]: Initial Characteristics of Lease Assets

	Average	Minimum	Maximum
ABS Value
Discounted Lease Residual
Seasoning (In Months)
Remaining Term (In Months)
Original Term (In Months)
Original FICO Score
Discounted Lease Residual as a % of Initial ABS Value
Discounted Lease Residual as a % of Initial Adjusted MSRP
Percentage of New Vehicles
Cutoff Date

AART 20[__]-SN[__]: Initial Distribution of Lease Assets by Original Lease Term

Original Term	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value	Aggregate Lease Residual as a % of Aggregated Adjusted MSRP
0 to 12
13 to 24
25 to 36
37 to 39
40 to 48

Total

AART 20[__]-SN[__]: Initial Distribution of Lease Assets by Scheduled Lease End Date

Scheduled Lease End Date	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value	Aggregate Lease Residual as a % of Aggregated Adjusted MSRP
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]
[Month] - [Month]

Total

AART 20[__]-SN[__]: Initial Distribution of Lease Assets by State

The pool of lease assets includes lease assets originated in [__] states and the [District of Columbia]. The following table sets forth the number and percentage of the Initial ABS Value and total number of lease assets in the states with the largest concentration of lease assets. No other state accounts for more than [            ]% and [            ]% of the total number of lease assets and Initial ABS Value, respectively. The distribution of the lease assets as of the cutoff date, based on the billing address of the lessee on the lease, was as follows:

State	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value
[State]
[State]
[State]
[State]
[State]
[State]
[Other]

Total

AART 20[__]-SN[__]: Initial Distribution of Lease Assets by Vehicle Make

Vehicle Make	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value
[Make]
[Make]
[Make]
[Make]
[Make]
[Make]
[Make]
[Make]
[Make]
[Make]

Total

No other make accounts for more than [___]% of the Initial ABS Value.

AART 20[__]-SN[__]: Initial Distribution of Lease Assets by Vehicle Model

Vehicle Model	Number of Lease Assets	Percentage of Total Number of Lease Assets	Initial ABS Value	Percentage of Initial ABS Value
[Model]
[Model]
[Model]
[Model]
[Model]
[Model]
[Model]
[Model]

Total

No other model accounts for more than [___]% of the Initial ABS Value.

AART 20[__]-SN[__]: Servicer Advances

Month	Monthly Payment Advances	Residual Advances
[Month]
[Month]
[Month]
[Month]
[Month]

AART 20[__]-SN[__]: Pull Ahead Data

Month	Total Waived Payments
[Month]
[Month]
[Month]
[Month]
[Month]

Total

Prospectus

ALLY AUTO RECEIVABLES TRUSTS

Issuing Entities Asset Backed Notes

ALLY AUTO ASSETS LLC

Depositor

ALLY BANK

Sponsor

ALLY FINANCIAL INC.

Servicer and Administrator

You should consider carefully the risk factors set forth under “Risk Factors” in this prospectus, beginning on page 1.

The notes of any series represent obligations of the issuing entity that issued those notes only. The notes and certificates issued by any issuing entity do not represent obligations of or interests in, and are not guaranteed by, Ally Auto Assets LLC, Ally Bank, Ally Financial Inc., Ally Central Originating Lease Trust, Ally Central Originating Lease LLC, or any of their affiliates. Neither the notes nor the secured notes are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell notes only if accompanied by the accompanying prospectus supplement.

The Issuing Entities—

The depositor will form a new issuing entity (each one of them a “trust” or the “issuing entity”) to issue each series of notes.

The primary assets of each issuing entity will be:

•       a series of non-recourse secured notes secured by new or used automobile and light duty truck leases and the related leased vehicles and all moneys due on the secured notes on and after the closing day;

•       the lease assets, including payments under leases and amounts received upon sale of leased vehicles;

•       proceeds from claims on any insurance policies relating to the leases and the leased vehicles;

•       any recourse against dealers on the leases;

•       rights of ACOLT under the VAULT trust agreement (solely with respect to the vehicles that are included in the related lease assets), the sale and contribution agreement, the servicing agreement and the other documents relating to the applicable series of ACOLT;

•       the related ACOLT reserve account and all proceeds thereof;

•       rights of the issuing entity under the administration agreement, the pooling agreement, the trust sale agreement, the ACOLT indenture and the other documents relating to the issuing entity; and

•       rights of the issuing entity under derivatives agreements, if the issuing entity enters into any derivatives agreements.

The Notes—

•       will represent indebtedness of the issuing entity that issued those notes;

•       will be paid only from the assets of the issuing entity that issued those notes and other available funds, including amounts on deposit in any reserve account for that issuing entity;

•       will represent the right to payments in the amounts and at the times described in the accompanying prospectus supplement;

•       may benefit from one or more forms of credit enhancement; and

•       will be issued as part of a designated series, which will include one or more classes of notes.

Neither the SEC nor any state securities commission has approved or disapproved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2015

PROSPECTUS

i

ii

RISK FACTORS

Payments on the Notes Depend on Collections on the Lease Assets and Sale Proceeds from the Sale of Leased Vehicles at Termination of the Leases	The issuing entity will pay principal on the notes monthly and any remaining principal balance on each note will be due on its final scheduled distribution date.

The issuing entity will pay principal on the notes with funds available from collections on the lease assets, which include lease payments and proceeds from the sale of related leased vehicles, and from the amount on deposit in the reserve account.

The amount of funds available to make payments on the notes will primarily depend upon the amount of collections on the lease assets, the number of leases that default, the amount of the proceeds from the sale of related leased vehicles after default, scheduled lease terminations or early lease terminations, and the amount on deposit in the reserve account. If there are decreased collections, increased defaults or insufficient funds in the reserve account, you may experience delays or reductions in principal payments on your notes. Furthermore, if the net sale proceeds from the leased vehicles received upon default or termination of the leases are less than the lease residuals established upon inception of those leases, there may be insufficient funds to pay the notes in full.

Ally Bank’s losses on lease assets will be a function of the amount of leases that default and the relationship between the lease residual and the net sale proceeds received for the leased vehicle upon its sale. For a description of how Ally Bank sets residual values, see “Description of Auto Lease Business of Ally Bank—Determination of Residual Value” in this prospectus. There can be no assurance as to how closely the lease residual of a leased vehicle at lease inception will approximate the market value or net sale proceeds received upon the sale of that leased vehicle. We expect that, in general, if the market value exceeds the residual value stated in the lease, the lessee or the originating dealer is likely to purchase the leased vehicle rather than return it. Conversely, if the market value is less than the residual value stated in the lease, the leased vehicle is generally more likely to be returned, resulting in a loss on the sale of that leased vehicle. As a result of such a loss, there may be insufficient funds to pay the notes in full.

Lack of First Priority Liens on Leased Vehicles, Leases or Secured Notes Could Make the Leases Uncollectible and Reduce or Delay Payments on the Secured Notes and the Notes	If the security interests in the leases, leased vehicles or secured notes as described in “Legal Aspects of the Secured Notes and the Lease Assets—Security Interest in the Secured Notes and the Leases and Leased Vehicles” are not properly perfected, the interests of Ally Bank, the depositor, the issuing entity and the AART indenture trustee in the leases, leased vehicles or secured notes would be subordinate to, among others, the following:

(1) a bankruptcy trustee of ACOLT, VAULT, the depositor or the issuing entity, or a receiver or conservator of Ally Bank, as applicable;

(2) a subsequent purchaser of the leases, leased vehicles or secured notes;

(3) a holder of a perfected security interest in the leases, leased vehicles or secured notes; and

(4) a person who became a lien creditor with respect to the leases, leased vehicles or secured notes.

The issuing entity and the AART indenture trustee may not be able to collect on the secured notes in the absence of a perfected security interest in the related leases and leased vehicles. Even if the issuing entity and the AART indenture trustee were to have a perfected security interest in the leases and leased vehicles, events could jeopardize the enforceability of that interest, such as:

(1) fraud or forgery by the vehicle owner;

(2) negligence or fraud by the servicer;

(3) mistakes by governmental agencies;

(4) liens for repairs or unpaid taxes;

(5) the exercise of legal rights of governmental agencies under various criminal statutes;

(6) the application of consumer protection laws;

(7) rights and defenses of obligors made under the vehicle leases; and

(8) bankruptcy of the obligor.

See “Legal Aspects of the Secured Notes and the Lease Assets—Security Interest in the Secured Notes and the Leases and Leased Vehicles” in this prospectus for other events that could jeopardize that interest.

Financing statements will be filed for Ally Bank, the depositor and the AART indenture trustee with respect to the secured notes sold to the issuing entity. The financing statements will perfect the security interest of the depositor, the issuing entity and the AART indenture trustee in the secured notes. The AART indenture trustee’s security interest in the secured notes will be further perfected by ACOLT delivering possession of the secured notes to the AART indenture trustee or a custodian thereof. See “Legal Aspects of the Secured Notes and the Lease Assets—Security Interest in the Secured Notes and the Leases and Leased Vehicles” in this prospectus.

If any other party purchases or perfects a first priority security interest in the leases:

(1) for value,

(2) in the ordinary course of business, and

(3) without actual knowledge of Ally Bank’s, the depositor’s, the issuing entity’s and the AART indenture trustee’s interest in the leases,

then that purchaser or secured party will acquire an interest in the leases that is senior to the issuing entity’s and the AART indenture trustee’s interest, and the collections on those leases may not be available to make payments on your notes to the extent of such purchaser’s or secured party’s interest.

Limited Enforceability of the Leases Could Reduce or Delay Payments on the Notes	Federal and state consumer protection laws regulate the creation and enforcement of consumer leases such as the leases securing the secured notes. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee’s ability to enforce leases such as those securing the secured notes. If an obligor had a claim for violation of these laws prior to the respective cut-off date, Ally Bank must repurchase the related lease asset unless the breach is cured. If Ally Bank fails to repurchase the lease asset, you might experience reductions and/or delays in payments on your notes. See “Legal Aspects of the Secured Notes and the Lease Assets—Consumer Protection Laws” in this prospectus.

You May Receive an Early Return of Your Investment or Incur a Shortfall in the Return of Your Investment Following an Event of Default Under the AART Indenture or the ACOLT Indenture	If an event of default occurs under the AART indenture, the holders of a majority of the aggregate principal balance of the Controlling Class of notes may declare the accrued interest and outstanding principal immediately due and payable. In that event, the AART indenture trustee may sell the secured notes and other assets of the issuing entity and apply the proceeds to prepay the notes. The manner of sale will affect the amount of proceeds received and available for distribution. The liquidation and distribution of issuing entity assets will result in an early return of principal to noteholders. You may not be able to reinvest the principal repaid to you for a rate of return or a maturity date that is as favorable as those on your notes. Also, the proceeds from sale of the secured notes may not be sufficient to fully pay amounts owed on the securities. Those circumstances may result in losses to noteholders. In addition, under a particular series of notes, as specified in the applicable prospectus supplement, notes of various classes that pay sequentially prior to an acceleration may pay proportionately in equal priority following an event of default that results in an acceleration. That change in priority of distributions will result in certain noteholders receiving a return of their principal faster or more slowly than they would have in the case of sequential payment.

Ally Bank, the Administrator, the Servicer, ACOLT and the Depositor Have Limited Obligations to the Issuing Entities and They Will Not Make Payments on the Notes	Ally Bank, the administrator, the servicer, ACOLT, the depositor and their respective affiliates (other than the issuing entity), are generally not obligated to make any payments to you on your notes and do not guarantee payments on the leases, the residual value of the leased vehicles, the secured notes or your notes. However, Ally Bank will make representations and warranties regarding the characteristics of the lease assets and the secured notes, and these representations and warranties will then be assigned to the issuing entity. If Ally Bank breaches the representations and warranties, it may be required to repurchase the applicable lease assets from ACOLT and any applicable secured notes from the issuing entity. Also, if the servicer of the lease assets or the administrator of the secured notes breaches any covenant that materially and adversely affects any lease asset or any secured note, respectively, the servicer or administrator, as applicable, may be required to purchase the applicable lease assets from ACOLT and any applicable secured notes from the issuing entity.

If Ally Bank, the servicer or the administrator, as applicable, fails to repurchase or purchase the lease assets or the secured notes, when and as required, you might experience reductions or delays in payments on your notes. See “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes” in this prospectus.

The Assets of Each Issuing Entity Are Limited and Are the Only Source of Payment for the Notes	No issuing entity will have any significant assets or sources of funds other than its secured notes, its rights in any AART reserve account or other rights or credit enhancements as are specified in the related prospectus supplement for that issuing entity. The notes will only represent interests in or obligations of the issuing entity from which they were issued. The notes will not be insured or guaranteed by Ally Bank, Ally Financial, ACOLT, the depositor, the AART owner trustee, AART indenture trustee, ACOL LLC, the ACOLT owner trustee, the ACOLT indenture trustee, any of their respective affiliates or any governmental entity. You must rely primarily on collections on the lease assets that secure the secured notes that secure your notes and, if set forth in the related prospectus supplement, any ACOLT reserve account or AART reserve account, for repayment of your notes. In addition, for defaulted leases, you may have to look to the lessees of those leases and the proceeds from the repossession and sale of leased vehicles that secure defaulted leases. If these sources are insufficient, you may receive payments late or may not receive back your full principal investment or all interest due to you. See “The Transfer Agreements and Servicing Agreements— Distributions,” “—Credit Enhancement” and “Legal Aspects of the Secured Notes and the Lease Assets” in this prospectus.

The Servicer Has Discretion Over the Servicing of the Lease Assets and the Manner in Which the Servicer Applies that Discretion May Impact the Amount and Timing of Funds Available to Pay Principal and Interest on the Notes	The servicer has discretion in servicing the lease assets, including the ability to grant payment waivers or extensions and to determine the timing and method of collection, liquidation and whether it expects to recoup a potential servicer advance from subsequent collections or recoveries on any lease asset and, therefore, whether or not to make that servicer advance as described in “The Transfer Agreements and Servicing Agreements—Advances by the Servicer” in this prospectus.

The manner in which the servicer exercises that discretion could have an impact on the amount and timing of receipts by the issuing entity from the secured notes. If the servicer determines not to advance funds, or if other servicing procedures do not maximize the receipts from the lease assets, the result may be losses or delays in payment on your notes.

Temporary Commingling of Funds by the Servicer Prior to Their Deposit into the Collection Account May Result in Losses or Delays in Payment on the Notes	The servicer receives collections on the lease assets into an account of the servicer that contains other funds of the servicer and amounts collected by the servicer in respect of other lease assets. Generally, the servicer is not required to transfer those funds to the ACOLT collection account until two business days following receipt. This temporary commingling of funds prior to the deposit of collections on the lease assets into the ACOLT collection account may result in a delay or reduction in the amounts available to make payments on the notes if, in the event of a bankruptcy of the servicer, those funds are subject to the automatic stay under the bankruptcy laws or the servicer or the bankruptcy trustee is unable to specifically identify those funds and there are competing claims on those funds by other creditors of the servicer.

The Bankruptcy or Replacement of the Servicer May Reduce or Delay Payments on the Notes	If Ally Financial were to cease acting as servicer for any reason, including as a result of an Ally Financial bankruptcy, collection practices of a successor servicer, which under certain circumstances may be the ACOLT indenture trustee, may vary from those of Ally Financial. In addition, after a successor servicer is appointed, the successor servicer may experience some inefficiencies as a result of the transition. While Ally Financial is not permitted to resign or be terminated as servicer until a replacement servicer is installed, if Ally Financial were to become incapable of acting as servicer, a successor servicer had not yet accepted appointment and the ACOLT indenture trustee failed to satisfy its obligations to act as replacement servicer, there could be a disruption in servicing that could result in a delay or decrease in collections on the lease assets. It may become increasingly difficult to identify a qualified successor servicer other than the ACOLT indenture trustee because the transaction documents do not provide for additional fees that might induce a successor to accept appointment and because the servicing fee is calculated as a percentage of the Aggregate ABS Value of the lease assets and some cost components of servicing are fixed; consequently, as the pool amortizes, the servicing fee will diminish at a greater rate than the cost of servicing. For the foregoing reasons, if there is a need to replace the servicer, you may experience delays or reductions in the payments on your notes.

The Ratings for the Notes are Limited in Scope, May Be Unsolicited, May Not Continue To Be Issued and Do Not Consider the Suitability of the Notes for You	We expect to hire rating agencies to rate the notes for each issuing entity. The notes may receive a rating from a rating agency not hired to rate the notes. A security rating is not a recommendation to buy, sell or hold the notes. The rating considers only the likelihood that the issuing entity will pay interest on time and will ultimately pay principal in full. Ratings on the notes do not address the timing of distributions of principal on the notes prior to their applicable final scheduled distribution date. The ratings do not consider the prices of the notes or their suitability to a particular investor. The ratings may be revised or withdrawn at any time, and rating agencies not hired to rate the transaction may provide an unsolicited rating that is different from or lower than the ratings provided by the rating agencies hired to rate the notes. If a rating agency issues a rating lower than the solicited ratings, changes its rating or withdraws its rating, no one has an obligation to provide additional credit enhancement or to restore the original rating. None of the Ally Bank, the administrator, the servicer or any of their respective affiliates is under any obligation to monitor or disclose any changes to the ratings. There may be a conflict of interest for the rating agencies hired to rate the notes because the sponsor paid the fee charged by each rating agency for its rating services. Additionally, if any rating agency provides an unsolicited rating that is lower than the ratings provided by the rating agencies hired to rate the notes, the market value of the notes may be adversely affected. Moreover, criminal, civil or regulatory actions or other events adverse to a rating agency hired to rate the notes may have a detrimental effect on the credibility of such rating agency’s ratings, which could have an adverse effect on the market value of your notes.

THE ISSUING ENTITIES

For each series of securities, the depositor will establish a separate issuing entity under a trust agreement by selling and assigning the trust property described below to the issuing entity in exchange for securities issued by the trust. Each series of securities will include one or more classes of asset backed notes and one or more classes of asset backed certificates. The accompanying prospectus supplement will specify which class or classes of notes included in each series will be offered to investors.

The primary assets of each issuing entity will be:

•	a series of non-recourse secured notes secured by new or used automobile and light duty truck leases and the related leased vehicles and all moneys due on the secured notes on and after the closing day;

•	the lease assets, including payments under leases and amounts received upon sale of leased vehicles;

•	proceeds from claims on any insurance policies relating to the leases and the leased vehicles;

•	any recourse against dealers on the leases;

•	rights of ACOLT under the VAULT trust agreement (solely with respect to the vehicles that are included in the related lease assets), the sale and contribution agreement, the servicing agreement and the other documents relating to the applicable series of ACOLT;

•	the related ACOLT reserve account and all proceeds thereof;

•	rights of the issuing entity under the pooling agreement, the trust sale agreement, the administration agreement, the ACOLT indenture and the other documents relating to the issuing entity; and

•	rights of the issuing entity under derivatives agreements, if the issuing entity enters into any derivatives agreements.

To the extent specified in the related prospectus supplement for the issuing entity, an AART reserve account or other form of credit enhancement may be held by the AART owner trustee or the AART indenture trustee for the benefit of the holders of the issuing entity’s securities. The AART reserve account, if any, for a series of securities may not be included in the property of the issuing entity but may instead be a segregated trust account held by the AART indenture trustee or other applicable party for the benefit of the holders of the issuing entity’s securities. See “The Transfer Agreements and Servicing Agreements—Credit Enhancement” in this prospectus.

The activities of each issuing entity will be limited to:

•	acquiring, managing and holding secured notes and the other assets of the issuing entity and the proceeds from those assets;

•	issuing securities and making payments and distributions on them;

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental or connected with these activities; and

•	any other activities not inconsistent with the foregoing as may be described in the accompanying prospectus supplement.

The administrator will administer the secured notes held by each issuing entity and will receive fees for its administrative services. See “The Transfer Agreements and Servicing Agreements—Servicing and Administration Compensation and Payment of Expenses” in this prospectus.

The principal offices of each issuing entity will be specified in the accompanying prospectus supplement.

THE AART OWNER TRUSTEE

The AART owner trustee for each issuing entity will be specified in the accompanying prospectus supplement. The AART owner trustee may, in the name of the issuing entity, conduct the business of the issuing entity, make and execute contracts and other instruments on behalf of the issuing entity and sue and be sued on behalf of the issuing entity. The consent of certificateholders representing at least a majority of the voting interests of certificateholders as of the close of the preceding distribution date is needed to require the AART owner trustee to take action. The AART owner trustee will not initiate or compromise any action or claim involving the issuing entity, amend the indenture or administration agreement or appoint successor agents unless the AART owner trustee has provided prior notification to the certificateholders and the certificateholders have not withheld their consent or provided alternative direction. The AART owner trustee will give prompt written notice to the certificateholders upon any termination of, or appointment of a successor to, the administrator.

Unless the depositor is the sole certificateholder, on each distribution date, the AART owner trustee or other paying agent under the trust agreement will be required to distribute to the certificateholders amounts equal to the amounts deposited in the certificate distribution account pursuant to the administration agreement on or prior to that distribution date. The AART owner trustee or other paying agent will also be required to send each certificateholder the statement provided to the AART owner trustee by the administrator pursuant to the administration agreement on that distribution date, except that no distributions to the certificateholders will be required to be made and no statements will be required to be sent by the AART owner trustee if and for so long as the depositor is the sole certificateholder. The AART owner trustee or any other paying agent will retain from amounts otherwise distributable to the certificateholders sufficient funds for the payment of any tax that the issuing entity is required under applicable law to withhold from that payment. The AART owner trustee will maintain or cause to be maintained the books of the issuing entity on a calendar year basis on the accrual method of accounting, deliver to each certificateholder the information required to enable each certificateholder to prepare its federal income tax return, file tax returns relating to the issuing entity and make elections as may from time to time be required or appropriate under any applicable state or federal statute, rule or regulation so as to maintain the appropriate characterization of the issuing entity for federal income tax purposes.

The AART owner trustee does not have any obligation to independently verify or confirm any underlying data.

The AART owner trustee’s liability in connection with the issuance and sale of the securities is limited solely to the express obligations of the AART owner trustee set forth in the trust agreement governing that issuing entity. The AART owner trustee will not be liable for the default or failure of any of issuing entity, administrator or other trustees to carry out their respective obligations under any Transfer Agreement and any servicing agreement nor will the AART owner trustee be liable under any Transfer Agreement and any servicing agreement under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct in the performance of any act. The AART owner trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator may also remove the AART owner trustee if the AART owner trustee ceases to be eligible to continue as AART owner trustee under the trust agreement or if the AART owner trustee becomes insolvent. In those circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of an AART owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Costs associated with the termination of the AART owner trustee and the appointment of a successor will be borne by the administrator. Except as described further in “The Notes—The AART Indenture— AART Events of Default; Rights Upon AART Event of Default” in this prospectus, there are no indemnification provisions that entitle the AART owner trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.

THE ACOLT OWNER TRUSTEE

The ACOLT owner trustee will be specified in the accompanying prospectus supplement. The ACOLT owner trustee may, in ACOLT’s name, conduct ACOLT’s business, make and execute contracts and other instruments on behalf of ACOLT and sue and be sued on behalf of ACOLT. The consent of ACOLT certificateholders is needed to require the ACOLT owner trustee to take action. The ACOLT owner trustee will not initiate or compromise any action or claim involving ACOLT or appoint successor agents, unless the ACOLT owner trustee has provided prior notification to the ACOLT certificateholders and the ACOLT certificateholders have not withheld their consent or provided alternative direction.

The ACOLT owner trustee does not have any independent obligation to verify or confirm any underlying data. The ACOLT owner trustee’s liability is limited solely to the express obligations of the ACOLT owner trustee set forth in the ACOLT declaration of trust. The ACOLT owner trustee will not be liable for the default or failure of any of ACOLT, the servicer or other trustees to carry out their respective obligations under any Transfer Agreements and servicing agreements nor will the ACOLT owner trustee be liable under any Transfer Agreements and servicing agreements under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct in the performance of any act. An ACOLT owner trustee may resign at any time, in which event the servicer, or its successor, will be obligated to appoint a successor trustee. The servicer may also remove the ACOLT owner trustee if the ACOLT owner trustee ceases to be eligible to continue as ACOLT owner trustee under the ACOLT declaration of trust or if the ACOLT owner trustee becomes insolvent. In those circumstances, the servicer will be obligated to appoint a successor trustee. Any resignation or removal of an ACOLT owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Costs associated with the termination of the ACOLT owner trustee and the appointment of a successor will be borne by the servicer. Except as described further in “The Secured Notes—The ACOLT Indenture—ACOLT Events of Default; Rights Upon ACOLT Event of Default” in this prospectus, there are no indemnification provisions that entitle the ACOLT owner trustee to be indemnified from the cash flow that would otherwise be used to pay the securities.

THE AART INDENTURE TRUSTEE

The AART indenture trustee for a series of notes will be specified in the accompanying prospectus supplement. The issuing entity will grant to the AART indenture trustee all right, title and interest of the issuing entity in, to and under the collateral listed on the schedule of secured notes. That grant will include all rights and powers, but none of the obligations, if any, of the issuing entity under any agreement or instrument included in the collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the secured notes included in the collateral and all other monies payable under the collateral.

On each distribution date, the AART indenture trustee is required to notify the holder of the note distribution account to distribute to the noteholders all amounts on deposit in that account in respect of the related Monthly Period other than investment earnings, which the administrator is entitled to retain. If required by the Trust Indenture Act of 1939, as amended, the AART indenture trustee will mail to each noteholder summaries of any necessary information, documents or reports. So long as no default or event of default is continuing, the AART indenture trustee or other account holder is required to invest and reinvest all funds in the AART collection account and any AART reserve account in Eligible Investments.

If any default occurs in the making of any payment or performance under any agreement or instrument that is part of the issuing entity estate, the AART indenture trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If a default occurs and is continuing and if it is known to a responsible officer of the AART indenture trustee, the AART indenture trustee is required to mail to each noteholder notice of the default within the later of 90 days after it occurs and ten business days after it becomes known to a responsible officer of the AART indenture trustee. Except in the case of a default in payment of principal of or interest on any note, the AART indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.

Subject to the payment of its fees and expenses pursuant to the AART indenture, the AART indenture trustee may, and when required by the provisions of the AART indenture will, execute instruments to release property from the lien of the AART indenture, or convey the AART indenture trustee’s interest in the same. The AART indenture trustee will be required, at such time as there are no notes outstanding and all sums due to the AART indenture trustee have been paid and all amounts owing under each applicable third party instrument have been paid, to release any remaining portion of the issuing entity estate that secured the notes and the other secured obligations from the lien of the AART indenture and, where any such portion of the issuing entity estate is registered in the name of the AART indenture trustee, re-convey such property, and release to the issuing entity or any other person entitled thereto any funds then on deposit in the Designated Accounts. The AART indenture trustee will release property from the lien of the AART indenture only upon receipt by it of an issuing entity request and an officer’s certificate and an opinion of counsel, confirmation that the AART indenture trustee has paid all amounts owing under each AART note and each applicable third party instrument and, if required by the Trust Indenture Act of 1939, as amended, independent certificates in accordance therewith.

The issuing entity and the AART indenture trustee may, when authorized by an issuing entity order, with prior notice to the rating agencies hired to rate the notes and with the consent of the holders of not less than a majority of the outstanding amount of the Controlling Class, enter into supplemental indentures for the purpose of materially changing the rights of the noteholders. The AART indenture trustee may in its discretion determine whether or not any notes would be affected (such that the consent of each noteholder would be required) by any supplemental indenture proposed and any such determination will be binding upon the holders of all notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective.

Upon sufficient notice prior to the redemption date from the administrator or issuing entity, the AART indenture trustee, based on this notice, will be required to withdraw from the AART collection account and deposit into the note distribution account, on the redemption date, the aggregate redemption price of the notes, whereupon all such notes will be due and payable on the redemption date.

The AART indenture trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the AART indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the AART indenture trustee will not be liable for interest on any money received by it except if it agrees in writing with the issuing entity and will have no liability or responsibility for the acts or omissions of any other party to any of the transaction documents. The AART indenture trustee does not have any obligation to independently verify or confirm any underlying data.

The AART indenture trustee may give notice of its intent to resign at any time, in which event the issuing entity will be obligated to appoint a successor AART indenture trustee. The issuing entity may also remove the AART indenture trustee if the AART indenture trustee ceases to be eligible to continue as AART indenture trustee under the AART indenture or if the AART indenture trustee becomes insolvent or otherwise becomes incapable of acting. In these circumstances, the issuing entity will be obligated to appoint a successor AART indenture trustee. The holders of a majority in outstanding amount of the Controlling Class also have the right to remove the AART indenture trustee and appoint a successor AART indenture trustee. Any resignation or removal of the AART indenture trustee and appointment of a successor AART indenture trustee does not become effective until acceptance of the appointment by the successor AART indenture trustee. Costs associated with the termination of the AART indenture trustee will be borne by the administrator. Except as described further in “The Notes—The AART Indenture—AART Events of Default; Rights Upon AART Event of Default” in this prospectus, there are no indemnification provisions that entitle the AART indenture trustee to be indemnified from the cash flow that would otherwise be used to pay the securities other than if an AART Event of Default occurs and the administrator fails to satisfy its indemnification obligations under the AART indenture then the AART indenture trustee may be entitled to be indemnified from the trust estate.

The AART indenture trustee for each issuing entity will be required to mail each year to all noteholders for that AART issuing entity, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as AART indenture trustee under the issuing entity’s indenture, a description of any amounts advanced by it under the AART indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the issuing entity to the AART indenture trustee in its individual capacity, the property and funds physically held by the AART indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

THE SPONSOR

Ally Bank is the sponsor of the transactions set forth in this prospectus and in the accompanying prospectus supplement.

Ally Bank was incorporated in 2004 under the laws of the State of Utah relating to industrial loan corporations under the name “GMAC Automotive Bank,” and changed its name to “GMAC Bank” in 2006. In December 2008, GMAC Bank converted into a Utah-chartered commercial nonmember bank and in May 2009 further changed its name to “Ally Bank.” Ally Bank is subject to regulation primarily by the Federal Deposit Insurance Corporation (“FDIC”) and the Utah Department of Financial Institutions.

The sponsor is a wholly owned indirect subsidiary of Ally Financial. On December 24, 2008, and in connection with the conversion of Ally Bank into a Utah-chartered commercial nonmember bank, Ally Financial and IB Finance Holding Company, LLC (“IB Finance”) were each approved by the Board of Governors of the Federal Reserve System (“FRB”) as bank holding companies under the Bank Holding Company Act of 1956, as amended. IB Finance is the direct holding company for Ally Bank and is a subsidiary of Ally Financial. As a result, Ally Financial and IB Finance are now subject to the supervision and examination of the FRB.

Ally Bank has its principal office at 6985 Union Park Center, Suite 435, Midvale, Utah 84047, Tel. No. (801) 790-5000, and administrative offices at 1100 Virginia Drive, Ft. Washington, Pennsylvania 19034.

Ally Bank provides a wide variety of automotive financial services to and through dealerships and to the customers of those dealerships. In these lines of business, Ally Bank principally finances the acquisition and resale by dealerships of various new and used automotive and non-automotive products and acquires from those dealers installment obligations covering retail sales and leases of new and used vehicles. Ally Bank also provides dealer equipment facilities financing, residential mortgage financing and wholesale and retail financing.

Ally Bank’s financing operations are organized into two segments—automotive and mortgage products. The products and services offered by Ally Bank’s automotive financing operations include the funding of retail installment sale contracts, direct purchase money loans and leases, extension of term loans, dealer floorplan financing and other lines of credit.

In the retail market, Ally Bank provides vehicle financing to consumers through automotive dealerships, under the Ally Bank brand name. In most cases, Ally Bank purchases retail installment sale contracts and lease contracts for new and used vehicles and other products from dealers.

In the wholesale market, Ally Bank finances the acquisition and resale by dealerships of various new automotive and nonautomotive products.

Ally Bank has been actively acquiring or originating assets, including retail installment sale contracts, direct purchase money loans and leases and loans to dealers for the financing of dealer inventory, since its incorporation in 2004. Ally Bank began securitizing its retail assets in 2009, wholesale assets in 2010 and lease assets in 2011.

When Ally Bank securitizes automotive retail installment sale contracts, lease assets and wholesale finance receivables, it may retain an interest in the sold assets. These interests may take the form of asset-backed securities, including senior and subordinated interests in the form of investment grade, non-investment grade or unrated securities.

Ally Bank will select the lease assets from its U.S. portfolio of new and used retail car and light duty truck lease assets using the methodology described in the accompanying prospectus supplement. See “The Lease Assets and the Secured Notes—Criteria Applicable to the Selection of Lease Assets” and, if applicable, “The Lease Assets and the Secured Note—Criteria Applicable to the Selection of Initial Lease Assets” and “The Lease Assets and the Secured Note—Criteria Applicable to the Selection of Additional Lease Assets During the Revolving Period” in the accompanying prospectus supplement.

None of Ally Bank, Ally Financial or any of their respective affiliates other than the issuing entity will be obligated to make, or otherwise guarantee, any principal, interest or other payment on the notes or the certificates.

THE DEPOSITOR

Ally Auto Assets LLC, a wholly-owned subsidiary of Ally Bank, was organized in the state of Delaware on August 18, 2009. The depositor, a limited liability company, is organized for the limited purposes of purchasing retail instalment sale contracts, direct purchase money loans, leases and other sale contracts and installment obligations related to motor vehicles, monies due thereunder, security interests in any related vehicles and other collateral securing such obligations, proceeds from claims on insurance policies related thereto and notes, certificates and other interests secured by any of the foregoing from Ally Bank, transferring the purchased assets to third parties, forming trusts and engaging in similar activities for multiple securitizations of retail instalment sale contracts and leases on an ongoing basis. The principal executive offices of the depositor are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

The depositor and the securitization transactions are structured in a manner intended to limit or eliminate the ability of the FDIC, acting as conservator or receiver for Ally Bank, to exercise authority with respect to the secured notes and the transaction documents. This structure includes the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing various limitations. These limitations include restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. At any time that any notes, certificates or other securities of any subsidiary of the depositor or any other indebtedness, liability or obligation of the depositor is outstanding, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.”

If, notwithstanding the foregoing measures, the FDIC concluded that it should exercise authority with respect to the lease assets or the transaction documents, or a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the depositor, or an attempt were made to litigate the issue of substantive consolidation with respect to the depositor and Ally Bank, then delays in distributions on the notes and the certificates, and possible reductions in the amount of these distributions, could occur. See also “Insolvency Aspects of the Offerings” in this prospectus.

Securities issued by a trust may be sold by the depositor in one or more private placements or other nonregistered offerings and will not be offered by this prospectus and by the accompanying prospectus supplement. The depositor may retain or sell all or a portion of the certificates and may also retain all or a portion of one or more classes of notes issued by each trust as described in the accompanying prospectus supplement. In addition, the depositor may have ongoing obligations to repurchase warranty secured notes from the trust, to participate in the transfer of additional secured notes from the originator to a trust during a revolving period, or to authorize, execute or file financing statements relating to the secured notes, all as further described in “The Transfer Agreements and Servicing Agreements.”

THE SERVICER

On the closing date (or on the initial closing date in a revolving transaction), Ally Financial Inc., a Delaware corporation, will be appointed under a servicing agreement as servicer of the lease assets Ally Bank sells to ACOLT under a sale and contribution agreement. Ally Financial will be appointed as administrator of the secured notes to be owned by the issuing entity under the administration agreement. Ally Financial will also have serviced the lease assets on behalf of Ally Bank as the owner of those lease assets prior to their transfer to ACOLT. Ally Financial also acts as titling agent as described in “Vehicle Asset Universal Leasing Trust.” The depositor will transfer and assign to the applicable issuing entity, without recourse, its entire interest in the secured notes, including its rights under the pooling agreement and under a trust sale agreement between the depositor and the issuing entity.

General Motors Acceptance Corporation, the predecessor of Ally Financial, was incorporated in 1919 under the New York Banking Law relating to investment companies. General Motors Acceptance Corporation relinquished that status and became a Delaware corporation on January 1, 1998. Ally Financial has its principal executive offices at 200 Renaissance Center, Detroit, Michigan 48265. It provides services from multiple locations throughout the United States. In July 2006, General Motors Acceptance Corporation converted to a Delaware limited liability company and changed its name to GMAC LLC. In June 2009, GMAC LLC converted to a Delaware corporation and changed its name to GMAC Inc. On May 10, 2010, GMAC Inc. changed its name to Ally Financial Inc.

On November 30, 2006, General Motors sold 51% of the common equity interests of Ally Financial to a consortium of investors, led by an affiliate of Cerberus Capital Management, L.P. We refer to that transaction as the “Acquisition.”

On December 24, 2008, and in connection with the conversion of GMAC Bank into a Utah-chartered commercial nonmember bank, Ally Financial and IB Finance were each approved by the FRB as bank holding companies under the Bank Holding Company Act of 1956, as amended, or the “BHCA.” IB Finance is a subsidiary of Ally Financial and the direct holding company for Ally Financial’s bank depository institution, GMAC Bank, which is now known as Ally Bank. On December 23, 2013, Ally Financial was approved by the FRB as a financial holding company under the BHCA.

Since becoming a bank holding company, Ally Financial received various investments from the U.S. Department of the Treasury, the “Treasury,” in connection with the Treasury’s Supervisory Capital Assessment Program. On November 20, 2013, Ally Financial repurchased all of the Treasury’s then outstanding mandatorily convertible preferred stock. On April 15, 2014, Ally Financial closed an initial public offering of 95,000,000 shares of its common stock. The Treasury announced on December 19, 2014 that it had sold its remaining Ally Financial common stock.

Ally Financial, directly and through its subsidiaries, most notably Ally Servicing LLC, or “Ally Servicing,” formerly known as Semperian LLC, services prime and non-prime automobile retail instalment sale contracts and retail motor vehicle leases acquired or originated by it and others on behalf of banks, credit unions, finance companies and issuers of asset-backed securities. Ally Financial and Ally Servicing have entered into a subservicing agreement under which Ally Financial has engaged Ally Servicing’s services with respect to the issuing entities. In the event of any removal of Ally Financial as the servicer, Ally Servicing will no longer be involved in the servicing of the lease assets.

Ally Servicing is a wholly-owned subsidiary of Ally Financial. Ally Servicing, a Delaware limited liability company, was originally incorporated as AccuTel, Inc. on April 8, 1999. On July 21, 2005, AccuTel changed its name to Semperian, Inc. Semperian, Inc. subsequently converted to a limited liability company. On August 23, 2010, Semperian LLC changed its name to Ally Servicing LLC.

Ally Servicing has its principal office at 2000 Town Center, Suite 2200, Southfield, Michigan 48075, Tel. No. 248-948-7702.

Since 1999, Ally Servicing has acted as a sub-servicer for Ally Financial, and has assumed increased servicing responsibilities over time. Currently, Ally Servicing acts as a sub-servicer for the entire U.S. portfolio of retail instalment sale contracts and retail motor vehicle leases serviced by Ally Financial. Ally Servicing performs its sub-servicing operations from centers located in Jacksonville, Florida; Roseville, Minnesota; Lewisville, Texas; Little Rock, Arkansas and Wichita, Kansas.

A table in the accompanying prospectus supplement under “The Sponsor’s Portfolio Data—Delinquencies, Repossessions and Credit and Residual Loss Data on Ally Bank Lease Assets” sets forth the size and composition of the total portfolio of retail motor vehicle leases of Ally Bank for which Ally Financial has provided servicing in each of the last five years.

Servicing Procedures

As part of its efforts to collect payments due on the lease assets and to dispose of leased vehicles, the servicer is allowed, for example, without the prior consent of the depositor, the issuing entity, the AART or ACOLT indenture trustee, the AART or ACOLT owner trustee, or any other person, to establish the means and timing for contacting lessees in respect of overdue payments, repossess the vehicles securing the leases, deliver notices, demands, claims, complaints, responses or other documents in connection with any proceedings, execute any instruments of satisfaction or cancellation, or of partial or full release or discharge of underlying lessees, grant extensions, rebates or adjustments on a lease, and waive any prepayment, late payment, or any other fees or charges that may be collected in the ordinary course of servicing such leases. The servicer is not liable for the exercise of discretion made in good faith and in accordance with its established servicing procedures.

The servicer maintains the account information with respect to each serviced account. That information resides on a centralized accounts receivable system that is currently maintained by HP Enterprise Services and for which Ally Financial has a right of use under a perpetual license. The servicer is also responsible for maintaining title records with respect to vehicles securing serviced contracts together with the related contract. As of the date of this prospectus, those documents are maintained for the servicer by PDP Group, Inc. at a facility in Hunt Valley, Maryland. Images of those documents are maintained on systems maintained at and accessible from locations different from the locations of the physical documents. Each contract included in a securitized pool is marked on the applicable computer files to indicate its transfer to the applicable issuing entity.

The servicer will make reasonable efforts to collect all payments due on the leases held by any issuing entity and will, consistent with the applicable servicing agreement, follow the collection procedures it follows for comparable automotive leases that it services for itself or others. See “Legal Aspects of the Secured Notes and the Lease Assets” in this prospectus.

The servicer produces and mails a monthly statement of account, or electronically delivers notification of statement availability through its website, to lessees prior to the due date of the related payment. Payments may be made either by check or through an automated clearing house (ACH) debit of the lessee’s account.

If the payment remains outstanding, the servicer mails an initial notice of overdue payment to the lessee on or about the eighth day following the due date.

Lessees whose payment remains delinquent for a specified period following the payment due date are assigned to the collections groups based on their risk profile, which is formulated from an algorithm tied to the lessee’s payment history. Most lessees initially receive an automated voice message notifying them of the delinquency. If a payment remains outstanding, most accounts are subsequently assigned to the low risk collections group, which contacts lessees using an automated dialing system. Currently, low risk collections are outsourced to Genpact, Sykes Enterprises, Incorporated, or “Sykes,” or Alliance One, third parties with which Ally Servicing contracts for the provision of collection related services. Genpact, Sykes and Alliance One act under the direct supervision of Ally Servicing and are required to follow the servicer’s servicing policies. Genpact has been providing this service to Ally Servicing since July 2008. In February 2010, Sykes acquired ICT Group, which had been providing this service to Ally Servicing since April 2007. Alliance One, a Teleperformance company, has been providing this service to Ally Servicing since December 2009.

Based on the algorithm, responsibility for calls progresses to the early high risk collections group at differing times but generally at no later than 31 days past due. The early high risk collection teams attempt to establish contact with the lessee by telephone and continue to attempt to obtain payment. Early high risk collections are outsourced to Genpact, Sykes or Alliance One. If an account has a higher risk score, it will be transferred to an Ally Servicing collection group.

Depending on the risk profile, delinquent accounts typically progress from the early high risk collections group to the high risk collections group at 60 days past due. The high risk collection teams attempt to establish contact with the lessee by telephone and continue to attempt to obtain payment. High risk collection activity is performed by Ally Servicing.

Insurance Required to be Maintained by Lessees

Each lease requires the lessee to maintain automobile bodily injury and property damage liability insurance that names Ally Financial as an additional insured. Each lease further requires the lessee to maintain (all risks) comprehensive and collision insurance covering damage to the leased vehicle and naming Ally Financial as loss payee.

Waivers, Modifications and Extensions

Subject to its customary standards, policies and procedures comparable to practices followed by the servicer in servicing automotive leases for itself and for third parties, and to its obligation under the transaction documents to make reasonable efforts to collect payments on the leases, the servicer has discretion to grant waivers, extensions or other modifications on leases. In the case of extensions, occasionally, a lessee requests an extension of a lease contract for one or more months during the period of time between the original specified maturity of the lease and the time at which the lessee negotiates a new lease for a different vehicle. Currently, Ally Financial may extend the performance of the lessee’s obligations on a monthly basis up to a maximum of four months if the lessee is not in default on any of its obligations under the lease and if the lessee agrees to continue to make monthly payments. If Ally Financial, as servicer, extends performance on the lease and determines to make a Residual Advance on the Extended Lease, the Residual Advance will be made at the same time as it would have been made if Ally Financial had not extended the lease. See “The Transfer Agreements and Servicing Agreements—Advances by the Servicer.”

If the servicer grants any waiver, modification or extension on any lease in violation of the prohibitions described in “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes—Sale and Assignment of Lease Assets,” it will be obligated to repurchase that lease from ACOLT.

Collection and Repossession Procedures

If the servicer determines that eventual payment in full of a lease is unlikely, the servicer will follow its normal practices and procedures to realize upon the lease, including the repossession and disposition of the leased vehicle at a public or private sale, or the taking of any other action permitted by applicable law. The servicer will be entitled to receive its liquidation expenses as specified in the servicing agreement as an allowance for amounts charged to the account of the lessee, in keeping with the servicer’s customary procedures, for refurbishing and disposition of the leased vehicle and other out-of-pocket costs incurred in the liquidation.

Accounts for which the servicer has made a determination to repossess the vehicle are referred to an outside repossession company located in the area of the lessee or in some cases, to a national provider. Those repossession companies are generally small local operations whose sole function is to repossess the related motor vehicle. In some areas, accounts issued for repossession are assigned to a service provider who oversees the repossession activity of its subcontractor. The service provider is responsible for the activity of the subcontractor. Typically, once the car is repossessed, a letter is sent to the lessee to inform the lessee of the repossession, an affidavit of repossession is produced and title is obtained. Generally, the vehicle is then sold at auction (traditional auction or SmartAuction), although, at Ally Financial’s discretion, to maximize net proceeds, limited repairs and or refurbishing may be performed prior to sale. See “—Vehicle Disposition Process” below for more information.

The net sale proceeds are applied to reduce the balance owing by the lessee inclusive of excess mileage or wear pursuant to the contractual terms of the lease agreement. Excess proceeds, if any, are remitted to Ally Financial, as servicer on behalf of ACOLT, the owner of the beneficial interest in the vehicle. Deficiency balances along with excess mileage and wear charges, if any, are charged off. Following charge off, the account is assigned to the asset recovery center, located in Lewisville, Texas, for evaluation and possible further attempts to collect amounts owing by the lessee. There is an exception to that process for lessees in bankruptcy.

In some situations a lessee may become delinquent and is willing but unable to bring his/her account current. In this situation, at the discretion of Ally Financial, but subject to specific guidelines, one or more payments under the relevant lease may be deferred, provided that the lessee pays a deferral fee. If Ally Financial agrees to defer lease payments, it must make Advances on the deferred lease.

Vehicle Disposition Process

Leased vehicles may be returned to an authorized dealer or purchased directly by the dealer or lessee at maturity or upon early termination, or may be repossessed upon default.

Ally Bank, through its affiliate Ally Financial, uses three remarketing channels to dispose of vehicles: direct sales to dealers or lessees, SmartAuction (Ally Financial’s proprietary wholesale internet auction) and physical auctions. The primary objectives of the vehicle disposition process are to maximize sales proceeds while minimizing expense.

Each lessee has the option to purchase the leased vehicle upon scheduled termination of the lease at the price stated in the applicable lease. If the lessee does not exercise this option, the vehicle is offered for sale to the dealer to which the leased vehicle was returned. These sales are priced using an estimation of market value with minimal remarketing expense associated with this channel as vehicles are not moved or reconditioned by Ally Financial prior to sale. Vehicles not bought directly by the lessee or dealer are remarketed via SmartAuction and physical auctions. These sales involve interactive bidding based on a floor price. Off-lease vehicles are generally sold via SmartAuction within 25 days of the date the lessee returns the leased vehicle to the dealer and via physical auction within 55 days of the return date. The entire vehicle disposition process generally takes an average of 26 days from the return of the vehicle.

Off-lease vehicles are returned to an authorized dealer who is responsible for reporting the return to Ally Financial and providing a completed vehicle odometer statement and deciding whether to purchase the vehicle. If the vehicle is not purchased under the direct to dealer/lessee channel, a vehicle condition/inspection report is completed by a third-party vendor hired by Ally Financial. Lessees are responsible for excess wear and/or mileage based on the condition/inspection report. Once a vehicle inspection has been completed, most vehicles are offered for sale via SmartAuction. If the vehicle is sold, Ally Financial electronically collects proceeds from the purchasing dealer. The purchasing dealer is responsible for picking up the vehicle from the storing location, which is typically another dealership. Generally, the proceeds from the sale of the vehicle via SmartAuction result in greater sales proceeds than via a physical auction. As of the date of this prospectus, a majority of off-lease vehicles not bought directly by the dealer/lessee are sold via SmartAuction. The remaining vehicles are shipped to physical auction locations and either sold in a “closed” auction (open to General Motors dealers only) or an “open” auction (open to all licensed dealers).

At the physical auction location, Ally Financial will recondition the vehicle and make repairs to the vehicle only if an employee of Ally Financial at the auction reasonably expects this work would increase the net proceeds on the sale of the vehicle. Generally, this practice results in only a limited amount of basic repairs, such as glass replacement and the repair of other safety-related damage.

An employee of Ally Financial at the auction site is responsible for handling Ally Bank’s decisions with respect to the vehicles sold at the auction, including approving repair orders, setting auction dates and determining whether bids received at auction should be accepted. When the vehicle is sold, Ally Financial electronically collects proceeds from the auction. The purchasing dealer is responsible for all transportation costs.

VEHICLE ASSET UNIVERSAL LEASING TRUST

In 1996, Ally Financial created Vehicle Asset Universal Leasing Trust, known as VAULT, a Delaware statutory trust, to act as a nominee on the certificates of title to vehicles titled in various states. VAULT has no operations, and its sole purpose is to act as a repository of titles to vehicles purchased by its trust beneficiaries. VAULT is named as the nominee for the beneficial owner of the leased vehicle on the certificate of title for each leased vehicle that secures the secured notes. Ally Financial, Central Originating Lease Trust, ACOLT, Ally Bank, General Motors, Central Originating Lease Trust II and Multi-Use Lease Entity Trust are the current beneficiaries of VAULT and the beneficial owners of the leased vehicles owned by VAULT. Ally Bank will be the initial beneficial owner of the leased vehicles that are collateral for the secured notes. There may be additional beneficiaries under the VAULT trust agreement from time to time. As nominee, VAULT holds only legal title to the leased vehicles. The beneficial owner retains all rights and obligations related to the leased vehicles. Pursuant to the VAULT trust agreement, Ally Financial services the leased vehicles owned by VAULT on behalf of the beneficiaries of VAULT.

Under the VAULT trust agreement, Ally Financial, as VAULT servicer, acts as agent of the VAULT Trustee and performs administrative duties with respect to the certificates of title relating to the vehicles titled in the name of VAULT. Under a VAULT transfer direction, Ally Bank, in its capacity as a beneficiary of VAULT, will transfer to ACOLT its beneficial interest in the leased vehicles titled in the name of VAULT that secure each series of secured notes by directing VAULT to hold the legal title to that portion of the VAULT trust estate as nominee for the benefit of ACOLT. ACOLT will therefore have the sole beneficial interest in the leased vehicles relating to each pool of lease assets securing a series of secured notes. Under a VAULT security agreement, VAULT will pledge its legal title to the vehicles relating to the lease assets to the holders of a series of secured notes to secure ACOLT’s obligations under those secured notes. The VAULT trustee receives its annual fee for its duties as VAULT trustee and Ally Financial receives its annual fee for its duties as titling agent under the VAULT trust agreement under a VAULT fee letter between the VAULT trustee, Ally Financial and ACOLT.

VAULT has taken steps in structuring the transactions contemplated in this prospectus and any related prospectus supplement that are intended to limit or eliminate the ability of the FDIC, acting as conservator or receiver for Ally Bank, to exercise authority with respect to the lease assets, the VAULT transfer direction and the transaction documents. This structure includes the creation of VAULT as a separate, limited-purpose subsidiary under a declaration of trust containing certain limitations. These limitations include restrictions on the nature of VAULT’s business and a restriction on VAULT’s ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar applicable state laws.

If, notwithstanding the foregoing measures, the FDIC concluded that it should exercise authority with respect to Ally Bank’s beneficial interest in the leased vehicles or the transaction documents, or a filing were made under the Bankruptcy Code or similar applicable state laws by or against VAULT, or an attempt were made to litigate the issue of substantive consolidation with respect to VAULT and Ally Bank, then delays in distributions on the notes and the certificates, and possible reductions in the amount of the distributions, could occur.

See also “Insolvency Aspects of the Offerings” in this prospectus.

ALLY CENTRAL ORIGINATING LEASE TRUST

ACOLT is a special purpose Delaware statutory trust formed on March 23, 2010, which acquires vehicles and related consumer leases from Ally Bank. ACOLT finances its acquisitions of each pool of vehicles and related consumer leases through the issuance of one or more secured notes and equity certificates. Each pool of leases and the related vehicles that secure a series of secured notes is allocated to a separate series interest under the ACOLT Declaration of Trust and is not an asset of, or allocated as security to, any other series of secured notes or to the equity interest in ACOLT. Each secured note will be issued to Ally Bank by ACOLT. All of the secured notes in a series will be paid ratably by the collections on the entire related pool of lease assets. As described in the accompanying prospectus supplement, each secured note will represent a significant majority of the purchase price of the related leases and leased vehicles. ACOLT’s equity certificates represent the remaining portion.

ACOLT has taken steps in structuring the transactions contemplated in this prospectus and any related prospectus supplement that are intended to limit or eliminate the ability of the FDIC, acting as conservator or receiver for Ally Bank, to exercise authority with respect to the lease assets and the transaction documents. This structure includes the creation of ACOLT as a separate, limited-purpose subsidiary under a declaration of trust containing certain limitations. These limitations include restrictions on the nature of ACOLT’s business and a restriction on ACOLT’s ability to commence a voluntary case or proceeding under the Bankruptcy Code or similar applicable state laws.

If, notwithstanding the foregoing measures, the FDIC concluded that it should exercise authority with respect to the lease assets or the transaction documents, or a filing were made under the Bankruptcy Code or similar applicable state laws by or against ACOLT, or an attempt were made to litigate the issue of substantive consolidation with respect to Ally Bank and ACOLT, then delays in distributions on the notes, and possible reductions in the amount of the distributions, could occur. See also “Insolvency Aspects of the Offerings” in this prospectus.

Recourse against ACOLT on the secured notes is limited to the assets of the related series interest and each series of secured notes in ACOLT is secured by, among other things, a security interest in the entire related pool of leases and leased vehicles.

DESCRIPTION OF AUTO LEASE BUSINESS OF ALLY BANK

Acquisition and Underwriting of Motor Vehicle Leases

Ally Bank leases automobiles and light duty trucks to retail customers and acquires such leases and the related leased vehicles through agreements with automobile and light duty truck dealerships and affiliated leasing companies. See “The Sponsor” in this prospectus. Dealers are not responsible for the customer’s performance during the lease period nor for the value of the vehicle at the scheduled lease end date. Manufacturers may elect to sponsor retail leasing programs to increase vehicle sales, including establishing below-market lease rates and/ or establishing residual values in excess of those values published in residual guide books that have been used by Ally Bank and its affiliates.

Ally Bank’s process of acquiring leases begins, in general, with the application by a customer for a lease of a motor vehicle at a participating dealer. Applications are initiated through websites established and maintained by the sponsor or its affiliates or third parties. Prior to December 31, 2014, applications could also have been initiated by fax.

Ally Bank and Ally Financial currently use an underwriting process in which applications are reviewed solely by Ally Financial credit underwriters. These credit underwriters use Ally Bank’s underwriting standards when evaluating applications on behalf of Ally Bank. For leases originated prior to May 2011, all applications were initially reviewed by Ally Financial, and then applications intended for Ally Bank were reviewed separately by Ally Bank. As the underwriting is done on behalf of Ally Bank and as Ally Bank retains the right to review all lease contracts and require Ally Financial to purchase any that fail to meet Ally Bank’s standards, we generally refer in this prospectus to Ally Bank rather than Ally Financial when describing the underwriting process.

The application evaluation process begins with the placement of each application into one of several analytical categories or “segments,” based on specified aspects of the applicant’s credit profile and of the related vehicle. Ally Bank then evaluates each application by applying a proprietary credit scoring algorithm. Ally Financial designed the credit scoring algorithm with assistance from a third party credit scoring company. The credit scoring algorithm is reviewed and updated on a periodic basis in order to account for changes in the perceived impact of specific inputs on applicant creditworthiness. The most recent credit scoring algorithm redevelopment was implemented in May 2015.

The output of the credit scoring algorithm is referred to as the “odds.” The odds predict the statistical likelihood that a loss will occur with respect to that lease asset, but do not predict the performance of any lease asset with certainty. Ally Bank uses the odds to sort applicants into several different credit tiers. Concurrently with this process, Ally Bank takes other steps to gather information regarding the applicant, such as checking lists maintained by the Office of Foreign Assets Control and performing fraud and duplicate application checks.

Once the information is gathered, Ally Bank analyzes the application to determine whether to approve it. These determinations are made judgmentally on the basis of all of the information available to Ally Bank, including the following:

•	the odds and the applicant’s credit tier,

•	the length of time the prospective applicant’s credit has been reported,

•	the type of credit the prospective applicant has established in its credit file,

•	the net capitalized cost on the lease agreement and the dealer invoice price of the leased vehicle,

•	the term of the lease, and

•	the prospective applicant’s overall creditworthiness and ability to pay.

Ally Bank’s standards also require physical damage insurance to be maintained on each leased vehicle.

Applications are evaluated and decisions are made either through an entirely automated process or through manual review by a credit underwriter. Ally Bank developed its automated process in order to expedite the review of applications. The automated process approves applications with various combinations of credit factors that Ally Bank has observed over time will receive credit underwriter approval. As a result, there are many clusters of credit factors that will lead to an automated approval, rather than one or a few sets of benchmark characteristics. Automated approvals are limited to the highest quality credit tiers. However, even in the highest quality credit tier, a significant portion of approved applications are approved by credit underwriters rather than by the automated process.

The sponsor may use programs developed and maintained by the sponsor or third parties that would allow it to complete the entire leasing process electronically. The resulting leases will be electronically signed by the related obligors and maintained by the sponsor or third parties in electronic form only.

Leases that are acquired under incentive programs sponsored by vehicle manufacturers, typically have implied lease rates that, upon lease origination, are below current market rates or Stated Residual Values that are higher than the ALG Residual (as defined below).

Once the lease agreement, title application, insurance form, odometer statement and various other forms have been completed by the dealer, Ally Bank or its affiliate directs the dealer to title the vehicle in the name of VAULT, as nominee, and to record a lien in favor of Ally Bank or Ally Financial, as its agent, on the vehicle’s certificate of title. The dealer sends the appropriate paperwork to Ally Bank or its affiliate. Ally Bank or its affiliate then enters essential information into the centralized database after which billing statements are automatically generated and mailed monthly to the lessee. Several processing centers are responsible for the processing of monthly payments, while Ally Bank’s or its affiliates’ branches take charge of all collection efforts against delinquent lessees.

Prior to transferring possession of a vehicle to a lessee, the dealer must:

•	collect the first monthly payment, including a refundable security deposit unless the lessee qualifies for the SmartLease Loyalty Program or other marketing programs, in which case both may be waived;

•	verify that the lessee has purchased at least the minimum physical damage and public liability insurance coverage; and

•	ensure that all required license fees, registration fees and up-front taxes are paid.

Fees and taxes are included in the lessee’s monthly payment, including acquisition fees and documentation expenses. The dealer is responsible for titling and registering the vehicle, unless the applicable state’s motor vehicle department permits or requires the lessee to submit the title and registration documentation.

Underwriting Exceptions

Ally Bank has established a series of policies, or “underwriting criteria,” that apply to the review of a credit application. The underwriting criteria contain guidelines for many attributes of an application, such as a maximum payment-to-income ratio and minimum credit score and, for lower credit quality applicants, maximum debt-to-income ratio. Some, but not all, of these guidelines will vary according to the credit tier of the applicant or the term of the proposed lease, with a higher credit tier or a shorter lease term generally having a more permissive guideline.

Credit underwriters have a limited ability to approve exceptions to the guidelines contained in the underwriting criteria. Exceptions to the credit policies must be approved by credit underwriters with appropriate credit authority. Approved applicants that do not comply with all credit guidelines typically have strong compensating factors that indicate a high ability of the applicant to make lease payments. For example, underwriting exceptions may include allowing a longer term or a greater ratio of payment to income or debt to income than the standard allowances for such criteria. Ally Bank monitors exceptions to the guidelines, with the goals of limiting exceptions to a small portion of approved applications and rarely permitting more than a single exception for any lease. Information regarding lease assets in a securitized pool that constituted exceptions to the guidelines will be disclosed in the accompanying prospectus supplement under “The Lease Assets and Secured Notes—Exceptions to Underwriting Guidelines.”

Determination of Residual Value

Historically, Ally Bank and its affiliates used residual values from the Automotive Lease Guide to set residual values on vehicles at the time of lease acquisition. The Automotive Lease Guide is an independent publication of vehicle residual values and is frequently used for comparison purposes by the vehicle leasing industry. We refer to the expected value of a vehicle at the scheduled lease end date of the related lease as determined by the Automotive Lease Guide, as adjusted as set forth in the paragraph below, at the date specified in the prospectus supplement as the “ALG Residual.” Prior to August 2009, Ally Bank and its affiliates calculated the residual value stated in each lease, which we refer to as the “Stated Residual Value,” by adding a percentage of the manufacturer’s suggested retail price or “MSRP” to the ALG Residual of that vehicle. The percentage of MSRP added to the ALG Residual varied according to the level of lease payments desired by the applicable manufacturer and Ally Bank as well as other factors, such as the vehicle model being leased and the mileage level per year specified in the lease. The maximum allowable residual value with respect to a new leased vehicle is the MSRP for the base vehicle plus options. We use the concept “Lease Residual,” which is the lesser of the Stated Residual Value and the ALG Residual (in each case, set at lease inception and discounted at the Discount Rate), to establish the ABS Value of the lease assets.

Beginning in August 2009, to mitigate residual exposure at lease termination, Ally Bank and its affiliates elected to risk adjust the ALG Residual to set residual values of leased vehicles. Risk adjustments to ALG Residual were determined at lease inception and were based on past residual performance of Ally Bank’s portfolio. Except in very limited circumstances, such adjustments generally result in a reduction of the ALG Residual. In early 2012, Ally Bank adopted a new model to set residual values using multiple variables based on its historical experience.

Currently, Ally Bank and its affiliates have dedicated internal teams that focus on residual setting. The teams utilize proprietary internal models as well as product evaluation in determining the appropriate residual value for a given vehicle. Ally Bank and its affiliates also consult third party residual forecasts as part of the residual setting process. Automotive Lease Guide is currently one of three external vendors that supply residual value forecasts.

Ally Bank distributes residual value tables to its affiliates and franchised dealers bi-monthly. The tables provide residual value percentages for each new vehicle available for lease terms of 12, 24, 27, 30, 36, 39, 42 and 48 months. If a term and corresponding residual value percentage are not published, the dealer will interpolate the number by averaging the nearest published data above and below the desired term.

Terms of Motor Vehicle Leases

Each lease and related leased vehicle is purchased from the dealer by Ally Bank for its “capitalized cost,” which may exceed the MSRP. The capitalized cost represents the present value (as of the acquisition date) of the monthly payments due on a lease and the Stated Residual Value discounted at an implied lease rate. Each lease provides for level monthly payments except for the first and last monthly payments, and the monthly payments on a lease are generally due on the same day of each month.

A lease may terminate before its scheduled termination date—which we call an early termination— in one of the following ways: a voluntary early termination by the lessee under a Pull Ahead Program or otherwise, or a liquidation due to a default under the lease or a casualty loss of the leased vehicle.

Each lease agreement provides that the lessor may terminate the lease and retake the vehicle if the lessee defaults. Events of default under the lease agreement include, but are not limited to, the occurrence of the following:

•	the lessee fails to make a payment when due;

•	the lessee fails to maintain required insurance coverage;

•	the lessee fails to maintain or repair the vehicle as required by the lease agreement;

•	the lessee violates the transfer of interest provisions of the lease agreement;

•	the lessee breaches any agreements in the lease and that breach significantly impairs the prospect of payment, performance or realization of the lessor’s interest in the vehicle;

•	the lessee made a material misrepresentation on his or her lease agreement; or

•	the lessee does any other act that is a default under a lease agreement under applicable law.

Upon default, the lessor or assignee may terminate the lease agreement and the lessee is responsible for any payments otherwise required upon early termination of the lease.

Each lease agreement may be terminated by the lessee at any time before its scheduled lease end date. If a lease agreement is terminated early, the lessee must return the vehicle to Ally Bank or its affiliate or to any reasonable address Ally Bank or its affiliate designates and complete an odometer disclosure statement. Except for leases terminated under a Pull Ahead Program, upon early termination the lessee will owe an amount equal to the total unpaid monthly payments, less unearned lease charges, plus any unpaid fees and taxes and charges for excess mileage and excess wear, to the extent not offset by the excess of the vehicle’s sales price over the Stated Residual Value of the vehicle, all as stated in the lease agreement. For leases terminated early under a Pull Ahead Program, lessees are only responsible for any accrued but unpaid monthly lease payments and payment of the excess wear and excess mileage charges as described below under “—Pull Ahead Programs” in this prospectus. Each lease agreement provides that the lessee may, at its own expense, obtain from an independent third party acceptable to Ally Bank or its affiliate a professional appraisal of the vehicle’s wholesale value that could be realized at sale. The appraised value will be binding and used as the sales price when determining whether or not there is any surplus.

All of the leases are closed-end leases. Under a closed-end lease, at the end of its term, if the lessee does not elect to purchase the vehicle by exercise of the purchase option contained in the lease agreement, the lessee is required to return the vehicle to Ally Bank or its affiliate or any reasonable address Ally Bank or its affiliate designates. After the vehicle is returned, an inspection will be completed by either the dealer or a third party inspection company. As with an early termination by the lessee, the lessee must complete an odometer disclosure statement and pay for excess mileage and excess wear charges and other items that may be due under the lease. The lessee is not required to pay the deficiency, if any, between the vehicle’s sale price and its residual value.

The lessee may exercise the purchase option under the lease agreement at the scheduled lease end date by paying the purchase price stated in the lease agreement. The purchase price is established by the dealer at lease inception and is described in the “Purchase Option at End of Lease Term” section of the lease agreement. Beginning in 2009, originated leases included a $2,500 premium in the purchase option over the contract residual value, however, this practice was discontinued in July 2012 with respect to leases related to vehicles manufactured by General Motors and in January 2013 with respect to leases related to vehicles manufactured by Chrysler Group LLC and Fiat S.p.A.

Vehicle Maintenance; Excess Wear and Excess Mileage

Each lease provides that the lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible under the related lease for all excess damage to the leased vehicle and for its loss, seizure or theft. At the scheduled lease end date of the lease, if the lessee does not purchase the leased vehicle, the lease requires the lessee to pay Ally Bank the estimated cost to repair any damage to the vehicle that is deemed to be “excess wear.” Excess wear generally includes such items as inoperative mechanical and electrical parts, damage to the body, lights, trim or paint, missing equipment, parts and accessories, and similar items.

Each lease also specifies a selected mileage level per year, which is one of the factors taken into account by Ally Bank in establishing the residual value for a leased vehicle. For more information on the determination of residual values, see “—Determination of Residual Value” above. If the lessee does not purchase the leased vehicle at the end of the lease term, the lease requires the lessee to pay Ally Bank an excess mileage charge for each mile the vehicle has been driven in excess of the selected mileage level.

If the lessee fails to maintain the vehicle as required under the lease or to pay excess wear or excess mileage charges, the vehicle sale price could be reduced, in turn reducing amounts available to pay the secured notes and the notes.

Pull Ahead Programs

A Pull Ahead Program is a marketing program employed by a vehicle manufacturer to encourage current lessees to purchase or lease new vehicles. More information regarding Pull Ahead Programs and related Pull Ahead Payments will be provided in the accompanying prospectus supplement under “Residual Values—Pull Ahead Programs and other Early Termination Marketing Programs.”

THE LEASE ASSETS

General

Ally Bank or its affiliates purchase new leases and related vehicles from dealers under a supplemental dealer agreement. Ally Bank selects the lease assets to be included in the pools of leases securing series of secured notes from among the lease assets originated in the states in which VAULT operates, based on the eligibility criteria set forth in “The Lease Assets and the Secured Notes—Criteria Applicable to the Selection of Lease Assets” and, if applicable, “The Lease Assets and the Secured Note—Criteria Applicable to the Selection of Initial Lease Assets” and “The Lease Assets and the Secured Note—Criteria Applicable to the Selection of Additional Lease Assets During the Revolving Period” in the accompanying prospectus supplement. No SmartLease Plus Accounts, Paid in Full Leases or agreements constituting electronic chattel paper will be included in the pool unless otherwise specified in the accompanying prospectus supplement.

Information for each pool of motor vehicles and related leases will be set forth in the applicable prospectus supplement, including, to the extent appropriate:

•	aggregate ABS Value;

•	number of leases in the pool;

•	average ABS Value;

•	average Lease Residual;

•	percentage of all vehicles in the pool that were new vehicles at lease inception;

•	weighted average standardized credit score;

•	range and distribution of standardized credit scores;

•	weighted average original term; and

•	weighted average remaining term.

Representations, Warranties and Covenants

Pursuant to the sale and contribution agreement by which Ally Bank sells the lease assets that secure the secured notes to ACOLT, Ally Bank will make representations and warranties as to the lease assets on which ACOLT will rely in accepting the lease assets, including representations that each of the lease assets satisfies the eligibility criteria described in “The Lease Assets and the Secured Notes—Criteria Applicable to the Selection of Lease Assets” or, if applicable, “The Lease Assets and the Secured Note—Criteria Applicable to the Selection of Initial Lease Assets” and “The Lease Assets and the Secured Note—Criteria Applicable to the Selection of Additional Lease Assets During the Revolving Period” in the accompanying prospectus supplement. In addition Ally Bank will make the following representations and warranties, among others:

•	upon conveyance of the lease asset by the dealer to Ally Bank, (1) Ally Bank has good title in and to the lease and the amounts due thereunder, (2) VAULT has (or all necessary and appropriate action has been commenced that would result in VAULT having) good title to the related vehicle, and (3) Ally Bank owns and has good title to all of the beneficial interest in each related vehicle, in each case free of any lien;

•	no lease was originated in, or is subject to the laws of, any jurisdiction whose laws would make unlawful the sale, transfer, assignment or pledge of such lease and related vehicle pursuant to any applicable dealer agreement or transaction document described therein;

•	each lease was underwritten in substantial conformance with underwriting guidelines applied to similar leases acquired by Ally Bank for its own account;

•	as of the respective sale date, to the best of Ally Bank’s knowledge, the lease assets are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor, or materials other than tax liens or other liens that arise by operation of law and no offsets, defenses or counterclaims have been asserted or threatened;

•	there is only one original executed copy of each lease;

•	the aggregate Initial ABS Value of the lease assets is an amount specified in the related sale and contribution agreement;

•	since the applicable cut-off date, no provision of a lease has been or will be waived, altered or modified in any respect, except in accordance with the servicer’s customary servicing procedures and the servicing agreement;

•	each lease was originated on or after a date specified in the related sale and contribution agreement;

•	the information set forth in a lease asset schedule to be supplied as part of a related sale and contribution agreement is true and correct in all material respects; and

•	each lease is denominated in U.S. dollars.

THE SECURED NOTES

The secured notes will be issued under the terms of a form of ACOLT indenture, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the secured notes and the ACOLT indenture. Where particular provisions or terms used in the ACOLT indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to the ACOLT indenture and the secured notes issued pursuant to the ACOLT indenture.

Ally Bank will acquire the secured notes in each series from ACOLT or, if applicable, another special purpose Delaware statutory trust to be identified in the accompanying prospectus supplement. Recourse on each secured note is limited to and is secured by a perfected lien on and an undivided security interest in a pool of leases, the related leased vehicles and other related assets. For each series of secured notes, one or more secured notes will be issued for the lease assets acquired on the initial closing date and one secured note will be issued for each pool of lease assets acquired on any additional closing dates. Secured notes in a series may also be issued with interest rates or other terms that correspond to the securities being issued by the issuing entity if the prospectus supplement so provides. However, all secured notes in a series will be paid ratably from collections on the entire pool of lease assets securing those secured notes.

The lease assets have been or will be acquired or originated by Ally Bank from participating dealers in accordance with Ally Bank’s underwriting requirements. The lease assets have been or will be acquired or originated by Ally Bank in the ordinary course of business and in accordance with its underwriting standards, which evaluate the prospective lessee’s ability to pay and creditworthiness, as well as the expected residual value of the vehicle to be financed. Ally Bank’s underwriting standards also generally require physical damage insurance to be maintained on each leased vehicle.

The lease assets to be included in the pool securing a series of secured notes will be selected using several criteria, which consist of those criteria described in “The Transfer Agreements and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes” in this prospectus and any other criteria set forth in the accompanying prospectus supplement.

Terms of the Secured Notes under the ACOLT Indenture

The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the secured notes. Where particular provisions or terms used in the ACOLT indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

Each secured note held by an issuing entity is secured by:

•	a pool of leases for new or used cars and light duty trucks and all beneficial interest in the related vehicles under the VAULT trust agreement, and all moneys due thereunder on and after the cut-off date and with respect to the vehicles and, to the extent permitted by law, all accessions to the related vehicles;

•	the right to proceeds of physical damage, credit life, credit disability or other insurance policies covering the related vehicles or lessees;

•	any recourse against dealers on the lease assets;

•	specified rights of ACOLT in the ACOLT Basic Documents, solely with respect to leases, leased vehicles and other specified assets relating to the secured notes; and

•	amounts and investments of those amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the ACOLT indenture pursuant to which the secured notes owned by the issuing entity were issued and the proceeds thereof.

The sole source for payment of the secured notes is the collateral described above and any other funds that may from time to time be pledged to secure the payment of the secured notes.

Interest on secured notes accrues from and including the issue date for the secured notes, to but excluding the date on which the Secured Note Principal Balance of the secured notes is reduced to zero, at the annual rate specified in the ACOLT indenture.

Each holder of a secured note agrees by acceptance of a secured note (or interest therein) that no recourse may be taken, directly or indirectly, with respect to the obligations of ACOLT, the ACOLT owner trustee or the ACOLT indenture trustee on the secured notes or under the ACOLT indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the ACOLT owner trustee or the ACOLT indenture trustee, each in its individual capacity, (ii) ACOLT’s equityholders or (iii) ACOLT or the assets of any other series of ACOLT. The holder also agrees to look solely to the collateral for that secured note, including available amounts on deposit in any designated ACOLT reserve account, and any other property pledged as security for the secured note in payment of the indebtedness thereunder. However, nothing limits any right of the holder of a secured note to accelerate the maturity of the secured note upon default, subject to any grace periods, to bring suit and obtain a judgment against ACOLT on the secured note, except that until one year and a day after payment in full of the secured notes the sole recourse for that judgment is limited to the lease asset collateral and any other security for the secured note, to enforce the security interest of the holder or otherwise realize upon the collateral securing the secured note, including available amounts on deposit in any designated ACOLT reserve account, or any other property pledged as security to secure the obligations represented by the secured notes.

Each secured note will be discharged upon the delivery to the ACOLT indenture trustee of the secured note for cancellation of the secured note or, with certain limitations, upon deposit with the ACOLT indenture trustee of funds sufficient for the payment in full of such secured note.

Each holder of a secured note, by its acceptance of the secured note, agrees that it will not, prior to the date which is one year and one day after the payment in full of the secured note and any other obligations of or interest in ACOLT, petition or otherwise cause ACOLT to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against ACOLT under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ACOLT or any substantial part of its property, or ordering the winding up or liquidation of the affairs of ACOLT.

The ACOLT Indenture

A form of ACOLT indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We will provide a copy of the applicable ACOLT indenture without exhibits upon request to a holder of notes issued under the AART indenture. The following summary, together with any related description in the accompanying prospectus supplement, describes the material terms of the ACOLT indenture.

Modification of ACOLT Indenture Without the Secured Noteholder’s Consent. For each ACOLT indenture, ACOLT and the ACOLT indenture trustee may, without consent of the AART indenture trustee, as holder of the secured notes of a particular series, but with prior notice to the rating agencies hired to rate the secured notes, if any, or the notes, enter into one or more supplemental indentures for any of the following purposes:

(1) to correct or amplify the description of the property subject to the lien of the ACOLT indenture or add additional property subject to the lien of the ACOLT indenture;

(2) to provide for the assumption of the secured notes and the ACOLT indenture obligations by a permitted successor to ACOLT;

(3) to add additional covenants for the benefit of the secured noteholders;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the ACOLT indenture trustee;

(5) to cure any ambiguity or correct or supplement any provision in the ACOLT indenture or in any supplemental indenture that may be inconsistent with any other provision of the ACOLT indenture, in any supplemental indenture or in any other ACOLT Basic Document;

(6) to evidence and provide for the acceptance of the appointment of a successor or additional ACOLT indenture trustee or to add to or change any of the provisions of the ACOLT indenture as will be necessary and permitted to facilitate the administration by more than one ACOLT indenture trustee;

(7) to modify, eliminate or add to the provisions of the ACOLT indenture in order to comply with the Trust Indenture Act of 1939, as amended; or

(8) to add any provisions to, change in any manner, or eliminate any of the provisions of, the ACOLT indenture or modify in any manner the rights of the holders of secured notes under the ACOLT indenture; provided that any action specified in this clause (8) occurs pursuant to a written order of ACOLT and will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the secured noteholders unless the consent of the AART indenture trustee, as holder of the secured notes, is otherwise obtained as described in the next section of this prospectus.

Modification of ACOLT Indenture With the Secured Noteholder’s Consent. For each ACOLT indenture, ACOLT and the ACOLT indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the ACOLT indenture, or modify in any manner the rights of the secured noteholders, with the consent of the holders of a majority in aggregate principal amount of the outstanding secured notes and such other requirements, if any, as may be disclosed in the applicable prospectus supplement.

Without the consent of the AART indenture trustee, as holder of each outstanding secured note which would be affected, however, no supplemental indenture will:

(1) change the due date of any installment of principal of or interest on any secured note or reduce the principal amount of any secured note, the interest rate specified thereon or change any place of payment where or the coin or currency in which any secured note or any interest thereon is payable or modify any of the provisions of the ACOLT indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any secured note on any distribution date;

(2) impair the right to institute suit for the enforcement of specified provisions of the ACOLT indenture regarding payment of principal or interest on any secured note;

(3) reduce the percentage of the aggregate principal amount of the outstanding secured notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the ACOLT indenture or of specified defaults thereunder and their consequences as provided for in the ACOLT indenture;

(4) modify any of the provisions of the ACOLT indenture regarding the voting of secured notes held by ACOLT, Ally Bank, the servicer or any affiliate of any of them;

(5) reduce the percentage of the aggregate principal amount of the outstanding secured notes required to direct the ACOLT indenture trustee to sell or liquidate the assets of ACOLT if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding secured notes;

(6) amend the sections of the ACOLT indenture to decrease the minimum percentage of the aggregate principal amount of the outstanding secured notes necessary to amend the ACOLT indenture or any of the other ACOLT Basic Documents;

(7) modify any of the provisions of the ACOLT indenture to change the calculation of the amount of any payment of interest or principal due on any distribution date; or

(8) permit the creation of any lien ranking prior to or on a parity with the lien of the ACOLT indenture on any part of the assets of ACOLT or, except as otherwise permitted or contemplated in the ACOLT indenture, terminate the lien of the ACOLT indenture on that collateral or deprive any of the secured noteholders of the security afforded by the lien of the ACOLT indenture.

ACOLT Events of Default; Rights Upon ACOLT Event of Default. For each ACOLT indenture, ACOLT Events of Default under the ACOLT indenture will consist of:

(1) any failure to pay interest on the secured notes as and when the same becomes due and payable, which failure continues unremedied for five business days;

(2) except as provided in clause (3), any failure to pay any principal on the secured notes as and when required in accordance with the ACOLT Basic Documents, which failure continues unremedied for 30 days after the giving of written notice of the failure (X) to the servicer by the ACOLT indenture trustee or (Y) to the servicer and the ACOLT indenture trustee by the holders of not less than 25% of the aggregate principal amount of the outstanding secured notes;

(3) failure to pay in full the Secured Note Principal Balance of the secured notes by the final maturity date of the secured notes;

(4) any failure to observe or perform in any material respect any other covenants or agreements of ACOLT in the ACOLT indenture, other than the FDIC Rule Covenant, which failure materially and adversely affects the rights of secured noteholders, and continues unremedied for 30 days after the giving of written notice of the failure (X) to ACOLT and Ally Bank (or the servicer, as applicable) by the ACOLT indenture trustee or (Y) to ACOLT, Ally Bank (or the servicer, as applicable) and the ACOLT indenture trustee by the holders of not less than 25% of the aggregate principal amount of the outstanding secured notes;

(5) events of bankruptcy, insolvency or receivership for ACOLT indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(6) any other events or circumstances set forth in the applicable prospectus supplement.

If an ACOLT Event of Default occurs and is continuing, either the ACOLT indenture trustee or the holders of not less than a majority of the aggregate principal balance of the outstanding secured notes then outstanding, may declare the unpaid principal and accrued and unpaid interest of the secured notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of not less than a majority of the aggregate principal balance of the secured notes then outstanding.

If the secured notes of any series are declared due and payable following an ACOLT Event of Default, then, in lieu of the ACOLT indenture trustee maintaining the assets of the ACOLT trust estate and continuing to apply collections on the lease assets as if there had been no declaration of acceleration, the ACOLT indenture trustee may:

(1) institute proceedings to collect amounts due and payable on the secured notes;

(2) institute proceedings for complete or partial foreclosure on the collateral with respect to the ACOLT indenture and the VAULT security agreement;

(3) exercise remedies as a secured party; or

(4) sell all or a portion of the ACOLT trust estate in specified circumstances following the procedures set forth in the ACOLT indenture and the ACOLT Basic Documents.

In that event, any money or property collected by the ACOLT indenture trustee will be applied:

(1) first, to the ACOLT indenture trustee for unpaid fees, expenses and indemnification due to it under the ACOLT indenture, if any;

(2) next, to the ACOLT owner trustee for amounts due to it, not including amounts due for payments to the holders of the equity interest of ACOLT, under the ACOLT Declaration of Trust; and

(3) the remainder to the ACOLT collection account for distribution in the following priority: (i) payment in full of the accrued and unpaid interest on the secured notes; (ii) payment in full of the unpaid principal balance of the secured notes; (iii) to the AART collection account for payment of any shortfalls of amounts on deposit therein; and (iv) the remainder will be distributed in accordance with the instructions of the holder of the equity interests of ACOLT.

The ACOLT indenture trustee, however, is prohibited from selling or liquidating the assets of ACOLT following an ACOLT Event of Default, unless:

(1)   (A) the AART indenture trustee, as holder of the secured notes, consents to the sale or liquidation;

(B) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the secured notes at the date of the sale or liquidation; or

(C)     (X) there has been a default in the payment of interest, principal or other amounts on the secured notes,

(Y) the ACOLT indenture trustee determines that the assets of ACOLT will not continue to provide sufficient funds on an ongoing basis to make all payments on the secured notes as the payments would have become due if the obligations had not been declared due and payable, and

(Z) the ACOLT indenture trustee obtains the consent of the AART indenture trustee, as holder of the secured notes; and

(2) ten days prior written notice of the sale or liquidation of the least assets has been given to the credit rating agencies that have been hired to rate the related notes.

Following a declaration upon an ACOLT Event of Default that the secured notes are immediately due and payable, the secured notes will be entitled to ratable repayment of principal of and interest on or after the respective due dates as provided in the ACOLT indenture and the secured notes (in the case of redemption, if applicable, on or after the redemption date).

Subject to the provisions of the ACOLT indenture relating to the duties of the ACOLT indenture trustee, if an ACOLT Event of Default occurs and is continuing with respect to the secured notes, the ACOLT indenture trustee will be under no obligation to exercise any of the rights or powers under the ACOLT indenture at the request or direction of any of the holders of the secured notes, unless such holders shall have offered to the ACOLT indenture trustee security or indemnity satisfactory to the ACOLT indenture trustee against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the ACOLT indenture, the holders of a majority of the aggregate principal balance of the outstanding secured notes in a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the ACOLT indenture trustee and the holders of a majority of the aggregate principal balance of the outstanding secured notes in that series may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the ACOLT indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding secured notes in that series.

No holder of a secured note in any series will have the right to institute any proceeding regarding the ACOLT indenture, unless:

(1) the holder has given to the ACOLT indenture trustee written notice of a continuing ACOLT Event of Default;

(2) the holders of not less than 25% of the aggregate principal balance of the outstanding secured notes in a series have made written request to the ACOLT indenture trustee to institute the proceeding in its own name as ACOLT indenture trustee;

(3) the holder or holders have offered the ACOLT indenture trustee reasonable indemnity;

(4) the ACOLT indenture trustee has for 60 days failed to institute the proceeding; and

(5) no direction inconsistent with the written request has been given to the ACOLT indenture trustee during the 60-day period by the holders of a majority of the aggregate principal amount of the outstanding secured notes.

If a default occurs and is continuing regarding the ACOLT trust estate and if it is known to a responsible officer of the ACOLT indenture trustee, the ACOLT indenture trustee will mail to each holder of the secured notes, notice of the default within the later of 90 days after it occurs and ten business days after it becomes known to a responsible officer of the ACOLT indenture trustee. Except in the case of a failure to make any required payment of principal of or interest on any secured note, the ACOLT indenture trustee may withhold the notice beyond the 90-day period if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of secured noteholders.

In addition, each of the ACOLT indenture trustee and the holders of the secured notes, by accepting the secured notes, will covenant that they will not, for a period of one year and one day after payment in full of the secured notes, institute against ACOLT any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the ACOLT indenture trustee nor the ACOLT owner trustee in its individual capacity, nor any holder of any equity interests in ACOLT including, without limitation, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the ACOLT indenture trustee or the ACOLT owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the secured notes or for the agreements of ACOLT contained in the ACOLT indenture.

Material Covenants. The ACOLT indenture provides that ACOLT may not consolidate with or merge into any other entity, unless:

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes ACOLT’s obligation to make due and timely payments on the notes and the performance or observance of every agreement and covenant of ACOLT under the ACOLT indenture;

(3) no ACOLT Event of Default has occurred and is continuing immediately after the merger or consolidation;

(4) none of the servicer, the ACOLT owner trustee and the ACOLT indenture trustee have been advised that the rating of the secured notes will be reduced or withdrawn by the rating agencies hired to rate the secured notes as a result of the merger or consolidation;

(5) any action necessary to maintain the lien and security interest created by the ACOLT indenture has been taken; and

(6) ACOLT has delivered an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to ACOLT or any secured noteholder.

ACOLT will not, among other things, except as expressly permitted by the ACOLT Basic Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of ACOLT except as provided in the ACOLT indenture and the ACOLT Basic Documents;

(2) claim any credit on or make any deduction from the principal and interest payable in respect of the secured notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former secured noteholder because of the payment of taxes levied or assessed upon any part of ACOLT;

(3) voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs;

(4) permit the validity or effectiveness of the ACOLT indenture or any other ACOLT Basic Document to be impaired or permit the liens of the ACOLT indenture or the VAULT security agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations regarding the secured notes under the ACOLT indenture except as may be expressly permitted by the ACOLT indenture;

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the ACOLT indenture) to be created on or extend to or otherwise arise upon or burden the assets of the ACOLT trust estate or any part of its assets, or any interest in its assets or the proceeds thereof; or

(6) permit the liens of the ACOLT indenture or the VAULT security agreement to not constitute a valid security interest in the collateral thereunder.

ACOLT may not engage in any business or activity other than as specified under “The Secured Notes.” ACOLT will also not issue, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the secured notes and the ACOLT indenture or otherwise in connection with the ACOLT Basic Documents.

Each issuing entity will comply with its obligations in the FDIC Rule Covenant. See “Insolvency Aspects of the Offerings—FDIC Rule.”

Annual Compliance Statement. ACOLT will be required to file annually with the ACOLT indenture trustee an officer’s certificate as to ACOLT’s activities and performance under the ACOLT indenture.

Satisfaction and Discharge of ACOLT Indenture. The ACOLT indenture will be discharged upon the delivery to the ACOLT indenture trustee for cancellation of all of ACOLT’s secured notes or, subject to limitations, upon deposit with the ACOLT indenture trustee of funds sufficient for the payment in full of all secured notes. The ACOLT indenture trustee will continue to act as ACOLT indenture trustee under the ACOLT indenture for the benefit of the secured noteholders until all payments in respect of the secured notes and interest due to the secured noteholders have been paid in full.

The ACOLT Indenture Trustee

The ACOLT indenture trustee for a series of secured notes will be specified in the accompanying prospectus supplement. The ACOLT indenture trustee may give notice of its intent to resign at any time, in which event ACOLT will be obligated to appoint a successor trustee. ACOLT may also remove the ACOLT indenture trustee if the ACOLT indenture trustee ceases to be eligible to continue under the ACOLT indenture or if the ACOLT indenture trustee becomes insolvent or otherwise becomes incapable of acting. In those circumstances, ACOLT will be obligated to appoint a successor ACOLT indenture trustee. The holders of a majority of the aggregate principal amount of the secured notes also have the right to remove the ACOLT indenture trustee and appoint a successor. Costs associated with the termination of the ACOLT indenture trustee will be borne by the servicer. Except as described further in “The Secured Notes—The ACOLT Indenture—ACOLT Events of Default; Rights Upon ACOLT Event of Default” in this prospectus, there are no indemnification provisions that entitle the ACOLT indenture trustee to be indemnified from cash flow that otherwise would be used to pay the securities. Any resignation or removal of the ACOLT indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

The ACOLT indenture trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the ACOLT indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the ACOLT indenture trustee will not be liable for interest on any money received by it except if it agrees in writing with ACOLT and will have no liability or responsibility for the acts or omissions of any other party to any of the transaction documents. The ACOLT indenture trustee does not have any obligation to independently verify or confirm any underlying data.

Delinquencies, Repossessions and Charge Offs

The primary sources of payment on the secured notes are payments due on the underlying leases and the proceeds of sale of the leased vehicles at lease termination.

As a result, the accompanying prospectus supplement sets forth information concerning the composition of the secured notes being sold to the depositor, information concerning the leases and leased vehicles and information concerning Ally Bank’s experience in the United States pertaining to delinquencies on leases of automobiles and light duty trucks and repossessions and charge off information relating to its entire leased vehicle portfolio. There can be no assurance that the performance of the secured notes or the delinquency, repossession and charge off experience on any portfolio of leases and leased vehicles will be comparable to prior experience.

Ally Financial’s Responsibilities as Servicer and Administrator

Ally Financial is the administrator of the secured notes for the issuing entity. Ally Financial also acts as the servicer of the leases and leased vehicles. Ally Financial, as servicer, is responsible for calculating the ABS Value of each lease asset, posting all payments and responding to inquiries of lessees, investigating delinquencies, monitoring the status of insurance policies with respect to the leases and vehicles, accounting for collections, remarketing returned vehicles and furnishing monthly and annual statements to ACOLT and reporting federal income tax and other information for the lease assets. For a discussion of the responsibilities of the servicer, see “Description of Auto Lease Business of Ally Bank” and “The Lease Assets” in this prospectus. For a discussion of the responsibilities of the administrator, see “The Transfer Agreements and Servicing Agreements— Servicing and Administration Procedures.”

WEIGHTED AVERAGE LIFE OF THE SECURITIES

The primary sources of payment on a series of secured notes will be the Monthly Lease Payments on the leases and amounts received upon sale of the leased vehicles securing that series. As a result, the weighted average life of the securities issued by any issuing entity will generally be influenced by the rate at which the leases securing the related series of secured notes terminate early, causing a prepayment on the secured notes owned by that issuing entity. All of the leases may be terminated early at any time upon payment by the lessee of the (1) remaining Monthly Lease Payments less any unearned finance charges for the lease and (2) excess mileage and excess wear charges, if any. Ally Financial, as agent for any applicable vehicle manufacturers, may also elect to offer Pull Ahead Programs with respect to the leases, which would permit early terminations under leases without the payment by the lessees of all or a portion of these remaining Monthly Lease Payments. The implementation of a Pull Ahead Program by any applicable vehicle manufacturer or Ally Financial will have the effect of increasing the rate of early termination of the leases. For more information on the Pull Ahead Program, see “Description of Auto Lease Business of Ally Bank—Pull Ahead Programs” in this prospectus. For more information on the amount of time generally required to dispose of off-lease vehicles, see “The Servicer—Vehicle Disposition Process.”

Although early terminations are primarily caused by the early return or purchase of leased vehicles by lessees under a Pull Ahead Program or otherwise, early terminations may also include liquidation due to a default under the lease or a casualty loss of the leased vehicle. Upon early termination of a lease in any pool, the series of secured notes related to that pool will be repaid pro rata on the next distribution date.

In addition, payments made by the servicer or by Ally Bank as seller of the lease assets as a result of a purchase by the servicer or Ally Bank of the lease asset from ACOLT due to a breach of a representation or warranty of the servicer or Ally Bank will be treated by the servicer as an early termination of the lease.

The secured notes and the notes may be prepaid in full if the servicer exercises its option to purchase the lease assets after the Aggregate ABS Value of the lease assets declines to the level described in “The Transfer Agreements and Servicing Agreements—Termination” in this prospectus and “Weighted Average Live of the Notes” in the accompanying prospectus supplement.

Any reinvestment risk resulting from prepayment of secured notes will be borne entirely by the holders of securities.

If a revolving period is provided for in the accompanying prospectus supplement, the weighted average life of the securities will also be influenced by the ability of ACOLT to reinvest payments received on the lease assets during the revolving period. The ability of ACOLT to reinvest those payments will be influenced by the availability of suitable additional lease assets for ACOLT to purchase and the rate at which the ABS Values of the lease assets are paid.

If there is a partial prepayment on a lease, these amounts will not be applied to prepay the related secured notes. Instead, if the Monthly Remittance Condition is satisfied, the servicer will retain these amounts and apply them, pro rata, to pay principal and interest on the related secured notes as these amounts become due and payable until that lease is terminated and the related secured notes are due and payable in full. If the Monthly Remittance Condition is not satisfied, the servicer will deposit partial prepayments into the Payment Ahead Servicing Account within two business days after it receives these prepayments.

All of the leases have been or will be originated or acquired from dealers using Ally Bank’s underwriting standards. The depositor can make no assurance that the leases will experience the same rate of early termination as Ally Bank’s historical early termination or loss experience for leases in its portfolio. There can be no assurance that Ally Bank will continue to dispose of off-lease vehicles in the manner and within the time periods described in “The Servicer—Vehicle Disposition Process” in this prospectus. Moreover, there can be no assurance that the servicer will make an Advance or, if made, that the Advance will be sufficient to pay in full any series or class of notes on the final scheduled distribution date for that series or class. Therefore, any series or class of securities issued by an issuing entity may mature significantly later than its targeted maturity date.

POOL FACTORS AND TRADING INFORMATION

Each Note Pool Factor will initially be 1.0000000. Thereafter the Note Pool Factor will decline to reflect reductions in the outstanding principal balance of the notes. A noteholder’s portion of the aggregate outstanding principal balance of a class of notes is the product of:

(1) the original denomination of the noteholder’s note; and

(2) the Note Pool Factor.

For each issuing entity, the noteholders will receive reports on or about each distribution date concerning payments received on the secured notes, the aggregate Secured Note Principal Balance for that issuing entity, each Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book-Entry Registration; Reports to Securityholders—Reports to Securityholders.” Unless otherwise provided in any offering memorandum supplement for the certificates, for each trust, the certificateholders will receive reports on or about each distribution date concerning payments received on the secured notes, the certificate balance and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Book Entry Registration; Reports to Securityholders—Reports to Securityholders” in this prospectus.

USE OF PROCEEDS

Unless otherwise provided in the accompanying prospectus supplement, the net proceeds to be received by the depositor from the sale of the securities of a given series will be applied to purchase secured notes from Ally Bank.

THE NOTES

For each issuing entity, one or more classes of notes will be issued under the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the form of notes and the form of indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The prospectus supplement may contain additional information relating to a specific AART indenture and the series issued pursuant to that indenture.

Each class of notes issued by an issuing entity will initially be represented by one or more notes, in each case registered in the name of the nominee of DTC, in the United States, or Clearstream or Euroclear, in Europe, except as set forth below. and will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in book-entry form only or in such other form and denomination as is described in the applicable prospectus supplement. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, unless the accompanying prospectus supplement specifies that the notes will be issued in definitive form, Cede & Co. is expected to be the holder of record of the notes.

Unless and until definitive notes are issued under the limited circumstances described in this prospectus or as may be described in the accompanying prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. Unless otherwise indicated, all references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. Unless and until definitive notes are issued under the limited circumstances described in this prospectus or as may be described in the accompanying prospectus supplement, all references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to noteholders in accordance with DTC’s procedures with respect thereto. See “Book Entry Registration; Reports to Securityholders—Book-Entry Registration” and “—Definitive Notes” in this prospectus.

Principal and Interest on the Notes

The timing and priority of payment, seniority, allocations of loss, interest rate and amount of or method of determining payments of principal and interest on the notes will be described in the accompanying prospectus supplement. Each class of notes may have a different interest rate, which may be a fixed, floating or adjustable interest rate.

The accompanying prospectus supplement will specify the interest rate for each class of notes, or the initial interest rate and the method for determining the interest rate, as applicable. Floating rate notes generally will accrue interest based on either one-month LIBOR or three-month LIBOR, plus an applicable spread. If floating rate notes are offered, the method for determining one-month LIBOR or three-month LIBOR, as appropriate, will be specified in the accompanying prospectus supplement.

The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes in the series. The terms of that subordination will be described in the accompanying prospectus supplement. Under most circumstances, payments of interest on the notes will be made prior to payments of principal on them. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. One or more classes of notes of a series may be redeemable under the circumstances specified in the accompanying prospectus supplement.

The accompanying prospectus supplement will specify the relative priority of payments of interest on each class of notes. Under some circumstances, the amount available for payments of interest could be less than the amount of interest payable on a particular class of notes on any of the distribution dates specified for that class of notes in the accompanying prospectus supplement. In that case, noteholders of that class will receive their ratable share, based upon the aggregate amount of interest due to that class of noteholders, of the aggregate amount available to be distributed in respect of interest on the notes. See “The Transfer Agreements and Servicing Agreements—Distributions” and “—Credit Enhancement” in this prospectus.

In the case of a series of notes that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of principal and interest, of each class will be set forth in the accompanying prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all of the notes of that class or in such other priorities as may be disclosed in the applicable prospectus supplement. Notes legally and/or beneficially owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the AART indenture, except that those notes that are both legally and beneficially owned by the depositor or its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the AART Related Documents. If more than one class of notes in a series is issued by an issuing entity and the voting rights of the classes are different on any matters, including giving any request, demand, authorization, direction, notice, consent or other action under the documents for that issuing entity, those rights will be described in the accompanying prospectus supplement.

If an AART Event of Default occurs and is continuing for any issuing entity and if it is known to a responsible officer of the AART indenture trustee, the AART indenture trustee will mail to each noteholder of that issuing entity notice of the AART Event of Default within the later of 90 days after it occurs or ten days after it is known to a responsible officer of the AART indenture trustee. Except in the case of a failure to make any required payment of principal of or interest on any note, the AART indenture trustee may withhold the notice beyond the 90-day period if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.

Derivative Agreements

If so provided in the related prospectus supplement, each class or tranche of floating rate notes may have the benefits of one or more derivative agreements, which may be currency or interest rate swaps, interest rate caps, interest collars or guaranteed investment contracts with various counterparties. In general, the issuing entity will receive payments from counterparties to the derivative agreements in exchange for the issuing entity’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a class or tranche of floating rate notes and a description of the related counterparty will be included in the related prospectus supplement.

The AART Indenture

A form of AART indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The depositor will provide a copy of the applicable indenture without exhibits upon request to a holder of notes issued under that AART indenture. The following summary, together with any related description in the accompanying prospectus supplement, describes the material terms of the AART indenture.

Modification of AART Indenture Without Noteholder Consent. Each issuing entity and AART indenture trustee for that issuing entity, on behalf of that issuing entity, may, without consent of the noteholders of that issuing entity, but with prior notice to the rating agencies hired to rate the notes, enter into one or more supplemental indentures for any of the following purposes:

(1) to correct or amplify the description of the collateral or add additional collateral;

(2) to provide for the assumption of the notes and the AART indenture obligations by a permitted successor to the issuing entity;

(3) to add additional covenants of the issuing entity for the benefit of the noteholders or to surrender any right or power conferred upon the issuing entity;

(4) to convey, transfer, assign, mortgage or pledge any property to or with the AART indenture trustee;

(5) to cure any ambiguity or correct or supplement any provision in the AART indenture or in any supplemental indenture that may be inconsistent with any other provision of the AART indenture or any supplemental indenture or in any other AART Related Document;

(6) to evidence and provide for the acceptance of the appointment of a successor or additional AART indenture trustee or to add to or change any of the provisions of the AART indenture as will be necessary and permitted to facilitate the administration of the trusts by more than one indenture trustee;

(7) to modify, eliminate or add to the provisions of the AART indenture in order to comply with the Trust Indenture Act of 1939, as amended;

(8) to modify, eliminate or add provisions to the AART indenture as permitted by the FDIC Rule Covenant; or

(9) to add any provisions to, change in any manner, or eliminate any of the provisions of, the AART indenture or modify in any manner the rights of noteholders under that AART indenture; provided that any action specified in this clause (9) occurs pursuant to a written order of the issuing entity and will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder of that issuing entity unless noteholder consent is otherwise obtained as described in the next section of this prospectus and the rating agencies hired to rate the notes are provided with prior notice to such amendment.

Modification of AART Indenture With Noteholder Consent. For each issuing entity, the issuing entity and the AART indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the AART indenture, or modify in any manner the rights of the noteholders, with the consent of the holders of a majority in aggregate principal amount of the Controlling Class and such other requirements, if any, as may be disclosed in the applicable prospectus supplement.

Without the consent of the holder of each outstanding note which would be affected, however, no supplemental indenture will:

(1) change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable;

(2) impair the right to institute suit for the enforcement of specified provisions of the AART indenture regarding payment of principal or interest on any note;

(3) reduce the percentage of the aggregate principal amount of the Controlling Class, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the AART indenture or of specified defaults thereunder and their consequences as provided for in the AART indenture;

(4) modify any of the provisions of the AART indenture regarding the treatment of notes held by the issuing entity, any other obligor on the notes, the depositor or an affiliate of any of them when determining whether the requisite percentage of noteholders have taken any actions;

(5) reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the AART indenture trustee to sell or liquidate the assets of the issuing entity if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

(6) modify the amendment provisions of the AART indenture to decrease the minimum percentage of the aggregate principal amount of the outstanding notes necessary to amend the AART indenture or any of the other AART Related Documents;

(7) modify any of the provisions of the AART indenture to change the calculation of the amount of any payment of interest or principal due on any distribution date; or

(8) permit the creation of any lien ranking prior to or on a parity with the lien of the AART indenture on any part of the assets of the issuing entity or, except as otherwise permitted or contemplated in the AART indenture, terminate the lien of the AART indenture on that collateral or deprive the holder of any note of the security afforded by the lien of the AART indenture.

AART Events of Default; Rights Upon AART Event of Default. For each issuing entity, AART Events of Default under the related AART indenture will consist of:

(1) any failure to pay interest on the notes (or, if so specified in the accompanying prospectus supplement, on the Controlling Class of the notes) as and when the same becomes due and payable, which failure continues unremedied for five days;

(2) except as provided in clause (3), any failure to make any required payment of principal on the notes as and when the same becomes due and payable, which failure continues unremedied for 30 days after the giving of written notice of the failure (X) to the administrator by the AART indenture trustee or (Y) to the administrator and the AART indenture trustee by the holders of not less than 25% of the aggregate principal amount of the Controlling Class;

(3) failure to pay the unpaid principal balance of any class of notes on or prior to the respective final scheduled distribution date for that class;

(4) any failure to observe or perform in any material respect any other covenants or agreements of the issuing entity in the AART indenture, other than the FDIC Rule Covenant, which failure materially and adversely affects the rights of noteholders, and which failure continues unremedied for 30 days after the giving of written notice of the failure (X) to the depositor (or the administrator, as applicable) by the AART indenture trustee or (Y) to the depositor (or the administrator, as applicable) and the AART indenture trustee by the holders of not less than 25% of the aggregate principal amount of the Controlling Class;

(5) events of bankruptcy, insolvency or receivership for the issuing entity indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(6) any other events and circumstances set forth in the applicable prospectus supplement.

The amount of principal required to be paid to noteholders under the AART indenture governing a class of notes will generally be limited to amounts available to be deposited in the note distribution account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an AART Event of Default unless that class of notes has a final scheduled distribution date, and then not until the occurrence of the final scheduled payment distribution for that class of notes.

If an AART Event of Default occurs and is continuing for the notes of any series, the AART indenture trustee or holders of a majority in principal amount of the Controlling Class then outstanding may declare the unpaid principal and accrued and unpaid interest of the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class.

If the notes of any series are declared due and payable following an AART Event of Default, then in lieu of the AART indenture trustee maintaining the assets of the issuing entity and continuing to apply payments on the secured notes as if there had been no declaration of acceleration, the AART indenture trustee may:

(1) institute proceedings to collect all amounts due on the notes;

(2) institute proceedings for the complete or partial foreclosure on the collateral securing the notes;

(3) exercise remedies as a secured party; or

(4) sell the assets of the issuing entity.

In that event, any money or property collected by the AART indenture trustee will be applied:

(1) first, to the AART indenture trustee for fees, expenses and indemnification due to it under the AART indenture and not paid, if any;

(2) next, to the AART owner trustee for amounts due to it, not including amounts due for payments to the certificateholders under the trust agreement or the AART Related Documents; and

(3) the remainder to the AART collection account for distribution pursuant to the AART Related Documents.

The AART indenture trustee, however, is prohibited from selling or liquidating the secured notes following an AART Event of Default, unless:

(1)   (A) the holders of all the outstanding notes consent to the sale or liquidation;

(B) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale or liquidation and make all distributions from the AART collection account as described in the administration agreement; or

(C)   (X) there has been a default in the payment of interest or principal on the notes,

(Y) the AART indenture trustee determines that the secured notes will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and

(Z) the AART indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the Controlling Class; and

(2) ten days prior written notice of the sale or liquidation of the secured notes has been given to the credit rating agencies that have been hired to rate the related notes.

Following a declaration upon an AART Event of Default that the notes are immediately due and payable, (X) the noteholders of each class will be entitled to repayment of principal and interest in the priority specified in the accompanying prospectus supplement on the basis of their respective unpaid principal balances or will have such other rights as provided in the applicable prospectus supplement and (Y) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distributions on the certificates.

Subject to the provisions of the AART indenture relating to the duties of the AART indenture trustee, if an AART Event of Default occurs and is continuing with respect to a series of notes, the AART indenture trustee will be under no obligation to exercise any of the rights or powers under the AART indenture at the request or direction of any of the holders of those notes, unless such holders shall have offered the AART indenture trustee security or indemnity satisfactory to the AART indenture trustee against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the AART indenture, the holders of a majority of the aggregate principal amount of the Controlling Class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the AART indenture trustee and the holders of a majority of the aggregate principal amount of the Controlling Class, may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the AART indenture that cannot be modified without the waiver or consent of all of the holders of those outstanding notes.

No holder of a note of any series will have the right to institute any proceeding regarding the AART indenture governing their notes, unless:

(1) the holder has given to the AART indenture trustee written notice of a continuing AART Event of Default;

(2) the holders of not less than 25% in aggregate principal amount of the Controlling Class have made written request of the AART indenture trustee to institute the proceeding in its own name as AART indenture trustee;

(3) the holder or holders have offered the AART indenture trustee reasonable indemnity;

(4) the AART indenture trustee has for 60 days failed to institute the proceeding; and

(5) no direction inconsistent with the written request has been given to the AART indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of the Controlling Class.

If a default occurs and is continuing regarding any issuing entity and if it is known to a responsible officer of the AART indenture trustee, the AART indenture trustee will mail to each noteholder of that issuing entity notice of the default within the later of (a) 90 days after it occurs and (b) ten days after it is known to a responsible officer of the AART indenture trustee. Except in the case of a failure to make any required payment of principal of or interest on any note, the AART indenture trustee may withhold the notice beyond the 90-day period if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.

In addition, each AART indenture trustee and the noteholders for that issuing entity, by accepting the notes, will covenant that they will not, for a period of one year and one day after the termination of the AART indenture for the notes issued by that issuing entity, institute against the issuing entity or depositor, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the AART indenture trustee nor the AART owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the AART indenture trustee or the AART owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the AART indenture.

Rights Upon ACOLT Events of Default. Upon an event of default under the ACOLT indenture of which a responsible officer of the AART indenture trustee has actual knowledge, the AART indenture trustee must give prompt written notice of such default to the holders of the notes. The noteholders whose notes evidence a majority of the outstanding aggregate principal amount of the Controlling Class as of the close of the preceding distribution date (or, if all of the notes have been paid in full and the AART indenture has been discharged in accordance with its terms, AART certificateholders whose certificates evidence not less than a majority of the voting interests as of the close of the preceding distribution date) may, on behalf of all such noteholders and certificateholders, instruct the AART indenture trustee as holder of the secured notes (i) to waive any default by ACOLT, the servicer or any other party to the ACOLT Basic Documents in the performance of its obligations under any applicable ACOLT Basic Document and its consequences, except a default in making any required deposits to or payments from any of the accounts in accordance with the AART indenture, (ii) to enter into any amendment, supplement, waiver or other understanding with respect to the ACOLT Basic Documents or (iii) to take any other action so directed by such Controlling Class or such certificateholders, as applicable. If a waiver, amendment, supplement or action under an ACOLT Basic Document requires the consent or approval of a supermajority (such as 66 2/3%) or all of the holders of the secured notes, then the consent of a like percentage of noteholders will be required to take that action or execute that waiver, amendment or supplement.

Material Covenants. Each AART indenture will provide that the issuing entity it binds may not consolidate with or merge into any other entity, unless:

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2) the entity expressly assumes the issuing entity’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the issuing entity under the AART indenture;

(3) no AART Event of Default has occurred and is continuing immediately after the merger or consolidation;

(4) the issuing entity has not been advised that the rating of the notes or certificates then in effect would be reduced or withdrawn by the rating agencies hired to rate the notes or certificates as a result of the merger or consolidation;

(5) any action necessary to maintain the lien created by the AART indenture has been taken; and

(6) the issuing entity has delivered to the AART indenture trustee an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any noteholder or certificateholder.

Each issuing entity will not, among other things, except as expressly permitted by the AART Related Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity;

(2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity;

(3) voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding up or liquidation of its affairs;

(4) permit the validity or effectiveness of the AART indenture or any other AART Related Document to be impaired, permit the lien of the AART indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations regarding the notes under the AART indenture except as may be expressly permitted by the AART indenture;

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the AART indenture) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part of its assets, or any interest in its assets or the proceeds thereof; or

(6) permit the lien of the AART indenture to not constitute a valid security interest in the trust estate thereunder.

An issuing entity may not engage in any activity other than as specified under “The Issuing Entities” in this prospectus or “The Issuing Entity” in the applicable prospectus supplement. No issuing entity will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes it issues and the AART indenture which binds it or otherwise in accordance with the AART Related Documents.

Each issuing entity will comply with its obligations in the FDIC Rule Covenant. See “Insolvency Aspects of the Offerings—FDIC Rule.”

FDIC Rule Covenant. The FDIC Rule imposes a number of requirements on the issuing entity, the depositor, ACOLT, ACOL LLC, the administrator, the sponsor or the servicer, and each such party agrees to facilitate compliance with these requirements by complying with its obligations in the FDIC Rule Covenant. See “Insolvency Aspects of the Offerings—FDIC Rule.” Each AART indenture contains an FDIC Rule Covenant, which requires, among other things, that:

(1) payment of principal and interest on the securitization obligations must be primarily based on the performance of the financial assets transferred to the issuing entity;

(2) information describing the financial assets, obligations, capital structure, compensation of the relevant parties and historical performance data must be made available to the investors, including (i) information about the obligations and securitized financial assets in compliance with Regulation AB, (ii) information about the transaction structure, performance of the obligations, priority of payments, subordination features, representations and warranties regarding the financial assets, remedies, liquidity facilities, credit enhancement, waterfall triggers and policies governing delinquencies, servicer advances, loss mitigation and write offs, (iii) information with respect to the credit performance of the obligations and financial assets on an ongoing basis, and (iv) the compensation paid to the originator, sponsor, rating agency, third-party advisor, broker and servicer and changes to such amounts paid, and the extent to which the risk of loss is retained by any of them;

(3) the sponsor must retain an economic interest in a material portion (not less than five percent) of the credit risk of the financial assets, which threshold may be adjusted to comply with Section 941(b) of the Dodd-Frank Act when such section becomes effective;

(4) the obligations in the securitization cannot be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor) or insider of the sponsor;

(5) the sponsor must identify in its financial asset data bases and otherwise account for the financial assets transferred as specified by the FDIC Rule; and

(6) if the sponsor is acting as servicer, custodian or paying agent, the sponsor must not comingle collections for more than two business days. See “Insolvency Aspects of the Offerings—FDIC Rule.”

Each noteholder by accepting a note will acknowledge and agree that the purpose of the FDIC Rule Covenant is to facilitate compliance with the FDIC Rule by Ally Bank, ACOLT, ACOL LLC, the administrator, the depositor, the servicer and the issuing entity, and that the provisions set forth in the FDIC Rule Covenant will have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Annual Compliance Statement. Each issuing entity will be required to file annually with the AART indenture trustee for that issuing entity a written statement as to the fulfillment of its obligations under the AART indenture.

Satisfaction and Discharge of AART Indenture. The indenture for each issuing entity will be discharged for notes upon the delivery to the AART indenture trustee for cancellation of all of the issuing entity’s notes or, subject to limitations, upon deposit with the AART indenture trustee of funds sufficient for the payment in full of all notes. The AART indenture trustee will continue to act as AART indenture trustee under the AART indenture and the administration agreement for the benefit of certificateholders until all payments in respect of the certificates have been paid in full.

THE CERTIFICATES

For each issuing entity, one or more classes of certificates may be issued pursuant to the terms of a trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates issued by each issuing entity may be sold in transactions exempt from registration under the Securities Act or retained by the depositor or its affiliates. The following summary, together with the related description in the accompanying prospectus supplement, describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

Certificates owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the trust agreement, except that, unless all those certificates are owned by the depositor and its affiliates, those certificates will be deemed not to be outstanding for purposes of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the AART Basic Documents other than commencement by the issuing entity of a voluntary proceeding in bankruptcy as described in “The Transfer and Servicing Agreements—Insolvency Events.”

Under the trust agreement, the issuing entity, and the AART owner trustee on its behalf, and the certificateholders, by accepting the certificates issued by that issuing entity, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

BOOK-ENTRY REGISTRATION; REPORTS TO SECURITYHOLDERS

Book-Entry Registration

Unless otherwise specified in the accompanying prospectus supplement, securityholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through DTC participants and indirect DTC participants. In addition, securityholders will receive all distributions of principal and interest from the AART owner trustee or AART indenture trustee, as applicable through DTC participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments since these payments will be forwarded by the AART owner trustee or AART indenture trustee, as applicable, to Cede & Co., as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or securityholders. Except for the depositor, it is anticipated that the only noteholder will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the AART indenture trustee as noteholders, as that term is used in the AART indenture and securityholders will be permitted to exercise their rights as securityholders only, or indirectly through DTC and its DTC participants.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of securityholders to pledge securities to persons or entities that do not participate in the DTC system or to otherwise act with respect to the securities may be limited due to the lack of a physical certificate for the securities.

DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the associated AART indenture only at the direction of one or more DTC participants to whose accounts with DTC the notes are credited. DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

In addition to holding notes through DTC participants or indirect DTC participants of DTC in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository and is subject to regulation by the Luxembourg Monetary Institute. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A. / N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—The Notes— Information Reporting and Backup Withholding” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other AART Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, none of the issuing entity, the depositor, the administrator the AART owner trustee or the AART indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes of any series held by Cede & Co., as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Notes

Any notes originally issued in book-entry form will be issued in fully registered, certificated form as definitive notes to noteholders or their nominees, rather than to DTC or its nominee, only if:

(1) the associated administrator advises the appropriate trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for these notes and the issuing entity is unable to locate a qualified successor,

(2) the administrator, at its option, elects to terminate the book-entry system through DTC,

(3) after the occurrence of an AART Event of Default or an administrator default, holders representing at least a majority of the aggregate principal amount of the Controlling Class advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the holders of these notes, or

(4) for a specific series, the conditions, if any, described in the applicable prospectus supplement are satisfied.

Upon the occurrence of any event described in the immediately preceding paragraph, the appropriate trustee will be required to notify DTC of the availability of definitive notes. DTC shall notify all the note owners of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the notes and receipt of instructions for re-registration, the AART indenture trustee will reissue these notes as definitive notes to holders thereof.

In addition to the foregoing, the accompanying prospectus supplement may provide that any series or class of notes may be issued in definitive form only.

Distributions of principal of, and interest on, the definitive notes will thereafter be made in accordance with the procedures set forth in the associated indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the last day of the related Monthly Period. These distributions will be made by wire transfer or by check mailed to the address of that holder as it appears on the register maintained by the AART indenture trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the holders of that class.

Definitive notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Reports to Securityholders

For each issuing entity, on or prior to each distribution date, the administrator will prepare and provide to the AART indenture trustee a statement to be made available to the noteholders on that distribution date and on or prior to each distribution date, the administrator will prepare and provide to the AART owner trustee a statement to be delivered to the certificateholders. Each statement to be made available to noteholders will include the information set forth below as to the notes for the distribution date or the period since the previous distribution date on those notes, as applicable. Each statement to be made available to certificateholders will include the information set forth below as to the certificates for that distribution date or the period since the previous distribution date, as applicable:

(1) applicable distribution dates used to calculate distributions on the securities;

(2) the amount of the distribution allocable to principal of each class of notes;

(3) the amount of the distribution allocable to interest on or for each class of notes;

(4) the amount of the distribution allocable to the certificateholders, if applicable;

(5) the net amount, if any, of any payments to be made by the issuing entity or to be received by the issuing entity under any derivative agreement;

(6) the outstanding principal balance of each class of notes and the Note Pool Factor for each class of notes each as of the beginning of the period and after giving effect to all payments reported under clauses (2) and (3) above, and to any reinvestments reported under clause (17) below;

(7) the amount of the Class A Interest Carryover Shortfall, the Class B Interest Carryover Shortfall, the Class C Interest Carryover Shortfall and the Class D Interest Carryover Shortfall, if any, and the change in each of these amounts from the preceding distribution date;

(8) the amount of the administration fee paid to the administrator and servicing fee paid to the servicer for the related monthly period;

(9) the interest rate or pass-through rate, if any, for the next period for each class of notes;

(10) the Secured Note Rate;

(11) the aggregate amount in the Payment Ahead Servicing Account and the change in that amount from the previous statement, as the case may be;

(12) the amount on deposit in any reserve account, if any, after giving effect to any withdrawals or deposits on that date and the applicable reserve account required amount, if applicable, on that date;

(13) the amount, if any, distributed to noteholders from amounts on deposit in the reserve account or from other forms of credit enhancement;

(14) the aggregate amount of Advances made by the servicer under the servicing agreement with respect to the related monthly period;

(15) the amount of any Pull Ahead Payments made by Ally Financial, in its capacity as agent for vehicle manufacturers, under any Pull Ahead Funding Agreement and the number of lease assets that became Pull Ahead Lease Assets during the related Monthly Period;

(16) the current and aggregate amount of any residual or credit losses on the lease assets during the related monthly period and since the applicable cut-off date;

(17) the amount, if any, reinvested in additional lease assets during the revolving period, if any;

(18) if applicable, whether the revolving period has terminated early due to the occurrence of an early amortization event, as described in the accompanying prospectus supplement;

(19) if applicable, the balance in the accumulation account, after giving effect to changes in that accumulation account on that date, as described in the accompanying prospectus supplement;

(20) the number and Aggregate ABS Value of lease assets at the beginning and end of the applicable Monthly Period, and updated pool composition information as of the end of the Monthly Period, such as weighted average life, weighted average remaining term, prepayment rates, cumulative net losses and gains on returned vehicles sold by Ally Bank and number of leases terminated;

(21) delinquency and loss information for the period and any material changes in determining or defining delinquencies, charge-offs and uncollectible accounts;

(22) purchase price of lease assets repurchased by Ally Bank due to material breaches of representations or warranties or transaction covenants;

(23) purchase price of lease assets repurchased by the servicer due to any material modifications, extensions or waivers relating to the terms of, or fees, penalties or payments on, lease assets during the distribution period or that, cumulatively, have become material over time;

(24) if applicable for a revolving transaction, material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures used to acquire or select the lease assets; and

(25) if applicable for a revolving transaction, information regarding the issuance, if any, of new asset-backed securities backed by any series of secured notes and any related pool of lease assets.

In addition, for each issuing entity, if required by the Trust Indenture Act of 1939, as amended, the AART indenture trustee will mail each year a brief report, as described in “The AART Indenture Trustee” in this prospectus, to all noteholders for that issuing entity.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the administration agreement, the AART indenture trustee and AART owner trustee of that issuing entity will mail to each holder of a class of securities who at any time during that calendar year has been a securityholder and received any payment thereon, a statement containing information for the purposes of that securityholder’s preparation of federal income tax returns. As long as the holder of record of the securities is Cede & Co., as nominee of DTC, beneficial owners of the securities will receive tax and other information from DTC participants and indirect DTC participants rather than from the AART indenture trustee.

THE TRANSFER AGREEMENTS AND SERVICING AGREEMENTS

The following summary describes the material terms of the Transfer Agreements and servicing agreements relating to ACOLT and each issuing entity consisting of:

(1) the pooling agreement pursuant to which the depositor will purchase secured notes from Ally Bank;

(2) the trust sale agreement under which an issuing entity will acquire the secured notes from the depositor;

(3) the administration agreement, pursuant to which the administrator will agree to administer the secured notes;

(4) the trust agreement under which the issuing entity will be created and certificates of the issuing entity will be issued;

(5) the sale and contribution agreement pursuant to which Ally Bank will sell the lease assets to ACOLT; and

(6) the servicing agreement pursuant to which the servicer agrees to service the lease assets and the custodian agrees to act as custodian for the documents evidencing the lease assets.

We refer to these agreements as the “Transfer Agreements and Servicing Agreements.” Forms of these agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The depositor will provide a copy of the Transfer Agreements and servicing agreements, without exhibits, upon request to a holder of securities described in the Transfer Agreements and servicing agreements. Where particular provisions or terms used in the Transfer Agreements and servicing agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

Sale and Assignment of Lease Assets and Secured Notes

Sale and Assignment of Lease Assets. On the closing date, Ally Bank will sell and assign to ACOLT, without recourse except as described below, its entire interest in a pool of lease assets, including its beneficial interests in the related leased vehicles, under a sale and contribution agreement. Each lease asset sold to ACOLT will be identified in a schedule that will be on file at the locations set forth in an exhibit to the associated sale and contribution agreement. ACOLT will, concurrently with the transfer and assignment of the lease assets to it, execute and deliver the secured notes to Ally Bank (and, unless otherwise provided in the accompanying prospectus supplement, the certificate to ACOL LLC) in exchange for the lease assets. In the sale and contribution agreement, Ally Bank will make representations and warranties about each lease and related vehicle included as collateral for a series of secured notes as described in “The Lease Assets—Representations, Warranties and Covenants.” If applicable, the accompanying prospectus supplement will provide the terms, conditions and manner under which additional lease assets will be sold by Ally Bank to ACOLT during the revolving period, if any. Each lease and related vehicle included as collateral for a series of secured notes must meet the eligibility criteria described in “The Lease Assets and the Secured Notes—Criteria Applicable to the Selection of Lease Assets” or, if applicable, “The Lease Assets and the Secured Note—Criteria Applicable to the Selection of Initial Lease Assets” or “The Lease Assets and the Secured Note—Criteria Applicable to the Selection of Additional Lease Assets During the Revolving Period” in the accompanying prospectus supplement.

If Ally Bank breaches any representation or warranty with respect to any lease asset, Ally Bank will repurchase that lease asset from ACOLT at a price equal to the Warranty Payment as of the last day of the second, or if Ally Bank so elects, the first, Monthly Period after Ally Bank discovered or was informed of the breach and the secured notes will be prepaid pro rata in the amount of the Warranty Payment. The repurchase, if it occurs as required in the sale and contribution agreement, constitutes the sole remedy available to ACOLT, the ACOLT indenture trustee, the depositor, the issuing entity and the AART indenture trustee, as holder of the secured notes, for any uncured breaches. Securityholders will be notified of any repurchase of lease assets by Ally Bank from ACOLT on Form 10-D.

In the servicing agreement, the servicer has made the following covenants, among others:

•	it will, in accordance with its customary servicing practices and, where applicable, the VAULT trust agreement, take such steps as are necessary to establish and maintain (1) the enforceable ownership interest of VAULT, (2) ACOLT’s beneficial ownership interest and (3) the perfection of the AART indenture trustee’s security interest, in each case, in the vehicles related to the lease assets;

•	except as otherwise expressly contemplated by the servicing agreement and the VAULT trust agreement, it will maintain VAULT as the legal title holder of the vehicles related to the leases;

•	it will not impair the rights of ACOLT, the ACOLT indenture trustee, the ACOLT owner trustee, ACOL LLC, the issuing entity or the AART indenture trustee in the lease assets;

•	it will use commercially reasonable efforts to pay all amounts it has received from lessees with respect to Sales and Use Tax Amounts to the applicable taxing authorities and cause any lease asset to be released from the lien of any applicable state taxing authority; and

•	it will not waive, extend or otherwise modify any lease to the extent that such waiver, extension or modification (i) impairs the applicable interests of VAULT, ACOLT, the holders of the secured notes or ACOLT indenture trustee in any lease, (ii) reduces the aggregate dollar amount of the Monthly Lease Payments due under any lease, (iii) extends the term of any lease beyond the last day of the sixth Monthly Period immediately preceding the final maturity date of the related secured note, or (iv) modifies the amounts due from the lessee upon the termination of any lease (other than a reductions in the payment made by the lessee to purchase the related vehicle if the servicer has determined that the reduction is reasonably likely to maximize the sale proceeds received in connection with the sale or liquidation of such vehicle, or a waiver of one or more Monthly Lease Payments for any lease being terminated under the Pull Ahead Program if Ally Financial has fully complied with the Pull Ahead Funding Agreement for that lease).

Ally Financial, as servicer, will agree under each servicing agreement that the ACOLT owner trustee, ACOLT, the holder of the residual certificate in ACOLT, the holders of the secured notes and the issuing entity and their respective successors and permitted assigns are third-party beneficiaries of the servicing agreement.

As of the last day of the second, or if the servicer so elects the first, Monthly Period following the date on which the servicer has discovered or received notice of a breach of any covenant that materially and adversely affects any lease asset, unless the breach is cured in all material respects, the servicer will make an Administrative Purchase Payment for that lease asset and the secured notes will be prepaid pro rata in the amount of the Administrative Purchase Payment. This repurchase obligation, if fulfilled, constitutes the sole remedy against the servicer available to ACOLT, the ACOLT indenture trustee, the ACOLT owner trustee, ACOL LLC or the AART indenture trustee, as holder of the secured notes, for any uncured breach. Securityholders will be notified of any repurchase of lease assets by the servicer from ACOLT on Form 10-D.

Pursuant to each servicing agreement, Ally Financial will act as custodian to maintain custody and control, as ACOLT’s agent, of the lease assets owned by ACOLT and any other documents relating to the lease assets. Uniform Commercial Code financing statements reflecting the sale and assignment of the lease assets to ACOLT and the pledge of the lease assets by ACOLT to the ACOLT indenture trustee will be filed, and the servicer’s accounting records and computer files will reflect that sale and assignment.

Sale and Assignment of Secured Notes. Ally Bank will sell and assign to the depositor, without recourse except as described below, its entire interest in a series of secured notes, including its security interests in the leases and leased vehicles, under a pooling agreement. The depositor will transfer and assign to the applicable issuing entity, without recourse except as described below, its entire interest in the secured notes owned by that issuing entity, including its security interests in the leases and leased vehicles, under a trust sale agreement between the depositor, and the issuing entity. Each secured note transferred to an issuing entity will be identified in a schedule that will be on file at the locations set forth in an exhibit to the associated trust sale agreement. The issuing entity will, concurrently with the transfer and assignment, execute and deliver the notes issued by that issuing entity to the depositor in exchange for the secured notes. The depositor will sell the securities offered by this prospectus and the accompanying prospectus supplement which may or may not include all securities of a series, to the respective underwriters named in the accompanying prospectus supplement. If applicable, the accompanying prospectus supplement will provide the terms, conditions and manner under which the aggregate Secured Note Principal Balance of a given series of secured notes will be increased as new lease assets are sold by Ally Bank to ACOLT during the revolving period, if any.

In each pooling agreement, Ally Bank will make representations and warranties as to the secured notes to the depositor. Such representations and warranties will include the following:

•	each secured note in a series, has created or will create a valid, binding and enforceable first priority security interest in favor of Ally Bank or the ACOLT indenture trustee on behalf of Ally

Bank in the related pool of lease assets which is assignable by Ally Bank to the depositor, contains customary and enforceable provisions so as to render the rights and remedies of the holder of the secured note adequate for realization against the collateral of the benefits of the security, and will yield interest at the rate established in the secured note;

•	no secured note has been satisfied, subordinated or rescinded and the lease assets securing each secured note have not been released from the lien of the related ACOLT indenture in whole or in part;

•	as of the respective sale date, to the best of Ally Bank’s knowledge, the secured notes are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor, or materials other than tax liens or other liens that arise by operation of law and no offsets, defenses or counterclaims have been asserted or threatened; and

•	no secured note was issued under, or is subject to, the laws of any jurisdiction the laws of which would make unlawful the sale, transfer and assignment of such secured note under the related Transfer Agreements and Servicing Agreements.

In the trust sale agreement, the depositor will assign the representations and warranties of Ally Bank, as made in the pooling agreement, to the issuing entity and will represent and warrant to the issuing entity that the depositor has taken no action that would cause Ally Bank’s representations and warranties to be false in any material respect as of the respective sale date.

As of the last day of the second, or, if the depositor elects the first, month following the discovery by the depositor, or receipt of notice by the depositor from Ally Bank, the administrator, the AART owner trustee or the AART indenture trustee, of a breach of any representation or warranty of the depositor or Ally Bank that materially and adversely affects the interests of the securityholders in any secured note, the depositor, unless the breach is cured in all material respects, will repurchase, or will enforce the obligation of Ally Bank under the pooling agreement to repurchase, the secured note from the issuing entity at a price equal to the AART Warranty Payment. The repurchase constitutes the sole remedy against the depositor or Ally Bank available to the issuing entity, the noteholders, the AART indenture trustee, the certificateholders, the AART owner trustee, or any other interested party for any uncured breaches.

In each administration agreement, the administrator will covenant that:

•	except as contemplated in the administration agreement and the other Transfer Agreements and servicing agreements, the administrator will not release in whole or in part any part of the ACOLT trust estate from the security interest securing the related secured note; and

•	it will not impair the rights or security interest of the depositor, the issuing entity, the AART indenture trustee, the AART owner trustee, the noteholders, the certificateholders or any other interested party in and to the secured notes and other property transferred pursuant to the related pooling agreement and the related trust sale agreement.

As of the last day of the second, or, if the administrator so elects the first, month following the date on which the administrator has discovered or received notice of a breach of any covenant that materially and adversely affects any secured note, unless the breach is cured in all material respects, the administrator will make an Administrative Purchase Payment for that secured note. This repurchase obligation constitutes the sole remedy against the administrator available to the depositor, the issuing entity, the AART indenture trustee, the AART owner trustee or any other interested party for any uncured breach.

Pursuant to each administration agreement, the administrator will maintain accounts and records relating to the secured notes. Uniform Commercial Code financing statements reflecting the sale and assignment of the secured notes to the issuing entity and the pledge of the secured notes by the issuing entity to the AART indenture trustee will be filed, and the administrator’s accounting records and computer files will reflect that sale and assignment.

Additional Sales of Lease Assets

If the accompanying prospectus supplement so provides, in addition to lease assets that Ally Bank sells to ACOLT on a closing date as described above under “—Sale and Assignment of Lease Assets and Secured Notes—Sale and Assignment of Lease Assets,” Ally Bank may also sell lease assets to ACOLT on one or more later dates under the related sale and contribution agreement during any revolving period described in the accompanying prospectus supplement. The revolving period will not exceed three years in length from the initial closing date. Ally Bank would sell those lease assets on substantially the same terms that it sold the initial Lease Assets on the initial closing date.

On the initial closing date, the issuing entity will apply the net proceeds received from the sale of its notes to pay the depositor for the secured notes that are being sold to that issuing entity, the depositor will pay Ally Bank for the secured notes sold to it and ACOLT will issue the secured notes to Ally Bank in payment for the lease assets sold to it. To the extent specified in the accompanying prospectus supplement, Ally Bank will make a deposit in an additional funding account and the issuing entity will make initial deposits in other trust accounts. If there is an additional funding account, then ACOLT will buy additional lease assets from Ally Bank from time to time during an additional funding period, as described further in the related prospectus supplement. If the depositor receives a tax opinion confirming the tax status of the issuing entity, Ally Bank may also sell additional lease assets to ACOLT at a later closing date and, concurrently with this sale, the ACOLT indenture trustee will increase the aggregate Secured Note Principal Balance of the secured notes held by the applicable issuing entity by a corresponding amount and the AART indenture trustee will execute and deliver additional notes and certificates of the issuing entity to fund the increase in Secured Note Principal Balance of secured notes. Securityholders will be notified of the purchase of additional lease assets during the revolving period or additional funding period on Form 10-D.

Accounts

ACOLT Trust Accounts. For each series of secured notes, the servicer will establish and maintain the following accounts:

•	one or more ACOLT collection accounts, in the name of the ACOLT indenture trustee on behalf of the ACOLT indenture trustee, the ACOLT owner trustee, ACOL LLC and the AART indenture trustee, into which all payments made on or with respect to the lease assets will be deposited;

•	a Payment Ahead Servicing Account in the name of the ACOLT indenture trustee on behalf of the lessees, which will not be property of ACOLT, into which all Payments Ahead will be deposited if the Monthly Remittance Condition is not satisfied;

•	if specified in the accompanying prospectus supplement, an ACOLT reserve account, which will be a segregated trust account held by the ACOLT indenture trustee on behalf of the AART indenture trustee, the ACOLT indenture trustee, the ACOLT owner trustee and ACOL LLC, into which amounts described under “The Transfer Agreements and Servicing Agreements—Distributions on the Secured Notes— Priorities for Distributions from the ACOLT Collection Account” in the accompanying prospectus supplement; and

•	any other accounts to be established with respect to the secured notes described in the accompanying prospectus supplement.

The Payment Ahead Servicing Account will initially be maintained in the trust department of the ACOLT indenture trustee or, if applicable, by such other party as is identified in the accompanying prospectus supplement.

If specified in the accompanying prospectus supplement, the servicer will establish and maintain an ACOLT reserve account, which will be held by the ACOLT indenture trustee for the benefit of the AART indenture trustee, the ACOLT indenture trustee, the ACOLT owner trustee and ACOL LLC and which will not be included in the property of ACOLT. The ACOLT reserve account will be funded by an initial deposit by the noteholders on the closing date in the amount set forth in the accompanying prospectus supplement and on each distribution date thereafter up to the Reserve Account Required Amount, as defined in the accompanying prospectus supplement. On each distribution date, the servicer will deposit into the ACOLT reserve account the amount of collections on the lease assets remaining on each distribution date after the payment of the total servicing fee due to the servicer and the distributions and allocations required under the ACOLT indenture on that date. Amounts on deposit in the ACOLT reserve account will be applied to make payments to the AART indenture trustee, the ACOLT indenture trustee, the ACOLT owner trustee and ACOL LLC on the secured notes and shortfalls in the AART collection accounts and to the servicer. Generally, to the extent that amounts on deposit in the ACOLT reserve account exceed the Reserve Account Required Amount, that excess may be paid to ACOL LLC under the ACOLT indenture. Upon any distribution to ACOL LLC of amounts from the reserve account, neither the noteholders nor the certificateholders will have any rights in, or claims to, those amounts.

For each series of secured notes, funds in the ACOLT collection account and any ACOLT reserve account and such other accounts as may be designated in the accompanying prospectus supplement will be invested as provided in the servicing agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the rating agencies hired to rate the issuing entity’s notes at the request of the depositor as being consistent with the rating of the notes. Eligible Investments generally are limited to obligations or securities that mature no later than the business day preceding the next distribution date or, the next distribution date, in the case of investments in the institutions in which the applicable account is maintained or the account owner, the short-term unsecured debt of which has a specified rating, has agreed to advance funds, if necessary, on any distribution date. Eligible Investments in the ACOLT reserve account will only be sold to meet shortfalls if the servicer has directed the ACOLT indenture trustee to sell the investments and the investments are sold for a price at least equal to or greater than unpaid principal balance thereof. If the amount required to be withdrawn from any ACOLT reserve account to cover shortfalls in collections on the lease assets, as provided in the accompanying prospectus supplement, exceeds the amount of cash in the ACOLT reserve account, a temporary shortfall in the amounts distributed to the secured notes could result, which could, in turn, increase the average life of the secured notes. Investment earnings on funds deposited in the ACOLT trust accounts, net of losses and investment expenses, will be payable to the servicer or such other party as is designated in the accompanying prospectus supplement.

Any other accounts to be established for a series of secured notes will be described in the accompanying prospectus supplement.

Issuing Entity Accounts. For each issuing entity, the administrator will establish and maintain the following accounts:

•	one or more AART collection accounts, in the name of the AART indenture trustee on behalf of the noteholders and the certificateholders of that issuing entity, into which all payments made on or with respect to the secured notes owned by that issuing entity will be deposited;

•	a note distribution account, in the name of the AART indenture trustee on behalf of the related noteholders of that issuing entity, in which amounts released from the AART collection account and any reserve account or other credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made;

•	if specified in any accompanying offering memorandum, a certificate distribution account, in the name of the owner trustee on behalf of the certificateholders of that issuing entity, in which amounts released from the AART collection account and any AART reserve account or other credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to those certificateholders will be made; and

•	any other accounts to be established with respect to securities of the issuing entity will be described in the accompanying prospectus supplement.

For any series of securities, funds in the AART collection account, the note distribution account and any AART reserve account and such other accounts as may be designated in the accompanying prospectus supplement will be invested as provided in the administration agreement in Eligible Investments. Eligible Investments are generally limited to investments acceptable to the rating agencies hired to rate the issuing entity’s notes at the request of the depositor as being consistent with the rating of the notes. Eligible Investments generally are limited to obligations or securities that mature no later than the business day preceding the next distribution date or, in the case of the note distribution account, the next distribution date for the notes. To the extent permitted by the rating agencies hired to rate the notes, funds in any AART reserve account may be invested in notes, which will not mature prior to the next distribution date, and Eligible Investments, which may have longer maturities under specified conditions described in the applicable prospectus supplement. Eligible Investments will only be sold to meet shortfalls as specified in the applicable prospectus supplement. If the amount required to be withdrawn from any AART reserve account to cover shortfalls in payments on the secured notes, as provided in the accompanying prospectus supplement, exceeds the amount of cash in any AART reserve account, a temporary shortfall in the amounts distributed to the noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Investment earnings on funds deposited in the issuing entity accounts, net of losses and investment expenses, will be payable to the administrator or such other party as may be designated in the accompanying prospectus supplement.

Any other accounts to be established for an issuing entity will be described in the accompanying prospectus supplement.

Eligible Accounts. The issuing entity accounts and ACOLT trust accounts will be maintained as either of two types of accounts. The first type of account is a segregated account with an eligible institution. Eligible institutions are:

(1) the corporate trust department of the ACOLT indenture trustee, the ACOLT owner trustee, or the AART indenture trustee or the AART owner trustee, as applicable, or

(2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, as long as that depository institution:

(A) has either (X) a long-term unsecured debt rating acceptable to the rating agencies hired to rate the applicable series of notes or (Y) a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies hired to rate the applicable series of notes, and

(B) has its deposits insured by the Federal Deposit Insurance Corporation or any successor thereto.

The second type of account is a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as trustee for funds deposited in the account and the securities of that depository institution must have a credit rating from each rating agency then rating that institution in one of its generic rating categories which signifies investment grade or such higher rating as required by the rating agencies hired to rate the notes.

Servicing and Administration Compensation and Payment of Expenses

Servicing of Underlying Leases and Leased Vehicles. In addition to acting as administrator of the secured notes, Ally Financial also acts as servicer for the leases and leased vehicles under a servicing agreement with ACOLT.

Under the servicing agreement, Ally Financial will receive for the servicing of each pool of lease assets:

•	a monthly basic servicing fee equal to one-twelfth of the basic servicing fee rate specified in the accompanying prospectus supplement multiplied by the ABS Value of the lease assets held by ACOLT as of the first day of that month;

•	if specified in the applicable prospectus supplement, a monthly additional servicing fee equal to one-twelfth of the additional servicing fee rate specified in the accompanying prospectus supplement, multiplied by the ABS Value of the lease assets held by ACOLT as of the first day of that month;

•	a supplemental servicing fee in the form of all investment earnings and any late fees, prepayment charges and other administrative fees and expenses or similar charges;

•	any unpaid basic servicing fees from all prior distribution dates to the extent of funds available for that purpose; and

•	any other servicing fees disclosed in the applicable prospectus supplement.

Servicing fees will be paid out of funds available for that purpose. The accompanying prospectus supplement will specify the relative priority of basic servicing fees and any other servicing fees.

The basic servicing fee for each Monthly Period and any portion of the basic servicing fee that remains unpaid from prior distribution dates will be paid out of collections for that Monthly Period. In addition, for each issuing entity, the servicer will retain any late fees, prepayment charges or similar fees and charges collected during a Monthly Period and any investment earnings on ACOLT trust accounts during a Monthly Period, subject to any limitations set forth in the applicable prospectus supplement.

The lease asset servicing fees described above are intended to compensate the servicer for performing the function of a servicer of leases and leased vehicles, including:

•	tracking balances of outstanding leases and collection and posting of all payments;

•	responding to inquiries of lessees;

•	remarketing returned leased vehicles;

•	investigating delinquencies;

•	sending billing statements or coupon books to lessees;

•	reporting required tax information (if any) to lessees;

•	policing the vehicles;

•	monitoring the status of insurance policies for the lessees and the vehicles;

•	accounting for collections and furnishing monthly and annual statements regarding distributions;

•	generating federal income tax information;

•	giving, on a timely basis, any required notices or instructions to the ACOLT owner trustee under the ACOLT Declaration of Trust and giving any required instructions to VAULT under the VAULT trust agreement; and

•	performing the other duties specified in the servicing agreement or in any other ACOLT Basic Document.

These amounts will also compensate the servicer for its services as servicer of the pool of lease assets, including making Advances, accounting for collections, furnishing monthly and annual statements to the ACOLT owner trustee and the ACOLT indenture trustee and generating federal income tax information for ACOLT and the holders of the secured notes. These amounts will also reimburse the Servicer for its expenses incurred in connection with its responsibilities under the servicing agreement for taxes, the fees of the ACOLT owner trustee and the ACOLT indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the leases and the leased vehicles.

Administering the Secured Notes. For each issuing entity, on each distribution date, the administrator of the secured notes will receive an administration fee for the related Monthly Period equal to one-twelfth of the administration fee rate specified in the accompanying prospectus supplement multiplied by the aggregate principal balance of all secured notes held by the issuing entity as of the first day of that month, subject to any limitations set forth in the applicable prospectus supplement. On each distribution date, the administrator will be paid the administration fee and any unpaid administration fees from all prior distribution dates to the extent funds are available. All administration fees for each month, together with any portion of administration fees that remains unpaid from prior distribution dates, may be paid monthly out of money in a collection account at the issuing entity.

The secured note administration fee described above is intended to compensate the administrator for performing the functions of a third party servicer of secured notes as an agent for their beneficial owner, including:

•	collecting and posting all payments on the secured notes;

•	accounting for payments and furnishing monthly and annual statements to the depositor and any other person designated in the administration agreement regarding distributions;

•	generating federal income tax information;

•	giving any required notices or instructions to the depositor or the AART owner trustee; and

•	performing the other duties specified in the administration agreement.

These amounts also will reimburse the administrator for taxes, the fees of the AART owner trustee and the AART indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the secured notes.

Servicing and Administration Procedures

Servicer. The servicer will make reasonable efforts to collect all payments due on the lease assets held by ACOLT and will, consistent with the accompanying servicing agreement, follow the collection procedures it follows for comparable automobile lease assets that it services for itself and others. See “Legal Aspects of the Secured Notes and the Lease Assets” in this prospectus. The servicer is authorized to grant rebates, adjustments or extensions on a lease as described under “Transfer Agreements and Servicing Agreements—Sale and Assignment of Lease Assets and Secured Notes—Sale and Assignment of Lease Assets.”

If the servicer determines that eventual payment in full of a lease asset is unlikely, the servicer will follow its normal practices and procedures to realize upon the lease asset, including the repossession and disposition of the related vehicle at a public or private sale, or the taking of any action permitted by applicable law. The servicer will also have the discretion whether to sell or retain the lease asset. The servicer will be entitled to receive its liquidation expenses as specified in the servicing agreement as an allowance for amounts charged to the account of the lessee, in keeping with the servicer’s customary procedures, for refurbishing and disposition of the related vehicle and other out-of-pocket costs incurred in the liquidation. See “The Servicer—Vehicle Disposition Process” in this prospectus.

Administrator. The administrator will make reasonable efforts to collect all payments due on the secured notes held by any issuing entity and will, consistent with the accompanying Transfer Agreements and servicing agreements and in the accompanying prospectus supplement, follow the collection procedures it follows for comparable property that it services for itself and others. See “Legal Aspects of the Secured Notes and the Lease Assets” in this prospectus.

If the administrator determines that eventual payment in full of a secured note is unlikely, the administrator will follow its normal practices and procedures to realize upon the secured note, including the taking of any action permitted by applicable law.

Collections

The servicer will deposit collections into the ACOLT collection account and the AART collection account within two business days of receipt. However, the servicer may retain these amounts until the distribution date at any time that:

(1) the Monthly Remittance Condition is satisfied; or

(2) arrangements are made that are acceptable to the rating agencies hired to rate the securities.

Pending deposit into the ACOLT collection account and the AART collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. In such case, all gains and losses resulting from the investment of those funds will be for the account of the servicer and will not alter in any respect the amount that the servicer is obligated to remit to the ACOLT collection account or the AART collection account in respect of collections on the following distribution date. See also “Insolvency Aspects of the Offerings” in this prospectus.

Collections on any lease assets, other than those with respect to which Administrative Purchase Payments or Warranty Payments are required to be or have been paid by Ally Bank, as seller of the lease assets, or the servicer, that are not (1) late fees, prepayment charges or other similar fees or charges, (2) amounts received by the servicer with respect to any administrative fees, parking tickets or fines, (3) rebates on insurance premiums or other amounts required by applicable law to be paid or refunded to lessees or (4) fees and sales, use or other taxes or payments due under that lease, will be applied first to any Outstanding Advances made by the servicer on that lease and then to the Monthly Lease Payment. The servicer will apply funds in the Payment Ahead Servicing Account for any lease asset to any shortfall in the Monthly Lease Payment for that lease asset. Any Excess Payment will be held by the servicer or, if the servicer has not satisfied the Monthly Remittance Condition, will be deposited into the Payment Ahead Servicing Account and will be treated as a Payment Ahead.

Collections on lease assets for which Administrative Purchase Payments or Warranty Payments have been made will generally be applied in the manner described in the preceding paragraph, except that unapplied payments on these lease assets will be made to the servicer or the depositor, as applicable.

If the Monthly Remittance Condition is satisfied, the servicer will retain any partial prepayment on a lease that it receives prior to its scheduled distribution date other than a prepayment in full received in connection with early termination of a lease. If the Monthly Remittance Condition is not satisfied, the servicer will deposit partial prepayments into the Payment Ahead Servicing Account within two business days of receipt of the prepayments. The servicer will include the partial prepayment in distributions to the secured notes on the distribution date after the scheduled payment date for the lease for which the partial payment was made.

Advances by the Servicer

The servicer, in its sole discretion, may (but shall have no obligation to) make an Advance under the servicing agreement to cover the shortfalls of collections on the leases and leased vehicles specified below.

Monthly Payment Advances. For each lease asset other than an Extended Lease or a lease asset that has been repurchased due to a breach of a representation, warranty or covenant, if there is a shortfall in the Monthly Lease Payment on that lease asset, after application of Payments Ahead on the lease assets applied in the current month, then the servicer may (but shall have no obligation to) advance an amount equal to that shortfall. If the Monthly Remittance Condition is not satisfied, the servicer will deposit any Advances to cover these Monthly Lease Payment shortfalls in the ACOLT collection account on the second business day of the following Monthly Period. If the Monthly Remittance Condition is satisfied, the servicer will deposit any Advances in the ACOLT collection account on or before the business day before the related distribution date.

The servicer automatically makes Advances of Monthly Lease Payments for all lease assets that are not in default.

Residual Advances. For each lease that terminated by having reached its scheduled lease end date 120 days or more prior to the end of that month and for which the related vehicle that has not been sold during or prior to that month, the servicer in its sole discretion, may (but shall have no obligation to) advance an amount equal to the lesser of (1) the Lease Residual for the related vehicle, reduced, in the case of any lease asset that is an Extended Lease, by the aggregate amount of any Extended Lease Payments on that lease asset received by the servicer since the scheduled lease end date of that lease asset, and (2) the amount that the servicer, in its sole discretion, has estimated will be recoverable from the sale or other disposition of the vehicle related to that lease. If the Monthly Remittance Condition is satisfied, the servicer will deposit any Advances in the ACOLT collection account on or before the related distribution date. If the Monthly Remittance Condition is not satisfied, the servicer will deposit any Advances to cover these Lease Residual shortfalls in the ACOLT collection account on the second business day of the following month.

Subject to the release of its claim for reimbursement, the servicer will be reimbursed for Outstanding Advances on a lease asset from collections and recoveries on that lease asset.

When the servicer determines that it will not recover any Outstanding Advances on any lease asset from collections and recoveries on that lease asset, the servicer will be entitled to be reimbursed from any collections and recoveries from any other lease assets in the same series of lease assets.

Distributions

ACOLT Distributions. For each series of secured notes, beginning on the distribution date specified in the accompanying prospectus supplement, distributions on the secured notes will, based solely upon a certificate provided by the servicer, be made by the ACOLT indenture trustee or the ACOLT owner trustee or other paying agent, as applicable, from collections on the lease assets and other amounts in the applicable ACOLT collection account to the applicable AART collection account. Credit enhancement, such as an ACOLT reserve account, may be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. The AART indenture trustee or the AART owner trustee or other certificate paying agent, as applicable, will, based solely upon a certificate provided by the administrator, apply these distributions to the noteholders and the certificateholders as described below and in the accompanying prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to the AART collection account and the holders of secured notes will be set forth in the accompanying prospectus supplement.

AART Distributions. For each issuing entity, beginning on the distribution date specified in the accompanying prospectus supplement, distributions of principal and interest on the notes, if any, and distributions on the certificates will, based solely upon a certificate provided by the administrator, be made by the AART indenture trustee or the AART owner trustee or other certificate paying agent, as applicable, to the noteholders and certificateholders. The AART indenture trustee will make distributions to the noteholders and certificateholders of record on the Record Date. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders will be set forth in the accompanying prospectus supplement.

For each issuing entity, on each distribution date, payments on the secured notes will be transferred from the AART collection account to the note distribution account and the Certificate Distribution Account, if applicable, for distribution to noteholders and certificateholders as and to the extent described in the accompanying prospectus supplement. Credit enhancement, such as an AART reserve account, may be available to cover any shortfalls in the amount available for distribution on that date to the extent specified in the accompanying prospectus supplement. Distributions in respect of principal will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments in respect of the notes, as further described in the accompanying prospectus supplement.

Credit Enhancement

The amounts and types of credit enhancement arrangements and the provider of credit enhancement arrangements, if applicable, for each series or class of securities will be set forth in the accompanying prospectus supplement. If and to the extent provided in the accompanying prospectus supplement, credit enhancement may be provided at either the ACOLT trust or the issuing entity level and may be in the form of any of the following or a variation or combination of two or more of the following:

Subordination of Interests. The AART indenture may provide that one or more classes of securities will be subordinated in priority of payments to one or more other classes of securities. Subordinated classes of securities will be allocated available funds only after all or the applicable portion of the obligations of the senior classes of securities have been paid. This subordination provides credit enhancement to the senior classes of securities, and could result in reduced or delayed payments of principal or interest to the subordinated classes of securities.

AART Reserve Account. Amounts on deposit in an AART reserve account, if any, will be applied to make payments to noteholders and certificateholders, in accordance with the priority of payments to the extent those amounts remain unsatisfied after the application of collections and other available funds in accordance with the priority of payments. An AART reserve account would provide credit enhancement by adding an additional potential source of funds available to make payments on the securities.

ACOLT Reserve Account. Amounts on deposit in the ACOLT reserve account, if any, will be applied to make payments to the secured noteholders in accordance with the priority of payments to the extent those amounts remain unsatisfied after the application of collections and other available funds in accordance with the priority of payments. An ACOLT reserve account provides credit enhancement by adding an additional potential source of funds available to make payments on the secured notes.

Overcollateralization. The Aggregate ABS Value of all lease assets securing the secured notes held by the issuing entity, discounted by a factor determined as described in the accompanying prospectus supplement, will exceed the aggregate principal balance of the securities issued by the ABS Value by an amount indicated in the accompanying prospectus supplement. See “Summary—Credit Enhancement—Overcollateralization” in the accompanying prospectus supplement. This excess creates credit enhancement by allowing for some amount of losses on the lease assets before a shortfall in funds available to make payments on the securities would occur.

Cash Advances, Deposits or Letters of Credit. The depositor may fund accounts in addition to any AART reserve account, or may otherwise provide cash advances, deposits or establish letters of credit to provide additional funds that can be applied to make payments on the securities issued by the issuing entity. ACOL LLC may fund accounts in addition to an ACOLT reserve account or may otherwise provide cash advances or deposits to provide additional funds that can be applied to make payments on the secured notes issued by ACOLT. Any such arrangements will be disclosed in the accompanying prospectus supplement.

Insurance Policy from a Monoline Financial Guarantor. The notes may be insured through an insurance policy from a monoline financial guarantor. Any such arrangements will be disclosed in the accompanying prospectus supplement. An insurance policy from a monoline financial guarantor creates credit enhancement because, if an issuing entity fails to make payments on the notes, the monoline financial guarantor will have an unconditional and irrevocable obligation to pay those amounts not paid by that issuing entity.

The presence of any AART reserve account, ACOLT reserve account and other forms of credit enhancement is intended to enhance the likelihood of receipt by the noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the noteholders and the certificateholders will experience losses. The credit enhancement for a class of securities, other than an insurance policy issued by a monoline financial guarantor, will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance, if any, or interest thereon. Such an insurance policy will provide protection to the holders of a specified series or class only if and to the extent disclosed in the applicable prospectus supplement. If shortfalls in available funds occur and exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, securityholders will bear their allocable share of those deficiencies. In addition, if a form of credit enhancement covers more than one class of securities, securityholders of a given class will be subject to the risk that the credit enhancement will be fully or partially exhausted by application to those other classes of securities.

Net Deposits

Servicer. As an administrative convenience during months when the servicer is permitted to hold payments on lease assets until the distribution date, the servicer may also be permitted to make the deposits of collections, aggregate Advances and any Warranty Payments and Administrative Purchase Payments for any month net of distributions to be made to the servicer for that series of secured notes for that month. Similarly, the servicer may make a single, net transfer from the ACOLT collection account to the Payment Ahead Servicing Account, or vice versa. The servicer, however, will account to the ACOLT indenture trustee and the ACOLT owner trustee as if all deposits, distributions and transfers were made individually. In addition, in connection with any series of secured notes at any time that the servicer is not required to remit collections on a daily basis, the servicer may retain collections allocable to the secured notes and the AART collection account until the next distribution date, and pending deposit into the AART collection account for the secured notes, these collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. On each distribution date, the servicer, the ACOLT indenture trustee and the ACOLT owner trustee will make all distributions, deposits and other remittances on a series of secured notes for the periods since the previous distribution was to have been made.

Administrator. As an administrative convenience, the administrator may deposit payments on the secured notes and any payments received upon the repurchase of any secured note, for any issuing entity net of distributions to be made to the administrator for that issuing entity for the corresponding period. The administrator, however, will account to the AART indenture trustee, the AART owner trustee, the noteholders and the certificateholders of each issuing entity as if all deposits, distributions and transfers were made individually. On each distribution date, the depositor, the administrator, AART indenture trustee and the AART owner trustee will make all distributions, deposits and other remittances for the notes to the note distribution account of an issuing entity for the periods since the previous distribution was to have been made.

Statements to Trustees and Issuing Entity

Prior to each distribution date, for each issuing entity the administrator will provide to the AART indenture trustee and the AART owner trustee as of the close of business on the last day of the related Monthly Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders on the date described under “Book Entry Registration; Reports to Securityholders—Reports to Securityholders” in this prospectus.

Evidence as to Compliance

ACOLT Indenture Trustee. Each servicing agreement will provide for delivery to the ACOLT indenture trustee, the ACOLT owner trustee, the holder of the ACOLT equity certificate and the AART indenture trustee, as holder of the secured notes, on or before March 15 (or, if such day is not a business day, the next succeeding business day) of each year, beginning March 15 of the first calendar year following the closing date, of a certificate signed by an officer of the servicer dated as of December 31 of the immediately preceding calendar year, stating that a review of the activities of the servicer during that preceding 12 month period (or with respect to the first such certificate, such period as shall have elapsed from the closing date to the date of such certificate) and of the servicer’s performances under the servicing agreement and the other ACOLT Basic Documents has been made under such officer’s supervision, and stating to the best of such officer’s knowledge based on such review, that the servicer has fulfilled in all material respects all its obligations under such agreements throughout such period, or, if there has been a default in any material respect in the fulfillment of any obligation, each default known to such officer and the nature and status thereof. The certificate may be provided as a single certificate making the required statements as to more than one servicing agreement. If the issuing entity is not required to file periodic reports under the Securities Exchange Act of 1934, or any other law, the statement may be furnished on or before April 30 of each year.

Copies of these certificates may be obtained by the AART indenture trustee, as holder of the secured notes, or the holder of the ACOLT equity certificate by a request in writing addressed to the applicable ACOLT indenture trustee or ACOLT owner trustee.

In each servicing agreement, the servicer will agree to give the rating agencies hired to rate the notes, the ACOLT indenture trustee, the ACOLT owner trustee, ACOL LLC and the AART indenture trustee, as holder of the secured notes, notice of any event which with the giving of notice or the lapse of time, or both, unless cured, would become a servicer default.

AART Indenture Trustee. Each administration agreement will provide that a firm of independent public accountants will furnish to the issuing entity and the administrator on or before March 15 (or, if such day is not a business day, the next succeeding business day) of each year, beginning March 15 of the first calendar year following the closing date, a report as to compliance by the administrator during the preceding twelve months ended December 31, or, in the case of the first such report, the period from the closing date to December 31 of that year, with certain standards relating to the administration of the secured notes, the administrator’s accounting records and computer files for the secured notes and certain other matters; provided that if the issuing entity is not required to file periodic reports under the Securities Exchange Act of 1934, or any other law, the statement may be furnished on or before April 30 of each year.

Each administration agreement will also provide for delivery to the AART owner trustee and the AART indenture trustee, on or before March 15 (or if such day is not a business day, the next succeeding business day) of each year, beginning March 15 of the first calendar year following the closing date, of a certificate signed by an officer of the administrator dated as of December 31 of the immediately preceding calendar year, stating that the administrator has fulfilled in all material respects its obligations under the administration agreement throughout the preceding twelve months ended December 31, or in the case of the first certificate, the period from the closing date to December 31 of that year, or, if there has been a default in any material respect in the fulfillment of any obligation, describing each default known to such officer and the nature and status thereof. The certificate may be provided as a single certificate making the required statements as to more than one administration agreement. If the issuing entity is not required to file periodic reports under the Securities Exchange Act of 1934, or any other law, the statement may be furnished on or before April 30 of each year.

Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable AART indenture trustee or AART owner trustee.

In each administration agreement, the administrator will agree to give the rating agencies hired to rate the notes, the AART indenture trustee and the AART owner trustee notice of any event which with the giving of notice or the lapse of time, or both, unless cured, would become a default by the administrator.

Changes to Servicer; Servicer Indemnification and Proceedings

Each servicing agreement will provide that Ally Financial may not resign from its obligations and duties as servicer under the servicing agreement, except upon a determination that Ally Financial’s performance of the duties of servicer is no longer permissible under applicable law. If at the time of resignation a successor servicer has not accepted appointment, the ACOLT indenture trustee will assume Ally Financial’s servicing obligations and duties under the servicing agreements.

Each servicing agreement will further provide that, except as specifically provided otherwise, neither the servicer nor any of its directors, officers, employees and agents will have any liability to ACOLT, the ACOLT owner trustee, and the AART indenture trustee for taking any action or for refraining from taking any action under the servicing agreement or any other ACOLT Basic Document for the applicable series of secured notes or for errors in judgment. Neither the servicer nor any of the other persons named in the immediately preceding sentence will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence—except errors in judgment—in the performance of the servicer’s duties under the servicing agreement or by reason of reckless disregard of its obligations and duties thereunder. Each servicing agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by (x) the ACOLT owner trustee for any contractual damages, liability or expense incurred by reason of that trustee’s willful misfeasance, bad faith or gross negligence—except errors in judgment—in the performance of the ACOLT owner trustee’s duties thereunder or under the related ACOLT indenture or ACOLT Declaration of Trust or by reason of reckless disregard of its obligations and duties thereunder or under the related ACOLT indenture or ACOLT Declaration of Trust and (y) the ACOLT indenture trustee for any contractual damages, liability or expense incurred by reason of the ACOLT indenture trustee’s willful misfeasance, bad faith or negligence—except errors in judgment—in the performance of the ACOLT indenture trustee’s duties thereunder or any ACOLT Basic Document or by reason of reckless disregard of its obligations and duties thereunder or any ACOLT Basic Document. The AART indenture trustee and the ACOLT owner trustee will not be liable to the servicer for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits. In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the servicing agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer Agreements and servicing agreements or any other ACOLT Basic Document and the rights and duties of the parties and the interests of the ACOLT indenture trustee, the ACOLT owner trustee, ACOL LLC, and the AART indenture trustee, as holder of the secured notes, thereunder. If the servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be payable from collections received on the lease assets securing the applicable series of secured notes and the servicer will be entitled to reimbursement out of the ACOLT collection account for the related issuing entity. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the secured notes.

Under the circumstances specified in each servicing agreement, any entity (i) into which the servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the servicer is a party, (iii) succeeding to the business of the servicer, or (iv) 25% or more of the voting interests of which are owned, directly or indirectly, by Ally Financial or General Motors, which in each of the foregoing cases assumes the obligations of the servicer under the servicing agreement, will be the successor of the servicer under that servicing agreement. So long as Ally Financial acts as servicer, the servicer may at any time delegate any duties as servicer under any servicing agreement to any entity in which more than 25% of the voting interests are owned, directly or indirectly, by General Motors or Ally Financial in the aggregate. The servicer may at any time perform specific duties as servicer through independent contractors or subcontractors who are in the business of servicing or providing services to the servicers of motor vehicle retail leases, provided that no such delegating, independent contracting or subcontracting will relieve the servicer of its responsibility for those duties.

Servicer Default

A servicer default under each servicing agreement will consist of:

(1) any failure by the servicer to deposit any required distribution, payment, transfer or deposit into any ACOLT account, including, when Ally Financial is servicer, obtaining and depositing Pull Ahead Payments, or when another entity is servicer, depositing Pull Ahead Payments if obtained, or to direct the ACOLT indenture trustee to make any required distribution from any ACOLT account, which failure continues unremedied for five business days after the earlier of (x) written notice thereof is received by the servicer and (y) after discovery of that failure by an officer of the servicer;

(2) any failure by the servicer to duly observe or perform in any material respect any other covenant or agreement in the servicing agreement (other than the FDIC Rule Covenant) which failure materially and adversely affects the rights of the secured noteholders and which continues unremedied for 90 days after the earlier of (x) written notice thereof is received by the servicer and (y) discovery of the failure by an officer of the servicer;

(3) events of bankruptcy, insolvency or receivership of the servicer by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; or

(4) or any other events or circumstances that are disclosed as servicer defaults under the accompanying prospectus supplement.

Notwithstanding the foregoing, there will be no servicer default where a servicer default would otherwise exist under clause (1) above for a period of an additional ten business days or under clause (2) for a period of an additional 60 days if the delay or failure giving rise to the default was caused by an act of God or other similar occurrence. Upon the occurrence of any of those events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the servicing agreement and the sale and contribution agreement and the servicer will provide the ACOLT indenture trustee, the ACOLT owner trustee, ACOL LLC and the AART indenture trustee, as holder of the secured notes, prompt notice of that failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Servicer Default

As long as a servicer default under a servicing agreement remains unremedied, the ACOLT indenture trustee may terminate all the rights and obligations of the servicer under the servicing agreement, at which time the ACOLT indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under those agreements and will be entitled to similar compensation arrangements. If the ACOLT indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000, having the long-term unsecured debt rating specified in the servicing agreement, and whose regular business includes the servicing of motor vehicle installment contracts, leases or similar receivables and which satisfies the other criteria set forth in the servicing agreement. The ACOLT indenture trustee may make those arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the servicing agreement. If the servicer is terminated under the servicing agreement, the servicer must transfer to the ACOLT indenture trustee for administration by it all cash amounts held at that time by the servicer on behalf of the secured noteholders for deposit.

Waiver of Past Defaults of Servicer

For each series of secured notes, the AART indenture trustee, as holder of the secured notes, may waive any default by the servicer in the performance of its obligations under the servicing agreement and its consequences. No waiver will impair the AART indenture trustee’s rights, as holder of the secured notes, for subsequent defaults.

Changes to Administrator; Administrator Indemnification and Proceedings

Each administration agreement will provide that Ally Financial may not resign from its obligations and duties as administrator under the administration agreement, except upon a determination that Ally Financial’s performance of those duties is no longer permissible under applicable law. That resignation will not become effective until the AART indenture trustee or a successor administrator has assumed Ally Financial’s administrative obligations and duties under the Transfer Agreements and servicing agreements relating to each issuing entity.

Each administration agreement will further provide that, except as specifically provided otherwise, neither the administrator nor any of its directors, officers, employees and agents will have any liability to the issuing entity or the noteholders or certificateholders of that issuing entity for taking any action or for refraining from taking any action under the Transfer Agreements and servicing agreements relating to that issuing entity or the AART indenture or for errors in judgment. Neither the administrator nor any of the other persons named in the immediately preceding sentence will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence —except errors in judgment—in the performance of the administrator’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each administration agreement will further provide that the administrator and its directors, officers, employees and agents will be reimbursed by the AART indenture trustee or the AART owner trustee, as applicable, for any contractual damages, liability or expense incurred by reason of that trustee’s willful misfeasance, bad faith or negligence (gross negligence in the case of the AART Owner Trustee)—except errors in judgment—in the performance of that trustee’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or under the trust agreement or the AART indenture. The AART indenture trustee and the AART owner trustee will not be liable to the administrator for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits. In addition, each administration agreement will provide that the administrator is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the administrator’s administrative responsibilities under the Transfer Agreements and servicing agreements relating to each issuing entity and that, in its opinion, may cause it to incur any expense or liability. The administrator may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Transfer Agreements and servicing agreements and the rights and duties of the parties and the interests of the noteholders and the certificateholders thereunder. If the administrator undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity, and the administrator will be entitled to be reimbursed out of the AART collection account for that issuing entity. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders and the certificateholders.

Under the circumstances specified in each administration agreement, any entity (i) into which the administrator may be merged or consolidated, (ii) resulting from any merger or consolidation to which the administrator is a party, (iii) succeeding to the business of the administrator, or (iv) 25% or more of the voting interests of which are owned, directly or indirectly, by Ally Financial or General Motors, in the aggregate, which in each of the foregoing cases assumes the obligations of the administrator under the administration agreement, will be the successor of the administrator under that administration agreement. So long as Ally Financial acts as administrator, the administrator may at any time delegate any duties as administrator under any administration agreement to any entity in which more than 25% of the voting interests are owned, directly or indirectly, by General Motors or Ally Financial in the aggregate. The administrator may at any time perform specific duties as administrator through independent contractors or subcontractors who are in the business of servicing or providing services to the servicers of motor vehicle retail leases, provided that no such delegating, independent contracting or subcontracting will relieve the administrator of its responsibility for those duties.

Administrator Default

An administrator default under each administration agreement will consist of:

(1) any failure by the administrator to deliver to the AART indenture trustee for deposit into any of the AART collection account or note distribution account, any required payment or distribution, which failure continues unremedied for five business days after (x) written notice from the AART indenture trustee or the AART owner trustee is received by the administrator or (y) discovery of that failure by an officer of the administrator;

(2) any failure by the administrator to duly observe or perform in any material respect any other covenant or agreement in the administration agreement, the trust agreement or the AART indenture (other than the FDIC Rule Covenant), which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of that failure to the administrator by the AART indenture trustee or the AART owner trustee or to the AART indenture trustee or the AART owner trustee by the holders of not less than 25% of the Controlling Class;

(3) events of bankruptcy, insolvency or receivership of the administrator by the administrator indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; or

(4) any other events or circumstances that are disclosed as administrator defaults under the accompanying prospectus supplement.

Notwithstanding the foregoing, there will be no administrator default where an administrator default would otherwise exist under the clause (1) above for a period of an additional ten business days or under clause (2) for a period of an additional 60 days if the delay or failure giving rise to the default was caused by an act of God or other similar occurrence. Upon the occurrence of any of those events, the administrator will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the administration agreement and the administrator will provide the AART indenture trustee, the AART owner trustee, the depositor and the securityholders prompt notice of that failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Administrator Default

As long as an administrator default under an administration agreement remains unremedied, the AART indenture trustee or holders of notes evidencing not less than a majority in principal amount of the Controlling Class or, if the notes have been paid in full and the AART indenture has been discharged with respect thereto, the AART owner trustee or the holders of certificates evidencing not less than a majority of the voting interests of the outstanding certificates other than certificates owned by the depositor, the issuing entity, Ally Bank or any of their respective affiliates, may cause the termination of all the rights and obligations of the administrator under the administration agreement, at which time the AART indenture trustee will succeed to all the responsibilities, duties and liabilities of the administrator under those agreements and will be entitled to similar compensation arrangements. If the AART indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive loans, leases or similar receivables and which satisfies the other criteria set forth in the administration agreement. The AART indenture trustee may make those arrangements for compensation to be paid, which in no event may be greater than the administration compensation to the administrator under administration agreement. If the administrator is terminated under the administration agreement, the administrator must transfer to the AART indenture trustee for administration by it all cash amounts held at that time by the administrator on behalf of the noteholders for deposit and to the AART owner trustee for administration by it all cash amounts held at that time by the administrator on behalf of the certificateholders for deposit.

Waiver of Past Defaults of Administrator

For each issuing entity, the holders evidencing at least a majority in principal amount of the Controlling Class may, on behalf of all those noteholders and certificateholders, waive any administrator default in the performance of its obligations under the administration agreement and its consequences. The holders, however, cannot waive a default by the administrator in making any required deposits to or payments from any of the issuing entity accounts or the Certificate Distribution Account in accordance with the administration agreement. No waiver will impair the noteholders’ or certificateholders’ rights regarding subsequent defaults.

Amendment

For each issuing entity, each of the Transfer Agreements and servicing agreements relating to the issuing entity and ACOLT and each issuing entity agreement may be amended by the parties thereto without the consent of the noteholders or certificateholders of that issuing entity:

•	to cure any ambiguity;

•	to correct or supplement any provision in that agreement that may be defective or inconsistent with any other provision in the agreement or in any other related agreement;

•	to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of noteholders or certificateholders of that issuing entity, provided that if the addition affects any class of noteholders or certificateholders differently than any other class of noteholders or certificateholders, then that addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholders or certificateholders;

•	to add to the covenants, restrictions or obligations of the depositor, the administrator, the AART owner trustee, the AART indenture trustee, the servicer, the ACOLT owner trustee or the ACOLT indenture trustee; or

•	to add, change or eliminate any other provisions of any of these agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders or the certificateholders of that issuing entity.

Each of these agreements may also be amended by the parties with the consent of (1) the holders of at least a majority in outstanding principal amount of the Controlling Class, in the case of the pooling agreement, the trust sale agreement and the administration agreement and (2) the holders of at least a majority in principal amount of the Controlling Class and, if any person other than the depositor or its affiliate or, in the case of the ACOLT servicing agreement, ACOL LLC, holds any certificates, the holders of at least a majority of the voting interests of the certificates in the case of the trust agreement and (3) the AART indenture trustee, as holder of the secured notes, in the case of the ACOLT servicing agreement and the sale and contribution agreement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders or the certificateholders, as applicable.

Among other things, no amendment may, without the consent of all noteholders:

(1) change the due date of any installment of principal of or interest on the notes; reduce the principal amount of the notes, the interest rate applicable to the notes, or the redemption price of the notes; change any place of payment where any notes or any distribution on the notes is payable; or

(2) reduce the stated percentage of consent to any of the amendments set forth above without the consent of all of the noteholders and certificateholders.

Insolvency Events

The ACOLT Declaration of Trust provides that neither ACOLT nor the ACOLT owner trustee has the power to commence a voluntary proceeding in bankruptcy relating to ACOLT without the approval of all ACOLT certificateholders. Under no circumstance will the ACOLT owner trustee commence any bankruptcy proceeding prior to the date that is one year and one day after the termination of ACOLT. In each servicing agreement, the servicer will agree that it will not, for a period of one year and one day after the payment in full of all related secured notes, institute against ACOLT any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Each trust agreement will provide that the AART owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the issuing entity without the unanimous prior approval of all certificateholders, including the depositor. Under no circumstance, however, will the AART owner trustee commence any bankruptcy proceeding prior to the date that is one year and one day after the termination of the issuing entity. In the administration agreement for each issuing entity, the depositor and the administrator will agree that the depositor and the administrator will not, for a period of one year and one day after the final distribution on the notes and certificates issued by that issuing entity, institute against that issuing entity or ACOLT any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Certificateholder Liability; Indemnification

ACOLT Certificateholders. Under the ACOLT Declaration of Trust, certificateholders have no personal liability for any liability or obligation of ACOLT.

Each servicing agreement will provide that the servicer will indemnify (1) ACOLT, the ACOLT indenture trustee and the ACOLT owner trustee against any taxes that may be asserted against them for the transactions contemplated in the ACOLT transaction documents, other than taxes for the sale of the lease assets or secured notes, the ownership of the lease assets or the receipt of payments on secured notes or other compensation, (2) ACOLT, the ACOLT indenture trustee, the ACOLT owner trustee, ACOL LLC and the AART indenture trustee, as holder of the secured notes, against all losses arising out of the use or operation by any lessee or by the servicer or any affiliate of the servicer of any vehicle related to a leased asset securing a secured note in the applicable series, (3) ACOLT, the ACOLT indenture trustee, the ACOLT owner trustee, ACOL LLC and the AART indenture trustee, as holder of the secured notes, against losses arising out of the negligence, willful misfeasance or bad faith of the servicer in the performance of its duties under the servicing agreement and the other ACOLT transaction documents or by reason of its reckless disregard of its obligations and duties set forth in those agreements and (4) the ACOLT indenture trustee and the ACOLT owner trustee against all losses arising out of the acceptance or performance of its duties under the transaction documents, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the ACOLT indenture trustee nor ACOLT owner trustee will be so indemnified if those acts or omissions or alleged acts or omissions constitute willful misfeasance, bad faith or negligence by the ACOLT indenture trustee or the ACOLT owner trustee, as applicable.

AART Certificateholders. Under each trust agreement, certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the Delaware General Corporation Law.

Each administration agreement will provide that the administrator will indemnify: (1) the AART indenture trustee, the AART owner trustee, the issuing entity, the noteholders of the applicable series and the certificateholders of the applicable series from and against any and all losses arising out of or resulting from the use, ownership or operation of any vehicle related to that series by VAULT, ACOLT, Ally Bank, the administrator or any affiliate of any of them; (2) the AART indenture trustee, the AART owner trustee and the issuing entity against any taxes that may be asserted against them for the transactions contemplated in the AART Related Documents, other than taxes on the sale of the secured notes, the issuance and sale of the notes and certificates, the ownership of the secured notes, income taxes arising out of distributions on the notes and certificates, and fees and other compensation payable to such person; (3) the AART indenture trustee, the AART owner trustee, the noteholders, the certificateholders and the issuing entity, against all losses arising out of the negligence, willful misfeasance or bad faith of the administrator in the performance of its duties under the administration agreement or by reason of its reckless disregard of its obligations and duties set forth in those agreements; and (4) the AART indenture trustee and the AART owner trustee against all losses arising out of the acceptance or performance of its duties under the AART Related Documents, the performance of the AART owner trustee’s duties under the trust agreement or the performance of the AART indenture trustee or the AART owner trustee’s duties under the AART Related Documents, except to the extent that such loss is due to willful misfeasance, bad faith or negligence of the AART indenture trustee or the AART owner trustee, as applicable.

Termination

Each issuing entity will terminate upon the final distribution by the AART indenture trustee and the AART owner trustee of all monies and other property of the issuing entity in accordance with the terms of the trust agreement, the AART indenture and the trust sale agreement, including in the case of the exercise by the Servicer of its repurchase option as described below. Upon termination of the issuing entity and payment or deposit of all amounts to be paid to the securityholders, any remaining assets of the issuing entity and any amounts remaining on deposit in any AART reserve account for that issuing entity will be paid to the depositor.

Servicer Purchase Option. In order to avoid excessive administrative expense, if the Aggregate ABS Value of lease assets related to secured notes held by an issuing entity is less than or equal to a percentage threshold specified in the applicable prospectus supplement, the servicer, or its successor, will be permitted to purchase from ACOLT all remaining lease assets in the related pool and other ACOLT trust assets related thereto. This purchase is at the option of the servicer and would occur as of the distribution date following the date on which the required percentage of Aggregate ABS Value is reached. The purchase price paid by the servicer would be equal to the Aggregate ABS Value of the pool of lease assets on the date of purchase. If the servicer exercises this option, all outstanding secured notes will be retired and discharged and the funds received from the servicer will be applied to redeem any outstanding notes and, if specified in the accompanying prospectus supplement, the certificates at a price equal to their remaining principal balance, plus accrued and unpaid interest thereon. Any subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the trust agreement will effect early retirement of the certificates. The servicer will give written notice of the repurchase of the pool of lease assets to the ACOLT indenture trustee, the VAULT Trustee and the holder of the secured notes.

LEGAL ASPECTS OF THE SECURED NOTES AND THE LEASE ASSETS

Security Interest in the Secured Notes and the Leases and Leased Vehicles

For each issuing entity, the AART indenture trustee will be the holder of a first priority security interest in the secured notes for the benefit of the holders of the notes and, to the extent provided in the AART indenture, the certificates. Each secured note is secured by a first priority security interest in a pool of underlying leases and leased vehicles, running to the benefit of the holder of the secured notes. The parties to the transaction will take the following steps to effect the perfection of these security interests.

Security Interests in the Secured Notes. The secured notes will be issued by ACOLT to Ally Bank in definitive form only or in such other form as may be specified in the applicable prospectus supplement. Until secured notes are released from the lien of the AART indenture, ACOLT will agree to deliver secured notes only upon the direction of the AART indenture trustee. The AART indenture trustee will have a perfected security interest in the secured notes assuming that they may be considered to be “chattel paper,” “certificated securities,” “promissory notes” or “payment intangibles” under the Uniform Commercial Code.

The depositor will perfect its interest in the secured notes by Ally Bank’s sale of the secured notes to the depositor and by ACOLT’s consent and acknowledgment to the depositor that it recognizes the depositor as the purchaser of the secured notes. The depositor will also perfect its interest by filing a UCC-1 financing statement with the appropriate state authority in Utah, the jurisdiction in which Ally Bank is organized.

The issuing entity will perfect its interest in the secured notes by the depositor’s transfer of the secured notes to the issuing entity and by ACOLT’s consent and acknowledgment to the issuing entity that it recognizes the issuing entity as the transferee of the secured notes. The issuing entity will also perfect its interest by filing a UCC-1 financing statement with the appropriate state authority in Delaware, in the jurisdiction in which the depositor is organized.

The AART indenture trustee will have its security interest in the secured notes perfected by the filing of a UCC-1 financing statement by the administrator with the appropriate state authority in the jurisdiction in which the issuing entity was formed—in this case Delaware. The AART indenture trustee will also have its security interest in the secured notes perfected by ACOLT delivering possession of the secured notes to the AART indenture trustee or to a custodian as the AART indenture trustee directs. By taking these steps, the secured notes will have been effectively transferred to the AART indenture trustee and the AART indenture trustee will have a perfected security interest in the secured notes if the transfer of the secured notes is considered the transfer or sale of an interest in chattel paper or certificated securities or promissory notes, or the transfer of an interest in payment intangibles, under the Uniform Commercial Code. If the transfer of the secured notes from Ally Bank to the depositor is considered the sale of a payment intangible or the sale of promissory notes, under the Uniform Commercial Code the depositor’s security interest in the secured notes is automatically perfected upon attachment.

Under the Uniform Commercial Code, a successor holder of secured debt will maintain the original holder’s valid lien on the collateral securing that debt. Therefore, to the extent that Ally Bank has a valid lien on the underlying leases and leased vehicles, the AART indenture trustee, as pledgee and successor holder of the debt evidenced by the secured notes, will maintain Ally Bank’s lien on this collateral.

Ally Bank’s security interest in the leases and leased vehicles will, moreover, be assigned and transferred by Ally Bank to the depositor, by the depositor to the issuing entity, and by the issuing entity to the AART indenture trustee at the same time as the interests in the secured notes owned by that issuing entity are transferred. As a precautionary step, the UCC-1 financing statements referred to in the second through fourth paragraphs of this section will include Ally Bank’s lien as additional collateral covered by these financing statements.

Security Interest in the Leases. Under the Uniform Commercial Code, the leases are chattel paper or payment intangibles. Ally Bank as lienholder perfects its security interest in the leases both by filing a UCC-1 financing statement against ACOLT in Delaware, the jurisdiction in which ACOLT was formed, and by taking possession of the leases. However, Ally Financial will serve as the custodian of the leases and will not physically segregate or mark the leases to indicate that they have been sold to ACOLT or that they have been pledged by ACOLT as security for the secured notes.

Security Interest in the Leased Vehicles. Legal title to the leased vehicles is held by VAULT, as nominee for Ally Bank, Ally Bank and ACOLT. As nominee, VAULT consents to Ally Bank’s grant of a security interest in the leased vehicles. Under the Uniform Commercial Code, the filing of a financing statement is not required to perfect a security interest in property subject to certificate of title statutes covering automobiles, unless the automobiles are considered to be inventory held for sale or lease by a debtor or leased by the debtor as lessor and the debtor is in the business of selling or leasing goods of that kind. Ally Bank, as lienholder, perfects its security interest in the leased vehicles, by being designated, or by designating Ally Financial, as agent for Ally Bank, as the first lienholder on each vehicle certificate of title. Ally Bank also perfects its security interest in the leased vehicles by filing a UCC-1 financing statement against VAULT in the jurisdiction in which VAULT was formed, Delaware.

ERISA Liens and Vicarious Tort Liability. Liens in favor of the PBGC could attach to the lease assets owned by ACOLT and VAULT if Ally Bank and the ACOLT indenture trustee did not have a prior lien on the lease assets and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes Ally Bank and its affiliates under its defined benefit pension plans. In addition, some states allow a party that incurs an injury involving a vehicle to sue the owner of the vehicle merely because of that ownership. See “Legal Aspects of the Secured Notes and the Lease Assets—Vicarious Liability.” ACOLT and VAULT may be subject to these lawsuits as owners of the lease assets. However, the ACOLT indenture trustee and in respect of VAULT’s interest in the vehicles, the AART indenture trustee will have a perfected security interest in the lease assets that will be senior in priority to the interests in the lease assets of the PBGC or judgment lien creditors.

Each lease included in the lease assets will name Ally Bank as the lessor or as the assignee of the lessor. The vehicles included in the lease assets will be titled in the name of VAULT and initially will be 100% beneficially owned by Ally Bank or Ally Financial. Ally Bank will transfer its beneficial interest in these vehicles to ACOLT as described in “Vehicle Asset Universal Lease Trust” in this prospectus. The certificate of title for each vehicle will name Ally Bank or Ally Financial, as agent for Ally Bank, as lienholder, which will perfect Ally Bank’s security interest and the security interest of the issuing entity, as the holder of the secured notes, in that vehicle pledged by ACOLT to secure repayment of the secured notes. In addition, ACOLT will take all steps necessary to perfect its security interest in the lease, the related vehicle and all other rights and assets included in each lease asset. When Ally Bank’s perfected security interest in the lease assets is assigned to the issuing entity in connection with the transfer and pledge of the secured notes by Ally Bank and the depositor and pledged by the issuing entity to the AART indenture trustee, then the AART indenture trustee’s perfected security interest in the lease assets for the benefit of the holders of the notes and certificates issued by the issuing entity will be senior in priority to the interests of any other creditors of ACOLT, Ally Bank, the depositor, the issuing entity or the AART indenture trustee, including any judgment liens or liens arising after that date in favor of the PBGC or judgment lien creditors (but subject to events and circumstances as discussed elsewhere in this prospectus, including in the “Risk Factors” section of this prospectus.

Limitations on AART Indenture Trustee’s Lien. Various liens could be imposed upon the leased vehicles, that, by operation of law, would take priority over Ally Bank’s and, therefore, the AART indenture trustee’s interest in these assets. These liens could include, among others, mechanics’, repairmen’s and garagemen’s liens and certain liens for personal property taxes, in each case arising on a particular leased vehicle. In addition, the laws of certain states and federal law permit governmental authorities to confiscate vehicles under certain circumstances if they are used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle. These liens, or the confiscation of a leased vehicle, could arise at any time during the term of the lease, and without notice being given to the AART owner trustee, the AART indenture trustee, the noteholders or certificateholders.

In addition, any perfected security interest of the AART indenture trustee in all or part of the property of the issuing entity could be subordinate to claims of any conservator, receiver, trustee in bankruptcy or debtor in possession in the event of a conservatorship, receivership bankruptcy or other proceeding involving of Ally Bank, the depositor or the issuing entity, or to the claims of a creditor that has perfected its security interest, prior to any perfection of the transfer of the assets transferred by Ally Bank to the depositor under the pooling agreement, by the depositor to the issuing entity under the trust sale agreement or by the perfection of the security interest of the AART indenture trustee.

Repossession of Leased Vehicles

In the event that a default by a lessee of a leased vehicle has not been cured within a certain period of time after notice, the servicer will ordinarily retake possession of that leased vehicle. Some jurisdictions require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions, including Michigan, permit repossession without notice to the lessee, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required, and the lessor typically must seek a writ of possession or replevin in a state court action or pursue other judicial action to repossess that leased vehicle.

After the servicer has repossessed a leased vehicle, it may provide the lessee with a period of time within which to cure the default under the lease. If by the end of that period the default has not been cured, the servicer will attempt to sell the leased vehicle. As a result of those delays, the net charged-off vehicle proceeds may be less than the remaining amounts due under the lease at the time of default by the lessee.

Deficiency Judgments and Excess Proceeds

The proceeds of sale of the leased vehicles generally will be applied first to the expenses of the sale and repossession and then to the satisfaction of amounts due under the lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from sale do not cover the full amount of amounts due under the lease, a deficiency judgment can be sought in those states, including Michigan, that do not prohibit directly or limit those judgments. In some states, however, including Michigan, a lessee may be allowed an offsetting recovery for any amount not recovered at sale because the terms of the sale were not commercially reasonable. In any event, the deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee might have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Because it is a personal judgment against a lessee who may have few if any assets remaining after the repossession, even if one is obtained, it may be settled at a significant discount or it may be impossible to collect all or any portion of it.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found, however, that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, originally issued by the Board of Governors of the Federal Reserve System and now issued by the Consumer Financial Protection Bureau, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All states have adopted Article 2A of the Uniform Commercial Code, which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods. Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

Several states, including Michigan, have adopted so-called “Lemon Laws” providing redress to consumers who purchase or lease a vehicle which remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. A successful claim under a Lemon Law could result in, among other things, the termination of the lease and/or the refunding to the lessee of some portion of the payments paid by them.

Under each sale and contribution agreement, Ally Bank will represent to ACOLT that each lease complies with all requirements of law in all material respects. All of ACOLT’s rights with respect to that representation will be among the rights securing the secured notes that are sold by Ally Bank to the depositor. The depositor, in turn, will sell the secured notes to the issuing entity under each trust sale agreement. Accordingly, if a lessee has a claim against the issuing entity for violation of any law and that claim materially and adversely affects the issuing entity’s interest in a secured note, this violation may create an obligation to prepay the secured note in the amount of the lease asset repurchase price unless the breach is cured in all material respects.

Vicarious Liability

State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Federal Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), ACOLT, VAULT and the lease assets may be subject to liability to that injured party. However, the laws of many states either (1) do not permit these types of suits, or (2) provide that the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Under the laws of the State of New York, the holder of title of a motor vehicle, including an origination trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle. It is not clear whether there is a limit on an owner’s liability. In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Supreme Court of New York ruled that a finance company acting as an agent for an origination trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease.

The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation or possession of the vehicle during the period of the rental or lease, if (1) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (2) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on a titling trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the

11th Circuit upheld the constitutionality of the Transportation Act. In 2011, a petition seeking review of a Florida court decision upholding the constitutionality of the Transportation Act was denied by the U.S. Supreme Court. While the outcome in these cases upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act and similar state laws may provide relief to members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at any time after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if: (1) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (2) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. These laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the lessee’s period of active duty status. Thus, if that lease goes into default, there may be delays and losses occasioned by the inability to exercise the issuing entity’s rights with respect to the lease and the related leased vehicle in a timely fashion.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to enforce its rights under an automobile or light duty truck lease. For example, if a lessee commences bankruptcy proceedings, the lessor’s receipt of related payments due under the lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though the lease prohibits assignment.

INSOLVENCY ASPECTS OF THE OFFERINGS

Potentially Applicable Insolvency Regimes

Three different legal regimes for the resolution or reorganization of insolvent companies could be applicable to the entities involved in an offering of notes:

•	The Federal Deposit Insurance Act, or “FDIA,” provides that the Federal Deposit Insurance Corporation, or “FDIC,” can be appointed as the receiver or conservator for an insured depository institution that becomes insolvent, is in an unsound condition, violates its bylaws or regulations or engages in similar activity. Thus, if these circumstances occur to Ally Bank, the FDIC could be appointed as receiver (which term, as used herein with respect to the FDIA, should be understood also to encompass the role of conservator).

•	The federal Bankruptcy Code is available for any “person” that is eligible to be a “debtor” pursuant to Section 109 of the Bankruptcy Code. Ally Bank would not be eligible to be a debtor under the Bankruptcy Code, but each of Ally Financial and the depositor would be eligible debtors. There is some question as to whether ACOLT and each issuing entity would qualify as a “person” under the Bankruptcy Code, as the only trusts that have been permitted to seek protection under the Bankruptcy Code are “business trusts.”

•	The Dodd-Frank Wall Street Reform and Consumer Protection Act established the Orderly Liquidation Authority, or “OLA,” under which the FDIC is authorized to act as receiver of a “covered financial company” and, under certain circumstances, its subsidiaries, except that insolvencies of insured depository institutions will continue to be governed by the FDIA. For a company to be classified as a covered financial company, the Secretary of the Treasury must make several determinations, including that the company is in default or in danger of default and that the failure of the company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States. We cannot predict whether, if Ally Financial were in default or in danger of default, it would be classified as a covered financial company. If Ally Financial were so classified, then the depositor or an issuing entity could, under the circumstances specified in the Dodd-Frank Act, also be subject to FDIC receivership under OLA as a covered subsidiary.

Consequences of Insolvency Regimes for Payments on the Notes

The FDIC, as receiver under the FDIA or OLA, and a bankruptcy trustee or a debtor-in-possession under the Bankruptcy Code, have broadly similar powers. The exercise of these powers could result in losses or delays in payment on the notes.

If an offering failed to qualify for the safe harbor described under “—FDIC Rule,” the FDIC as receiver under the FDIA could assert that Ally Bank’s sale of lease assets to ACOLT or its sale of secured notes to the depositor should be recharacterized as a pledge of lease assets or secured notes, respectively, to secure a borrowing of Ally Bank, and the FDIC could seek to recover or reclaim the lease assets or secured notes.

The possibility also exists that the FDIC as receiver could seek to apply the doctrine of substantive consolidation to consolidate the assets and liabilities of either ACOLT or the depositor and, in turn, the trust with the assets and liabilities of Ally Bank.

Independently or in conjunction with the assertion of either of these positions, the FDIC as receiver could seek to:

•	repudiate the obligations of Ally Bank under the transaction documents;

•	require ACOLT or the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the lease assets or the secured notes, respectively;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Ally Bank; or

•	impose a statutory injunction that would automatically prevent the ACOLT indenture trustee, the AART indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

In addition to an FDIA receivership of Ally Bank, it is possible that ACOLT, the depositor or an issuing entity (each, a “special purpose entity”) could (a) become a debtor in a voluntary or involuntary case under the Bankruptcy Code or state insolvency regimes or (b) become subject to a receivership under OLA. The bankruptcy trustee or debtor-in-possession in such a bankruptcy case or, in certain cases, the FDIC as receiver under OLA could seek to:

•	in a bankruptcy case, reject the executory obligations of the debtor under the transaction documents;

•	under OLA, repudiate the obligations of the special purpose entity under the transaction documents;

•	enforce the “automatic stay” to prevent creditors from exercising remedies against a debtor;

•	effect a substitution of collateral in certain circumstances;

•	enable certain tax or governmental liens on the lease assets (that arose prior to the transfer of a lease asset to ACOLT) to have a prior claim on collections before the collections are used to make payments on the secured notes or notes; or

•	assert that the trust does not have a perfected security interest in (a) the leases, (b) one or more of the leased vehicles or (c) any cash collections held by the servicer at the time the servicer becomes the subject of a bankruptcy proceeding.

Despite the broad similarity of OLA to the Bankruptcy Code, OLA differs on its face from the Bankruptcy Code in many respects. To address some of these differences, the FDIC in July 2011 adopted a regulation confirming that the treatment under OLA of preferential transfers is intended to be consistent with similar provisions in and doctrines developed under the Bankruptcy Code. In January 2011 the Acting General Counsel of the FDIC issued an advisory opinion to the same effect with respect to the treatment of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as ACOLT, the depositor and the issuing entity. The advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future. There can be no assurance that future regulations or, with respect to the matters covered by the advisory opinion, subsequent FDIC actions in an OLA proceeding involving Ally Financial or any special purpose entity will not be contrary to these developments. Moreover, many provisions of OLA and other parts of Dodd-Frank will be implemented or interpreted through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the OLA provisions of Dodd-Frank, and of Dodd-Frank overall, will not be known for an extended period of time.

Bankruptcy of the Issuing Entity

It is unclear as to whether a trust, such as the issuing entity is eligible to be the subject of a bankruptcy case. If it is, then the issuing entity may be subject to a liquidation or reorganization under federal bankruptcy law.

Only a “person” as defined in the Bankruptcy Code can be a debtor eligible for federal bankruptcy relief. The Bankruptcy Code defines “person” to “include” a “corporation” and “corporation” to “include” a “business trust.” The legislative history of the Bankruptcy Code, however, indicates that the term “person” does not otherwise include a trust. Therefore, the issuing entity’s eligibility as a debtor under the Bankruptcy Code depends on whether or not it would be found to be a “business trust” by the court determining eligibility.

Case law indicates that whether or not a statutory trust will qualify as a business trust depends on whether the trust is actually operating a business or at least has a business or profit-making objective. Some cases have required additional elements, such as the transferability of the beneficial interests in the trust. Other decisions have highlighted whether the trust was created for the benefit and profit of investor beneficiaries.

A reasonable argument can be made that an issuing entity engages in activities that will qualify it as a business trust, and thus, a “corporation” and a “person” eligible to be a “debtor” under federal bankruptcy law. Each issuing entity is arguably structured as an enterprise for profit. Interests in each issuing entity may be sold and transferred. Each issuing entity will acquire financial assets from the depositor, sell notes and certificates, invest and reinvest collections from such financial assets in other financial assets pending distributions to noteholders and certificateholders, and perform ancillary business activities with the purpose of creating a profitable return for the noteholders and enhancing the value of the investment of the certificateholders.

If a bankruptcy case were commenced against an issuing entity, noteholders and certificateholders could experience losses or delays in the payments on the securities as explained above.

If, on the other hand, a court were to find that an issuing entity does not qualify as an eligible “debtor” under the Bankruptcy Code, then such court would likely dismiss any actions against the issuing entity that are predicated on the issuing entity being eligible as a “debtor” pursuant to Section 109 of the Bankruptcy Code.

Issuing Entity Receivership under OLA

If the issuing entity were placed in receivership under OLA as a covered subsidiary of Ally Financial, and the FDIC were to repudiate the notes issued by the trust, the FDIC would be liable for compensatory damages. The damages would be no greater than the principal balance of the notes plus accrued interest as of the date the FDIC was appointed receiver plus, to the extent of the amount by which value of the property that secured the notes exceeds the principal amount of the notes and accrued interest through the date of repudiation or disaffirmance, for the additional accrued interest to the date of repudiation or disaffirmance. However, creditors of the issuing entity in such a situation would not be entitled to receive more than the amount that would have been payable to such creditors if the issuing entity had instead been liquidated under Chapter 7 of the Bankruptcy Code.

Servicer Bankruptcy Proceeding or OLA Receivership

Finally, it is possible that the servicer or administrator could become subject to a bankruptcy proceeding or an OLA resolution. The bankruptcy trustee or debtor-in-possession in such a bankruptcy case or, in certain cases, the FDIC as receiver under OLA could seek to:

•	in a bankruptcy case, reject the executory obligations of the debtor under the transaction documents;

•	under OLA, repudiate the obligations of the servicer or administrator under the transaction documents; or

•	enforce the “automatic stay.”

In such a situation, any collections received by the servicer on the lease assets that the servicer has not yet transferred to the ACOLT collection account, as of the commencement of the case, may be subject to the automatic stay. Additionally, a delay or reduction in the amounts available to make payments on the notes may result if the servicer, the bankruptcy trustee or the FDIC as receiver is unable to specifically identify such collections and there are competing claims on those funds by other creditors of the servicer or administrator.

Measures to Avoid Insolvency of Special Purpose Entities

The transaction documents contain provisions, and each special purpose entity has taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely in the case of either (a) a receivership of Ally Bank under the FDIA or (b) a voluntary or involuntary case in which a special purpose entity was the debtor under the Bankruptcy Code or similar applicable state laws, that a court would approve consolidation of the assets and liabilities of a special purpose entity with those of Ally Bank. These steps include the creation of each special purpose entity under its respective formation documents as a limited-purpose entity that is subject to various limitations. These limitations include restrictions on the nature of the business of each special purpose entity and a restriction on the ability of each special purpose entity to commence a voluntary case or proceeding under the Bankruptcy Code or similar proceeding under applicable state laws without, in the case of the depositor, the unanimous affirmative vote of all of its directors or, in the case of ACOLT, the approval of the ACOLT owner trustee and ACOL LLC, or, in the case of the issuing entity, the AART owner trustee, the noteholders and the certificateholders. The depositor is required to have at least one director who qualifies under its limited liability agreement as an “Independent Director.” There can be no assurance that the measures described herein will be effective or that they will prevent any special purpose entity from being subject to an FDIC receivership under OLA.

The transaction documents also contain covenants pursuant to which the AART indenture trustee, the administrator and the sponsor agree not to acquiesce, petition, invoke or otherwise cause any of the special purpose entities to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of all notes. Similarly, the transaction documents contain covenants pursuant to which the ACOLT indenture trustee, the servicer, the administrator and the sponsor agree not to acquiesce, petition, invoke or otherwise cause ACOLT to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of all secured notes.

FDIC Rule

The FDIC has adopted a regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”). The FDIC Rule contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). See “—Consequences of Insolvency Regimes for Payments on the Notes” in this prospectus for a discussion of the FDIC’s powers. To qualify for a safe harbor, the securitization or participation must satisfy the preconditions specified for that type of transaction. If one or more of these preconditions are not met, the limitations imposed by the FDIC Rule on the FDIC’s powers would not apply. There are two safe harbors that could apply to a securitization under this prospectus. One safe harbor applies to transactions that meet the conditions for sale accounting treatment, and the other applies to transactions that do not meet the conditions for sale accounting treatment. It is not clear whether the FDIC would evaluate the accounting treatment on the closing date, the date of insolvency or another date.

To qualify for a safe harbor, the securitization or participation must satisfy the preconditions specified for the type of transaction. If one or more of these preconditions are not met, the limitations imposed by the FDIC Rule on the FDIC’s powers would not apply. The preconditions imposed by the FDIC Rule include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways and impose obligations on one or more of the issuing entity and the depositor (which entities are jointly considered to be the “issuing entity” for purposes of the FDIC Rule), the servicer, the administrator and the sponsor to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Rule to include these provisions in the documentation, each AART indenture will contain a covenant (the “FDIC Rule Covenant”) that contains the requisite provisions and that obligates the issuing entity to perform each of the specified obligations, other than those obligations that are specifically assigned exclusively to the servicer, or the administrator or the sponsor. See “The Notes—The AART Indenture—FDIC Rule Covenant.” Each Transfer Agreement and servicing agreement and each ACOLT indenture will obligate the depositor, the sponsor, the administrator and the servicer to perform its specified functions under the FDIC Rule Covenant. The failure of the issuing entity to perform its obligations under the FDIC Rule Covenant will not constitute an event of default, nor will the failure of the servicer or the administrator to perform their respective obligations under the FDIC Rule Covenant constitute a servicer default or administrator default, respectively. However, the noteholders and the AART indenture trustee for each issuing entity will retain the right to exercise any other remedies permitted by the AART indenture or applicable law in respect of these breaches.

If the FDIC is appointed as conservator or receiver for an insured depository institution that has effected a securitization that is covered by the FDIC Rule, there are several possible series of events that could occur. The FDIC will succeed to the obligations of the depository institution, whether as servicer, administrator, sponsor or otherwise. If the transaction satisfies the conditions for sale accounting treatment, then the FDIC could disaffirm or repudiate the ongoing contractual obligations of Ally Bank. However, the FDIC could not seek to reclaim or recover the lease assets or other financial assets transferred to the issuing entity. Additionally, the FDIC could challenge the sale accounting treatment of Ally Bank or the compliance by Ally Bank with the FDIC Rule.

If the transaction does not satisfy the conditions for sale accounting treatment, and the FDIC becomes the servicer, the administrator or otherwise controls distributions of collections, the FDIC would have the choice of whether or not to pay or apply collections from the financial assets in accordance with the applicable securitization documents. If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the AART indenture trustee (at the direction of the holders of 25% of the aggregate principal amount of the Controlling Class), the servicer, the administrator or a noteholder will be entitled to deliver a notice to the FDIC requesting the exercise of contractual rights under the transaction documents because of the FDIC’s monetary default. If the FDIC does not cure the monetary default within ten business days, then the FDIC will have consented to the exercise of those contractual rights. However, the FDIC is not required to take any action other than providing consents, waivers and execution of transfer documents. As Ally Bank is not the servicer or the administrator for its securitizations and collections on the lease assets do not pass through accounts at Ally Bank before being transferred to the collection account, we do not believe that the FDIC would have the power to appoint itself as servicer or administrator or to control those collections or to cause a monetary default to occur.

Another series of events for transactions that do not satisfy the conditions for sale accounting could occur if, following an insolvency, the FDIC seeks to exercise its power to repudiate contracts. The FDIC Rule gives the FDIC the choice, following repudiation, either to pay damages within ten business days or to permit the exercise of contractual rights. If the FDIC elects to pay damages, it is obligated to pay noteholders an amount equal to the par value of the notes outstanding on the date of appointment of the FDIC as conservator or receiver, less any payments of principal received by the noteholders through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the transaction documents to the extent actually received through collections received through the date of repudiation. If the damages paid by the FDIC do not include interest from the date of repudiation to the date of payment, the AART indenture provides that the AART indenture trustee, at the direction of the servicer or the administrator, as applicable, should apply available funds from the reserve account and the collection account to pay such shortfall. However, upon payment of these damages, the FDIC Rule provides that “all liens or claims on the financial assets created pursuant to the securitization documents shall be released.” If the FDIC were to assert successfully that the lien of the indenture trustee on the reserve account and the collection account were released and the assets in those accounts were transferred to the FDIC, then noteholders would suffer a loss.

Damages paid by the FDIC will be distributed to noteholders on the earlier of (1) the next distribution date on which such damages could be distributed and (2) the earliest practicable date that the AART indenture trustee could declare a special distribution date, subject to applicable provisions of the AART indenture, applicable law and the procedures of any applicable clearing agency. The AART indenture trustee will be authorized and instructed to maintain possession and control of any reserve account, the collection account and all amounts on deposit therein. If the date on which damages are to be distributed to noteholders is not a regular distribution date, then the amount of interest payable to the noteholders will be prorated to such date, as provided in the AART indenture. The servicer or administrator will instruct the AART indenture trustee to use amounts on deposit in any reserve account and the AART collection account, in addition to the amounts paid by the FDIC, to pay amounts owing to noteholders.

The transfers by Ally Bank of the secured notes and the issuance by each issuing entity of the notes are intended to satisfy all the applicable conditions of the FDIC Rule, and the issuing entity will state in the AART indenture its belief that those preconditions will have been met. As the FDIC Rule is an untested regulation, its interpretation remains uncertain. If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which an issuing entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then that issuing entity and the indenture trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance. No noteholder consent will be required.

One of the preconditions imposed by the FDIC Rule is a “risk retention” requirement. Unless otherwise specified in the applicable prospectus supplement, the sponsor intends to satisfy this risk retention requirement in each securitization by selecting a separate pool of lease assets in an amount equal to 5% of the sum of the pool of lease assets sold to the issuing entity and the separate retained pool of lease assets. Each of these retained pools will be selected randomly on the basis of the same criteria used to select the securitized pool. Upon the effective date of regulations required under Section 15G of the Securities Exchange Act, the FDIC Rule Covenant allows the sponsor to adjust the amount of credit risk that it retains, or the terms under which such credit risk is retained, to the greatest extent elected by the sponsor, so long as the sponsor’s retention is in compliance with applicable law. The sponsor must also give notice to the noteholders within a reasonable time after the sponsor changes the amount or the terms under which credit risk is retained, and the parties to the AART indenture are entitled to amend the FDIC Rule Covenant to comply with the regulation’s minimum requirements without noteholder consent.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel to each Tax Trust, Tax Partnership or Tax Non-Entity with respect to the related series on the material matters associated with such consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement.

Qualifications on Opinion of Tax Counsel

This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e. g., financial institutions, broker-dealers, life insurance companies regulated investment companies, tax-exempt organizations, holders whose functional currency is not the United States dollar, and holders that hold the notes as part of a conversion transaction, hedge or hedging transaction, straddle, synthetic security or other integrated transaction for United States federal income tax purposes. This information is directed to prospective purchasers who purchase notes in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The depositor suggests that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of the notes. The following discussion does not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

The following discussion addresses notes other than any series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, which the depositor, the administrator and the noteholders will agree to treat as indebtedness secured by the secured notes.

The Notes

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes of any series regardless of whether the notes are issued by a Tax Trust, Tax Partnership or Tax Non-Entity, except for any other series of notes which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Tax Counsel with respect to the related series of notes on the material matters associated with those consequences, subject to the qualifications set forth in this prospectus and the accompanying prospectus supplement. In addition, Tax Counsel has prepared or reviewed the statements in this prospectus under the heading “Federal Income Tax Consequences—The Notes,” and is of the opinion that such statements are correct. Such statements do not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

Characterization as Indebtedness. For each series of notes, except for any series which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, prior to the sale of each series of notes,

Tax Counsel will deliver its opinion to the effect that the notes will be treated as indebtedness for federal income tax purposes. Any such opinion will be subject to the qualifications and assumptions as set forth herein. The seller, the depositor, the administrator and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes.

Treatment of Stated Interest. Assuming the notes are treated as indebtedness for federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount. A series of notes will be issued with OID only if specified in the applicable prospectus supplement. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless that excess falls within a statutorily defined de minimis exception. A note’s “stated redemption price at maturity” is the aggregate of all payments required to be made under the note through maturity except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, initial purchasers, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.

Market Discount. The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Internal Revenue Code. In general, these rules provide that if a noteholder acquires a note at a market discount (that is, a discount from its stated redemption price at maturity or, if the notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount) and thereafter recognizes gain upon a disposition or receives payments of principal, then such gain or principal payment, to the extent of the accrued market discount, will be taxed as ordinary interest income to the noteholder.

Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days from the date the noteholder acquired the note until its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant yield method.

A noteholder that incurs or continues indebtedness to acquire a note at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder properly makes such an election, is generally exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition of the note.

Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such noteholder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. The noteholder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the note. Such noteholder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election, properly made, will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to amortize the premium will remain a part of such noteholder’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on a sale or other taxable disposition of the note.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will generally be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Net Investment Income. A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates for taxable years beginning after December 31, 2012. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, the percentage of that interest specified in the Internal Revenue Code (currently 28%) and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Because the depositor will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the depositor and all notes, except for any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

Tax Consequences to Foreign Noteholders. Subject to the discussion under “—Foreign Account Tax Compliance” below, interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person satisfies certain requirements of the Internal Revenue Code, including the requirements that the Foreign Person:

(1) is not (A) actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the depositor, including a holder of 10 percent of the applicable outstanding certificates, (B) a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the depositor is a “related person” within the meaning of the Internal Revenue Code or (C) a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, and

(2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of the change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

(1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and

(2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the Foreign Person’s “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless the Foreign Person qualifies for a lower rate under an applicable tax treaty.

Foreign Account Tax Compliance. Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) significantly changes the reporting requirements imposed on certain Foreign Persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such Foreign Persons unless such Foreign Person complies with certain reporting requirements regarding its direct and indirect U. S. shareholders or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such Foreign Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. The withholding tax currently applies to interest payments but the withholding tax on gross proceeds from a disposition of debt instruments will not be imposed with respect to payments made prior to January 1, 2017. As a result, potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the notes.

Each holder of a note or an interest therein, by acceptance of such note or such interest therein, will be deemed to have agreed to provide to the issuing entity, any paying agent or the AART indenture trustee, as applicable, (1) properly completed and signed tax certifications, for a U.S. person, on IRS Form W-9 and, for a Foreign Person, on the appropriate IRS Form W-8 and (2) to the extent any FATCA withholding or deduction is applicable, information sufficient to eliminate the imposition of, or determine the amount of, such withholding or deduction under FATCA. The AART indenture trustee or any paying agent of the issuing entity has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to any holder of a note or an interest therein that fails to comply with the requirements of the preceding sentence.

Tax Shelter Disclosure and Investor List Requirements

Treasury Regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury Regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and promoters of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. The Internal Revenue Code imposes significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intent to comply with such disclosure and investor list requirements. Prospective investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes or the noteholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the lease payments will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax consequences for them of purchasing, holding and disposing of notes.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, specified types of Keogh Plans and entities deemed to hold plan assets of any of the foregoing—we refer to each of these as a “benefit plan”—from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or fiduciaries of such benefit plan. Benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to ERISA requirements. However, such plans may be subject to comparable federal, state or local law restrictions.

The acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the servicer, the depositor, the issuing entity, the administrator, the ACOLT owner trustee, the AART owner trustee, the ACOLT indenture trustee, the AART indenture trustee, the underwriters or any of our respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan.

Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Each purchaser and transferee of notes will be required to make, or will be deemed to have made, certain representations, warranties and covenants relating to their “plan asset” status and acquisition of any notes offered by the depositor. Any such representations or warranties will be discussed under “ERISA Considerations” in the applicable prospectus supplement for such offered notes.

Plan Assets Regulation

In addition, despite the application of one of the foregoing exemptions to the purchase and/or holding of a note, transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “plan assets regulation”), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the prospectus supplement. Subject to the restrictions in the preceding paragraphs and the applicable prospectus supplement, notes that are debt instruments will generally be available for purchase by benefit plans.

Underwriter’s Exemption

It is not anticipated that securities to be offered under this prospectus will be eligible for relief from the prohibited transaction rules of ERISA and the plan assets regulation in reliance on the administrative exemptions that have been granted by the Department of Labor to specified initial underwriters (the “underwriter’s exemption”). If the issuing entity and underwriters determine it may be appropriate to rely on the underwriter’s exemption with respect to any series of securities to be offered under this prospectus, the conditions for such relief will be enumerated under “ERISA Considerations” in the applicable prospectus supplement.

For more information, including whether the underwriter’s exemption is likely to provide relief for a particular class of notes, see “ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes, you should consult with your counsel with respect to whether the assets of the trust will be deemed to be plan assets and the applicability of the underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

PLAN OF DISTRIBUTION

On the terms and conditions set forth in one or more underwriting agreements for each trust, the depositor will agree to sell to each of the underwriters named in the underwriting agreements and in the accompanying prospectus supplement, and each of the underwriters will severally agree to purchase from the depositor, the principal amount of each class of securities of the series set forth in the underwriting agreements and in the accompanying prospectus supplement.

In each underwriting agreement, each of the underwriters will severally agree, subject to the terms and conditions set forth in the underwriting agreements, to purchase all the securities described in the underwriting agreements which are offered by this prospectus and by the accompanying prospectus supplement if any of these securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Each prospectus supplement will either:

(1) set forth the price at which each class of securities being offered will be offered to the public and any concessions that may be offered to dealers participating in the offering of these securities, or

(2) specify that the securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

After the initial public offering of any securities, the public offering price and the concessions may be changed. The depositor may also sell the securities to one or more purchasers directly or through agents.

Each underwriting agreement will provide that the depositor and, if specified in the prospectus supplement, the sponsor will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

The AART indenture trustee and the ACOLT indenture trustee, as applicable, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

Under each underwriting agreement, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes or, if less than all other classes, only those classes disclosed in the applicable prospectus supplement.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Matters Relating to the Offering of the Notes in Europe

To the extent provided for in the accompanying prospectus supplement, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will represent and agree that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the offered notes to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the depositor for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of offered notes referred to in clauses (a), (b) or (c) above shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, (i) the expression “an offer of the offered notes to the public” in relation to any of the offered notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the offered notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State and (iii) the countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Croatia (once its accession to the European Economic Area is finalized), Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom.

United Kingdom. Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

LEGAL OPINIONS

Certain legal matters relating to the notes and the certificates will be passed upon for the issuing entity, the depositor, Ally Financial and Ally Bank by Richard V. Kent, Esq., General Counsel to the depositor and Assistant General Counsel of Ally Financial, by Jonathan P. Andrews, Chief Counsel to Ally Bank, and by Kirkland & Ellis LLP, counsel to the depositor, the issuing entity, Ally Financial and Ally Bank and by [                    ], Utah counsel for Ally Bank. Mr. Andrews and Mr. Kent each from time to time own Ally Financial common stock. Certain federal income tax matters and insolvency matters will be passed upon for Ally Bank, the issuing entity and the depositor by Kirkland & Ellis LLP.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement relating to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all annual, monthly and current SEC reports, reports on assessment of compliance with servicing criteria, registered public accounting firm attestation reports, servicer compliance statements, and other information about the issuing entity that is required to be filed.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any SEC reports and materials except for auditor’s reports and Forms ABS-15G filed or furnished by or on behalf of each issuing entity since the end of the latest fiscal year. We also incorporate by reference any future SEC reports and materials except for auditor’s reports and Forms ABS-15G filed or furnished by or on behalf of each issuing entity until we terminate our offering of the securities issued by that issuing entity. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing to us at: Ally Bank, 6985 Union Park Center, Suite 435, Midvale, Utah 84047 or by calling us at: (801) 790-5000.

GLOSSARY OF TERMS TO PROSPECTUS

The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa.

“AART Administrative Payment” means with respect to a secured note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the Secured Note Rate, determined as of the close of business on the last day of the Monthly Period prior to the Monthly Period as of which the administrator is required to (or, if earlier elects to) purchase that secured note.

“AART Events of Default” has the meaning set forth in “The Notes—The AART Indenture—AART Events of Default; Rights Upon AART Events of Default.”

“AART indenture” has the meaning assigned to that term in the accompanying prospectus supplement.

“AART indenture trustee” means the entity identified as indenture trustee in the AART indenture, not individually but solely in its capacity as indenture trustee.

“AART Related Documents” means the AART indenture, the trust sale agreement, the administration agreement and other similar associated documents for an issuing entity.

“AART Warranty Payment” means, with respect to each secured note, an amount equal to the Secured Note Principal Balance, plus accrued interest calculated at the Secured Note Rate, determined as of the close of business on the last day of the Monthly Period prior to the Monthly Period as of which the depositor is required to (or, if earlier, elects to) repurchase the secured note.

“ABS Value” has the meaning assigned to that term in the accompanying prospectus supplement.

“ACOLT Basic Documents” means the ACOLT Declaration of Trust, the ACOLT Declaration Supplement, the VAULT trust agreement, the VAULT transfer direction, the Ally Bank Designation, the ACOLT Designation, the VAULT security agreement, the sale and contribution agreement, the ACOLT indenture, the servicing agreement, the Pull Ahead Funding Agreement, the secured notes and the equity certificates of ACOLT.

“ACOLT Custodian” means Ally Financial, or another custodian named from time to time in the servicing agreement.

“ACOLT Declaration of Trust” means the Declaration of Trust by Deutsche Bank Trust Company Delaware, as ACOLT owner trustee, dated as of April 7, 2010, acknowledged, accepted and agreed to by ACOL LLC, as the same may be amended and supplemented from time to time.

“ACOLT Declaration Supplement” means, for each issuing entity, the ACOLT Supplement to the Declaration, dated as of the closing date, between the ACOLT owner trustee and ACOL LLC, as residual certificateholder.

“ACOLT Designation” means the Designation of Trust Beneficiary and Creation of Series of Beneficial Interest, dated as of April 7, 2010, among BNY Mellon Trust of Delaware, as successor to Chase Bank USA, National Association (f/k/a Chase Manhattan Bank USA, National Association), as trustee, Ally Financial, as servicer and initial trust beneficiary and ACOLT.

“ACOLT Events of Default” has the meaning set forth in “The Secured Notes—The ACOLT Indenture— ACOLT Events of Default; Rights Upon ACOLT Event of Default.”

“ACOLT indenture” has the meaning assigned to that term in the accompanying prospectus supplement.

“ACOLT indenture trustee” means the entity designated as indenture trustee in the ACOLT indenture, not individually but solely in its capacity as indenture trustee.

“Acquisition” has the meaning set forth in “The Servicer.”

“Administrative Purchase Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

“administration agreement” means, for each issuing entity, the administration agreement, dated as of the closing date, among Ally Financial, as administrator, the depositor and the issuing entity.

“Administrator” has the meaning assigned to that term in the accompanying prospectus supplement.

“Administrator default” has the meaning set forth in “The Transfer Agreements and Servicing Agreements—Administrator Default.”

“Advance” has the meaning assigned to that term in the accompanying prospectus supplement.

“Aggregate ABS Value” has the meaning assigned to that term in the accompanying prospectus supplement.

“ALG Residual” has the meaning set forth in “Description of Auto Lease Business of Ally Bank— Determination of Residual Value.”

“Ally Bank Designation” means the Designation of Trust Beneficiary and Creation of Series Beneficial Interest, dated as of August 2, 2004, by Ally Financial and Ally Bank and accepted, acknowledged and agreed by the VAULT Trustee.

“Ally Financial” means Ally Financial Inc., a Delaware corporation, formerly known as GMAC Inc., GMAC LLC and General Motors Acceptance Corporation, and its successors and assigns.

“Ally Servicing” has the meaning set forth in “The Servicer.”

“Automotive Lease Guide” means the guide published by Automotive Lease Co. setting forth anticipated residual values for various makes and models of motor vehicles under the circumstances described therein.

“Bankruptcy Code” means title 11 of the United States Code, as amended from time to time.

“benefit plan” has the meaning set forth in “ERISA Considerations.”

“BHCA” has the meaning set forth in “The Servicer.”

“certificate distribution account” means any account so designated and established and maintained pursuant to a trust agreement.

“Certificate Pool Factor” means, for each class of certificates, a seven-digit decimal which the administrator will compute prior to each distribution on the certificates indicating the remaining certificate balance as of the close of that date, as a fraction of the initial certificate balance.

“Class A Interest Carryover Shortfall” has the meaning assigned to that term in the accompanying prospectus supplement.

“Class B Interest Carryover Shortfall” has the meaning assigned to that term in the accompanying prospectus supplement.

“Class C Interest Carryover Shortfall” has the meaning assigned to that term in the accompanying prospectus supplement.

“Class D Interest Carryover Shortfall” has the meaning assigned to that term in the accompanying prospectus supplement.

“Controlling Class” means, for any series of securities, the class or classes of securities of that series designated in the related prospectus supplement or, if only one class of securities is offered by the related prospectus supplement, the offered securities.

“Designated Accounts” means the AART collection account, the note distribution account, ACOLT reserve account, the AART reserve account, if any, and the ACOLT collection account and any other accounts so identified in the accompanying prospectus supplement and for which the funds on deposit are invested in Eligible Investments.

“Eligible Investments” means generally investments (1) that are acceptable to the hired rating agencies rating the issuing entity’s notes and certificates at the request of the depositor as being consistent with the rating of the notes and (2) that mature no later than the business day preceding the next distribution date, in the case of the AART collection account, the note distribution account and any AART reserve account, and no later than the business day preceding the next distribution date or, the next distribution date, in the case of investments in the institutions in which the applicable account is maintained or the account owner, the short-term unsecured debt of which has a specified rating, has agreed to advance funds, if necessary, on any distribution date, in the case of the ACOLT collection account and the ACOLT reserve account, as applicable.

“ERISA” has the meaning set forth in “ERISA Considerations.”

“ERISA Affiliate” means a corporation, trade or business that is, along with Ally Financial, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Internal Revenue Code or Section 4001 of ERISA.

“Excess Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

“Extended Lease” has the meaning assigned to that term in the accompanying prospectus supplement.

“Extended Lease Payments” has the meaning assigned to that term in the accompanying prospectus supplement.

“FATCA” has the meaning set forth in “Federal Income Tax Consequence.”

“FDIC” has the meaning set forth in “The Sponsor.”

“FDIC Rule” has the meaning set forth in “Insolvency Aspects of the Offering—FDIC Rule.”

“FDIC Rule Covenant” has the meaning set forth in “Insolvency Aspects of the Offering—FDIC Rule.”

“Fitch” means Fitch, Inc.

“Foreign Account Tax Compliance Act” has the meaning set forth in “Federal Income Tax Consequence.”

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States person or entity.

“FRB” has the meaning set forth in “The Sponsor.”

“FSMA” has the meaning set forth in “Plan of Distribution—Matters Relating to the Offering of the Notes in Europe.”

“General Motors” means General Motors Company, and its successors and assigns, or General Motors LLC, and its successors and assigns.

“IB Finance” has the meaning set forth in “The Sponsor.”

“Initial ABS Value” means with respect to the pool of lease assets securing the secured notes issued pursuant to an ACOLT indenture, the aggregate ABS Value of such pool as of the cut-off date specified in the accompanying prospectus supplement.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service.

“issuing entity” is defined on the cover page.

“Lease Asset” means a Program Lease and the Vehicle related thereto

“Lease Residual” has the meaning set forth in “Description of the Auto Lease Business of Ally Bank— Determination of Residual Value.”

“Liquidating Lease Asset” has the meaning assigned to that term in the accompanying prospectus supplement.

“MCP Stock” has the meaning set forth in “The Servicer.”

“Monthly Lease Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

“Monthly Period” has the meaning assigned to that term in the accompanying prospectus supplement.

“Monthly Remittance Condition” has the meaning assigned to that term in the accompanying prospectus supplement.

“MSRP” has the meaning set forth in “Description of the Auto Lease Business of Ally Bank—Determination of Residual Value.”

“Note Pool Factor” means, for each class of notes, a seven digit decimal which the administrator will compute prior to each distribution for the notes indicating the remaining outstanding principal balance of the notes, as of the close of the distribution date, as a fraction of the initial outstanding principal balance of the notes.

“OID” means original issue discount.

“Outstanding Advance” has the meaning assigned to that term in the accompanying prospectus supplement.

“Paid in Full Lease” means a lease for which all monthly payments have been made as of the related closing date but which is not, as of the closing date, a Liquidating Lease Asset.

“Partnership Certificates” means certificates issued by a Tax Partnership. References to a holder of these certificates are the beneficial owner thereof.

“Payment Ahead Servicing Account” means any account so designated and established and maintained pursuant to the servicing agreement.

“Payments Ahead” has the meaning assigned to that term in the accompanying prospectus supplement.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PDP” means PDP Group, Inc.

“plan assets regulation” has the meaning set forth in “ERISA Considerations—Plan Assets Regulation.”

“pooling agreement” means, for each issuing entity, the pooling agreement, dated as of the closing date, between Ally Bank and the depositor, as amended and supplemented from time to time.

“Program Lease” means automobile and light truck leases sold, assigned, transferred or conveyed to ACOLT, including all other agreements related thereto and all rights and obligations thereunder.

“PTCE” has the meaning set forth in “ERISA Considerations.”

“Pull Ahead Agent” has the meaning assigned to that term in the accompanying prospectus supplement.

“Pull Ahead Funding Agreement” means, for each issuing entity, the Pull Ahead Funding Agreement, dated as of the closing date, between ACOLT, the ACOLT indenture trustee and the Pull Ahead Agent as amended and supplemented from time to time.

“Pull Ahead Lease Asset” has the meaning assigned to that term in the accompanying prospectus supplement.

“Pull Ahead Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

“Pull Ahead Program” has the meaning assigned to that term in the accompanying prospectus supplement.

“Record Date” means, for any distribution date, the close of business on the date immediately preceding the distribution date, or if definitive securities are issued, the last day of the related Monthly Period.

“Relevant Implementation Date” has the meaning set forth in “Plan of Distribution—Matters Relating to the Offering of the Notes in Europe.”

“Relevant Member State” has the meaning set forth in “Plan of Distribution—Matters Relating to the Offering of the Notes in Europe.”

“sale and contribution agreement” means, for each issuing entity, the sale and contribution agreement, dated as of the closing date, between Ally Bank and ACOLT, as amended and supplemented from time to time.

“Sales and Use Tax Amount” has the meaning assigned to that term in the accompanying prospectus supplement.

“Secured Note Principal Balance” has the meaning assigned to that term in the accompanying prospectus supplement.

“Secured Note Rate” has the meaning assigned to that term in the accompanying prospectus supplement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Servicer Default” has the meaning set forth in “The Transfer Agreements and Servicing Agreements— Servicer Default.”

“servicing agreement” has the meaning assigned to that term in the accompanying prospectus supplement.

“Short-Term Note” means a note that has a fixed maturity date not more than one year from the issuance date of that note.

“SmartLease Plus Account” means a lease as to which the lessee makes a single upfront payment that entitles him or her to use the related vehicle until the termination date of the lease (effectively, a “single payment” lease).

“Stated Residual Value” has the meaning set forth in “Description of Auto Lease Business of Ally Bank— Determination of Residual Value.”

“Statutory Trust Statute” has the meaning assigned to that term in the accompanying prospectus supplement.

“Sykes” has the meaning set forth in “The Servicer—Servicing Procedures.”

“Tax Counsel” means Kirkland & Ellis LLP, as special tax counsel to the depositor.

“Tax Non-Entity” means a trust in which all of the certificates of that trust which are owned by the depositor, and the depositor and the servicer agree to treat the trust as a division of the depositor and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

“Tax Partnership” means a trust in which the depositor, the servicer and the applicable holders agree to treat certificates as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

“Tax Trust” means a trust in which the depositor, the servicer and the applicable certificateholders agree to treat the certificates of trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

“Transfer Agreements and Servicing Agreements” has the meaning set forth in “The Transfer and Servicing Agreements.”

“Transportation Act” has the meaning set forth in “Legal Aspects of the Secured Notes and the Lease Assets—Vicarious Liability.”

“Treasury” has the meaning set forth in “The Servicer.”

“Treasury Regulations” means regulations issued by the U.S. Department of the Treasury under the Internal Revenue Code.

“Trust Certificates” means certificates issued by a Tax Trust. References to a holder of these certificates are to the beneficial owner thereof.

“trust sale agreement” means, for each issuing entity, the trust sale agreement, dated as of the closing date, between the depositor and the issuing entity.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

“underwriter’s exemption” has the meaning set forth in “ERISA Considerations—Underwriter’s Exemption.”

“VAULT” means Vehicle Asset Universal Leasing Trust, a Delaware statutory trust created under the Statutory Trust Statute under the VAULT trust agreement.

“VAULT security agreement” means the VAULT Pledge and Security Agreement, dated as of the closing date, by VAULT and made in favor of the holders of the secured notes.

“VAULT transfer direction” means, for each issuing entity, the Transfer Direction and Allocation Notice, dated as of the closing date, between the VAULT Trustee, Ally Bank, as trust beneficiary, Ally Financial, as servicer, ACOL LLC, as residual certificateholder, the ACOLT owner trustee, ACOLT, as trust beneficiary and transferee, and the depositor and the issuing entity, as secured noteholders.

“VAULT trust agreement” has the meaning assigned to that term in the accompanying prospectus supplement.

“VAULT Trustee” has the meaning assigned to that term in the accompanying prospectus supplement.

“Vehicle” means an automobile or light truck that is or has been leased under a Program Lease and that is or will be titled in the name of VAULT and with respect to which Ally Bank is the trust beneficiary.

“Warranty Payment” has the meaning assigned to that term in the accompanying prospectus supplement.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, that information or those representations must not be relied upon as having been authorized by the depositor, the servicer, the administrator or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made under this prospectus supplement and the prospectus shall, under any circumstances, create an implication that information in those documents is correct as of any time since the date of this prospectus supplement or the prospectus.

Until the expiration of the 90 days after the date of this prospectus supplement all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters for their unsold allotments or subscriptions.

Ally Auto Receivables Trust 20    -SN

Issuing Entity

$

Asset Backed Notes, Class A

$

Asset Backed Notes, Class B

$

Asset Backed Notes, Class C

Ally Auto Assets LLC

Depositor

Ally Bank

Sponsor

Ally Financial Inc.

Servicer and Administrator

PROSPECTUS

SUPPLEMENT

Underwriters for the

Class A Notes:

Underwriters for the

Class B Notes and the

Class C Notes

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the offering of the term notes, other than underwriting discounts and commissions, described in this Registration Statement:

Securities and Exchange Commission registration fee	$524,429
Printing and engraving costs	$750,000
Legal fees	$1,000,000
Trustee fees and expenses	$500,000
Accountant’s fees	$2,000,000
Rating Agencies’ fees	$5,000,000
Miscellaneous expenses	$500,000

Total	$10,274,429

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Amended and Restated Limited Liability Company Agreement of Ally Auto Assets LLC provides that Ally Auto Assets LLC will indemnify and advance expenses to every officer and director and, in some cases, to members to the fullest extent permitted by applicable law, against all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by any of them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was an officer, director or member, as applicable, of Ally Auto Assets LLC. Further, the Amended and Restated Limited Liability Company Agreement of Ally Auto Assets LLC provides that Ally Auto Assets LLC may purchase and maintain insurance on behalf of its officers and directors against liabilities asserted against them in their capacities as officers and directors, respectively. Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to standard restrictions, if any, as are set forth in its limited liability company agreement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

Each of the undersigned registrant on Form S-3, Ally Central Originating Lease Trust, and the undersigned registrant on Form S-3, Ally Auto Assets LLC, hereby undertakes:

(a) As to Rule 415:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the applicable registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b)) that is part of this registration statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) If the applicable registrant is relying on Rule 430B (§ 230.430B):

(A)	Each prospectus filed by the applicable registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3)) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) ((§ 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the applicable registrant is subject to Rule 430C (§ 230.430C), each prospectus filed pursuant to Rule 424(b) as part of this registration statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430(a)), shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of either registrant under the Securities Act to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of the applicable undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the applicable undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the applicable undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the applicable undersigned registrant or used or referred to by the applicable undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the applicable undersigned registrant or its securities provided by or on behalf of the applicable undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the applicable undersigned registrant to the purchaser.

(b) As to documents subsequently filed that are incorporated by reference:

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the applicable registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the applicable registrant pursuant to the provisions described under Item 15 above, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of the applicable registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

(e) As to Rule 430A:

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by either of the undersigned registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) As to Regulation AB:

Each of the undersigned registrants hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 25th day of August, 2015.

ALLY AUTO ASSETS LLC

/s/ Ryan C. Farris
Name: Ryan C. Farris Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 25, 2015 by the following persons in the capacities indicated.

Signature	Title

* Ryan C. Farris	President and Director (Principal Executive Officer)

* Matthew T. St. Charles	Vice President and Director (Principal Financial Officer)

* James T. Houghton	Vice President and Director

* Courtney L. Lowman	Vice President and Director

* Scott A. Cohen	Vice President and Director

* Richard E. Damman	Director

* Pamela M. Surhigh	Controller (Principal Accounting Officer)

*By:	/s/ Richard V. Kent
Name: Richard V. Kent Title: Attorney-in-Fact

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of the above-indicated officer or director of the registrant pursuant to the Power of Attorney signed by such officer or director.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 25th day of August, 2015.

ALLY CENTRAL ORIGINATING LEASE TRUST

By: ALLY CENTRAL ORIGINATING LEASE LLC, on behalf of Ally Central Originating Lease Trust

/s/ Ryan C. Farris
Name: Ryan C. Farris
Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 25, 2015 by the following persons in the capacities indicated.

Signature	Title

* Ryan C. Farris	President and Director (Principal Executive Officer)

* Matthew T. St. Charles	Vice President and Director (Principal Financial Officer)

* Scott A. Cohen	Vice President and Director

* James T. Houghton	Vice President and Director

* Courtney L. Lowman	Vice President and Director

* David J. Brophy	Director

* Pamela M. Surhigh	Controller (Principal Accounting Officer)

*By:	/s/ Richard V. Kent
Name: Richard V. Kent Title: Attorney-in-Fact

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of the above-indicated officer or director of the registrant pursuant to the Power of Attorney signed by such officer or director.

EXHIBIT INDEX

Exhibit Index	Description

1.1	Form of Underwriting Agreement (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

3.1	Amended and Restated Limited Liability Company Agreement of Ally Auto Assets LLC entered into on September 10, 2009 (incorporated by reference to the applicable Registrant from Amendment 1 to Registration Statement File No. 333-163392, dated November 27, 2009).

3.2	Declaration of Trust, dated as of April 7, 2010, by Deutsche Bank Trust Company Delaware and acknowledged, accepted and agreed to by ACOLT LLC (incorporated by reference from Registration Statement File No. 333-181915, dated June 5, 2012).

3.3	Form of ACOLT 20 -SN Supplement to Declaration of Trust between ACOLT LLC and Deutsche Bank Trust Company Delaware (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

4.1	Form of AART Trust Agreement between the Depositor and the AART owner trustee (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

4.2	Form of AART Indenture between the AART trust and the AART indenture trustee (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

4.3	Form of ACOLT 20 -SN Indenture between ACOLT and the ACOLT indenture trustee (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

5.1	Opinion of Kirkland & Ellis LLP with respect to legality of Secured Notes and the Notes.*

8.1	Opinion of Kirkland & Ellis LLP with respect to tax matters of Secured Notes and the Notes.*

23.1	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1 and 8.1).*

24.1	Power of Attorney.*

24.2	Power of Attorney.*

24.3	Power of Attorney.*

25.1	Statement of Eligibility of the Trustee for the Notes secured by the Secured Notes.**

25.2	Statement of Eligibility of the Trustee for the Secured Notes.**

99.1	Form of Transfer Direction re: Transfer of Beneficial Interest in VAULT from Ally Bank to ACOLT (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

99.2	Form of VAULT Pledge and Security Agreement by VAULT (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

99.3	Form of ACOLT 20 -SN Sale and Contribution Agreement between ACOLT and Ally Bank (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

99.4	Form of ACOLT 20 -SN Servicing Agreement between ACOLT and Ally Financial and acknowledged and accepted by the ACOLT indenture trustee (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

99.5	Form of ACOLT 20 -SN Pull Ahead Funding Agreement among ACOLT, Ally Financial and the ACOLT indenture trustee (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

99.6	Form of Pooling Agreement between Ally Bank and the Depositor (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

99.7	Form of Trust Sale Agreement between the Depositor and the AART trust (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

99.8	Form of Administration Agreement among, Ally Financial, the Depositor and the AART trust (incorporated by reference from Amendment No. 1 to Registration Statement File No. 333-181915, dated August 21, 2012).

*	Filed herewith.
**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.